UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON


In re
                                                                 Case No. 398-37613-elp11
SOUTHERN PACIFIC FUNDING CORPORATION,
                                                                 Chapter 11
         Debtor-in-Possession.
                                                                 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
Tax ID No. 33-0636924                                            CONFIRMING SECOND AMENDED PLAN AS MODIFIED

                                                                 Hearing Date:  July 7, 1999
                                                                 Hearing Time:  9:00 a.m.
                                                                 Courtroom:  1

                  Southern Pacific Funding Corporation, the debtor and debtor-in-possession in this case ("SPFC"), filed its Second Amended Plan of Reorganization dated June 2, 1999 (the "Plan") its Disclosure Statement relating to the Plan (the "Disclosure Statement") in accordance with the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). By orders dated June 3, 1999 (together, the "June 3 Order"), this Court approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and (i) established and approved procedures for the solicitation and tabulation of votes to accept or reject the Plan and the forms of solicitation materials and notices to be forwarded to all holders of Claims(1) and Interests including the beneficial holders of publicly

--------
1 All capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

Page 1 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified
traded securities, (ii) established deadlines for voting on and objecting to the Plan, and (iii) established July 7, 1999, at 9:00 a.m. PDT as the date and time for commencement of the hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the "Confirmation Hearing"). Copies of the Plan, the Disclosure Statement, and other related materials were transmitted, and acceptances and rejections of the Plan were solicited from holders of Claims and Interests entitled to vote on Plan within the time and in the manner required by the June 3 Order. The ballots indicating acceptance or rejection of the Plan were received and tabulated by Poorman-Douglas Corporation, the Court-authorized balloting agent. Affidavits of service were filed with respect to the transmittal of solicitation materials and notice of the Confirmation Hearing. An affidavit of publication has been filed verifying that notice of the Confirmation Hearing was published in accordance with this Court's ex parte Order authorizing notice by Publication, entered January 6, 1999. Objections to confirmation of the Plan (the "Confirmation Objections") were filed by First Union National Bank, Advanta Mortgage Corp. USA ("Advanta"), Flagstar Bank FSB ("Flagstar"), Spieker Properties, L.P., BOMAC Capital Mortgage, Inc., the United States of America, by and through the Internal Revenue Service and Oceanmark Bank, FSB.

                  At the Confirmation Hearing, the Court also considered (i) SPFC's Motion to Approve Settlement (the "Norwest Settlement Motion") with Norwest Bank Minnesota, National Association, and MBIA Insurance Corporation (the "Norwest Settlement Agreement"), (ii) SPFC's Motion to Approve Plan Amendments to Reflect Settlement with Norwest Bank Minnesota, National Association, and MBIA Insurance Corporation (the "Plan Modifications"), and
(iii) the Confirmation Objections not previously withdrawn or settled.

Page 2 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified

                  Based upon the entire record of this Chapter 11 Case, including, without limitation, the record made at the Confirmation Hearing and the certification of ballots to accept or reject the Plan, this Court makes the following findings of fact and conclusions of law.(2)

         A. This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. Sections 157 and 1334. Venue of the Chapter 11 Case and all proceedings herein in this District is proper pursuant to 28 U.S.C. Section 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C.
Section 157(b), and this Court has jurisdiction to enter a final order with respect thereto.

         B. Due, timely, sufficient, and adequate notice of the Plan, the Confirmation Hearing, the Norwest Settlement Agreement, the Plan Modifications, and the deadlines for voting on, and filing objections to, the Plan has been given to all known holders of Claims and Interests and other parties-in-interest in accordance with the procedures established by the June 3 Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Court, and all other applicable laws, rules and regulations.

         C. The solicitation by SPFC of votes accepting or rejecting the Plan was conducted in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the June 3 Order, the Local Rules of the Court, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and all other applicable laws, rules and regulations.

         D. The procedures by which the ballots were distributed to holders of Claims against and Interests in SPFC and tabulated were fair, properly conducted, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of this Court, the June 3 Order, and all other applicable laws, rules and regulations.

--------
2 This Confirmation Order constitutes the Court's findings of the fact and conclusion of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

Page 3 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified

         E. As evidenced by the Declaration of Roxanna Nowparast dated July 6, 1999, certifying the method and results of the ballot tabulation, (i) at least two-thirds in amount and more than one-half in number of the holders of Claims in Class 3 (Secured Senior Notes Claims), Class 5 (Senior Notes Claims), Class 6 (Subordinated Notes Claims), Class 7 (Senior Unsecured Claims), and Class 14 (Norwest and MBIA) that timely and properly voted on the Plan accepted the Plan without including the votes of insiders (the "Plan Vote Certification").

         E.1. Depending upon the amount of the claim of BOMAC, Class 8 has either accepted the plan, or the plan can be confirmed under 31129(b)(2)(B) notwithstanding the lack of acceptance. See Paragraph X.

         F. The treatment of Priority Tax Claims in accordance with clause (b) of Section 2.2 of the Plan (as modified by paragraph 1.1 below) is consistent with section 1129(a)(9)(C) of the Bankruptcy Code in that the payment of those claims with interest at the rate of 8 percent per annum has a value, as of the Effective Date, equal to the amounts of those claims.

         G. Classes 1 (Priority Claims), 2 (Secured Claims), 4 (Administrative Convenience Claims), and 13 (Bankers Trust Claim) are not impaired under the Plan and, therefore, such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

         H. Classes 9 (Claims of Securities Plaintiffs Based Upon Notes), 10 (Indemnity Claims of Securities Action Defendants), 11 (Interests of Holders of Old Common Stock), and 12 (Claims of Security Plaintiffs Not Based on Notes) will not receive or retain any property under the Plan on account of such Claims and Interests and, therefore, such Classes are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.

         I. As required by section 1129(a)(1) of the Bankruptcy Code, the Plan complies with all applicable provisions of the Bankruptcy Code.

         J. The Classification of Claims against and Interests in SPFC under the Plan is reasonable, not discriminatory, and is consistent with section 1122(a) of the Bankruptcy Code. In addition, consistent with section 1122(b), the Plan contains a convenience class (Class 4) encompassing holders of Allowed Claims in an amount of $400 or less and each holder of a

Page 3 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified

Senior Unsecured Claim and General Unsecured Claim who has elected on its Class 7 or 8 ballot to reduce the Allowed amount of its Claim to $400. The inclusion of Class 4 in the Plan is reasonable and necessary for administrative convenience.

         K. As required by and in compliance with sections 1123(a)(1), (a)(2), and (a)(3) of the Bankruptcy Code, the Plan (i) identifies the Classes of Claims against and Interests in SPFC, (ii) specifies the Classes of Claims and Interests that are not impaired under the Plan as well as those that are impaired under the Plan, and (iii) specifies the treatment of each Class of Claims and Interests under the Plan.

         L. Consistent with section 1123(a)(4) of the Bankruptcy Code, the Plan provides substantially similar treatment for each Claim or Interest in a particular Class.

         M. As required by section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its execution and implementation including, but not limited to (i) the sale of the Acquired Assets pursuant to the Asset Agreement,
(ii) consummation of the Acquisition Agreement and the Acquisition Transaction, and (iii) the formation of the Liquidating Trust and performance of the Liquidating Trust Agreement.

         N. In compliance with section 1123(a)(6) of the Bankruptcy Code, SPFC's proposed amendment to its articles of incorporation as filed with this Court before the Confirmation Hearing will prohibit the issuance of nonvoting equity securities.

         O. Consistent with section 1123(a)(7) of the Bankruptcy Code, the Plan provides for the manner by which the Liquidating Trustee is to be designated, the employment by the Liquidating Trust of certain of SPFC's officers and employees to assist in transitional matters, and the retention by the Liquidating Trust of attorneys, accountants, and other professionals. This is consistent with the interests of holders of Claims and Interests and public policy. As required by section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of the person selected by the Official Unsecured Creditors' Committee to serve as Liquidating Trustee were disclosed before the Confirmation Hearing. SPFC has disclosed the following identities and

Page 5 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified
affiliations of the individuals proposed to serve, after confirmation of the Plan and through the Closing Date, as directors and officers of SPFC:

         The directors of SPFC after the Confirmation Date will continue to be the current directors, E. James Hedemark, Kevin D. Padrick, and Timothy Galligan. Messrs. Hedemark and Padrick are presently chief executive officer and president, respectively, of SPFC, and Mr. Galligan is an attorney in private practice and management consultant in Burlingame, California. The senior officers of SPFC after the Confirmation Date will continue to be Messrs. Hedemark and Padrick; Timothy A. Breedlove, executive vice president and chief financial officer; and Wendy Beth Oliver, executive vice president, secretary, and general counsel. In addition to the four senior officers, the following additional officers of SPFC will continue after the Effective Date to be officers of SPFC:
         Randall P. Maddox and Chris Cornell, Senior Vice Presidents; Robyn Prickett, Steve Walker, Steven S. Shupe, Earl Martine, Lee Hilbert, Vice Presidents; and Joe Pino, Scott Shusda, and Lisa Tiedeman, Assistant Vice Presidents. Each of the current directors and officers is expected to resign at the Closing Date. In accordance with the Plan, the Liquidating Trust will employ as consultants Ms. Oliver through September 1, 1999, and Messrs. Hedemark, Padrick, and Breedlove through September 15, 1999.

SPFC has been informed that Subscriber expects to elect the following directors and appoint the following officers of Reorganized SPFC:

         Steve T. Mnuchin (director and president of Reorganized SPFC) is a Managing Director of Buyer (Goldman, Sachs & Co.) and is the head of its Mortgage Securities Department. Mr. Mnuchin has been with Buyer since 1985.

         Robert J. Christie (director and vice president of Reorganized SPFC) is a Managing Director of Buyer and is the co-head of its Whole Loan Trading Group. Mr. Christie has been with Buyer since 1987.

         Marvin Kabatznick (vice president of Reorganized SPFC) is a Vice President of Buyer and has worked in its Mortgage Securities Department since 1985.

         David A Viniar (treasurer of Reorganized SPFC) is the chief financial officer of Subscriber (The Goldman Sachs Group, Inc.), a publicly traded financial services firm.

         Jay  F.   Strauss   (secretary   of   Reorganized   SPFC)   is  a  Vice
         President/Assistant General Counsel of Buyer and a practicing attorney in the State of New York.

         James B. McHugh (assistant secretary of Reorganized SPFC) is a Vice President/Associate General Counsel of Buyer and a practicing attorney in the State of New York.

         Esta E. Stecher (assistant treasurer of Reorganized SPFC) is a Managing Director of Buyer and the head of its Tax Department.

Page 6 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified

         Dan H. Jester (assistant treasurer of Reorganized SPFC) is a Managing Director of Buyer.

The continuation of SPFC's current directors and officers in their positions through the Closing Date, the employment of certain current directors and officers of SPFC by the Liquidating Trust, and the election and appointment of the preceding directors and officers of Reorganized SPFC is equitable and consistent with the interests of the creditors and interest holders and with public policy.

         P. Consistent with sections 1123(b)(1) and (b)(2) of the Bankruptcy Code, the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and provides for the assumption, assignment or rejection of each of SPFC's executory contracts and unexpired leases which have not been previously assumed or rejected pursuant to section 365 of the Bankruptcy Code.

         Q. SPFC has complied with section 1129(a)(2) of the Bankruptcy Code as it has complied with all of the applicable provisions of the Bankruptcy Code including the disclosure and solicitation requirements of sections 1125 and 1126 of the Bankruptcy Code.

         R. As required by section 1129(a)(3), the Plan has been proposed in good faith and not by any means forbidden by law. SPFC's objectives in proposing the Plan were to maximize recoveries to all creditors and to utilize the benefits of chapter 11 of the Bankruptcy Code to effectuate distributions to creditors in accordance with their legal entitlement to receive those distributions, or as otherwise agreed among the creditors.

         S. The Buyer and the Subscriber have acted in good faith in the Chapter 11 Case, including, without limitation, in relation to the Asset Agreement and the Acquisition Agreement. SPFC engaged in an intensive effort since early 1999 to market its assets in order to maximize their value. Through the placement agent retained by SPFC, more than ninety (90) financial institutions and mortgage industry participants nationwide were contacted in connection with the effort to market SPFC's assets. SPFC prepared and distributed to approximately forty-five (45)

Page 7 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified
interested parties a private placement memorandum and supplemental information regarding the assets offered for sale. SPFC conducted a bidding process in two phases in consultation with the Committee. After Subscriber' bid was selected as the winning bid, certain additional bidding procedures were approved by this Court to govern consideration of any further offers to acquire SPFC's assets. In accordance with those procedures, an auction was held on May 21, 1999, and Subscriber was the winning bidder at the auction. As a result, Subscriber and SPFC have entered into the Acquisition Agreement and the Asset Agreement which provide the principal means for the implementation of the Plan. This Court finds and concludes that the process leading to the Acquisition Agreement and Asset Agreement was fair and reasonable, conducted on an arm's-length basis and in the best interest of all parties-in-interest in the Chapter 11 Case.

         T. As required by Section 1129(a)(4) of the Bankruptcy Code, each payment made or to be made by SPFC for services or for costs and expenses in connection with the Chapter 11 Case, or in connection with the Plan, other than those incurred in the ordinary course of business, has been approved by this Court or is subject to the approval by this Court as being reasonable.

         U. No rate changes are provided for in the Plan that would require the approval of any governmental regulatory commission.

         V. As required by section 1129(a)(7) of the Bankruptcy Code, with respect to each impaired Class of Claims, each holder of a claim of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if SPFC were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

         W. As indicated by the Plan Vote Certification, and as established on the record at the Confirmation Hearing, impaired Classes 3, 5, 6, 7, 8*, and 14 have voted to accept the Plan and accordingly, the requirements of section 1129(a)(8) of the Bankruptcy Code have been met with respect to each such Class, and impaired Classes 9, 10, 11, and 12 have or are deemed to have

----------
* Subject to Paragraphs E.1. and X.

Page 8 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified
voted, to reject the Plan. SPFC has requested that the Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to Classes 9, 10, 11, and 12.

         X. The Plan does not discriminate unfairly against Class 8, 9, 10, or 12 and the Plan is fair and equitable with respect to the holders of Claims in those Classes because no Class junior to those Classes will receive or retain any property under the Plan on account of such junior Claim or Interest. Accordingly, the requirements of section 1129(b)(2)(B) have been met with respect to the holders of Claims in Classes 8, 9, 10, and 12.

         Y. The Plan does not discriminate unfairly against Class 11 Interests, and the Plan is fair and equitable with respect to the Holders of Class 11 Interests because there are no Holders of Claims or Interests junior to the Class 11 Interests.

         Z. The Plan provides for the treatment of Allowed Administrative Expense Claims and Allowed Priority Claims in accordance with section 1129(a)(9) of the Bankruptcy Code, except to the extent that the holder of a particular Claim has agreed in writing to a different treatment. Administrative Expense Claims incurred in the ordinary course of SPFC's business shall be paid or performed in accordance with the terms and conditions of the parties' agreement.

         AA. As required by section 1129(a)(10) of the Bankruptcy Code, at least one impaired Class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider.

         BB. The Plan is feasible and satisfies the requirement of section 1129(a)(11) of the Bankruptcy Code. The Asset Agreement, the Acquisition Agreement, and the Liquidating Trust Agreement provide the means for implementing the Plan and distributing the value of SPFC to the holders of Allowed Claims.

         CC. As required by section 1129(a)(12) of the Bankruptcy Code, the Plan provides that all fees determined by the Court at the Confirmation Hearing to be payable under 28 U.S.C. Section 1930 shall be paid on or before the Effective Date.

Page 9 of 29 - Findings of Fact, Conclusions of Law, and Order Confirming Second
               Amended Plan as Modified

         DD. Section 1129(a)(13) is inapplicable to the Chapter 11 Case because SPFC has no obligation in respect of retiree benefits.

         EE. The settlement set forth in the Norwest Settlement Agreement is fair and reasonable and provides substantial benefits to SPFC and its creditors because, among other things, it results in a substantial reduction of Claims against SPFC and allows the Asset and Acquisition Agreements to close. The Norwest Settlement Agreement is in the best interest of creditors and the holders of the Senior Certificates (as defined in the Norwest Settlement Motion). The Court approves the execution and performance of the Norwest Settlement Agreement as a reasonable and prudent exercise of Norwest's fiduciary obligations and discretion as trustee of the Trusts (as defined in the Norwest Settlement Motion). Adequate and sufficient notice has been provided to the holders of the Senior Certificates (as defined in the Norwest Settlement Agreement) and none has filed an objection to the Norwest Settlement Motion.

         FF. The Plan Modifications are necessary to reflect the terms of the Norwest Settlement Agreement and do not adversely change the treatment of the holder of any Claim or Interest by comparison to the treatment that would result from the expected settlement described in the Disclosure Statement and Plan. No further disclosure or solicitation is necessary.

         GG. The agreements and obligations of SPFC and the Liquidating Trust set forth in the letter agreements (the "Advanta Letter Agreements") dated July 6, 1999, between SPFC and Advanta and among Subscriber, SPFC, and Advanta, copies of which are annexed hereto as Exhibits "A" and "B", respectively, constitute adequate assurance of future performance of the assumed pooling and servicing agreements between SPFC and Advanta. No further disclosure or solicitation is required.

         HH. The transfers of assets by SPFC contemplated by the Plan (i) will on the date of such transfers, without further act or order of this Court, be legal, valid and effective transfers of property, (ii) will vest in the transferees good title to such property free and clear of all Claims,

Page 10 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

Interests, liens and encumbrances of every kind and nature, (iii) will not constitute fraudulent conveyances or fraudulent transfers under any applicable law, and (iv) will not subject the Buyer, the Subscriber, any of their affiliates, the Liquidating Trust, or the property so transferred, including, without limitation, the Acquired Assets and the Excluded Assets, to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability, including without limitation liability under section 6901 of the Internal Revenue Code, except as may be expressly provided herein or expressly agreed to by the affected transferee.

         II. The Beneficial  Interests shall be exempt from  registration  under
Section 5 of the Securities Act and any state or local law requiring registration before the offering, issuance, distribution, or sale of securities to the extent provided by section 1145 of the Bankruptcy Code.

         JJ. Confirmation has been requested only with respect to the Plan.

         KK. The principal purpose of the Plan is not the avoidance of taxes. No governmental unit that is a party-in-interest has requested in the Chapter 11 Case that the Court make a finding that the principal purpose of the Plan is the avoidance of taxes.

         LL. The condition to confirmation set forth in section 9.1 of the Plan (that this Order be acceptable in form and substance to SPFC, Buyer, and Subscriber) has been satisfied.

         MM. The making and delivery of the conveyance documents to implement the Acquisition Transaction, transfers to the Liquidating Trust, and any other related instruments contemplated under the Plan constitute "the making or delivery of an instrument of transfer under a plan confirmed under section 1129" within the meaning of section 1146(c) of the Bankruptcy Code.

         NN. The fourth paragraph of Section 5.3.1(c) of the Plan states, among other things, that

         The term of the Trust Committee shall renew automatically for six-month periods, but the Trust Committee may, by majority vote of its members and written notice to the Office of the United States Trustee, the Liquidating Trustee, and the Special Notice List, agree to dissolve the Trust Committee.

Page 11 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

The fourth paragraph of Section 9.6.8 of the Disclosure Statement is inconsistent, stating that the Trust Committee will dissolve in six months in the absence of a Trust Committee vote. In accordance tithe Section 1.2.1 of the Plan, the terms of the Plan shall control, and no further disclosure or solicitation is necessary.

         OO. Section 7.5 of the Disclosure Statement states, among other things, that "SPFC does not have any pension plans and is unaware of any pension plan liability." SPFC supplements that disclosure as follows:

         SPFC is the sponsor of a 401(k) plan under which SPFC employees are participants and Key Trust Company National Association is trustee. In accordance with the 401(k) plan, SPFC has withheld and matched a portion of participant contributions to the 401(k) plan, both before and after the petition was filed. SPFC has made all participant and sponsor contributions to the 401(k) plan trustee. SPFC will terminate the 401(k) plan in connection with the closing of the Acquisition Transaction under the Plan. In connection with termination of the 401(k) plan, SPFC will, among other things, adopt certain 401(k) plan amendments incorporating tax law changes for qualified retirement plans and terminating the 401(k) plan, give certain notices to the participants, and file certain tax returns for the 401(k) plan. Because the closing of the Acquisition Transaction will occur before the 401(k) plan termination process is complete, the termination process will be completed by the Liquidating Trust, which will assume SPFC's obligations under the 401(k) plan.

No further disclosure or solicitation is required with respect to SPFC's 401(k) plan. The interests of participants in SPFC's 401(k) plan are not "retiree benefits" within the meaning of section 1114 of the Bankruptcy Code.

         PP. None of the modifications to the Plan set forth herein adversely changes the treatment of the claim of any creditor or the interest of any equity security holder. Accordingly, the Plan shall be deemed accepted by all creditors and equity security holders who have previously accepted the Plan. Fed. R. Bankr. P. 3019.

         QQ. No unpaid fees are due to the clerk.

             The Court having found that the Plan as modified by the Plan Modifications (hereinafter, the "Plan") is confirmable for the foregoing reasons, IT IS HEREBY ORDERED THAT:

Page 12 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

         1. Nonmaterial Plan Modifications. The Plan and related documents are modified in the following particulars (added language is bolded, and deleted language is bracketed):

                  1.1. Plan Section 2.2:  Priority Tax Claims.  The reference in
Section 2.2 of the Plan to "1-3/4 percent per calendar quarter" is deleted and replaced with "8 percent per annum".

                  1.2. Plan Section 3.2.3(c): Treatment of Class 3 Senior Secured Notes Claims. The following sentence is hereby added to Plan Section 3.2.3(c) after the first sentence thereof: "Confirmation of this Plan shall not affect the extent of BONY's lien in the net proceeds or any claim by SPFC or the Liquidating Trust for avoidance or recovery of BONY's lien in the SPML Receivable or any defenses thereto by BONY, nor shall confirmation of this Plan constitute avoidance of any interest of BONY in collateral."

                  1.3. Plan Section 3.2.9(b): Treatment of Claims of Securities Action Plaintiffs Based on Notes. The following sentence is hereby added to Plan
Section  3.2.9(b):  "If  there  remain  any  Trust  Assets  (as  defined  in the
Liquidating Trust Agreement) after all Claims in Classes 5, 6, 7, and 8 have paid in full together with interest as provided in Section 3.4 and the
Liquidating Trustee has paid all Trust Costs (as defined in the Liquidating Trust Agreement) and other obligations of the Liquidating Trust, then the Liquidating Trustee shall move to reopen the Chapter 11 Case to modify this Plan to make appropriate provision for treatment of the Claims and Interests of Classes 9, 10, 11, and 12. Any Distribution that becomes available to Class 9 Claims shall be subject to the Subordination Provisions to the extent applicable."

                  1.4. Plan Section 3.4: Postpetition Interest. Plan Section 34.is hereby deleted in its entirety and replaced with the following:

                  3.4 POSTPETITION INTEREST, COSTS, AND ATTORNEY FEES.

                  Except as otherwise provided in this Plan, no Holder of an Allowed Unsecured Claim shall be entitled to the accrual of Postpetition interest, COSTS, OR ATTORNEY FEES or the payment by SPFC, Reorganized SPFC, or the Liquidating Trust of Postpetition interest, COSTS, OR ATTORNEY FEES on account of such Claim for any purpose, but after the Claims in Classes 5, 6, 7, and 8 have been paid in

Page 13 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
         full in accordance with Sections 3.2.5, 3.2.6, 3.2.7, and 3.2.8, the Holders of Claims in those Classes shall receive Pro Rata Distributions of Available Cash until Postpetition interest at the greater of the contract rate or the legal rate on those Claims, PLUS COSTS AND ATTORNEY FEES (THE "SOLVENCY CLAIMS"), has been paid in full.
         NOTWITHSTANDING THE FOREGOING SENTENCE, IF A COURT OF COMPETENT JURISDICTION DETERMINES THAT THE SUBORDINATION PROVISIONS APPLY TO DISTRIBUTIONS ON ACCOUNT OF SOLVENCY CLAIMS, AVAILABLE CASH SHALL BE DISTRIBUTED FIRST TO PAY THE SOLVENCY CLAIMS OF HOLDERS OF CLAIMS IN CLASSES 3, 5, AND 7 AND THEREAFTER TO PAY THE SOLVENCY CLAIMS OF THE HOLDERS OF CLASS 6 CLAIMS. UNLESS THE CHAPTER 11 CASE IS CLOSED, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO DETERMINE WHETHER THE SUBORDINATION PROVISIONS APPLY TO DISTRIBUTIONS ON ACCOUNT OF SOLVENCY CLAIMS.

                  1.5. Plan Section 3.6: Rights of Indenture Trustees Vis-a-Vis Third Parties. Plan Section 3.6 is hereby deleted in its entirety and replaced with the following:

             3.6 RIGHTS OF INDENTURE TRUSTEES VIS-A-VIS THIRD PARTIES.

             Nothing in this Plan shall modify the rights of the Indenture Trustees with respect to any party to the Senior Indenture or the Subordinated Indenture, other than SPFC, including without limitation the Indenture Trustees' rights to obtain liens, indemnity, compensation, and reimbursement of legal fees, trustee's fees, and expenses on and from Distributions to the Holders of Notes. CONFIRMATION OF THIS PLAN SHALL NOT DETERMINE WHETHER HSBC MAY ASSERT ANY CHARGING LIEN AGAINST THE PORTION OF ANY DISTRIBUTION TO THE
         HOLDERS  OF  CLAIMS  IN  CLASSES  3, 5, OR 7 THAT  WOULD BE PAID TO THE
         HOLDERS  OF  CLASS  6  CLAIMS  IN  THE  ABSENCE  OF  THE  SUBORDINATION
         PROVISIONS, WHICH ISSUE SHALL BE DECIDED SEPARATELY BY A COURT OF COMPETENT JURISDICTION. UNLESS THE CHAPTER 11 CASE IS CLOSED, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO DETERMINE THE FOREGOING ISSUE. The Indenture Trustees may apply for reimbursement of legal fees, trustee's fees, and costs under the Bankruptcy Code or any other applicable law for services rendered and expenses incurred before or at Confirmation and for services rendered and expenses incurred after Confirmation in connection with any objection to the proofs of Claim filed by the Indenture Trustees, ANY FINAL FEE APPLICATIONS FILED BY PROFESSIONALS, any objection to OR APPEAL OF A DETERMINATION OF this Plan's treatment of the Subordination Provisions, and with respect to BONY the dispute regarding the nature and extent of AND ENFORCEMENT OF BONY's lien treated in Section 3.2.3, as permitted by Section 1.2.3. The Indenture Trustees shall also be compensated by the Liquidating Trust for all reasonable post-Confirmation legal fees, trustee's fees, and expenses incurred in connection actions required to be performed by the Indenture Trustees to consummate this Plan and implement the Liquidating Trust.

                   1.6. Plan Section 5.3.1(a) (second paragraph): Liquidating Trustee's Section 1123(b) powers. The final sentence of the second paragraph of Plan Section 5.3.1(a) is deleted in its entirety and replaced with the following: "The Liquidating Trustee shall also be vested with

Page 14 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

SPFC's attorney-client privilege AND ALL OTHER BENEFITS AND PROTECTIONS TO WHICH SPFC OR A TRUSTEE APPOINTED IN THE CHAPTER 11 CASE WOULD HAVE BEEN ENTITLED IN THE ABSENCE OF THIS PLAN, INCLUDING THE BENEFITS AND PROTECTIONS OF SECTION 108 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 2004."

                  1.7. Plan Section 5.3.1(a) (final paragraph): Liquidating Trustee Bond. The final paragraph of Plan Section5.3.1(a) is hereby deleted in its entirety and replaced with the following two paragraphs:

                  Any successor Liquidating Trustee shall be appointed in the manner set forth above and in the Liquidating Trust Agreement. The Liquidating Trustee may be removed in the manner set forth in the Liquidating Trust Agreement.

                  The Liquidating Trustee shall obtain a bond [in an amount to be determined by the Committee or the Trust Committee, as appropriate], the cost of which shall be borne by the Liquidating Trust. THE
         BENEFICIARY OF THE BOND SHALL BE THE LIQUIDATING TRUST. THE INITIAL AMOUNT OF THE BOND SHALL DETERMINED BY THE COMMITTEE OR THE TRUST COMMITTEE, AS APPROPRIATE, BUT IN NO CASE SHALL THE AMOUNT OF THE BOND BE AT ANY TIME LESS THAN 125 PERCENT OF THE ANTICIPATED MAXIMUM AMOUNT OF CASH TO BE HELD BY THE LIQUIDATING TRUST DURING THE TERM OF THE BOND. NOT LESS THAN 30 DAYS AFTER THE EXPIRATION OF EACH CALENDAR QUARTER, THE LIQUIDATING TRUSTEE SHALL DELIVER TO A BOND MONITOR A CERTIFICATE STATING THE MAXIMUM AMOUNT OF CASH HELD BY THE LIQUIDATING TRUST DURING THE PRIOR CALENDAR QUARTER, THE MAXIMUM AMOUNT OF CASH THE LIQUIDATING TRUSTEE ESTIMATES WILL BE HELD BY THE LIQUIDATING TRUST DURING THE CURRENT CALENDAR QUARTER AND THE NEXT CALENDAR QUARTER. THE BOND SHALL REQUIRE THAT THE ISSUER GIVE THE LIQUIDATING TRUSTEE AND THE BOND MONITOR NOT LESS THAN 30 DAYS' NOTICE OF EXPIRATION OR NONRENEWAL OF THE BOND. IF THERE EXISTS ANY DEFAULT UNDER THIS PARAGRAPH THAT IS NOT PROMPTLY CURED UPON NOTICE TO THE LIQUIDATING TRUSTEE, AND IN ANY CASE BEFORE EXPIRATION OR NONRENEWAL OF THE BOND, THE BOND MONITOR SHALL IMMEDIATELY INFORM SO THE UNITED STATES TRUSTEE AND THE TRUST COMMITTEE (IF IT THEN EXISTS) AND FILE A MOTION FOR INSTRUCTIONS OR OTHER APPROPRIATE RELIEF. UNTIL THE CHAPTER 11 CASE IS CLOSED, THE UNITED STATES TRUSTEE SHALL SERVE AS BOND MONITOR. THE CHAPTER 11 CASE SHALL NOT BE CLOSED UNLESS THE BANKRUPTCY COURT HAS FIRST APPOINTED A POST-CLOSURE BOND MONITOR OTHER THAN THE UNITED STATES TRUSTEE ON THE MOTION OF A PARTY IN INTEREST AND UPON NOTICE TO THE SPECIAL NOTICE LIST ON SUCH TERMS (INCLUDING PROVISION FOR COMPENSATION FOR THE BOND MONITOR'S SERVICES) AS THE BANKRUPTCY COURT DEEMS APPROPRIATE.

                  1.8. Plan Section 5.3.1(c): Constitution of the Trust Committee. The third sentence of Plan Section 5.3.1(c) is hereby deleted in its entirety and replaced with the following: "To the extent practicable, the Trust Committee membership shall [represent] REFLECT THE ECONOMIC

Page 15 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

INTERESTS OF the Beneficiaries and shall consist of Holders of Claims of each of Classes 5, 6, 7, and 8."

                  1.9. Plan Section 5.3.1(d), second paragraph: Trust Committee Representation. The second paragraph of Section 5.3.1(d) of the Plan is deleted in its entirety and replaced with the following:

                  The Trust Committee may, with Bankruptcy Court approval, employ Professionals for [specified special purposes] FOR THE PURPOSE OF ASSISTING THE TRUST COMMITTEE TO PERFORM ITS FUNCTIONS. The Liquidating Trustee shall pay the fees and expenses of such Professionals for such services TO THE EXTENT REASONABLY NECESSARY TO ASSIST THE TRUST COMMITTEE TO PERFORM ITS FUNCTIONS, without Bankruptcy Court approval, unless the Liquidating TrustEE or ten Beneficiaries request a Bankruptcy Court hearing on the allowance of such fees and expenses within ten days after mailing of the request for payment to the Liquidating Trust and the Special Notice List.

                  1.10.  Plan  Section  5.3.1(d),  fourth  paragraph:   Employee
Obligations. The first sentence of the fourth paragraph of Section 5.3.1(d) of the Plan is hereby deleted in its entirety and replaced with the following:

                  The Liquidating Trust shall assume and perform SPFC's obligations to pay to employees all accrued salaries, wages, EXPENSE REIMBURSEMENTS, AND benefits, INCLUDING PAID TIME OFF, [and other amounts] that have accrued from the Petition Date through the Effective Date, including such payments as authorized by the Order Authorizing Payment of (1) Employee Severance Plan and (2) Retention Plan, as amended or modified by the Bankruptcy Court ("Severance and Retention Order"), AND SHALL TAKE ALL NECESSARY STEPS TO TERMINATE SPFC'S 401(K) PLAN.

                  1.11. Plan Section 6.3: The following sentence is hereby added to Plan Section 6.3: "Notwithstanding Section 6.2.2, a Claim arising from the rejection of any executory contract between SPFC and OMB shall be timely if Filed within 30 days after the earlier of the date of any actual or deemed rejection thereof."

                  1.12. Plan Section 11.3: Limitation of Liability in Connection with Plan, Disclosure Statement, and Related Documents. The final sentence of
Section 11.3 of the Plan is deleted in its entirety and replaced with the following:

Page 16 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

         This Section 11.3 shall not apply to (A) any person or entity listed in
         Schedule I-A, or (B) ANY ACTION COMMENCED (I) AGAINST A PROFESSIONAL BY THE PROFESSIONAL'S CLIENT OR THE LIQUIDATING TRUSTEE ON BEHALF OF THE
         LIQUIDATING  TRUST  (AND  NO  OTHER  PERSON,   WHETHER  ACTING  IN  ITS
         INDIVIDUAL CAPACITY OR PURPORTING TO ACT ON BEHALF OF THE PROFESSIONAL'S CLIENT OR THE LIQUIDATING TRUST), (II) IN THE BANKRUPTCY COURT (WHICH SHALL HAVE EXCLUSIVE JURISDICTION OVER SUCH ACTION), AND
         (III) NOT LATER THAN THE EARLIER OF (X) TWO YEARS AFTER THE EFFECTIVE DATE OR (Y) THE DATE THE CHAPTER 11 CASE IS CLOSED.


                  1.13. Plan Section 11.4: Effect of Property Received from Sources Other Than SPFC or Liquidating Trust. Plan Section 11.4 is hereby deleted in its entirety and replaced with the following:

              11.4 EFFECT OF PROPERTY RECEIVED FROM SOURCES OTHER THAN SPFC OR LIQUIDATING TRUST.

              If and to the extent that the Holder of a Claim or Interest receives property other than from SPFC or the Liquidating Trust [on account of the Holder's Claim or Interest,] and if the Holder is entitled to retain that property as against SPFC, the Estate, and the Liquidating Trust, then Confirmation shall not determine the rights among that Holder and other persons with respect to such property[, but the property shall reduce the amount of the Claim or Interest, except to the extent that the payor of the property is subrogated to the rights of the Holder]. CONFIRMATION OF THIS PLAN SHALL NOT DETERMINE WHETHER RECEIPT OF SUCH PROPERTY REDUCES THE AMOUNT OF THE HOLDER'S CLAIM OR INTEREST OR MAY BE APPLIED TO ANY OTHER AMOUNT THAT WOULD BE DUE FROM SPFC TO THE HOLDER IN THE ABSENCE OF THE CHAPTER 11 CASE, INCLUDING POSTPETITION INTEREST, COSTS, AND ATTORNEY FEES. UNLESS THE CHAPTER 11 CASE IS CLOSED, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO DETERMINE THE FOREGOING ISSUE. EACH THE HOLDER OF A CLAIM OR INTEREST THAT RECEIVES PROPERTY OTHER THAN FROM SPFC OR THE LIQUIDATING TRUST ON ACCOUNT OF THE HOLDER'S CLAIM OR INTEREST SHALL SO INFORM THE LIQUIDATING TRUSTEE IN WRITING.

                  1.14. Plan Section 11.5 (new): Effect of Cancellation of Indentures. The following new Section 11.5 is hereby added to the end of Plan
Article XI:

                  11.5 RECOVERIES FROM THIRD PARTIES. Notwithstanding any other term of this Plan or the Liquidating Trust Agreement to the contrary, cancellation of the Senior Indenture and the Subordinated Indenture and rejection of them if and to the extent they are executory contracts, and the discharge of SPFC as provided in this Article XI, shall not release or discharge any party having any liability under those indentures other than SPFC, and termination of the Indenture Trustees' responsibilities under the Senior Indenture and the Subordinated Indenture with respect to SPFC shall not terminate the Indenture Trustees' rights as indenture trustees to pursue any claims against parties other than SPFC; provided that nothing in this Plan shall affect the right, if any, of SPFC or the

Page 17 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

         Liquidating Trust to pursue the same claims and to seek recovery from the Indenture Trustees or any other persons of amounts received from third parties.

                  1.15. Liquidating Trust Agreement Sections 4.3 and 5.7: Voting Power; Disposition of Certain Assets. The following sentence is hereby added to the end of each of Sections 4.3 and 5.7 of the Liquidating Trust Agreement: "The terms of the Bankruptcy Court's order authorizing SPFC's sale of the SPML Stock and preserving the rights of the Senior Indenture Trustee with respect thereto, subject to further order of the Bankruptcy Court, are incorporated herein."

                  1.16. Liquidating Trust Agreement Section 7.2: Distributions Generally. The following sentence is hereby added after the second sentence of
Section 7.2 of the Liquidating Trust Agreement: "Without limitation, the Liquidating Trust shall pay to the Indenture Trustees any amounts awarded to them under Section 2.1.3 or 3.6 of the Plan."

                  1.17. LIQUIDATING TRUST AGREEMENT (NEW) SECTION 7.3: PAYMENTS TO INDENTURE TRUSTEES. The following new Section 7.3 is hereby added to the Liquidating Trust Agreement (and Sections 7.4 through 7.7 are hereby renumbered accordingly):

                  7.3 PAYMENTS TO INDENTURE TRUSTEES. The Trustee shall give the Indenture Trustees not less than 30 days' written notice of each Distribution. If the Distribution will be made to Beneficiaries holding Claims in Class 6, but not Classes 3, 5, or 7, the Trustee need give notice only to HSBC. The notice shall be effective upon faxing, as evidenced by a fax confirmation, or upon actual receipt. The notice shall be given to the Indenture Trustees by faxing to the fax numbers or by mail or delivery to the address or addresses set forth for them in the Special Notice List. If within 20 days after the effective date of the notice an Indenture Trustee delivers to the Trustee an affidavit stating that the Indenture Trustee is entitled by a charging lien (for any lienable claim, including any claim for indemnity) arising under the corresponding trust indenture (the Senior Indenture with respect to the Senior Indenture Trustee, and the Subordinated Indenture with respect to the Subordinated Indenture Trustee) to receive a stated amount from a portion of the Distribution otherwise payable to Beneficiaries holding Claims in Classes 3, 5, 6, or 7, the Trustee shall pay the amount requested (but not more than the portion of the Distribution that would otherwise be paid to the corresponding Beneficiaries) to the requesting Indenture Trustee, and the Trustee shall deduct the amount so paid from the Distribution to the corresponding Beneficiaries. Notwithstanding the foregoing sentence, the Trustee may (but shall not be required to), and any Beneficiary may, object to the payment requested in the affidavit, which objection shall be determined by the Bankruptcy Court if the

Page 18 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

         Chapter 11 Case remains open or by any court of competent jurisdiction after the Bankruptcy Case has been closed. The Trustee shall be entitled to rely on the affidavit without further inquiry, except that the Trustee shall make no payment to HSBC on account of its charging lien against the portion of any Distribution to the Holders of Claims in Classes 3, 5, or 7 that would be paid to the Holders of Class 6 Claims in the absence of the Subordination Provisions unless a court of competent jurisdiction has determined in accordance with Section 3.6 that HSBC is entitled to do so. For the purpose of determining Pro Rata Distributions, amounts paid to an Indenture Trustee on account of its charging lien shall be deemed paid to the Beneficiaries who would have received the payment in the absence of payment to the Indenture Trustee.

                  1.18.  Liquidating  Trust Agreement  Sections 9.2.1 and 9.2.2:
Voting to Change Liquidating Trust Agreement. In Sections 9.2.1. and 9.2.2 of the Liquidating Trust Agreement, each reference to "a majority of the Beneficial Interests" is deleted and replaced with "a majority in number of Beneficiaries and two-thirds in amount of the Beneficial Interests".

                  1.19. Liquidating Trust Agreement Section 9.6: Relationship of Liquidating Trust Agreement to Plan. The final sentence of Section 9.6 of the
Liquidating Trust Agreement is deleted in its entirety and replaced with the following: "If any provisions of this Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of [this Trust Agreement] THE PLAN shall control."

                  1.20. Liquidating Trust Agreement Section 9.8: Jury Trial Waiver. Section 9.8 of the Liquidating Trust Agreement is deleted in its entirety and replaced with the following:

                  9.8 WAIVER OF JURY TRIAL. ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION TO INTERPRET OR ENFORCE THIS TRUST AGREEMENT OR TO RECOVER DAMAGES FROM THE LIQUIDATING TRUSTEE OR THE LITIGATING TRUSTEE FOR BREACH OF THIS TRUST AGREEMENT OR OTHER NONFEASANCE OR MALFEASANCE IS HEREBY WAIVED, AND THERE SHALL BE NO RIGHT TO TRIAL BY JURY IN ANY SUCH ACTIONS OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT [OR THE TRANSACTIONS CONTEMPLATED HEREBY] (COLLECTIVELY, "NON-JURY ACTIONS"). NOTHING IN THIS TRUST AGREEMENT LIMITS THE RIGHT OF THE LIQUIDATING TRUSTEE OR THE LITIGATING TRUSTEE TO A TRIAL BY JURY OF ANY ACTION OTHER THAN A NON-JURY ACTION,

Page 19 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

         INCLUDING ANY ACTION TO ENFORCE RIGHTS OF ACTION OF SPFC OR THE LIQUIDATING TRUST AGAINST A BENEFICIARY.

              2. Confirmation. Based on these findings of fact and conclusions of law, the Plan, a copy of which is annexed hereto as Exhibit "C", as modified herein, be, and the same hereby is, confirmed and the amendments to the Asset Agreement and the Acquisition Agreement as set forth in Exhibit "D" hereto are approved in all respects. All Confirmation Objections not withdrawn at or before the Confirmation Hearing are hereby overruled.

              3. Executory Contracts and Unexpired Leases. The assumptions of executory contracts and unexpired leases listed in Schedule IV to the Plan for the benefit of Reorganized SPFC and the assumption and assignment to the Liquidating Trust of the executory contracts and unexpired leases listed in
Schedule V to the Plan are approved pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, as of the Effective Date. In addition, notwithstanding any other provision of this Plan, Reorganized SPFC and the Liquidating Trust may assume or assume and assign any executory contract or unexpired lease listed in
Schedule VI to the Plan by motion filed within 60 days after the Effective Date. In accordance with Section 6.1.2 of the Plan, except as provided otherwise in the Norwest Settlement Agreement, this Order determines that as of the Confirmation Date there exist no defaults under any assumed executory contracts or unexpired leases and SPFC and the Liquidating Trust have provided adequate assurance of future performance under such contracts or leases, and parties to assumed executory contracts and unexpired leases are forever barred from asserting the existence of any defaults or denying the existence of such adequate assurance.

              4. Norwest Settlement. The Norwest Settlement Agreement, a copy, of which is annexed hereto as Exhibit "E", is approved in all respects. The Court approves the execution and performance of the Norwest Settlement Agreement as a reasonable and prudent exercise of Norwest's fiduciary obligations and discretion as trustee of the Trusts (as defined in the Norwest Settlement Motion). The holders of the Senior Certificates are estopped from

Page 20 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
asserting any claim against Norwest, as the trustee of the Trusts, arising from Norwest's entry into and performance of the Norwest Settlement Agreement.

              5. Advanta Letter Agreements. The Advanta Letter Agreements are approved. In furtherance of the Letter Agreements, (1) upon demand of Advanta, the Liquidating Trust shall remit to Advanta any amounts then due thereunder in immediately available funds, and (2) any funds remaining in the Florida Reserve established pursuant to Section 2.3.4 of the Acquisition Agreement after the obligations of Reorganized SPFC under the Florida Case Resolution (as defined in Section 2.3.4 of the Acquisition Agreement) are fully satisfied, will be paid by the Liquidating Trust to satisfy any obligations of the Liquidating Trust to Advanta under the Advanta Letter Agreements then due.

              6. Binding Plan and Order. The provisions of the Plan and this Order, the Asset Agreement, the Acquisition Agreement, the Liquidating Trust Agreement, and the Norwest Settlement Agreement hereby are made binding upon SPFC and all holders of Claims and Interests and the holders of the Senior Certificates (as defined in the Norwest Settlement Motion), whether or not the Claim or Interest is impaired under the Plan and whether or not any holder of a Claim or Interest has accepted the Plan.

              7. Discharge.

                  7.1. Except as otherwise provided in the Plan and in paragraph
7.2 below, SPFC and Reorganized SPFC hereby are discharged, effective as of the Effective Date, of any Claim and any debt (as that term is defined in section 101(12) of the Bankruptcy Code) incurred before confirmation of the Plan and SPFC's and Reorganized SPFC's liability in respect thereof is extinguished completely including, without limitation, any liability, debt, or claim of a kind specified in section 502(g) or 502(i) of the Bankruptcy Code, whether or not (i) a proof or claim based on such debt or claim was filed or deemed filed under section 501 of the Bankruptcy Code, (ii) such Claim is allowed under section 502 of the Code, or (iii) the holder of such Claim has accepted the Plan.

Page 21 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

                  7.2. Confirmation of the Plan and the provisions of section 1141 of the Bankruptcy Code shall be without prejudice to (i) any legal or equitable ownership or constructive trust interest that may be established in favor of Flagstar based on the allegations in the complaint filed by Flagstar in Adversary Proceeding No. 99-3223 (the "Flagstar Adversary Proceeding") with respect to funds in the account maintained with Norwest Bank Minnesota, National Association, as described in the Flagstar Adversary Proceeding; (ii) any right or interest of First Union National Bank in and to the escrow in the amount of approximately $301,000 (the "FUNB Escrow") which is described in the Objection of First Union National Bank dated June 30, 1999 (the "FUNB Objection"), which FUNB Escrow shall remain in all respects subject to the terms of the Settlement Agreement described in the FUNB Objection; and (iii) any setoff rights or legal or equitable ownership interest in mortgage loans that may be established in favor of Oceanmark Bank, FSB ("OMB"), based on the allegations in the complaints filed by OMB in Florida state court styled Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., U.S.A., Case No. 98-20426, and Oceanmark Bank F.S.B. v. Bankers Trust Company of California N.A. and Advanta Mortgage Company, Case No. 98-20427, and the adversary proceeding pending in this Court styled Southern Pacific Funding Corporation v. Oceanmark Bank, F.S.B., et al. Adversary Proceeding No. 99-3046-elp.

              8. Reorganized SPFC. Upon consummation of the transactions contemplated by the Acquisition Agreement, the assets and liabilities of Reorganized SPFC will be as set forth in Schedule 2.1.2 of the Acquisition Agreement, which is annexed to the Plan as Exhibit "B" thereto, and Reorganized SPFC will have no liability, contingent or otherwise, for any matter, except for the liabilities set forth expressly in Schedule 2.1.2 of the Acquisition Agreement.

              9. Taxation. In respect of income taxes, the Liquidating Trustee shall, on behalf of the Liquidating Trust, comply in all respects with the provisions of Sections 5.3.3 and 5.4 of the Plan respecting taxes, tax reporting, filing of returns, and requests for prompt determination of liabilities under section 505 of the Bankruptcy Code, and Reorganized SPFC is discharged

Page 22 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
from any tax liabilities or obligations except as expressly set forth in the Plan or the Acquisition Agreement.

              10. Obligations Under Plan. Nothing in this Order or the Plan shall operate as a discharge of SPFC from Claims, obligations or liabilities expressly required to be paid or performed under the Plan by SPFC.

              11. Transfer of Property. The transfer of the Acquired Assets to the Buyer provided for in the Plan and in the Asset Agreement, which transfer is necessary to and among the principal means of implementing the Plan: (i) is conducted and authorized pursuant to sections 363(b), 363(f), 363(m), 365, 1123(a)(5)(d), and 1123(b)(4) of the Bankruptcy Code, and upon consummation of the Asset Agreement, the Buyer shall have received the Acquired Assets in good faith pursuant to such sections of the Bankruptcy Code and the Plan and shall be entitled to the protections of section 363(m) of the Bankruptcy Code; (ii) is a legal, valid, and effective transfer of property; (iii) is not a preferential transfer, fraudulent conveyance, or otherwise void or voidable under the Bankruptcy Code or the laws of the United States or any State; (iv) is an outright, absolute, irrevocable, and unconditional conveyance by SPFC of all its right, title, and interest therein; (v) the consideration transferred by the Buyer in exchange for the Acquired Assets and tile other transfers provided for in the Plan represents fair consideration and reasonably equivalent value; and
(vi) is not a financing transaction and does not create a joint venture, partnership, or equitable mortgage or lien. Further, the transfer to the Buyer of the Acquired Assets and any other transfers contemplated under, and provided for in the Plan, are free and clear of all liens, Claims, assignments, encumbrances, and security interests, and other adverse interests of any kind and nature including, but not limited to: (A) all Claims and Interests in the Chapter 11 Case and (B) any and all stamp taxes or similar taxes otherwise required to be paid in connection with a sale of the Acquired Assets. All of the governmental units which administer and collect the such taxes have been given due and proper notice of the Chapter 11 Case, the Plan and the proceedings to confirm the Plan, and the Court expressly

Page 23 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
adjudicates that (x) the transfer of the Acquired Assets to the Buyer is exempt from such taxes pursuant to section 1146(c) of the Bankruptcy Code and (y) SPFC, Reorganized SPFC, the Buyer, the Subscriber, and their affiliates shall have no liability for any such taxes, and expressly are discharged from all liability in respect of any of such taxes and any penalty, interest, or addition to the tax relating thereto.

              12. Injunctions.

                  12.1. On and after confirmation of the Plan, as to every discharged Claim and Interest, every holder of a Claim or Interest is enjoined from asserting against Reorganized SPFC, the Buyer, the Subscriber, the Liquidating Trust, and all their affiliates, or their assets or properties, including the Acquired Assets, any further Claim or Interest based on any document, instrument, or act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date, except as set forth in the Plan.

                  12.2. The commencement or continuation by or on behalf of any holder of a Claim, any holder of an Interest, SPFC, each party-in-interest or any Person, or purporting to act by, through, under or on behalf of any of the foregoing of any action, the employment of process, or any act to assert a claim for relief against Reorganized SPFC, the Buyer, the Subscriber, the Liquidating Trust, or any of their affiliates, advisors, attorneys, agents, employees, representatives, officers, or directors in respect of (i) any actions taken during the course of the Chapter 11 Case, (ii) the Plan, (iii) the authorization for or the formulation, negotiation, confirmation or consummation of the Plan and the agreements and other documents to implement the Plan, (iv) distributions, payments or transfers made under the Plan, or (v) acts performed pursuant to the Plan, and the same hereby are, forever enjoined, except as set forth in the Plan.

                  12.3. All governmental units are enjoined from the commencement or continuation of any act or action to collect from Reorganized SPFC, the Liquidating Trust, the Buyer, the Subscriber, and their affiliates and property any stamp taxes or similar taxes from

Page 24 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
which the  transfer  of such  pursuant  to the Plan is exempt,  as  provided  in section 1146(c) of the Bankruptcy Code.

              13. Authorizations. SPFC and the Liquidating Trust, and their agents and attorneys be, and hereby are, authorized, empowered, and directed to carry out all of the provisions of the Plan, enter into, implement and consummate the agreements and documents, and to perform such acts as are necessary, appropriate, or desirable in connection with the Plan, the Acquisition Transaction and this Order.

              14. Claim Objection. All objections to claims shall be filed no later than 60 days following the Effective Date of the Plan, unless such time is extended by further Court order.

              15. Professionals' Final Fee Applications. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to
Section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code or any other basis (including the Indenture Trustees) for services rendered before the Confirmation Date shall File and serve notice of their applications for final allowance of compensation and reimbursement of expenses on the Liquidating Trust, counsel for the Liquidating Trust, and all other persons entitled to notice of the applications (the applications themselves to be filed and served on the Office of the United States Trustee, the Liquidating Trust, and the Trust Committee) no later than a date to be stated in a notice to be mailed to all Professionals by counsel for SPFC or the Liquidating Trust on the Effective Date or as soon thereafter as practicable and which date shall be the 20th day after the mailing date of the notice, but any Professional who is authorized to receive compensation or reimbursement of expenses pursuant to the Foreclosure and Collection Attorneys' Compensation Order without having Filed an application for compensation or reimbursement of expenses may continue to receive compensation and reimbursement of expenses for services rendered before the Effective Date without further Bankruptcy Court review or approval pursuant to the Foreclosure and Collection Attorneys' Compensation Order. The Liquidating Trust may contest any such

Page 15 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified
applications.  Any  Administrative  Expense for which an application  under this section is not timely Filed shall be forever barred.

              16.  Employment  of  Professionals  by  Liquidating  Trustee.  The
Liquidating Trustee, in his or her sole discretion, may employ such Professionals as are necessary to implement the Plan, including the prosecution of Rights of Action. No applications for employment or compensation for services rendered to SPFC or the Liquidating Trust after the Confirmation Date (except in connection with applications for approval of compensation or reimbursement of expenses accrued before the Confirmation Date) will be necessary.

              17. United Pacific Insurance Company. The Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company), a copy of which is attached hereto as Exhibit "F", is approved, and the Plan is modified accordingly.

              18. Liquidating Trustee Compensation. Entry of this Order shall not constitute approval of the compensation of the Liquidating Trustee previously proposed by the Official Unsecured Creditors' Committee, which shall be determined by separate motion.

              19. Res Judicata Effect of this Order. Notwithstanding any provision of the Plan or this Order, including Plan Section 3.3.1, the Plan is not binding with respect to the issues expressly reserved by the Plan or this Order for later determination.

              20. Notice of Order. Within five (5) days after the date of entry of this Order, pursuant to Rules 2002(f)(7) and 3020(c), SPFC shall mail to all parties-in-interest a notice of entry of this Order, together with notice of the last day for filing Administrative Claims, Claims arising from the rejection of executory contracts, and applications for allowances of compensation and/or reimbursement of expenses.

              21. Retention of Jurisdiction. Notwithstanding the confirmation of the Plan, the Court shall retain jurisdiction over matters set forth in Article XII of the Plan.

Page 26 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

              22. Substantial Consummation. "Substantial Consummation" of the Plan shall be deemed to occur on the Effective Date.

              23. Final Order. This Order is final and appealable. Under Bankruptcy Rule 9014, the Court directs that Federal Rule of Civil Procedure 62(a), as incorporated by

Page 27 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

Bankruptcy Rules 7062 and 9014, does not apply to this Order, which shall be effective and enforceable immediately upon entry, with no stay of execution or enforcement.



                               /s/ Elizabeth L. Perris
                               Elizabeth L. Perris
                               United States Bankruptcy Judge

Presented by:


/s/ David W. Hercher
David W. Hercher
Oregon State Bar No. 81263
MILLER, NASH, WIENER, HAGER & CARLSEN LLP
3500 U.S. Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon  97204-3699
Telephone:  (503) 224-5858

         Attorneys for Debtor-in-Possession,
         Southern Pacific Funding Corporation

cc:  Attached Service List


Page 28 of 29 - Findings  of Fact,  Conclusions  of Law,  and  Order  Confirming
                Second Amended Plan as Modified

                                    EXHIBITS

A        First Advanta Letter Agreement
B        Second Advanta Letter Agreement Norwest Settlement Agreement
C        Plan
D        Amendments to Asset Agreement and Acquisition Agreement
E        Norwest Settlement Agreement
F        Stipulated   Nonmaterial   Modification   to  Second  Amended  Plan  of
         Reorganization (United Pacific Insurance Company),

ADVANTA MORTGAGE CORP.
                                [SPFC Letterhead]

                                                                    July 6, 1999
Mr. William P. Garland
Advanta Mortgage Corp. USA
10790 Rancho Bernardo Road
San Diego, California  92127

         Subject: Southern Pacific Funding Corporation
                  Indemnity Agreement

Dear Mr. Garland:

         Advanta Mortgage Corp. USA ("Advanta") has become a party to certain litigation commenced by Oceanmark Bank, F.S.B. ("Oceanmark") in Florida state court styled Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., USA, Case No. 98-20426, and Oceanmark Bank F.S.B. v. Bankers Trust Company of California N.A. and Advanta Mortgage Corp. USA, Case No. 98-20427 (together with all pending litigation in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court") related to the same subject matter, the "Oceanmark Cases"), in which Oceanmark asserts ownership of and/or entitlement to or encumbrances on certain mortgage loans (collectively the "Oceanmark Loans") (other terms used herein but not defined have the meanings given in the Second Amended and Restated Stock Subscription Agreement described below).

         In the event that any of the Oceanmark Loans is determined in a Final Order issued by a court of competent jurisdiction to be owned or otherwise encumbered by Oceanmark and (i) such Final Order requires reconveyance to Oceanmark of any such loan, or (ii) such Final Order awards Oceanmark money damages against Advanta, the SPFC Liquidating Trust (the "Liquidating Trust") will pay an amount equal to the amount necessary to permit Advanta to cause any reconveyance to Oceanmark and/or the amount of damages set forth in the Final Order against Advanta, provided that, such amount shall not exceed, with respect to the Oceanmark Loans for which reconveyance and/or damages were awarded, (A) the aggregate principal balances as of the Cut-off Date (as defined in the related Pooling and Servicing Agreements) for the Oceanmark Loans to which the Final Order relates plus any premium as determined from the Final Order, plus
(B) interest calculated for each such loan at the related note rate thereon from the Cut-off Date to the date of payment pursuant to the Final Order. In addition and to the extent not paid by the related Securitization Trust, the Liquidating Trust shall be obligated to reimburse directly all out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) reimbursable to Advanta related to the Oceanmark Cases.

         SPFC will obtain an order (the "Order") from the Bankruptcy Court approving the agreements and obligations of SPFC and the Liquidating Trust set forth in this letter. The Order shall also provide that, upon demand of Advanta, the Liquidating Trust shall remit to Advanta any amount payable hereunder in immediately available funds.

                                                         Exhibit A - Page 1 of 3

         The Order shall further provide that the Liquidating Trust agrees that any funds remaining in the Florida Reserve established pursuant to Section
2.3.4. of the Second Amended and Restated Stock Subscription Agreement dated as of June 30, 1999, between Southern Pacific Funding Corporation and The Goldman Sachs Group, Inc., after the obligations of Reorganized Company under the Florida Case Resolution are fully satisfied, will be paid by the Liquidating Trust to satisfy any obligations of the Liquidating Trust to Advanta hereunder.

         For purposes of this letter (the "Indemnity Agreement"), "Final Order" means an order or judgment entered by a court of competent jurisdiction, including without limitation the Bankruptcy Court, that (i) has not been reversed, stayed, modified or amended, (ii) is not the subject of a pending appeal or motion for review or reconsideration, (iii) has not been and may no longer be appealed from or otherwise reviewed or reconsidered, and (iv) is final and non-appealable in accordance with applicable law, including without limitation Rule 8002 of the Federal Rules of Bankruptcy Procedure.

                  Advanta agrees to:

                  1. Consent to amend and execute prior to July 28, 1999, the certain Pooling and Servicing Agreements as provided in the Settlement Agreement dated as of June 17, 1999, by and between SPFC, Norwest bank Minnesota, National Association, solely in its capacity as trustee for the Securitization Trusts, MBIA Insurance Corporation, and The Goldman Sachs Group, Inc.;

                  2. Withdraw its objection to the Second Amended Plan of Reorganization proposed by SPFC dated June 2, 1999;

                  3. Agree that this Indemnity Agreement along with the letter agreement between Advanta, The Goldman Sachs Group, Inc., and SPFC dated July 6, 1999 (the "Letter Agreement"), relating to payment of out-of-pocket expenses incurred in curing Non-Critical Exception Loans (as defined in the Settlement Agreement and the Letter Agreement), are adequate assurance of future performance of assumed contracts; and

                  4. Provide a certificate to The Goldman Sachs Group, Inc. substantially in the form attached as Exhibit A at the closing of its acquisition of the stock of SPFC.



SOUTHERN PACIFIC FUNDING CORPORATION

By:
     ----------------------------------------------
Name:
     ----------------------------------------------
Title:
     -----------------------------------------------

ADVANTA MORTGAGE CORP. USA

By:
     ----------------------------------------------
Name:
     ----------------------------------------------
Title:
     -----------------------------------------------

                                                         Exhibit A - Page 2 of 3

                                    EXHIBIT A
                                    ---------



                  CERTIFICATION OF ADVANTA MORTGAGE CORP. USA

                  Advanta Mortgage Corp. USA ("Advanta") hereby certifies that there are no documents or agreements which are material to the rights and obligations of Advanta in respect of Southern Pacific Funding Corporation ("SPFC") or of any securitization trust sponsored by SPFC other than those available on the date hereof on the secure web site maintained by SPFC at http://www.205.139.106.15/secure [or provide a list of all relevant documents], [with such exceptions set forth below].

Dated:  July ---, 1999


                           ADVANTA MORTGAGE CORP. USA


                           By:
                                 -------------------------------
                           Name:
                                 -------------------------------
                           Title:
                                 -------------------------------

                                                         Exhibit A - Page 3 of 3

                              [Goldman Letterhead]

                                                                    July 6, 1999


Mr. William P. Garland
Advanta Mortgage Corp. USA
10790 Rancho Bernardo Road
San Diego, California  92127

          Subject:    SPFC REMIC Trusts - Noncritical Exception Loans

Dear Mr. Garland:

         Advanta Mortgage Corp. USA ("Advanta") as master servicer or subservicer of certain of Southern Pacific Funding Corporation's Securitization Trusts, has made and has agreed to continue to make efforts to cure certain Non-Critical Exception Loans (as defined in the Settlement Agreement dated as of June 17, 1999, by and between Southern Pacific Funding Corporation ("SPFC"), Norwest Bank Minnesota, National Association, MBIA Insurance Corporation, and The Goldman Sachs Group, Inc., or similar defects in securitization trusts in which Bankers Trust Company of California, N.A. serves as trustee).

         For purposes of this Letter, "Non-Critical Exception Loans" shall mean the described loans in those securitization trusts that Norwest Bank Minnesota, National Association, or Bankers Trust Company of California, N.A. serves as trustee.

         To the extent such efforts to cure Non-Critical Exception Loans have resulted in Advanta incurring out-of-pocket expenses, SPFC understands and Advanta acknowledges that Advanta has been netting those out-of-pocket expenses against certain amounts payable to SPFC under the Loan Servicing Agreement dated September 14, 1995, as amended, between SPFC and Advanta, and certain side letter agreements (the "Side Letter Agreements") between SPFC or its affiliates and Advanta providing for SPFC to receive 15 basis points of Advanta's 50 basis-point servicing fee relating to Southern Pacific Secured Asset Corp. Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1996-4, 1997-1, 1997-2 and 1997-3. SPFC agrees that Advanta was entitled to net such expenses and releases Advanta from liability to SPFC in connection with such netting to date.

         To the extent Advanta cures Non-Critical Exception Loans and incurs reasonable out-of-pocket expenses payable to third parties as a result, SPFC agrees that Advanta may continue to net those out-of-pocket expenses (to the extent not reimbursed by the related securitization trust), against the fee SPFC receives under the Side Letter Agreements with Advanta.

                                                         Exhibit B - Page 1 of 2

         The Goldman Sachs Group, Inc. or an affiliate ("Goldman"), after consummation of certain transactions between SPFC and Goldman, will be the sole owner of all of the stock of SPFC (referred to in Goldman's control as "Reorganized SPFC"). Goldman acknowledges by its signature below, that it agrees (on its behalf and on behalf of any such affiliate) that such expenses may continue to be netted against the fee Reorganized SPFC receives under the Side Letter Agreements to the extent not paid by the related securitization trust.

         Advanta agrees to provide to Reorganized SPFC a monthly report detailing the amount of out-of-pocket expenses on a loan level detail which were netted from the fee payable to Reorganized SPFC for such month under the Side Letter Agreements.


THE GOLDMAN SACHS GROUP, INC.

By:
     ----------------------------------------------
Name:
     ----------------------------------------------
Title:
     -----------------------------------------------


SOUTHERN PACIFIC FUNDING CORPORATION

By:
     ----------------------------------------------
Name:
     ----------------------------------------------
Title:
     -----------------------------------------------


ADVANTA MORTGAGE CORP. USA

By:
     ----------------------------------------------
Name:
     ----------------------------------------------
Title:
     -----------------------------------------------

                                                         Exhibit B - Page 2 of 2

NOTE: EXHIBIT D CONTAINS AMENDED DOCUMENTS IN WHICH DELETED TEXT IS SURROUNDED BY BRACES { } AND ADDED TEXT IS CAPITALIZED AND SURROUNDED BY BRACKETS [ ].


                                                                  EXECUTION COPY


                          [SECOND] AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      SOUTHERN PACIFIC FUNDING CORPORATION,
                            (AS DEBTOR-IN-POSSESSION)

                                       AND

                              GOLDMAN, SACHS & CO.



               AMENDED AND RESTATED AS OF {MAY 21} [JUNE 30], 1999




                                                       Exhibit D - Page 1 of 166

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                  This [SECOND] Amended and Restated Asset Purchase Agreement ("Purchase Agreement") dated as of {May 21,1} [JUNE 30,] 1999, by and between GOLDMAN, SACHS & CO., a Delaware limited partnership ("Asset Company"), and SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation acting in its capacity as Debtor-in-Possession ("Seller").

                                    RECITALS

                  A. On October 1, 1998, Southern Pacific Funding Corporation (referred to generally as the "Company") filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Case"). The assets of the Company constitute a bankruptcy estate supervised and managed by Seller as Debtor-in-Possession for the benefit of the Company's creditors.

                  B. Seller has filed its Plan of Reorganization, which will be amended promptly after the parties have signed and delivered this Purchase Agreement and related agreements, including a Stock Subscription and Purchase Agreement (all referred to as the "Definitive Agreements"). Seller is seeking confirmation of such plan, as amended, from the United States Bankruptcy Court for the District of Oregon or such other court or adjunct thereof that exercises jurisdiction over the Bankruptcy Case (the "Bankruptcy Court").

                  C. Pursuant to the Plan of Reorganization (as it may be amended, and once confirmed by the Confirmation Order), the Company will sell certain of its assets to Asset Company pursuant to this Purchase Agreement.

                  D. Seller desires to sell, and Asset Company desires to purchase, certain of its assets for the consideration, on the terms, and subject to the conditions set forth in this Purchase Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

                  For purposes of this Purchase Agreement, capitalized terms not otherwise defined have the meanings given in Appendix I attached to and hereby incorporated into this Purchase Agreement by reference.

                                       1
                                                       Exhibit D - Page 2 of 166

2.  ASSETS PURCHASED; NO LIABILITIES ASSUMED

         2.1      ASSETS PURCHASED

                  Subject to the terms and conditions of this Purchase Agreement, at Closing Seller agrees to sell to Asset Company and Asset Company agrees to purchase from Seller the assets listed on Schedule 2.1 (the "Purchased Assets"). Seller will exclude all other assets of Seller from this sale and purchase.

         2.2      NO LIABILITIES ASSUMED

                  Asset Company is assuming no liabilities of Seller pursuant to this Purchase Agreement. All obligations and liabilities of Seller will remain and be the obligations and liabilities of Seller or of the Liquidating Trust and will not be assumed by Asset Company.

3.  PURCHASE PRICE

         3.1 The purchase price (the "Purchase Price") for the Purchased Assets is the amount consisting of the (i) Base Cash Price less the Adjustment Amount, and (ii) plus the Asset Cash Flow Instrument.

         3.2      The Base Cash Price is $11,614,768.

         3.3 The Adjustment Amount will be equal to 50 percent of (i) Prepayment Penalty Income, (ii) amounts received with respect to the IO Certificates (including partnership distributions), and (iii) all other amounts actually received by Seller between April 1, 1999, and the Closing Date with respect to the Purchased Assets. Asset Company will pay the Purchase Price in immediately available funds at Closing.

4.  ASSET CASH FLOW INSTRUMENT

         4.1 At Closing, Asset Company will issue to Seller an instrument in the form of Exhibit 4.1 (the "Asset Cash Flow Instrument"). The Asset Cash Flow Instrument will provide for periodic payments to Seller of the sum (without duplication) of 50 percent of the following (i.e., 50 percent of the amounts in clause (a) minus 50 percent of the amounts in clause (b)) with respect to the Purchased Assets and Purchased Asset Proceeds. ("Purchased Asset Proceeds" means any securities or tangible non-cash consideration received on a sale or transfer of Purchased Assets to a non-Related Person of Asset Company, or any securities retained by Asset Company in connection with the securitization of any Purchased Assets):

                  (a) the sum (without duplication) of:

                           (i) the aggregate of all pre-tax cash flows from each
                  of the Purchased Assets and Purchased Asset Proceeds from the Closing Date until the sale (or transfer) or Financing Transaction with respect to the related Purchased Assets or

                                        2
                                                       Exhibit D - Page 3 of 166

                  Purchased Asset Proceeds, it being agreed that the cash flows will continue to be payable to Holder after any sale or transfer to a Related Person of Asset Company (other than a sale to a Related Person of Asset Company for the sole purpose of facilitating a Financing Transaction) or pursuant to a transaction that has not been found by the board of directors (or if Asset Company is not a corporation, the comparable governing body) of Asset Company to be an arms-length transaction;

                           (ii) all pre-tax Proceeds from the sale of any Purchased Asset or Purchased Asset Proceeds or portion of a Purchased Asset or Purchased Asset Proceeds; and

                           (iii) all pre-tax Proceeds from any Financing Transaction entered into by Asset Company with respect to any of the Purchased Assets or Purchased Asset Proceeds and all Hedging Gains;

(50% of the sum of the amounts in clause (i), (ii) and (iii) {in} [IS] the "Asset Purchase Cash Flows"); minus

                  (b) otherwise unreimbursed Out-of-Pocket Expenses incurred by Asset Company.

         4.2 The periodic payments (each a "Distribution") made with respect to the Asset Cash Flow Instrument each calendar month, commencing with the first full calendar month following the Closing Date (each such month, a "Cash Flow Period") will equal (i) the Asset Purchase Cash Flows received by Asset Company during such Cash Flow Period (or from the Closing Date through the last day of the first Cash Flow Period, in the case of the first Distribution) minus (ii) 50 percent of the Out-of-Pocket Expenses not previously applied in reduction of Asset Purchase Cash Flows.

         4.3      Out-of-Pocket Expenses means:

                  (a) Direct Third Party out-of-pocket expenses reasonably incurred by the Asset Company or by a Related Person of Asset Company with respect to the Purchased Asset and Purchased Asset Proceeds, not otherwise reimbursable from a third party, and directly related to a sale of Purchased Assets or Purchased Asset Proceeds or Financing Transaction.

                  (b) Notwithstanding Section 2.3.3(a), Out-of-Pocket Expenses specifically include:

                           (i) Hedging Losses and carrying costs of hedging transactions;

                           (ii) principal and interest repaid on any Financing Transaction;

                           (iii) otherwise reimbursable Third Party expenses that Asset Company has determined to be uncollectible; and

                           (iv) fees and expenses incurred with respect to Asset
                  Company or a Related Person of Asset Company in connection with a sale or Financing Transaction,

                                       3
                                                       Exhibit D - Page 4 of 166
                  but only to the extent such fees are consistent with market rates and industry standards and are approved by the Holder, which approval shall not be unreasonably withheld ("Related Person Expenses"). Related Person Expenses shall be deemed to be approved if not objected to within 21 days after Holder received a detailed report from the Asset Company together with a request for approval.

         4.4 The Distribution for a particular month will be paid on or before the first business day following the end of the related Cash Flow Period.

         4.5 The terms and conditions of this Section 4 reflect the intent and agreement of the parties. In the case of any conflict between the terms of this Purchase Agreement and the terms of the Asset Cash Flow Instrument, however, the terms of this Agreement will control until Closing, in which case the Asset Cash Flow Instrument itself will control.

5.  ADDITIONAL COVENANTS AGREEMENT

         5.1 The Plan of Reorganization will provide for Asset Company to enter into an agreement with the Liquidating Trust, the Reorganized Company, and Subscriber in the form of Exhibit
                  5.1. (the "Additional Covenants Agreement"), with such further changes as the parties may agree are necessary, desirable or appropriate. Asset Company agrees to accept any change agreed to by Subscriber prior to Closing. The Additional Covenants Agreement will contain all of the substantive provision of
                  Exhibit 5.1.

6.  CLOSING

                  The completion of the purchase and sale of the Purchased Assets provided for in this Purchase Agreement (the "Closing") will take place at the same place as and immediately prior to, the closing of the transactions contemplated by the Stock Subscription and Purchase Agreement.

7.  CLOSING DELIVERIES

         7.1      Seller will deliver to Asset Company at Closing:

                  (a) a certificate signed by Seller in which Seller represents and warrants to Asset Company that each of Seller's representations and warranties in this Purchase Agreement was accurate in all respects as of the date of this Purchase Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by Seller to Asset Company prior to the Closing Date in accordance with Section 10.3);

                  (b) possession of the Purchased Assets free and clear of all Encumbrances, including any documents and instruments of transfer necessary to transfer ownership of the IO Certificates, the Series 1998-H1 Class X Certificate, and Prepayment Penalty Trust

                                       4
                                                       Exhibit D - Page 5 of 166

         Certificates and Prepayment Penalty Rights to Asset Company, in each case in accordance with the applicable Pooling and Servicing Agreement;

                  (c)  a  fully  executed  copy  of  the  Additional   Covenants
         Agreement; and

                  (d) a fully executed copy of the Stock Subscription and Purchase Agreement.

         7.2      Asset Company will deliver to Seller at Closing:

                  (a) The Purchase Price paid on behalf of the Company sent by wire transfer to Goldman, Sachs & Co. at Account Number ABA#: 021000089 at Citibank, clearance account 87709012600; directed to account 9253549 in partial payment of the amount owing under the DIP Financing Agreement;

                  (b) the Asset Cash Flow Instrument;

                  (c) a certificate signed by Asset Company in which Asset Company represents and warrants to Seller that each of Asset Company's representations and warranties in this Purchase Agreement was accurate in all respects as of the date of this Purchase Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                  (d) a fully executed copy of the Stock Subscription and Purchase Agreement; and

                  (e)  a  fully  executed  copy  of  the  Additional   Covenants
         Agreement.

8.  REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller (in its capacity both as Seller and as the Company) represents and warrants to Asset Company as follows:

         8.1      ORGANIZATION AND GOOD STANDING

                  8.1.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of California.

                  8.1.2 Seller has delivered to Asset Company copies of the Organizational Documents of the Company, as currently in effect.

         8.2      AUTHORITY; NO CONFLICT

                  8.2.1 Upon approval of the Contemplated Transactions by the Bankruptcy Court, the Seller Definitive Agreements will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its terms. Subject to the requirement of Bankruptcy Court approval, Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Purchase Agreement and to perform its obligations under the Seller Definitive Agreements.

                                       5
                                                       Exhibit D - Page 6 of 166

                  8.2.2 Except as set forth in Schedule 8.2.2, neither the execution and delivery of this Purchase Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Seller, or (ii) any resolution adopted by the board of directors of the Seller;

                  (b) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract; or

                  (c) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets (except as expressly approved in this Purchase Agreement).

                  8.2.3 Except for obtaining appropriate approval from the Bankruptcy Court, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Purchase Agreement or the consummation or performance of any of the Contemplated Transactions.

9.  REPRESENTATIONS AND WARRANTIES OF ASSET COMPANY

                  Asset Company represents and warrants to Seller as follows:

         9.1      ORGANIZATION AND GOOD STANDING

                  Asset Company is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         9.2      AUTHORITY; NO CONFLICT

                  9.2.1 The Asset Company Definitive Agreements constitute the legal, valid, and binding obligations of Asset Company, enforceable against Asset Company in accordance with its terms. Asset Company has the absolute and unrestricted right, power, and authority to execute and deliver the Asset Company Definitive Agreements and to perform its obligations under the Asset Company Definitive Agreements.

                  9.2.2 Except as set forth in Schedule 9.2.2, neither the execution and delivery of this Purchase Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                       6
                                                       Exhibit D - Page 7 of 166

                  (a) any provision of Asset Company's Organizational Documents;

                  (b) any Legal Requirement or Order to which Asset Company may be subject; or

                  (c) any Contract to which Asset Company is a party or by which Asset Company may be bound.

                  9.2.3 Except as set forth in Schedule 9.2.3, Asset Company is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Purchase Agreement or the consummation or performance of any of the Contemplated Transactions.

         9.3      CERTAIN PROCEEDINGS

                  Except for matters raised in connection with the Bankruptcy Case, no pending Proceeding has been commenced against Asset Company that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Asset Company's Knowledge, no such Proceeding has been Threatened.

         9.4      ABSENCE OF BROKER'S FEE OR COMMISSION

                  Neither Asset Company nor any of its Representatives has incurred any liability to pay a broker's fee or commission, in connection with the signing, delivery or performance of this Purchase Agreement or entering into the Contemplated Transactions.


         9.5      QUALIFIED INSTITUTIONAL BUYER; RESTRICTED SECURITIES

                  Asset Company is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and acknowledges that the IO Certificates and Prepayment Penalty Certificates have not been registered under the Securities Act. The I0 Certificates and Prepayments Penalty Certificates may be deemed to be "restricted securities" subject to restrictions on transferability and resale and may not be transferred or resold except in accordance with the requirements of the related Pooling and Servicing Agreements, and except (i) in a transaction not subject to the registration requirements of the Securities Act and (ii) pursuant to the requirements of, or an exemption under, applicable state securities laws.

         9.6      DUE DILIGENCE

                  Asset Company has performed its own thorough due diligence investigation of the Purchased Assets offered for sale and is not relying on any representation or warranty, express or implied, of Seller or any of its Representatives or third-party vendors, other than those expressly contained in this Purchase Agreement.

10.  COVENANTS OF SELLER PRIOR TO CLOSING DATE

                                       7
                                                       Exhibit D - Page 8 of 166

         10.1     ACCESS AND INVESTIGATION

                  Between the date of this Purchase Agreement and the Closing Date, Seller will, and will cause its Representatives to, afford Asset Company and its Representatives the same access and information afforded to Subscriber in Section 5.1 of the Stock Subscription and Purchase Agreement.

         10.2     REQUIRED APPROVALS

                  As promptly as practicable after the date of this Purchase Agreement and prior to the Closing Date, Seller will make all filings Company is required to make by Legal Requirements (with the understanding that Asset Company will pay all filing fees for any HSR Act filing, as provided by statute). As promptly as practicable after the date of this Agreement and prior to the Closing Date, Seller will (a) cooperate with the Asset Company with respect to all filings that Asset Company elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Asset Company in obtaining all Consents identified in Schedule
9.2.3 (including taking all actions requested by Asset Company to cause early termination of any applicable waiting period under the HSR Act).

         10.3     NOTIFICATION

                  Between the date of this Purchase Agreement and the Closing Date, Seller will promptly notify Asset Company in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a Breach of any of Seller's representations and warranties in this Purchase Agreement as of the date of this Purchase Agreement, or (b) would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules in order to make the Disclosure Schedules accurate as of Closing, Seller will promptly deliver to Asset Company a supplement to the Disclosure Schedules specifying such change.

         10.4     BEST EFFORTS

                  Between the date of this Purchase Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Section 12 to be satisfied and to complete Closing no later than June 30, 1999.

11.  COVENANTS OF ASSET COMPANY PRIOR TO CLOSING DATE

                  In addition to the covenants set forth elsewhere in this Purchase Agreement, Asset Company covenants as follows:

         11.1     APPROVALS OF GOVERNMENTAL BODIES

                  As promptly as practicable after the date of this Purchase Agreement, Asset Company will, and will cause each of its Related Persons to, make all filings required by Legal

                                       8
                                                       Exhibit D - Page 9 of 166

         Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act) and will use its Best Efforts to obtain the Consents identified in Schedules 9.2.3. Between the date of this Purchase Agreement and the Closing Date, Asset Company will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller are required by Legal Requirements to make in connection with the Contemplated Transactions, (including, without limitation, by paying the filing fee under the HSR Act as provided by statute).

         11.2     BEST EFFORTS

                  Between the date of this Purchase Agreement and the Closing Date, Asset Company will use its Best Efforts to cause the conditions in Section 13 to be satisfied.

         11.3     NOTIFICATION

                  Between the date of this Purchase Agreement and the Closing Date, Asset Company will promptly notify Seller in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a Breach of any of Asset Company's representations and warranties in this Purchase Agreement as of the date of this Purchase Agreement, or (b) would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

12.  CONDITIONS PRECEDENT TO ASSET COMPANY'S OBLIGATION TO CLOSE

         Asset Company's obligation to purchase the Purchased Assets and to take the other actions required to be taken by Asset Company at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Asset Company, in whole or in part):

         12.1     ACCURACY OF REPRESENTATIONS

                  All of Seller's representations and warranties in this Purchase Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Purchase Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without regard to any supplement to the Disclosure Schedules.

         12.2     SELLER'S PERFORMANCE

                  12.2.1 All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Purchase Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  12.2.2 Seller must have signed and delivered all documents and other item required to be delivered by it pursuant to Section 7.1.1, and each such document must be in

                                       9
                                                      Exhibit D - Page 10 of 166
                  form attached to this Purchase Agreement otherwise in form and substance satisfactory to the Asset Company.

         12.3     NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Purchased Assets by Seller to Asset Company.

         12.4     BANKRUPTCY MATTERS

                  12.4.1 The Plan of Reorganization and Disclosure Statement, as amended and supplemented, must have been filed with the Bankruptcy Court and must not have been withdrawn.

                  12.4.2 The Confirmation Order (in form and substance reasonably satisfactory to Asset Company) must have been entered by the Bankruptcy Court, must be in effect, final and nonappealable, and not otherwise subject to any stay, and must not have been modified in any material respect.

                  12.4.3 The  Confirmation  Order will  authorize and direct the
                  Seller  to  perform  its  obligations   under  the  Definitive
                  Agreements.

                  12.4.4 The Confirmation Order will (a) approve all Definitive Agreements, including without limitation, the Stock Subscription and Purchase Agreement; and (b) contain a provision stating that the Purchased Assets acquired by Asset Company are acquired free and clear of any and all claims, obligations, and liabilities.

                  12.4.5 Asset Company will have (i) received copies of all relevant material documents regarding the rights and obligations of the Seller, Advanta Mortgage Corp. USA, MBIA Insurance Corporation, Norwest Bank Minnesota, NA, and Bankers Trust in connection with the Purchased Assets; and (ii) received certification from each such party that there are no relevant material documents other than those given to Asset Company and that Seller is in compliance with all terms and provisions of the relevant documents (unless Seller has furnished Asset Company with a forbearance agreement in which the relevant party agrees not to enforce its rights or remedies against the company and to waive defaults in connection with any noncompliance.

13.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

                  Seller's obligation to sell the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         13.1     ACCURACY OF REPRESENTATIONS

                                       10
                                                      Exhibit D - Page 11 of 166

                  All of Asset Company's representations and warranties in this Purchase Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Purchase Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         13.2     ASSET COMPANY'S PERFORMANCE

                  13.2.1 All of the covenants and obligations that Asset Company is required to perform or to comply with pursuant to this Purchase Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  13.2.2 Asset Company must have paid the Purchase Price and delivered each of the documents and other items required to be delivered by Asset Company pursuant to Section 7.2.

         13.3     NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Purchased Assets by Seller to Asset Company.

         13.4     BANKRUPTCY MATTERS

                  13.4.1 The Plan of Reorganization and Disclosure Statement, as amended and supplemented, must have been filed with the Bankruptcy Court and must not have been withdrawn.

                  13.4.2 The Confirmation Order must have been entered by the Bankruptcy Court, must be in effect, and must not have been stayed or modified in any material respect.

                  13.4.3 The Confirmation Order will approve all Definitive Agreements and all Definitive agreement (including, without limitation, the Stock Subscription and Purchase Agreement).

14.  TERMINATION

         14.1     TERMINATION EVENTS

                  This Purchase Agreement may not be terminated by either party, except:

                  (a) this Purchase Agreement shall terminate automatically upon any termination of the Stock Subscription and Purchase Agreement, without notice or further act;

                  (b) by mutual consent of Asset Company and Seller;

                                       11
                                                      Exhibit D - Page 12 of 166

                  (c) by either Asset Company or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived;

                  (d) by Asset Company if any of the conditions in Section 12 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Asset Company has not waived such condition on or before the Closing Date;

                  (e) by Seller, if any of the conditions in Section 13 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; and

                  (f) by Asset Company if Seller enters into a definitive agreement for the sale of Purchased Assets to a party unrelated to Subscriber.

         14.2     EFFECT OF TERMINATION

                  Prior to Closing, Asset Company's exclusive remedy for a Breach by Seller is the exercise of Asset Company's right of termination under
Section 14.1. Seller's right of termination under Section 14.1 is in addition to any other rights it may have under this Purchase Agreement or otherwise, and the exercise of its right of termination will not be an election of remedies and will not impair Seller's right to pursue all legal remedies.

         14.3     REINSTATEMENT

                  If this Purchase Agreement and the Stock Subscription and Purchase Agreement shall have been terminated for any reason, this Purchase Agreement shall be automatically reinstated on any reinstatement of the Stock Subscription and Purchase Agreement, without further notice or act.

15.  GENERAL PROVISIONS

         15.1     EXPENSES

                  Each party to this Purchase Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Purchase Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Seller and the Liquidating Trust will pay all amounts payable to Pentalpha Capital, LLC in connection with this Purchase Agreement and the Contemplated Transactions.

         15.2     NOTICES

                  All notices, consents, waivers, and other communications under this Purchase Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the

                                       12
                                                      Exhibit D - Page 13 of 166
addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

SELLER:
Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 551
Lake Oswego, Oregon  97035
Attention:  Kevin D. Padrick
Facsimile No.:  (503) 598-0662

with a copy to:

Miller, Nash, Wiener, Hager & Carlsen LLP
111 S.W. Fifth Avenue
Suite 3500
Portland, Oregon  97204
Attention:  David W. Brown
Facsimile No.:  (503) 224-0155

ASSET COMPANY:
Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
Attention:  Marvin Kabatznick
Facsimile No.:  (212) 346-3568
Attention:  Jay Strauss
Facsimile No.:  (212) 902-0940

with a copy to:

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038
Attention:  David C.L. Frauman
Facsimile No.:  (212) 504-6666

         15.3     JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Purchase Agreement may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party (whether prevailing affirmatively or by means of a successful defense

                                       13
                                                      Exhibit D - Page 14 of 166
with respect to the issues having the greatest value or importance) will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

         15.4     FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Purchase Agreement and the other agreements referred to in this Purchase Agreement.

         15.5     WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Purchase Agreement or the documents referred to in this Purchase Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no party will be deemed to have waived any of its rights or privileges under this Purchase Agreement or the documents referred to in this Purchase Agreement unless the waiver is in writing and no waiver given by a party will be applicable except in the specific instance for which it is given.

         15.6     MODIFICATION

                  This Purchase Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         15.7     ASSIGNMENTS, SUCCESSORS, AND THIRD-PARTY RIGHTS

                  Neither party may assign any of its rights under this Purchase Agreement without the prior consent of the other party, other than an assignment of the rights of Asset Company to a wholly owned (direct or indirect) Related Person of Asset Company that affirms in writing that it will be bound to the representations, warranties, and obligation of Asset Company under this Purchase Agreement as if it signed the Agreement as the original signatory Asset Company (with such factual changes, such as jurisdiction of organization, as reasonably may be required). Subject to the preceding sentence, this Purchase Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Purchase Agreement will be construed to give any Person other than the parties to this Purchase Agreement any legal or equitable right, remedy, or claim under or with respect to this Purchase Agreement or any provision of this Purchase Agreement. This Purchase Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Purchase Agreement and their successors and assigns. The Liquidating Trust is an express beneficiary of the covenants and obligations of the parties to this Agreement.

                                       14
                                                      Exhibit D - Page 15 of 166

         15.8     SEVERABILITY

                  If any provision of this Purchase Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Purchase Agreement will remain in full force and effect. Any provision of this Purchase Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         15.9     SECTION HEADINGS; CONSTRUCTION

                  The  headings  of  Sections  in this  Purchase  Agreement  are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Purchase Agreement. All words used in this Purchase Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         15.10    TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Purchase Agreement, time is of the essence.

         15.11    GOVERNING LAW

                  THIS PURCHASE AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         15.12    COUNTERPARTS

                  This Purchase Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Purchase Agreement and all of which, when taken together, will be deemed to constitute the and the same agreement.

                                       15
                                                      Exhibit D - Page 16 of 166

                  IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Purchase Agreement as of the date first written above.


ASSET COMPANY                               SELLER

GOLDMAN, SACHS & CO.                        SOUTHERN PACIFIC FUNDING CORPORATION


By:    ---------------------------          By:  -------------------------------
Name:  ---------------------------                   Kevin D. Padrick
Title: ---------------------------                   President


                                                      Exhibit D - Page 17 of 166

                                  APPENDIX I TO
                            ASSET PURCHASE AGREEMENT
                                  DEFINED TERMS

                  All references in this Appendix I to Sections are references to Sections of this Purchase Agreement unless otherwise specified. Unless the context otherwise requires, capitalized terms used in the Purchase Agreement, if not otherwise defined, have the following meanings:

                  "ADDITIONAL  COVENANTS  AGREEMENT"  has the  meaning  given in
Section 5.1.

                  "ADJUSTMENT AMOUNT" has the meaning given in Section 3.3.

                  "AGREEMENT" means, when referring to "this Agreement," the Amended and Restated Asset Purchase Agreement dated as of May 21, 1999, between Seller and Asset Company.

                  "ASSET CASH FLOW  INSTRUMENT" has the meaning given in Section
4.

                  "ASSET COMPANY" means the buyer of assets identified in paragraph one of this Agreement, or any permitted assignee.

                  "ASSET COMPANY DEFINITIVE AGREEMENTS" means this Agreement, the Stock Subscription and Purchase Agreement, Additional Covenants Agreement, the Settlement Agreement, the Cash Flow Instrument, the Asset Purchase Agreement Cash Flow Instrument, and the Guarantee.

                  "ASSET PURCHASE AGREEMENT" or "PURCHASE AGREEMENT" means the Amended and Restated Asset Purchase Agreement dated as of May 21, 1999, between Seller and Asset Company.

                  "ASSET PURCHASE CASH FLOWS" has the meaning given in Section 4.1.

                  "ASSET CASH FLOW  INSTRUMENT" has the meaning given in Section
4.

                  "BANKRUPTCY CASE" has the meaning given in the Recitals to this Agreement.

                  "BANKRUPTCY COURT" has the meaning given in the Recitals to this Agreement.

                  "BASE CASH PRICE" has the meaning given in Section 3.2.

                  "BEST EFFORTS" means the efforts that a prudent Person who desires to achieve a certain result would use in similar circumstances to achieve the result as expediently as possible.

                  "BREACH" means (a) any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement.

                                       17
                                                      Exhibit D - Page 18 of 166

                  "CASH FLOW PERIOD" has the meaning given in Section 4.2.

                  "CLOSING" has the meaning given in Section 6.

                  "CLOSING DATE" means the date and time when Closing actually takes place.

                  "COMPANY" has the meaning given in the Recitals to this Agreement.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  "CONTEMPLATED TRANSACTIONS" means all of the transactions set forth in the definition of Contemplated Transactions in the Stock Subscription and Purchase Agreement.

                  "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DEFINITIVE AGREEMENTS" means this Agreement, the Stock Subscription and Purchase Agreement and all related agreements or instruments referred to in this Agreement or in the Stock Subscription and Purchase Agreement.

                  "DIP FINANCING AGREEMENT" means the Master Repurchase Agreement, Annex I to such Master Repurchase Agreement, the Margin Agreement and the related agreements, annexes and exhibits entered into between Debtor and Goldman, Sachs & Co., pursuant to which Goldman, Sachs & Co. extended a credit facility in the appropriate initial principal amount of $33,600,000.

                  "DISCLOSURE SCHEDULES" means the schedules attached to this Agreement and delivered by Debtor to Subscriber concurrently with the execution and delivery of this Agreement.

                  "DISCLOSURE STATEMENT" means the disclosure statement filed in Bankruptcy Court with respect to the Plan of Reorganization, as amended.

                  "DISTRIBUTION" has the meaning given in Section 4.2.

                  "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to a bankruptcy remote special purpose entity in respect of the Reorganized Company or the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows on, the related Assets or Purchased Assets and entered

                                       18
                                                      Exhibit D - Page 19 of 166
into primarily for the purpose of distributing Proceeds. Financing Transaction also includes all incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1 and 1996-3.

                  "GOVERNMENTAL BODY" means any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e)  body   exercising,   or   entitled   to   exercise,   any
         administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HEDGING GAINS" means any realized gains of the Asset Company on hedging transactions.

                  "HEDGING LOSSES" means any realized losses of the Asset Company on hedging transactions.

                  "HOLDER" means the holder of the Asset Cash Flow Instrument.

                  "HSR ACT" means the Hart-Scott Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "IO CERTIFICATE" means each of the certificates included among the Purchased Assets, representing subordinated interest-only REMIC regular interests in the related Securitization Trusts (or, in the case of the Series 1998-H1 Securitization Trust, a subordinated non-REMIC equity interest).

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "LIQUIDATING TRUST" means the liquidating trust established for the benefit of the Company's creditors in the Bankruptcy Case.

                  "MATERIAL INTEREST" has the meaning given in Appendix 1 of the Stock Subscription and Purchase Agreement.

                                       19
                                                      Exhibit D - Page 20 of 166

                  "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PREPAYMENT   PENALTY   INCOME"  means  the  income  from  the
Prepayment Penalty Trust Certificates and the Prepayment Penalty Rights.

                  "PREPAYMENT PENALTY TRUST CERTIFICATES" means the certificates included among the Purchased Assets representing interests in prepayment penalty income in respect of the mortgage loans in the Securitization Trusts.

                  "PREPAYMENT PENALTY RIGHTS" means all rights to prepayments penalty income from the Securitization Trusts not represented by a Prepayment Penalty Trust Certificate.

                  "PROCEEDING" means any action, arbitration, audit, case, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction.

                  "PURCHASE AGREEMENT" or "ASSET PURCHASE AGREEMENT" means the Amended and Restated Asset Purchase Agreement dated as of May 21, 1999, between Seller and Asset Company.

                  "PURCHASE PRICE" has the meaning given in Section 3.1.

                  "PURCHASED ASSETS" means the assets set forth on Schedule 2.1 of this Agreement.

                  "PURCHASED  ASSET  PROCEEDS"  has the meaning given in Section
4.1.

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                                       20
                                                      Exhibit D - Page 21 of 166

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any  individual  described in clause
(b) or (c).

                  "REORGANIZED COMPANY" refers to the Company upon the effective date of the Plan of Reorganization.

                  "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SECURITIZATION TRUST" means the trusts into which pools of mortgage loans were deposited pursuant to the 13 securitization transactions entered into by the Company (or one of its Subsidiaries) between 1995 and 1998 and which in turn issued various classes of mortgage securities representing interests in, or in the case of the Series 1998-H1 Securitization Trust, secured by, the trust assets.

                  "SELLER" means the seller of assets identified in paragraph one of this Purchase Agreement.

                  "SELLER DEFINITIVE AGREEMENTS" means this Agreement, the Settlement Agreement, the Liquidating Trust Agreement, the Stock Subscription and Purchase Agreement and the Additional Covenants Agreement.

                  "SETTLEMENT AGREEMENT" means the {settlement agreement} [SETTLEMENT AGREEMENT DATED AS OF JUNE 17, 1999,] among Seller, Norwest Bank Minnesota, National Association {and}[,] MBIA Insurance Corporation {to be entered into prior to the Closing Date} [AND THE GOLDMAN SACHS GROUP, INC].

                  "STOCK SUBSCRIPTION AND PURCHASE AGREEMENT" means the [SECOND] Amended and Restated Stock Subscription and Purchase Agreement between Seller and Subscriber dated as of {May 21} [JUNE 30], 1999.

                                       21
                                                      Exhibit D - Page 22 of 166

                  "SUBSCRIBER" has the meaning given in the first paragraph of the Stock Subscription and Purchase Agreement.

                  "THREATENED" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or another event has occurred or other circumstances exist, that would lead a prudent Person to conclude that a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                       22
                                                      Exhibit D - Page 23 of 166

                                  SCHEDULE 2.1
                                PURCHASED ASSETS

         The following Subordinated Interest-Only Interests, Prepayment Penalty Income, and Partnership Interest:

Securitization Trust             Interest(s)
--------------------             -----------
1995-1                           Prepayment Penalty Income

1995-2                           S-1, S-2, Prepayment Penalty Income

1996-1                           I S-1,  I S-2,  II
                                 S-1,    II    S-2, Prepayment Penalty
                                 Income

1996-2                           I S, II S, Prepayment Penalty Income

1996-3                           I S, II S, Prepayment Penalty Income

1996-4                           I S,  II S, Prepayment Penalty Income

1997-1                           II S, Prepayment Penalty Income

1997-2                           S-1A, S-1F, Prepayment Penalty Income

1997-3                           Prepayment Penalty Income

1997-4                           Prepayment Penalty Income

1998-1                           Prepayment Penalty Income

1998-2                           Prepayment Penalty Income

1998-H1                          Class X(1)
                                 Prepayment Penalty Income

----------------
(1) This interest is a partnership interest for tax purposes.

                                       23
                                                      Exhibit D - Page 24 of 166

                                   Exhibit 4.1

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE COMPANY)
SATISFACTORY TO THE COMPANY IN ITS SOLE JUDGMENT THAT SUCH TRANSFER IS BEING MADE EITHER PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND EITHER DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR HAS BEEN SO REGISTERED OR QUALIFIED. THE OPINION SHALL ALSO STATE THAT AS A RESULT OF SUCH TRANSFER, THE COMPANY IS UNDER NO OBLIGATION TO REGISTER UNDER THE SECURITIES ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940 OR ANY OTHER FEDERAL OR STATE SECURITIES LAW.

                           ASSET CASH FLOW INSTRUMENT

                                                              NEW YORK, NEW YORK
                                                              -------, 1999

         FOR VALUE RECEIVED, the undersigned ----------, ("Asset Company"), a ----------- having its principal place of business at -----------------------------, promises to pay to the order of SOUTHERN PACIFIC FUNDING CORPORATION ("Holder") at ------------------------------------- the
amounts as provided herein.

         This Asset Cash Flow Instrument (the "Instrument") evidences an obligation incurred pursuant to the Amended Plan of Reorganization dated May ---, 1999, of Southern Pacific Funding Corporation acting in its capacity as Debtor-in-Possession in its bankruptcy case filed under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon.

         Capitalized terms used in this Instrument and not otherwise defined have the meanings given in Appendix I hereto, which is incorporated into this Instrument by reference.

         This Instrument represents a general obligation of Asset Company, payable from any available funds.

1.       ASSET CASH FLOW INSTRUMENT

         1.1 The Asset Company shall make periodic payments to Holder (each a "Distribution") of the sum (without duplication) of 50 percent of the following (i.e., 50 percent of the amounts in clause (a) minus 50 percent of the amounts in

                                                      Exhibit D - Page 25 of 166
clause (b)) with respect to the Purchased Assets and Purchased Asset Proceeds. ("Purchased Asset Proceeds" means any securities or tangible non-cash consideration received on a sale or transfer of Purchased Assets to a non-Related Person of Asset Company, including any securities retained by Asset Company in connection with the securitization of any Purchased Assets):

         (a)      the sum (without duplication) of:

                           (i) the aggregate of all pre-tax cash flows from each
                  of the Purchased Assets and Purchased Asset Proceeds from June ---, 1999 until the sale (or transfer) or Financing
                  Transaction with respect to the related Purchased Assets or Purchased Asset Proceeds, it being agreed that the cash flows will continue to be payable to Holder after any sale or transfer to a Related Person of Asset Company (other than a sale to a Related Person of Asset Company for the sole purpose of facilitating a Financing Transaction) or pursuant to a transaction that has not been found by the board of directors of Asset Company to be an arms-length transaction;

                           (ii) all pre-tax Proceeds from the sale of any Purchased Asset or Purchased Asset Proceeds or any portion of a Purchased Asset or Purchased Asset Proceeds; and

                           (iii) all pre-tax Proceeds from any Financing Transaction entered into by Asset Company with respect to any of the Purchased Assets or Purchased Asset Proceeds and all hedging gains;

                                (50% of the sum of the  amounts  in clause  (i),
                  (ii) and (iii) are the "Asset Purchase Cash Flows"); minus

         (b) otherwise unreimbursed Out-of-Pocket Expenses incurred by Asset Company.

         1.2 The periodic payments (each a "Distribution") made with respect to this Instrument each calendar month, commencing with the first full calendar month following June ---, 1999 (each such month, a "Cash Flow Period") will equal (i) Asset Purchase Cash Flows received by Asset Company during such Cash Flow Period (or from June ---, 1999 through the last day of the first Cash Flow Period, in the case of the first Distribution) minus (ii) 50 percent of the otherwise unreimbursed Out-of-Pocket Expenses not previously applied in reduction of Asset Purchase Cash Flows.

         1.3      Out-of-Pocket Expenses means:

         (a) Direct Third Party out-of-pocket expenses reasonably incurred by the Asset Company or by a Related Person of Asset Company with respect to the Purchased Assets and Purchased Asset Proceeds, not otherwise reimbursable from a third party, and directly

                                       2
                                                      Exhibit D - Page 26 of 166
                  related to a sale of Purchased Assets or Purchased Asset Proceeds or Financing Transaction.

         (b)      Notwithstanding   Section   1.3(a),   Out-of-Pocket   Expenses
specifically include:

                           (i) hedging losses and carrying costs of hedging transactions;

                           (ii) principal and interest repaid on any Financing Transaction;

                           (iii) otherwise reimbursable Third Party expenses that Asset Company has determined to be uncollectible; and

                           (iv) fees and expenses  incurred  with respect to The
                  Goldman Sachs Group {L.P}[, Inc]. or a Related Person of The Goldman Sachs Group {L.P}[, INC]. in connection with a sale or Financing Transaction, but only to the extent such fees are consistent with market rates and industry standards and are approved by the Holder, which approval shall not be unreasonably withheld ("Related Person Expenses"). Related Person Expenses shall be deemed to be approved if not objected to within 21 days after Holder received a detailed report from the Asset Company together with a request for approval.

         1.4 The Distribution for a particular month will be paid on or before the first business day following the end of the related Cash Flow Period by wire transfer to an account specified by Holder.

2.       OBLIGATIONS ABSOLUTE

         The obligations of Asset Company to pay Distributions under this Instrument (in accordance with its terms) shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense (other than the defense that the amount due has been paid), counterclaim or recoupment ("Abatements") for any reason whatsoever, including without limitation, Abatements due to any present or future claims of Asset Company against Holder under this Instrument or otherwise, or against any other Person for whatever reason.

         It is the express intention of Asset Company and Holder that all Distributions are, and shall continue to be, payable in all events unless the obligation to pay such Distributions is terminated pursuant to the express provisions of this Instrument.

3.       REMEDIES

         Asset Company and all others who may become liable for the payment of all or any part of the obligations hereunder do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Instrument.

                                       3
                                                      Exhibit D - Page 27 of 166

         Upon the occurrence and during the continuance of any breach by the Asset Company of any of its obligations hereunder, Holder shall have all remedies available to Holder at law or in equity, including, without limitation of any other remedies, the right to specifically enforce any of the obligations or duties owing by Asset Company or any other person and the right to also bring an action for money damages.

4.       VENUE; ATTORNEY FEES; GOVERNING LAW

         In any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Instrument may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                                       4
                                                      Exhibit D - Page 28 of 166

         THIS INSTRUMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.


         IN WITNESS WHEREOF, this Asset Cash Flow Instrument has been executed and delivered to the Holder as of the date first specified above.

                                            GOLDMAN, SACHS & CO.

                                            By:    -----------------------------

                                            Title: -----------------------------

                                       5
                                                      Exhibit D - Page 29 of 166

                                  APPENDIX I TO
                           ASSET CASH FLOW INSTRUMENT
                                  DEFINED TERMS

                  Unless the context otherwise requires, capitalized terms used in the Asset Cash Flow Instrument, if not otherwise defined, have the following meanings:

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to an bankruptcy remote special purpose entity in respect of the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows from, the Purchased Assets or Purchased Asset Proceeds and entered into primarily for the purpose of distributing Proceeds. Financing Transaction also includes all incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1 and 1996-3.

                  "GOVERNMENTAL BODY" means any:

                  (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign, or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (iv)     multi-national organization or body; or

                  (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "MATERIAL INTEREST" means, for purposes of the definition of Related Person, a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interest in a Person.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction.

                                       6
                                                      Exhibit D - Page 30 of 166

                  "PURCHASED ASSETS" means the assets set forth on the Schedule of Assets to this Asset Cash Flow Instrument.

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                  (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (ii) any Person that holds a Material Interest in such specified Person;

                  (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                  (iv) any Person in which such specified Person holds a Material Interest;

                  (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (vi) any Related Person of any individual described in clause (b) or (c).

                  "THIRD PARTY" means a Person that is neither The Goldman Sachs Group {L.P}[, INC]. nor any Related Person of The Goldman Sachs Group {L.P}[, INC].


                                        7
                                                      Exhibit D - Page 31 of 166

                               SCHEDULE OF ASSETS

         The following Subordinated Interest-Only Interests, Prepayment Penalty Income, and Partnership Interest:

Securitization Trust               Interest(s)
--------------------               -----------
1995-1                             Prepayment Penalty Income

1995-2                              S-1, S-2, Prepayment Penalty Income

1996-1                             I S-1,  I S-2,  II
                                   S-1,    II    S-2,
                                   Prepayment Penalty
                                   Income

1996-2                             I S, II S, Prepayment Penalty Income

1996-3                             I S, II S, Prepayment Penalty Income

1996-4                             I S,  II S, Prepayment Penalty Income

1997-1                             II S, Prepayment Penalty Income

1997-2                             S-1A, S-1F, Prepayment Penalty Income

1997-3                             Prepayment Penalty Income

1997-4                             Prepayment Penalty Income

1998-1                             Prepayment Penalty Income

1998-2                             Prepayment Penalty Income

1998-H1                            Class X(1)
                                   Prepayment Penalty Income

----------------
(1) This interest is a partnership interest for tax purposes.

                                        8
                                                      Exhibit D - Page 32 of 166

                                  EXHIBIT 2.4.1
                                       and
                                   EXHIBIT 5.1


                         ADDITIONAL COVENANTS AGREEMENT

                  THIS ADDITIONAL COVENANTS AGREEMENT is entered into as of June --, 1999, by and between SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation ("Company") and the SPFC LIQUIDATING TRUST established for the benefit of the creditors of Southern Pacific Funding Corporation in connection with the case filed by the Company under Chapter 11 of the United States Bankruptcy Code (the "Liquidating Trust") GOLDMAN, SACHS & CO., a Delaware limited partnership ("Asset Company"), and THE GOLDMAN SACHS GROUP, INC., a Delaware corporation ("Subscriber").

                                    RECITALS

A. On October 1, 1998, Company filed for bankruptcy under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Case") in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court").

B. On May --, 1999, Company filed its amended "Plan of Reorganization" with the Bankruptcy Court. The Plan of Reorganization was confirmed by the Bankruptcy Court pursuant to the "Confirmation Order" entered on {June} [JULY] --, 1999.

C. As of {May 21} [JUNE 30], 1999, Company entered into {an} [A SECOND] Amended and Restated Asset Purchase Agreement with Goldman, Sachs & Co., ( "Asset Purchase Agreement").

D. As of {May 21} [JUNE 30], 1999, Company entered into {an} [A SECOND] Amended and Restated Stock Subscription and Purchase Agreement with The Goldman Sachs Group, Inc., as Subscriber (the "Stock Subscription and Purchase Agreement").

E. Pursuant to the Confirmation Order and the Asset Purchase Agreement, the Purchased Assets were sold by Company to Asset Company.

F. Also pursuant to the Confirmation Order and the Stock Subscription and Purchase Agreement, Company canceled all of its capital stock outstanding prior to the effective date of the Plan of Reorganization and issued 10,000 shares of common stock, constituting all of the capital stock of Company, to Subscriber (or one of its affiliates).

G. Also pursuant to the Confirmation Order and the Stock Subscription and Purchase Agreement, certain of the assets and liabilities of the Company were transferred to the Liquidating Trust. The Stock Subscription and Purchase Agreement contemplates that

                                                      Exhibit D - Page 33 of 166

         Company, the Liquidating Trust and the other parties hereto enter into this Additional Covenants Agreement.

                                   AGREEMENTS

                  The Liquidating Trust, Company, Subscriber, and Asset Company intending to be bound, hereby agree as follows:

                  1. DEFINITIONS

                  For  purposes  of  this  Agreement,   capitalized   terms  not
otherwise defined have the meanings given in Appendix I, attached hereto and incorporated herein.

                  2. PAYMENTS FROM PROCEEDINGS

                  Company will distribute to the Liquidating Trust any payments it has received or receives as a result of Company prevailing in any Proceeding against third parties for activities occurring prior to the closing of the Stock Subscription and Purchase Agreement, except that Company will retain any payments received with respect to any Proceeding that (a) is related to one or more particular mortgage loans held in the Securitization Trusts on the Closing Date, (b) affects the interests or performance of the master servicer of such loans, such as a claim that Company, as master servicer, may bring on behalf of a Securitization Trust, or (c) is related to failure by the trustee under any Securitization Trust or any Prepayment Penalty Trust Certificates to properly calculate the cash flows to the certificate holders from any such Trust or Certificate.

                  3. BOOKS AND RECORDS

                  The Liquidating Trust will provide Company access to the books and records of Company, and the opportunity to make copies at its expense. Upon dissolution of the Liquidating Trust, all such books and records shall be delivered by the Liquidating Trust to Company.

                  4. THE FLORIDA RESERVE

                  Company will deposit the  Distributions  for each month (after any payments required to be made to Subscriber as a result of an unpaid Preferred Return, or unpaid Company Tax Adjustment Amount, or payments on Holder Expense Loans) into a segregated reserve account (the "Florida Reserve") for a period of time. The funds deposited in the Florida Reserve will be invested at the direction of Company only in Eligible Investments for the benefit of Holder (Holder shall be responsible to report such investment income and pay income taxes thereon) and may be used (together with any income on Eligible Investments) by Company to {purchase each and every mortgage loan out of Securitization Trusts in the amount and as specified in the settlement or finding referred to below (including accrued interest and other} [PAY ANY] amounts required to be paid {under the applicable Pooling and Servicing Agreement) pursuant to the requirements of a binding settlement or a finding that any such mortgage loans are owned by or encumbered in favor of Oceanmark Bank F.S.B. in a final, unappealable judgment entered by a court of competent jurisdiction} [BY THE COMPANY PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT] with

                                       2
                                                      Exhibit D - Page 34 of 166
respect to the Florida {Case (such settlement or judgment,} [CASES (]the "Florida Case Resolution"). When the obligations of the Company under the Florida Case Resolution are fully satisfied, Company will immediately release all remaining funds in the Florida Reserve to Holder.

                  5. SUBSCRIBER CONTRIBUTION

                  [SUBJECT TO THE FOLLOWING PROVISO,] Subscriber agrees to make a Subscriber Contribution to the extent necessary to satisfy {Reorganized} Company's obligations to {purchase each and every mortgage loan out of Securitization Trusts as specified in the settlement or finding referred to below (including accrued interest and other amounts required to be paid under the applicable Pooling and Servicing Agreement) pursuant} [MAKE PAYMENTS REQUIRED PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT WITH RESPECT] to the Florida Case Resolution to the extent the funds contained in the Florida Reserve established pursuant to this Agreement (plus any funds provided by or on behalf of the Liquidating Trust, in each case in its sole and absolute discretion) are insufficient to satisfy such obligations at the time such obligations are due[; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUBSCRIBER BE OBLIGATED TO (ALTHOUGH SUBSCRIBER MAY, IN ITS SOLE DISCRETION) MAKE A SUBSCRIBER CONTRIBUTION WITH RESPECT TO ANY SUCH AMOUNT WHICH IS NOT GUARANTEED PURSUANT TO
SECTION 6(A) OF THE SETTLEMENT AGREEMENT]. Within 30 days of making a Subscriber Contribution, Subscriber must elect by delivering written notice to Holder of its election not to receive a Preferred Return (the "Subscriber Election"). If no election is made, Subscriber will be deemed to have elected to receive a Preferred Return.

                  6. REQUIRED CAPITAL CONTRIBUTIONS

                  Subscriber agrees to make capital contributions to Company each month in cash to the extent the Residual Cash Flows remaining after payment of Distributions together with the proceeds of any Holder Expense Loan made during such month are insufficient to pay all expenses and liabilities of Company together with the requirement to fund the Reserve pursuant to the Cash Flow Instrument (such contributions, the "Required Capital Contributions"), subject to the limitation that Required Capital Contributions to pay an unpaid Holder Tax Adjustment Amount may be limited during any month to an amount equal to all pre-tax cash flows and other amounts, if any, paid or payable in respect of the Asset Cash Flow Instrument minus the Out-of-Pocket Expenses plus the Holder-Allocated Expenses for the month.

                  Required Capital Contributions are not entitled to a preferred return of any kind and no portion of the Required Capital Contributions shall be eligible for treatment as Out-of-Pocket Expenses.

                  7. INFORMATION; REPORTS; COOPERATION

                  Company and Asset Company will provide Holder the following information and reports:

         (a) All reports pertaining to the Assets and the Purchased Assets received by Company from Asset Company or Third Parties,
                  including   without   limitation,   any  master

                                       3
                                                      Exhibit D - Page 35 of 166
                  servicer or subservicer (each, a "Third Party Report"). Company and Asset Company will provide Third Party Reports to Holder monthly.

         (b) Annual investor level reports ("Investor Reports") containing information in reasonable detail on the Assets and the Purchased Assets, a description of the management activities and decisions related to the Assets and the Purchased Assets, financial statements (including balance sheet, income statement, and cash flow statements), and proposed management plans for the next year. Each Investor Report shall contain information that a reasonably prudent investor would be interested in receiving with respect to its investment.

         (c) Meetings, upon reasonable request by Holder, with a person designated by the Holder and a person designated by Company or Asset Company (with knowledge of the management activities respecting the Assets and the Purchased Assets) to discuss the management of the Assets and the Purchased Assets, receive comments from the person designated by the Holder, and prompt responses to such designated person (which may be oral or written) to questions or requests (including loan data tapes) for information that a reasonably prudent investor would be interested in receiving with respect to its investment.

                  In the event Holder desires to sell all or a portion of its interest, Company and Asset Company will cooperate with Holder and will promptly provide all necessary information reasonably requested by Holder to facilitate the sale.

                  8. ASSET MANAGEMENT; STANDARDS

                  Company and Asset Company will manage the Assets and the Purchased Assets in accordance with the following standards:

         (a) All loan servicing activities will be managed in a manner consistent with industry standards, including industry servicing standards related to the subprime credit mortgage market; provided that to the extent that such standards conflict with the applicable Pooling and Servicing Agreements such agreements shall govern.

         (b) The Assets and the Purchased Assets will be managed with the same care and diligence and in a manner consistent with the manner in which other similar assets of the Subscriber and Related Persons of Subscriber are managed;

         (c) The Assets and the Purchased Assets will be managed in a manner consistent with the economic interests of both Holder and Company;

         (d) No repurchase agreement will be entered into with respect to the Assets or the Purchased Assets; and

         (e) The Assets and the Purchased Assets will not be used as collateral or security for any transaction other than a Financing Transaction.

                                       4
                                                      Exhibit D - Page 36 of 166

                  Company shall affix any Certificates created after the date of this agreement with the legend that appears on the top of the Cash Flow Instrument.

                                       5
                                                      Exhibit D - Page 37 of 166

                  9. NO MANAGEMENT FEE

                  Neither Subscriber, Company, Asset Company nor Related Persons of any of the foregoing will be entitled to a management fee in connection with the management of the Assets or the Purchased Assets.

                  10. EQUITY

                  Subscriber or a Related Person of Subscriber shall at all times maintain ownership of at least 80% of the capital stock of Company, after giving effect to any capital stock issued after Closing; provided that the foregoing shall not be deemed to preclude the liquidation or merger of the Company into Subscriber. Company shall not pledge or otherwise encumber the capital stock of Company, except as collateral for a financing that is recourse to Subscriber. Company shall not accept capital contributions except in cash and except as may be required in connection with the Subscriber Contribution or as Required Capital Contributions.

                  11. INDEBTEDNESS

                  (a) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Company to Holder, including without limitation, the performance by Company of its obligation to make Distributions under the Cash Flow Instrument, Company will not incur indebtedness other than:

         (i)      indebtedness necessary to pay Out-of-Pocket Expenses;

         (ii) indebtedness incurred to finance advances under the Pooling and Servicing Agreements; and

         (iii)    Financing Transactions.

                  (b) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Asset Company to Company, including without limitation, the obligation of Asset Company to make distributions under the Asset Cash Flow Instrument, Asset Company will not incur indebtedness other than Financing Transactions.

                  12. SERVICES BY LIQUIDATING  TRUST

                  (a) From the Closing Date to the end of the month in which the Closing Date occurs, the Liquidating Trust will be allowed to retain the servicing income for such period and will, at its expense, hire and utilize former employees of company to provide loan servicing services to company for such period. [ALL OTHER COSTS OF PROVIDING LOAN SERVICING DURING SUCH PERIOD ON BEHALF OF THE COMPANY SHALL BE PAID BY THE LIQUIDATING TRUST.] Liquidating Trust will use its reasonable best efforts to maintain the quality of servicing after the Closing Date to a level comparable to the period prior to the Closing Date.

                                       6
                                                      Exhibit D - Page 38 of 166

                  (b) From July 31, 1999 to August 31, 1999 (or as soon thereafter as practicable), Liquidating Trust will utilize former employees of company and otherwise use its reasonable best efforts to assure a smooth transfer of servicing responsibilities, records and files to the new servicer or servicers as directed by company. Company shall pay liquidating trust $480,000 as compensation for such services. All other usual and customary costs of servicing transfer (such as servicing transfer fees by the new subservicer, and other costs)[, EXCEPT AS OTHERWISE SPECIFIED IN THE STOCK SUBSCRIPTION AND PURCHASE AGREEMENT,] shall either be paid by the new servicer or servicers or by company (it being understood that the liquidating trust is not entitled to charge any additional fee).

                  13. SERVICING TRANSFER

                  Company shall not transfer the Master Servicing Rights unless the prior consent of Holder shall have been obtained; provided that Master Servicing Rights may be transferred without consent in connection with the sale of the related residual certificate.

                  14. ASSET TRANSFERS

                  (a) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Company to Holder, including without limitation, the performance by Company of its obligation to make Distributions under the Cash Flow Instrument, Company will not transfer any Assets to an entity other than a special purpose bankruptcy remote entity with Organizational Documents that prohibit the transferee from incurring indebtedness other than:

                           (i)      indebtedness to pay Out-of-Pocket Expenses;

                           (ii) indebtedness incurred to finance servicer advances under the Pooling and Servicing Agreements; and

                           (iii)    Financing Transactions.

                  (b) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Asset Company to Company, including without limitation, the obligation of Asset Company to make distributions under the Asset Cash Flow Instrument, Asset Company will not transfer any Assets to an entity other than a special purpose bankruptcy remote entity with Organizational Documents that prohibit the transferee from incurring indebtedness other than:

                           (i)      indebtedness to pay Out-of-Pocket Expenses;

                           (ii) indebtedness incurred to finance servicer advances under the Pooling and Servicing Agreements; and

                           (iii)    Financing Transactions.

Company and Asset Company will not acquire any additional assets (other than cash), by purchase, capital contribution (except for a Subscriber Contribution) or otherwise, other than Asset Proceeds and Purchased Asset Proceeds.

                                       7
                                                      Exhibit D - Page 39 of 166

                  15.      GUARANTEE

                  Subscriber agrees that its guaranty, if required to be given, shall be substantially in the form attached as Appendix II hereto.

                  16.      THIRD PARTY BENEFICIARIES

                  This Additional Covenants Agreement is entered into for the benefit of the parties hereto and for the benefit of the Holder or Holders of the Cash Flow Instrument, which Holder or Holders are expressly acknowledged to be a third party beneficiary or third party beneficiaries of this Additional Covenants Agreement.

                  17.      VENUE; ATTORNEY FEES; GOVERNING LAW

                  In any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Additional Covenants Agreement may be brought against any of the parties in the courts of the State of Oregon, county of Multnomah, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                  18.      NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                                       8
                                                      Exhibit D - Page 40 of 166

Liquidating Trust:                                          Asset Company:
------------------                                          --------------

SPFC Liquidating Trust                                      Goldman, Sachs & Co.
One Centerpointe Drive                                      85 Broad Street
Suite 551                                                   New York, New York  10004
Lake Oswego, Oregon  97035
                                                            Attention: Marvin Kabatznick
Attention: Kevin D. Padrick                                 Facsimile No.:  (212) 346-3568
Facsimile No.:  (503) 598-0662                              Attention: Jay Strauss
                                                            Facsimile No.:  (212) 902-0940
with a copy to:
                                                            with a copy to:
Miller, Nash, Wiener, Hager & Carlsen LLP
111 S.W. Fifth Avenue                                       Cadwalader, Wickersham & Taft
Suite 3500                                                  100 Maiden Lane
Portland, Oregon  97204                                     New York, New York  10038

Attention:  David W. Brown                                  Attention: David C.L. Frauman
Facsimile No.:  (503) 224-0155                              Facsimile No.:  (212) 504-6666

Subscriber:                                                 Company:
-----------                                                 --------

The Goldman Sachs Group, Inc.                               Southern Pacific Funding Corporation
85 Broad Street                                             One Centerpointe Drive
New York, New York  10004                                   Suite 551
                                                            Lake Oswego, Oregon  97035
Attention: Marvin Kabatznick
Facsimile No.:  (212) 346-3568                              Attention: Kevin D. Padrick
                                                            Facsimile No.:  (503) 598-0662
Attention: Jay Strauss
Facsimile No.:  (212) 902-0940                              with a copy to:

with a copy to:                                             Miller, Nash, Wiener, Hager & Carlsen LLP
                                                            111 S.W. Fifth Avenue
Cadwalader, Wickersham & Taft                               Suite 3500
100 Maiden Lane                                             Portland, Oregon  97204
New York, New York  10038
                                                            Attention: David W. Brown
Attention:  David C.L. Frauman                              Facsimile No.:  (503) 224-0155
Facsimile No.:  (212) 504-6666

                                       9
                                                      Exhibit D - Page 41 of 166

                  19.      JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, or, if it has or can acquire jurisdiction, in the United States District Court or the United States Bankruptcy Court for the District of Oregon, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party (whether prevailing affirmatively or by means of a successful defense with respect to the issues having the greatest value or importance) will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                  20.      FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other agreements referred to in this Agreement.

                  21.      WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no party will be deemed to have waived any of its rights or privileges under this Agreement or the documents referred to in this Agreement unless the waiver is in writing and no waiver given by a party will be applicable except in the specific instance for which it is given.

                  22.      SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  23.      SECTION HEADINGS; CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                                       10
                                                      Exhibit D - Page 42 of 166

                  24.      TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  {23} [25].        NO PARTNERSHIP

                  None of the parties to the Subscriber Definitive Agreements intend that any provision of any Subscriber Definitive Agreement shall be construed as creating a partnership between or among any of the parties thereto. Each party to any of the Subscriber Definitive Agreements agrees that it shall not treat any agreement, arrangement or right thereunder as a partnership for Tax reporting purposes or for the purpose of determining any Tax liability.

                  {24} [26].        GOVERNING LAW

                           THIS ADDITIONAL COVENANTS  AGREEMENT,  AND THE RIGHTS
AND  OBLIGATIONS OF THE PARTIES  HEREUNDER,  SHALL BE GOVERNED BY, AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

                  {25} [27].        COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Additional Covenants Agreement to be effective as of the date set forth above.

SOUTHERN PACIFIC FUNDING                    THE GOLDMAN SACHS GROUP, INC.
CORPORATION

By:    --------------------------           By:    -----------------------------


Title: --------------------------           Title: -----------------------------


SPFC LIQUIDATING TRUST                      GOLDMAN, SACHS & CO.


By:    --------------------------           By:    -----------------------------
                Trustee

                                            Title: -----------------------------

                                       11
                                                      Exhibit D - Page 43 of 166

                                  APPENDIX I TO
                         ADDITIONAL COVENANTS AGREEMENT
                                  DEFINED TERMS

                  All references in this Appendix I to Sections are references to Sections of this Additional Covenants Agreement unless otherwise specified. Unless the context otherwise requires, capitalized terms used in the Additional Covenants Agreement, if not otherwise defined, have the following meanings:

                  "ADDITIONAL COVENANTS AGREEMENT" and "AGREEMENT" means, when referring to "this Agreement," the Additional Covenants Agreement dated as of June ---, 1999, between Company, Liquidating Trust, Asset Company and Subscriber.

                  "ASSETS" has the meaning given in Schedule 2.1.2 of the Stock Subscription and Purchase Agreement.

                  "ASSET CASH FLOW  INSTRUMENT" has the meaning given in Section
4.1 of the Asset Purchase Agreement.

                  "ASSET COMPANY" means the buyer of assets identified in the first paragraph of the Asset Purchase Agreement or any permitted assignee thereof.

                  "ASSET PURCHASE AGREEMENT" or "PURCHASE AGREEMENT" means the Amended and Restated Asset Purchase Agreement dated as of May 21, 1999, between Debtor and Asset Company.

                  "ASSET PURCHASE CASH FLOWS" has the meaning given in Section 2.3.1(a)(i) of the Stock Subscription and Purchase Agreement.

                  "BANKRUPTCY CASE" has the meaning given in the Recitals to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BANKRUPTCY COURT" has the meaning given in the Recitals to this Agreement.

                  "CASH FLOW INSTRUMENT" has the meaning given in Section 2.3.1 of the Stock Subscription and Purchase Agreement.

                  "CERTIFICATES" means any certificates by Company to represent a beneficial interest in the Cash Flow Instrument.

                  "CLOSING" has the meaning given in Section 2.5 of the Stock Subscription and Purchase Agreement.

                  "CLOSING DATE" means the date and time when Closing actually takes place.

                                       1
                                                      Exhibit D - Page 44 of 166

                  "COMPANY" has the meaning given in the first paragraph of this Agreement.

                  "COMPANY TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are less than $77,000,000, the Tax Adjustment Amount; otherwise zero.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "DIP FINANCING AGREEMENT" means the Master Repurchase Agreement, Annex I to such Master Repurchase Agreement, the Margin Agreement and the related agreements, annexes and exhibits entered into between {Debtor} [THE COMPANY] and Goldman, Sachs & Co., pursuant to which Goldman, Sachs & Co. extended a credit facility in the approximate initial principal amount of $33,600,000.

                  "DISTRIBUTION" shall have the meaning given in Section 2.3.2 of the Stock Subscription and Purchase Agreement.

                  "ELIGIBLE INVESTMENTS" means the following:

                  (1) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (2) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by a nationally recognized statistical rating organization;

                  (3) commercial paper (having original maturities of not more than 30 days) rated in its highest rating by a nationally recognized statistical rating organization; and

                  (4) investments in money market funds rated in its highest rating by a nationally recognized statistical rating organization.

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to a bankruptcy remote special purpose entity in respect of the Reorganized Company or the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows on, the related Assets or Purchased Assets and entered into primarily for the purpose of distributing Proceeds. Financing Transaction also includes all incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1, and 1996-3.

                                       2
                                                      Exhibit D - Page 45 of 166

                  "FLORIDA {CASE} [CASES]" means Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., USA, {a lawsuit} [AND OCEANMARK BANK F.S.B. V. BANKERS TRUST COMPANY OF CALIFORNIA, N.A. AND ADVANTA MORTGAGE COMPANY, LAWSUITS] filed in the state of Florida by Oceanmark Bank, F.S.B., and all related litigation in the Bankruptcy Court.

                  "FLORIDA CASE RESOLUTION" has the meaning given in Section 4.

                  "FLORIDA RESERVE" has the meaning given in Section 4.

                  "GOVERNMENTAL BODY" means any:

                           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                           (b) federal,  state,  local,  municipal,  foreign, or
                  other government;

                           (c) governmental or  quasi-governmental  authority of
                  any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d)      multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
                  administrative,   executive,  judicial,  legislative,  police,
                  regulatory, or taxing authority or power of any nature.

                  "GUARANTEE" means a guarantee to be delivered in accordance with Section 13 and the terms of the Cash Flow Instrument.

                  "HOLDER" means the holder of the Cash Flow Instrument.

                  "HOLDER-ALLOCATED  EXPENSES"  has the meaning given in Section
2.3.1 of the Stock Subscription and Purchase Agreement.

                  "HOLDER TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are more than $81,000,000, the lesser of the Tax Adjustment Amount and $1,500,000; otherwise zero.

                  "INVESTOR REPORTS" has the meaning given in Section 7(b).

                  "LIQUIDATING TRUST" has the meaning given in the first paragraph of this Agreement.

                  "MASTER SERVICING RIGHTS" means master loan servicing rights under the Pooling ans Servicing Agreements relating to Series 1997-4, 1998-1, 1998-2, and 1998-H1 Securitization Trusts.

                                       3
                                                      Exhibit D - Page 46 of 166

                  "MATERIAL INTEREST" means, for purposes of the definition of Related Person, a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

                  "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                  "OUT-OF-POCKET  EXPENSES"  has the  meaning  given in  Section
2.3.3 of the Stock Subscription and Purchase Agreement.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN OF REORGANIZATION" is the plan of reorganization filed by the Company in the Bankruptcy Case, as may be amended or supplemented.

                  "POOLING AND SERVICING AGREEMENTS" means the Pooling and Servicing Agreements (or the {Trust Agreement and Indenture and} Servicing Agreement with respect to the Series 1998-H1 Securitization Trust) entered into by the Company (or one of its Subsidiaries) with respect to each of the securitization transactions engaged in by the Company (or one of its Subsidiaries) between 1995 and 1998.

                  "PREFERRED RETURN" means, after a Subscriber Contribution shall have been made and unless the Subscriber elects not to receive a Preferred Return, the return of cash in an amount equal to the Subscriber Contribution plus 15% per annum of the unpaid balance of the Subscriber Contribution until the Subscriber Contribution shall have been returned in full.

                  "PREPAYMENT PENALTY TRUST CERTIFICATES" means the certificates included among the Purchased Assets representing interests in prepayment penalty income in respect of the mortgage loans in the Securitization Trusts.

                  "PROCEEDING" means any action, arbitration, audit, case, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction, net of direct Out-of-Pocket Expenses.

                                       4
                                                      Exhibit D - Page 47 of 166

                  "PURCHASED ASSETS" has the meaning given in Section 2.1 of the Asset Purchase Agreement.

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                           (a) any Person that directly or indirectly  controls,
                  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (b) any Person that holds a Material Interest in such
                  specified Person;

                           (c) each Person  that serves as a director,  officer,
                  partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                           (d) any Person in which such specified Person holds a
                  Material Interest;

                           (e) any Person with  respect to which such  specified
                  Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f) any Related Person of any individual described in
                  clause (b) or (c).

                  "REORGANIZED COMPANY" has the meaning given in the Recitals to the Stock Subscription and Purchase Agreement.

                  "REORGANIZED COMPANY TAX ATTRIBUTES" means the sum of the Reorganized Company's net operating losses plus the excess of the tax basis of its assets over their fair market value in the agreed amount of $79,000,000, to be calculated as of the end of the Short Year as: (a) total capital contributed by the Company's shareholders, (b) minus any distributions to Company shareholders or other payments that were not deductible or for which the Company did not receive full basis for federal income tax purposes, (c) plus retained after-tax income for the period prior to the Company's initial public offering as reported for federal income tax purposes, and (d) plus the Company's excess inclusion income for federal income tax purposes for the taxable periods after the Company's initial public offering through Closing less Taxes paid, as such amount may be adjusted on any Tax Attribute Determination Date.

                  "REQUIRED  CAPITAL  CONTRIBUTIONS"  has the  meaning  given in
Section 6.

                  "RESERVE" means a funded account equal to an amount reasonably calculated by Subscriber to be sufficient to cover any Out-of Pocket Expenses estimated to occur during the following twelve months, but in no event more than $100,000.

                  "RESIDUAL CASH FLOWS" has the meaning given in Section 2.3.1(a)(ii) of the Stock Subscription and Purchase Agreement.

                                       5
                                                      Exhibit D - Page 48 of 166

                  "SECURITIZATION TRUST" means the trusts into which pools of mortgage loans were deposited pursuant to the 13 securitization transactions entered into by the Company (or one of its Subsidiaries) between 1995 and 1998 and which in turn issued various classes of mortgage securities representing interests in, or in the case of the Series 1998-H1 Securitization Trust, secured by, the trust assets.

                  ["SETTLEMENT AGREEMENT" MEANS THE SETTLEMENT AGREEMENT DATED AS OF JUNE 17, 1999, AMONG SOUTHERN PACIFIC FUNDING CORPORATION, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, MBIA INSURANCE CORPORATION AND THE GOLDMAN SACHS GROUP, INC.]

                  "SHORT YEAR" has the meaning given in Section 3.5.2(a) of the Stock Subscription and Purchase Agreement.

                  "STOCK SUBSCRIPTION AND PURCHASE AGREEMENT" has the meaning given in the Recitals to this Agreement.

                  "SUBSCRIBER" has the meaning given in the first paragraph of this Agreement.

                  "SUBSCRIBER CONTRIBUTION" means the amount of any funds contributed to the Reorganized Company by Subscriber in order to purchase mortgage loans out of certain Securitization Trusts (including accrued interest and other amounts required to be paid under the applicable Pooling and Servicing Agreements) with respect to loans pursuant to the resolution of the Florida Case if the amount of the Florida Reserve is insufficient to make all of the required purchases.

                  "SUBSCRIBER DEFINITIVE AGREEMENTS" means this Agreement, the Asset Purchase Agreement, Additional Covenants Agreement, the Settlement Agreement, the Cash-Flow Instrument, the [Asset Purchase Agreement Cash-Flow Instrument], the Subservicing Agreement, and the Guarantee.

                  "SUBSCRIBER ELECTION" has the meaning given in Section 5.

                  "TAX" and "TAXES" mean all taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto imposed by any Governmental Body.

                  "TAX ADJUSTMENT AMOUNT" means the amount calculated as of a Tax Attribute Determination Date in accordance with the following formula (without duplication of adjustments made on any earlier Tax Attribute Determination Date), plus interest accrued at a per annum rate of 10 percent from the Closing Date paid:

                           If  Reorganized  Company  Tax  Attributes  exceed $81
                  million, the Tax Adjustment Amount shall be 15.19 percent of such excess. If Reorganized Tax Attributes are less than $77 million, the Tax Adjustment Amount shall be 15.19 percent of such shortfall.

                  "TAX ATTRIBUTE DETERMINATION DATE" is a date on which the expected Reorganized Company Tax Attributes are determined to be different than $79,000,000 as a result of (a) a final

                                       6
                                                      Exhibit D - Page 49 of 166
determination by or settlement with the Internal Revenue Service, (b) a mutual determination of the Liquidating Trust and Subscriber, or (c) the issuance of a written opinion from the Tax Expert with respect to those elements of Reorganized Company Tax Attributes not determined by the procedures set forth in clause (a) or (b).

                  "TAX EXPERT" has the meaning given in Section 3.5.7 of the Stock Subscription and Purchase Agreement.

                  "THIRD PARTY" means a Person that is neither the Subscriber nor any Related Person of Subscriber.

                  "THIRD PARTY REPORT" has the meaning given in Section 7(a).


                                                      Exhibit D - Page 50 of 166

                                   APPENDIX II



                                                                          , 1999
Southern Pacific Funding Corporation
ADDRESS

Attention:

Ladies and Gentlemen:

For value received, The Goldman Sachs Group, Inc. (the "Guarantor"), a corporation duly organized under the laws of the State of Delaware, hereby unconditionally guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of [Goldman Entity], a subsidiary of the Guarantor and a [describe entity] (the "Company"), to SOUTHERN PACIFIC FUNDING CORPORATION AND HOLDER (the "Counterparty") arising out of the assumptions of the obligations of the Guarantor under the Additional Covenants Agreement among the Guarantor, Goldman, Sachs & Co. and the Counterparty dated as of [ ], 1999 (the "Agreement"). This Guaranty is one of payment and not of collection.

The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Counterparty against, and any other notice to, the Company, the Guarantor or others.

Counterparty may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) make any change in the terms of any obligation or liability of the Company to Counterparty, (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Company to Counterparty, (3) exercise or refrain from exercising any rights against the Company or others, or (4) compromise or subordinate any obligation or liability of the Company to Counterparty including any security therefor. Any other suretyship defenses are hereby waived by the Guarantor.

The Guarantor will not exercise any rights which it may acquire by way of subrogation until all due and unpaid obligations to Counterparty shall have been paid in full. Any amount paid to the Guarantor in violation of the preceding sentence shall be held by Guarantor for the benefit of the Counterparty and shall forthwith be paid to the Counterparty to be credited and applied to the due and unpaid obligations. Subject to the foregoing, upon payment of all such due and unpaid obligations, the Guarantor shall be subrogated to the rights of the Counterparty against the Company with respect to such obligations, and the Counterparty agrees to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

                                       2
                                                      Exhibit D - Page 51 of 166

Southern Pacific Funding Corporation
, 1999
Page 3

The Guarantor agrees to pay all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in the enforcement or protection of the rights of the Counterparty in connection with a breach of the Agreement by the Company or, to the extent incurred after demand under the Guaranty has been made and not timely honored, a breach of this Guaranty by the Guarantor.

The Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Counterparty, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption, in addition, the Counterparty will have the right to assign its rights under the Guaranty in connection with the assignment of the cash flow instrument issued in connection with the Agreement, provided, however, that unless the Guarantor shall have received written notice of any such assignment, it shall be entitled to treat the Counterparty as the beneficiary of this Guaranty for all purposes and shall have no liability to any such assignee.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND COUNTERPARTY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTY.

Very truly yours,

THE GOLDMAN SACHS GROUP, INC.


By:---------------------------
Authorized Officer

                                       3
                                                      Exhibit D - Page 52 of 166

                                                                  EXECUTION COPY





                          [SECOND] AMENDED AND RESTATED
                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT
                                     BETWEEN
                      SOUTHERN PACIFIC FUNDING CORPORATION
                                       AND
                          THE GOLDMAN SACHS GROUP, INC.


               AMENDED AND RESTATED AS OF {MAY 21} [JUNE 30], 1999



                                                      Exhibit D - Page 53 of 166

                          [SECOND] AMENDED AND RESTATED
                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

                  This  [SECOND]  Amended and Restated  Stock  Subscription  and
Purchase Agreement ("Agreement") is dated as of {May 21} [JUNE 30], 1999, by and between SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation, acting in its capacity as Debtor-in-Possession (in such capacity, referred to as the "Debtor"), and THE GOLDMAN SACHS GROUP, INC., a Delaware corporation ("Subscriber").

                                    RECITALS

                  A. On October 1, 1998, Southern Pacific Funding Corporation, a California corporation (referred to generally as the "Company") filed for bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Case"). The assets of the Company constitute a bankruptcy estate supervised and managed by the Company as Debtor-in-Possession for the benefit of the Company's creditors.

                  B. Debtor has filed its Plan of Reorganization, which will be amended promptly after the parties have signed and delivered this Agreement. Debtor is seeking confirmation of such plan, as amended, from the United States Bankruptcy Court for the District of Oregon or such other court or adjunct thereof that exercises jurisdiction over the Bankruptcy Case (the "Bankruptcy Court").

                  C. Pursuant to the Plan of Reorganization (after entry of the Confirmation Order and as of the effective date of the Plan of Reorganization (such event, the "Effective Date"), all of the capital stock of the Company outstanding prior to the Effective Date will be canceled and 10,000 shares of common stock of the Company (the "Shares") will be issued to Subscriber as provided in this Agreement. The Company, upon the Effective Date is referred to as the "Reorganized Company". The Shares will constitute all of the capital stock of the Reorganized Company on and after the Effective Date.

                  D. Prior to the Closing, the Company will create the Cash-Flow Instrument described in this Agreement, representing a right to receive a percentage of the cash flows from the assets reflected on Schedule 2.1.2 for the benefit of its creditors. At the Closing, but prior to issuance of the Shares, the Reorganized Company will distribute to the Liquidating Trust the Cash-Flow Instrument described in this Agreement. All Company assets (other than those listed in Schedule 2.1.2) either (1) will be sold by the Company pursuant to the Asset Purchase Agreement immediately prior to Closing in exchange for a cash purchase price and a right to receive 50 percent of the cash flows from the assets sold (as set forth in the Asset Purchase Agreement), or (2) will be distributed to the Liquidating Trust prior to Closing.

                                      -1-
                                                      Exhibit D - Page 54 of 166

                  E. Debtor desires to cause the Reorganized Company to issue, and Subscriber desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

                  For  purposes  of  this  Agreement,   capitalized   terms  not
otherwise defined have the meanings given in Appendix I attached to and hereby incorporated into this Agreement by reference.

2.       SUBSCRIPTION,   SALE  AND  TRANSFER  OF  SHARES;   PURCHASE  PRICE  AND
         CONTINGENT OBLIGATION; CLOSING

         2.1      SHARES; ASSETS; EXCLUDED ASSETS

                  2.1.1. Subject to the terms and conditions of this Agreement, the Reorganized Company will direct its officers to take all actions necessary to issue, sell and transfer the Shares to Subscriber at Closing, and Subscriber will subscribe for and purchase the Shares from the Reorganized Company. Upon
                  Closing, the Subscriber will pay the Purchase Price in accordance with Sections 2.6.2(a) and 2.6.2(b).

                  2.1.2. At Closing, upon acquisition of the Shares by Subscriber, the Reorganized Company's assets and liabilities will consist of all of the assets and liabilities listed on
                  Schedule 2.1.2 (the "Assets" and "Liabilities," respectively, together with the Asset Cash Flow Instrument, which is excluded from the defined term "Assets") and no other liabilities. At Closing but immediately prior to issuance of the Shares, Debtor will transfer all other assets and liabilities not set forth on Schedule 2.1.2 to the Liquidating Trust or pursuant to the Asset Purchase Agreement.

         2.2      PURCHASE PRICE

                  The subscription and purchase price (the "Purchase Price") for the Shares is $26,885,232 minus the Cash Price Adjustment Amount. The Cash Price Adjustment Amount will be equal to 50 percent of the cash distributions received by the Company between April 1, 1999, and the Closing Date with respect to the Residual Certificates. Subscriber will pay the Purchase Price in immediately available funds at Closing.

         2.3      CASH FLOW INSTRUMENT

                                      -2-
                                                      Exhibit D - Page 55 of 166

                  2.3.1. At Closing, the Reorganized Company (immediately prior to issuing the Shares to Subscriber) will distribute to the Liquidating Trust an instrument in the form of Exhibit 2.3.1 (the "Cash-Flow Instrument"). Subject to the payment provisions of Section 2.3.5(a), the Cash-Flow Instrument will provide for periodic payments to the Holder of the following:

                           (a) the sum (without duplication) of:

                                    (i) the Applicable Percentage of all pre-tax
                           cash flows and other amounts, if any, paid or payable in respect of the "Asset Cash Flow Instrument" as defined in the Asset Purchase Agreement (the "Asset Purchase Cash Flows"); and

                                    (ii) the  Applicable  Percentage  of each of
                           the following (referred to collectively before application of the Applicable Percentage as the "Residual Cash Flows") with respect to the Assets and Asset Proceeds. ("Asset Proceeds" means any securities or tangible consideration received on a sale or transfer of Assets to a non-Related Person of Subscriber, or any securities retained by the Reorganized Company in connection with the securitization of any Assets.):

                                    (A)     the  aggregate  of all pre-tax  cash
                                            flows  from each of the  Assets  and
                                            Asset Proceeds from the Closing Date
                                            until  a  sale  (or   transfer)   or
                                            Financing  Transaction  with respect
                                            to  the  related   Assets  or  Asset
                                            Proceeds,  it being  agreed that the
                                            cash  flows  will   continue  to  be
                                            payable to Holder  after any sale or
                                            transfer to a Related  Person of the
                                            Subscriber  (other  than a  sale  or
                                            transfer  to  a  Related  Person  of
                                            Subscriber  for the sole  purpose of
                                            facilitating       a       Financing
                                            Transaction)   or   pursuant   to  a
                                            transaction  that has not been found
                                            by  the   board  of   directors   of
                                            Reorganized   Company   to   be   an
                                            arms-length transaction; plus

                                    (B)     all pre-tax  Proceeds from any sales
                                            or  transfers  of any Asset or Asset
                                            Proceeds  or  portion of an Asset or
                                            Asset Proceeds; plus

                                    (C)     all   pre-tax   Proceeds   from  any
                                            Financing  Transactions entered into
                                            by  the  Reorganized   Company  with
                                            respect  to  any of  the  Assets  or
                                            Asset   Proceeds   and  all  Hedging
                                            Gains;

                           (the Applicable Percentage of Asset Purchase Cash Flows plus the Applicable Percentage of Residual Cash Flows are the "Total Cash Flows.");

                                      -3-
                                                      Exhibit D - Page 56 of 166

                           (b) minus the Applicable Percentage of otherwise unreimbursed Out-of-Pocket Expenses incurred by Reorganized Company (such amounts, the "Holder-Allocated Expenses"); plus

                           (c) any Holder Tax Adjustment Amount.

                  2.3.2. The periodic payment (each a "Distribution") made with respect to the Cash Flow Instrument each month, for a period commencing on the fifth day of a calendar month and ending on the fourth day of the next calendar month, commencing with the first full such period following the Closing Date (each such period, a "Cash Flow Period") will equal (i) the sum of (a) Total Cash Flows received by the Reorganized Company during such Cash Flow Period (or from the Closing Date through the last day of the first Cash Flow Period, in the case of the first Distribution) plus (b) any previously unpaid Holder Tax Adjustment Amount minus (ii) Holder-Allocated Expenses not previously applied in reduction of Total Cash Flows.

                  2.3.3.   Out-of-Pocket Expenses means:

                           (a) Direct Third Party out-of-pocket expenses reasonably incurred by the Company or by Subscriber or a Related Person of Subscriber directly on behalf of the Company with respect to the Assets and Asset Proceeds, not otherwise reimbursable from a third party and directly related to the ownership, servicing (including without limitation, any transfer of servicing, engagement of sub-servicers, or financing of corporate (i.e., non-principal and {interst} [INTEREST)] servicer advances), maintenance, collection from, realization of value from, evaluation of, protection, financing and sale of Assets and Asset Proceeds, all in the Ordinary Course of Business or with respect to a sale or Financing Transaction.

                           (b) For  purposes of  servicing  fees as described in
                  Section 2.3.3(a) (including primary and special servicing), Out-of-Pocket Expenses means 35 basis points (except with respect to Securitization Trust 1998-H1, for which Out-of-Pocket Expenses means 75 basis points), together with ancillary fees and investment income on collection accounts.

                           (c) Notwithstanding  Section 2.3.3(a),  Out-of-Pocket
                  Expenses specifically include:

                                    (i)  Hedging  Losses and  carrying  costs of
                           hedging transactions;

                                    (ii) transfer fees or other costs charged by
                           the existing servicer or sub-servicer in connection with the transfer of servicing operations as set forth in Section 2.7.1;

                                      -4-
                                                      Exhibit D - Page 57 of 166

                                    (iii)  principal and interest  repaid on any
                           Financing Transaction;

                                    (iv) interest expense incurred in connection
                           with financing corporate (i.e., non-principal and interest) servicer advances with a Related Person of Subscriber at a market rate of interest for a loan of comparable credit risk;

                                    (v) fees and expenses  incurred with respect
                           to Subscriber or a Related Person of Subscriber in connection with a sale or Financing Transaction, but only to the extent such fees are consistent with market rates and industry standards and are approved by the Holder, which approval shall not be unreasonably withheld ("Related Person Expenses"). Related Person Expenses shall be deemed to be approved if not objected to within 21 days after Holder receives a detailed report from the Company together with a request for approval;

                                    (vi)  expenses  incurred with respect to the
                           Liabilities of the Company other than with respect to the Cash Flow Instrument;

                                    (vii) any otherwise reimbursable Third Party
                           expense that the Reorganized Company has determined to be uncollectible; and

                                    (viii)  the  payments,  if any,  made by the
                           Reorganized   Company   with   respect  to  severance
                           payments to employees of the Liquidating Trust.

                           (d) Notwithstanding  Section 2.3.3(a),  Out-of-Pocket
                  Expenses specifically exclude:

                                    (i) amounts  payable by Reorganized  Company
                           to the Reserve pursuant to Section 2.3.7;

                                    (ii) any management fees with respect to the
                           Assets; and

                                    (iii)   overhead,   salaries   and   similar
                           expenses  of  Subscriber  or any  Related  Person  of
                           Subscriber, except as permitted under Section 2.3.3(c)(iv).

                  2.3.4. The Reorganized Company will deposit the Distributions for each month after payments required to be made to Subscriber pursuant to Sections 2.3.5(a)(i), (ii) or (iii) into a segregated reserve account (the "Florida Reserve") for a period of time. The funds deposited in the Florida Reserve will be invested at the direction of the Reorganized Company only in Eligible Investments for the benefit of Holder (and Holder shall be responsible to report such investment income and pay income taxes thereon), and may be used (together with any income on Eligible Investments) by the

                                      -5-
                                                      Exhibit D - Page 58 of 166

                  Reorganized Company only to {repurchase each and every mortgage loan out of the Securitization Trusts in the amount and as specified in the settlement or finding referred to below (including accrued interest and other} [PAY ANY] amounts required to be paid {under the applicable Pooling and Servicing Agreement) pursuant to the requirements of a binding settlement or a finding that any such mortgage loans are owned by or encumbered in favor of Oceanmark Bank F.S.B. in a final, unappealable judgment entered by a court of competent jurisdiction} [BY THE REORGANIZED COMPANY PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT] with respect to the Florida {Case (such settlement or judgment,} [CASES (]the "Florida Case Resolution"). When the obligations of the Reorganized Company under the Florida Case Resolution are fully satisfied the Reorganized Company will immediately release all remaining funds in the Florida Reserve to Holder.

                  2.3.5. [(A)] The terms of the Cash-Flow Instrument will provide that amounts payable as Distributions from Asset Purchase Cash Flows and Residual Cash Flows shall be applied in the following order:

                                    {(a)}(i)  first, to payment to Subscriber of
                           any unpaid Preferred Return;

                                    (ii) second, to the payment to Subscriber on
                           behalf of the Company of any unpaid Company Tax Adjustment Amount;

                                    (iii) third, to the payment of principal and
                           interest on Holder Expense Loans;

                                    (iv)  fourth,  to the funding of the Florida
                           Reserve, if still applicable;

                                    (v) fifth,  to the funding of Holder's share
                           (i.e., 50 percent times the Factor) of the Reserve); and

                                    (vi) finally, to Holder.

                           (b) The  Distribution  for a particular month will be
                  paid on or before the third business day following the end of the related Cash Flow Period, provided that if the amount to be paid to Holder is less than $100,000, the Reorganized Company may defer payment (at its option) until the following month (or such later time as the amount to be paid equals or exceeds $100,000).

                           (c) The Cash Flow  Instrument  shall also provide (i)
                  the Cash Flow  Instrument  will be evidenced by  certificates;
                  (ii) the Company will keep an appropriate register of the certificates; (iii) transfers of certificates shall be prohibited unless an appropriate opinion of counsel satisfactory to the Company with respect to securities

                                      -6-
                                                      Exhibit D - Page 59 of 166
                  laws matters has been first obtained; (iv) procedures to approve action by multiple Holders; and (v) other provisions, all as more fully in Exhibit 2.3.1.

                  2.3.6.   Reorganized Company agrees:

                           (a) to make  monthly  deposits  of its  share  of the
                  Reserve (i.e., 100 percent minus Holder's share of the Reserve), which amounts shall not constitute an Out-of-Pocket Expense, and

                           (b) that it will not sell or transfer any interest in
                  and will not engage in a Financing Transaction with respect to the Asset Cash Flow Instrument.

                  2.3.7. Subscriber agrees to make capital contributions to Company each month in cash to the extent the Residual Cash Flows remaining after payment of Distributions together with the proceeds of any Holder Expense Loan made during such month are insufficient to pay all expenses and liabilities of the Company together with the requirement to fund the Reserve pursuant to Section 2.3.6(a) (such contributions, the "Required Capital Contributions"), subject to the limitation that Required Capital Contributions to pay an unpaid Holder Tax Adjustment Amount may be limited during any month to an amount equal to all pre-tax cash flows and other amounts, if any, paid or payable in respect of the Asset Cash Flow Instrument minus the Out-of-Pocket Expenses plus the Holder-Allocated Expenses for the month.

                  Required Capital Contributions are not entitled to a preferred return of any kind and no portion of the Required Capital Contributions shall be eligible for treatment as Out-of-Pocket Expenses.

                  2.3.8. The terms and conditions of this Section 2.3 reflect the intent and agreement of the parties. In the case of any conflict between the terms of this Agreement and the terms of the Cash-Flow Instrument, however, the terms of the Cash-Flow Instrument control.

         2.4      ADDITIONAL COVENANTS AGREEMENT; LIQUIDATING TRUST

                  2.4.1. The Plan of Reorganization will provide for Subscriber and Reorganized Company to enter into an agreement with the Liquidating Trust and Asset Company in the form of Exhibit
                  2.4.1  (the  "Additional  Covenants  Agreement"),   with  such
                  further changes as the parties may agree are necessary, desirable, or appropriate; provided that nothing contained herein shall be construed to require Subscriber or Asset Company to agree to any such change. The Additional Covenants Agreement will contain all of the substantive provisions of
                  Exhibit 2.4.1, including a provision requiring Reorganized Company to distribute to the Liquidating Trust any payments received before or after Closing as a result of the Debtor, Liquidating Trust, or

                                      -7-
                                                      Exhibit D - Page 60 of 166

                  Reorganized Company prevailing in any Proceeding against a third party for activities occurring prior to Closing, except that Reorganized Company will retain any payments received with respect to Proceedings that (i) are related to one or more particular mortgage loans held in the Securitization Trusts on the Closing Date, (ii) affect the interests or performance of the master servicer of such loans, such as claims that the Company, as master servicer, may bring on behalf of a Securitization Trust; or (iii) are related to failure by the {Trustee} [TRUSTEE] under any Securitization Trust or any Prepayment Penalty Trust Certificates to properly calculate the cash flows to the certificate holders from any such Trust or Certificate.

                  The Additional Covenants Agreement will also provide that the Liquidating Trust will provide Reorganized Company access to the books and records of the Company and the opportunity to make copies at its expense, and that, upon dissolution of the Liquidating Trust, all such books and records shall be delivered by the Liquidating Trust to the Reorganized Company.

                  2.4.2. Debtor covenants that the Liquidating Trust Agreement will not obligate the Reorganized Company to any material obligation or impose any material liability or expense on the Reorganized Company effective or imposed after the Closing Date (except as expressly provided herein) without the consent of Subscriber.

         2.5      CLOSING

                  The completion of the subscription, issuance, purchase and sale of the Shares provided for in this Agreement (the "Closing") will take place at the offices of Thacher Proffitt & Wood, at Two World Trade Center, New York, New York 10048, at 11:00 am Eastern Daylight Time on the later of (a) the date that is two business days after the Confirmation Order becomes final and nonappealable, and not otherwise subject to a stay, and (b) the date that is two business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, this Agreement will not terminate and no party will be relieved of any obligation under this Agreement if the subscription, issuance, purchase and sale of the Shares contemplated by this Agreement is not completed on the date and time and at the place determined pursuant to this Section 2.5.

         2.6      DELIVERIES

                           At Closing (unless otherwise specified below):

                  2.6.1. The Reorganized Company will deliver to Subscriber at Closing (except as specified in clause (c) below):

                                      -8-
                                                      Exhibit D - Page 61 of 166

                           (a)  certificates   representing  the  Shares,   duly
                  endorsed (or accompanied by duly executed stock powers) for transfer to Subscriber;

                           (b) a certificate signed on behalf of the Reorganized
                  Company in which the Reorganized Company represents and warrants to Subscriber that each of Debtor's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made by the Reorganized Company on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered to Subscriber prior to the Closing Date in accordance with
                  Section 5.4);

                           (c) at least ten calendar  days prior to the Closing,
                  to the extent not previously provided, copies of all relevant material documents regarding the rights and obligations of the Company, Advanta Mortgage Corp., USA, MBIA Insurance Corporation, Norwest Bank Minnesota, National Association, and Bankers Trust in connection with the Assets and the Purchased Assets (the "Material Documents");

                           (d) certification from the Reorganized Company, Advanta Mortgage Corp., USA, MBIA Insurance Corporation,
                  Norwest Bank Minnesota, National Association, and Bankers Trust that there are no relevant material documents other than the Material Documents given to Subscriber;

                           (e) certificates  signed by each of Company,  Norwest
                  Bank Minnesota, National Association, and MBIA Insurance Corporation stating that the Company is in compliance with all terms and provisions of the Material Documents to which the signer is a party, unless (other than in the case of the Reorganized Company) the Company has furnished Subscriber with a forbearance agreement (which may, in the case of Norwest Bank Minnesota, National Association, and MBIA Insurance Corporation, be the Settlement Agreement) in which the relevant party agrees not to enforce its rights or remedies against the Company or to waive defaults in connection with any noncompliance.

                           (f) a fully  executed copy of a settlement  agreement
                  among Debtor, Norwest Bank Minnesota, National Association {and}[,] MBIA Insurance Corporation [AND THE GOLDMAN SACHS GROUP, INC.] (the "Settlement Agreement") {with substantially those terms set forth in }[IN THE FORM OF] Exhibit 2.6.1(f), with such changes thereto as have been consented to by Subscriber in writing;

                           (g) a certificate  signed by Norwest Bank  Minnesota,
                  National Association to the effect that the Debtor has prior to the Closing Date (i) fully performed its obligation under the Settlement Agreement to repurchase Critical Exception Loans (as defined in the Settlement Agreement) from the related Securitization Trusts and (ii) repurchased all Phantom Loans (as defined in the Settlement Agreement) at par

                                      -9-
                                                      Exhibit D - Page 62 of 166
                  plus accrued and unpaid interest and all unreimbursed Advances from the related Securitization Trusts;

                           (h) an opinion or opinions of counsel with respect to
                  such matters as Subscriber may reasonably request as to the matters specified in Exhibit 2.6.1(h);

                           (i) fully executed  copies of each of the Liquidating
                  Trust Agreement and the Additional Covenants Agreement; {and}

                           (j) all original  servicing files and base files with
                  respect to the Company Master Servicer Trusts, at Debtor's expense[; AND

                           (K) A CERTIFICATE OR  CERTIFICATES  DATED THE CLOSING
                  DATE SIGNED BY NORWEST  BANK,  NATIONAL  ASSOCIATION  AND MBIA
                  INSURANCE  CORPORATION  TO  THE  EFFECT  THAT  ALL  CONDITIONS
                  PRECEDENT TO THE EFFECTIVENESS OF THE SETTLEMENT AGREEMENT HAVE BEEN SATISFIED.]

                  2.6.2. Subscriber will deliver to or for the account of Reorganized Company at Closing:

                           (a) a  portion  of the  Purchase  Price  equal to the
                  amount owing on the DIP Financing Agreement after application of the proceeds payable pursuant to the Asset Purchase Agreement sent by wire transfer to Account Number ABA#:
                  021000089 at Citibank, clearance account 87709012600; directed to account 9253549 in the name of Goldman, Sachs & Co.;

                           (b) the remaining  balance of the Purchase Price sent
                  by wire transfer to the account in the name of the Reorganized Company (designated for immediate distribution by wire transfer to an account in the name of the Liquidating Trust) designated at least two business days before Closing;

                           (c) a  certificate  signed  by  Subscriber  in  which
                  Subscriber represents and warrants to Reorganized Company that each of Subscriber's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as if made on the Closing Date; and

                           (d) an opinion of counsel of Subscriber (which may be
                  in-house counsel), dated the Closing Date, with respect to the due authorization, execution and delivery by, and enforceability (subject to customary exceptions) against, Subscriber of this Agreement.

                                      -10-
                                                      Exhibit D - Page 63 of 166

                  2.6.3. The Liquidating Trust will deliver to the Reorganized Company at Closing the Additional Covenants Agreement and an income tax Form W-9.

                  2.6.4. Immediately prior to issuing the Shares to Subscriber, Debtor will issue the Cash-Flow Instrument to the Liquidating Trust in accordance with Section 2.3 in a transaction exempt from registration under the Securities Act and any applicable state securities laws.

                  2.6.5. Prior to Closing, Debtor, and the trustees of the Liquidating Trust will enter into the Liquidating Trust Agreement.

                  2.6.6. Prior to Closing, Reorganized Company, Subscriber and the Liquidating Trust will enter into the Additional Covenants Agreement.

         2.7      TRANSFER OF SERVICING

         Debtor agrees, if requested by Subscriber, to use its Best Efforts to enter into an agreement with a subservicer to assure the proper servicing of the mortgage loans in the Securitization Trusts subsequent to Closing in accordance with the Pooling and Servicing Agreements, on an interim basis prior to a transfer of the servicing to a subservicer selected by the Reorganized Company subsequent to Closing (such agreement, the "Subservicing Agreement"). Debtor agrees that, if notified by Subscriber on or prior to May 31 that the Subscriber wishes to engage employees of the Liquidating Trust to fulfill the Reorganized Company's servicing obligations following the Closing Date, the Debtor will use its Best Efforts to cause the Liquidating Trust to enter into an agreement pursuant to which it will provide for a mutually acceptable fee specified therein, the services of its employees to the Reorganized Company for a period expiring on the date specified by Subscriber, not later than August 31, 1999.

                  2.7.1. Subscriber and Debtor agree that the servicing transfer fees and other costs charged by the existing servicer or sub-servicer in connection with the transfer of servicing operations shall constitute Out-of-Pocket Expenses.

                  2.7.2. Subscriber and Debtor agree that Reorganized Company must deliver to the Liquidating Trust the amount of all advances properly made by the Company in accordance with the terms of the Pooling and Servicing Agreement ("Advances") and outstanding with respect to the Securitization Trusts for which Reorganized Company holds Master Servicing ("Company Master Servicer Trusts") on the date of the transfer of the related servicing operations. Subscriber intends that the Subservicing Agreement will provide that the new sub-servicer will reimburse the Liquidating Trust for all such Advances made by the Company with respect to the Company Master Servicer Trusts and will assume responsibility for all servicer advances after such date of transfer. If any Advances are not reimbursed at the time of servicing transfer under

                                      -11-
                                                      Exhibit D - Page 64 of 166
                  the Subservicing Agreement or if there is no servicing transfer by July 31, 1999,{,} all unreimbursed Advances will be paid by Reorganized Company to the Liquidating Trust within 10 days thereafter.

         2.8      BREAK-UP FEE

                  2.8.1. It is the understanding of the parties that, by order of the Bankruptcy Court entered April 15, 1999 (as applied to Subscriber), Debtor obtained the authority to pay Subscriber $2,000,000 (the "Break-Up Fee") if:

                           (a) on or before April 30, 1999 (which Debtor, in the
                  exercise of its discretion, has extended through May 6, 1999), Subscriber (or any Related Person) enters into the Subscriber Definitive Agreements;

                           (b) the Subscriber  Definitive Agreements contain the
                  same or better economic terms as contained in the letter of intent signed by Debtor and a Related Person of Subscriber on April 26, 1999;

                           (c) no material  breach  (including  an  anticipatory
                  breach) by Subscriber (or any Related Person) of the agreements contained in the Subscriber Definitive Agreements has occurred and is continuing; and

                           (d) Debtor sells the capital  stock of the Company or
                  substantially   all  of  its  assets  to  someone  other  than
                  Subscriber or a Related Person.

                  2.8.2. Debtor agrees that Subscriber satisfies conditions (a) and (b) set forth in Section 2.8.1. Debtor will use its Best Efforts to obtain an Order from the Bankruptcy Court that provides in substance: (i) that Subscriber is entitled to the Break-Up Fee from the proceeds of a sale if the conditions set forth in (c) and (d) of Section 2.8.1 are satisfied and Subscriber and Asset Company are otherwise ready, willing and able to complete Closing of all Contemplated Transactions in accordance with the terms of the Subscriber Definitive Agreements (or are unwilling to complete Closing only because of a willful Breach by Debtor); and (ii) that Subscriber is entitled to the Break-Up Fee under certain circumstances after a willful breach by Debtor, as provided in Sections 9.2 and 9.3.

                  2.8.3. The provisions of this Section 2.8 shall survive any termination of this Agreement.

                                      -12-
                                                      Exhibit D - Page 65 of 166

         2.9      ASSIGNMENT TO RELATED PERSON

                  Subscriber agrees that, in the event it assigns its rights and obligations under this Agreement to an assignee (who must be a wholly-owned Related Person), Subscriber will remain liable for all obligations under this Agreement to be performed by the Subscriber at or before Closing. Subscriber agrees that in the event that its assignee fails to perform its obligation to make a Subscriber Contribution pursuant to Section 6.4, Subscriber will make the required Subscriber Contribution on its behalf.


         2.10     OVERBID PROCEDURES

         Debtor agrees to use its Best Efforts to obtain an Order of the Bankruptcy Court substantially in the form of Exhibit 2.10, and Debtor agrees to abide by and comply with the procedures set forth therein.

3.       REPRESENTATIONS AND WARRANTIES OF DEBTOR

                  Debtor represents and warrants to Subscriber as follows:

         3.1      ORGANIZATION AND GOOD STANDING

                  3.1.1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California. Subject to the jurisdiction and powers of the Bankruptcy Court over the Company, the Company has full corporate power and authority and, except as set forth on Schedule 3.1.1, has all necessary licenses, permits and approvals to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Assumed Contracts identified in Schedule 3.7.

                  3.1.2. Debtor has delivered to Subscriber copies of the Organizational Documents of the Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT

                  3.2.1. Upon approval of the Contemplated Transactions by the Bankruptcy Court, the Debtor Definitive Agreements will constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms. Subject to the requirement of Bankruptcy Court approval, Debtor has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Debtor Definitive Agreements and to perform its obligations under the Debtor Definitive Agreements.

                                      -13-
                                                      Exhibit D - Page 66 of 166

                  3.2.2. Except as set forth in Schedule 3.2.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Company, or (ii) any currently effective resolution adopted by the board of directors of the Company;

                           (b) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract; or

                           (c) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets (except as expressly approved in this Agreement).

                  3.2.3. Except for procedures and requirements of the Bankruptcy Court, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3      CAPITALIZATION

                  As of Closing, the authorized equity securities of Reorganized Company will consist of 10,000 shares of common stock, with no par value, constituting the Shares to be newly issued to Subscriber. Upon issuance to Subscriber, the Shares will be free and clear of all Encumbrances.

         3.4      BOOKS AND RECORDS

                  After Closing, the books and records of the Company in existence as of the Closing Date will remain in the custody and control of the Liquidating Trust, as provided in the Additional Covenants Agreement.

         3.5      TAXES

                  3.5.1. The Company has filed or will file before Closing all Tax Returns for the 1998 taxable year and all earlier taxable years that are or were required pursuant to applicable Legal Requirements. Subscriber will have a reasonable opportunity to review and provide comments with respect to all Tax Returns filed after the date of this Agreement and before the Closing Date. Debtor has made available to Subscriber copies of, and
                  Schedule 3.5.1 contains, a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed for the short tax year beginning June 14, 1996 and ending December 31, 1996, and subsequent tax years through the

                                      -14-
                                                      Exhibit D - Page 67 of 166

                  1998 taxable year.

                  3.5.2. The Plan of Reorganization will provide that for the 1999 taxable year:

                           (a) Unless  advised  otherwise by  Subscriber  before
                  Closing, the Reorganized Company will become a member of a group of corporations filing a consolidated federal income tax return effective upon or immediately after the Closing Date (or under federal and any applicable State income tax laws Debtor's taxable year will end on the Closing Date with respect to such taxing jurisdictions) and:

                                    (i) the  taxable  income of  Debtor  for the
                           period from January 1, 1999, through and including the Closing Date (the "Short Year") will be referred to as the "Short-Year Income";

                                    (ii) the  Liquidating  Trust will, on behalf
                           of the Debtor, timely file (including any applicable extensions) all Tax Returns for a taxable year of the Debtor that ends on the Closing Date (the "Short-Year Returns") and the Liquidating Trust will make reasonable efforts to file these returns by November 1, 1999, even if not legally required to do so. The Reorganized Company will have a reasonable opportunity to review and provide comments on the federal, California and Oregon Short-Year Returns before they are filed;

                                    (iii) the  Liquidating  Trust will be liable
                           for paying the Tax on the Short-Year Income in each jurisdiction for which a Short-Year Return is to be filed (the "Short-Year Tax"), and its liability for the Short-Year Tax will be an allowed claim against Debtor's bankruptcy estate in the Plan of Reorganization and will be treated as a first priority claim (i.e., an administrative expense); and

                                    (iv)  the   Reorganized   Company   will  be
                           discharged from any obligation to pay the Short-Year Tax.

                           (b) If the  Reorganized  Company is not a member of a
                  consolidated (or equivalent) tax filing group effective upon or immediately after the Closing Date in any applicable taxing jurisdiction, or if the Closing Date is not the last day of the Debtor's taxable year for Tax purposes, then the Reorganized Company agrees to prepare and file its 1999 Tax Returns in a timely fashion (taking into account extensions), will be responsible to pay taxes due for such taxable year to the extent provided in this paragraph, and will provide the Liquidating Trust with notice of such filing. In such event, the Liquidating Trust's liability for paying the Tax in respect of the 1999 taxable year will be limited to the amount of the Reorganized Company's incremental additional Tax liability for the 1999 taxable year over the Tax liability that

                                      -15-
                                                      Exhibit D - Page 68 of 166
                  would have resulted had the Closing Date been the last day of a Short Year (the "Deemed Short Year") taking into account for federal income tax purposes only the extent to which the Reorganized Company's Tax Attributes are affected (adversely or otherwise) by taxable income in respect of the Deemed Short Year. Accordingly, for avoidance of doubt, if the Reorganized Company's Tax liability is not greater for taxable year 1999 than it would have been had the Deemed Short Year been a Short Year and the Reorganized Company's Tax Attributes are not adversely affected in respect of Deemed Short Year income, then the Liquidating Trust shall not have any liability for the Reorganized Company's 1999 taxable income. For state (and local) income tax purposes, the liability of the Liquidating Trust for Taxes in any jurisdiction under this paragraph (b) shall not exceed the liability for Taxes that would have been owing if the Deemed Short Year had actually been a separate taxable year of Debtor.

                  3.5.3. The Plan of Reorganization will require the Liquidating Trust to request a prompt determination of the state and federal Prepetition Tax Liabilities of the Company pursuant to
                  Section 505(a) of the Bankruptcy Code for any tax year ending after June 15, 1996 (the day after the effective date of the Company's initial public offering). The Plan of Reorganization will also provide that (i) the Liquidating Trust will pay (on behalf of the Company) any Tax that the Company must pay as a result of any such determinations, and (ii) the Reorganized Company will pay to the Liquidating Trust any Tax refunds it receives as a result of any such determinations.

                  3.5.4. The Plan of Reorganization will require the Liquidating Trust, pursuant to Section 505(b) of the Bankruptcy Code, to request a prompt determination of any unpaid liability of the Debtor for any Tax incurred during the administration of the Bankruptcy Case with respect to its 1998 taxable year and (if applicable) the Short Year and the Liquidating Trust shall be liable to pay any Taxes with respect to such taxable year..

                  3.5.5. The Reorganized Company and the Liquidating Trust may both participate in all material aspects of the federal income tax audits with respect to the Company and the Assets for any taxable year beginning after June 14, 1996 (the effective date of the Company's initial public offering) and ending on or before December 31, 1998 (except that the Liquidating Trust will have no right to participate in any audit of a tax year unless it is responsible to pay a portion of the Tax due with respect to such Tax year[)] and each will provide the other with contemporaneous notice of any communication with the relevant tax authorities (as set forth in the Additional Covenants Agreement). As further provided in the Additional Covenants Agreement, the Liquidating Trust will consult with the Reorganized Company before making or accepting any proposed settlement with respect to the Assets in connection with taxable years beginning before the Closing that reasonably would affect the Reorganized Company. Notwithstanding the foregoing, the Liquidating Trust will make final decisions with respect to Tax settlements for taxable years ending on or

                                      -16-
                                                      Exhibit D - Page 69 of 166
                  before the Closing Date and the Reorganized Company will make the final decisions with respect to Tax settlements for taxable years ending after the Closing Date.

                  3.5.6. The Plan of Reorganization will provide for the Liquidating Trust to assume any and all liability for Taxes payable by the Company in connection with the Company's operations and subsidiaries located outside of the United States prior to and including the Closing Date, including, without limitation, any Tax liability in excess of amounts reported on the Company's Tax Returns, and the Reorganized Company will be discharged from any such liability.

                  3.5.7. The Plan of Reorganization will provide that a nationally-recognized accounting firm selected by Subscriber and reasonably acceptable to the Liquidating Trust (the "Tax Expert") will finally decide all disputes and controversies with respect to this Section 3.5 by submission of a reasonably detailed written decision, and that the Tax Expert, before reaching any such decision, must allow the Liquidating Trust and Subscriber a reasonable opportunity to provide information and respond to issues.

         3.6 COMPLIANCE WITH LEGAL REQUIREMENTS; BOARD AND GOVERNMENTAL AUTHORIZATIONS

                  The Company has complied in all material respects with the terms of all orders of the Bankruptcy Court applicable to it. The board of directors of the Company has approved the Debtor Definitive Agreements. Schedule
3.6 contains a complete and accurate list of each Governmental Authorization held by the Company or that otherwise relates to the business of the Company or to any of the Assets.

         3.7      CONTRACTS

                  Schedule 3.7 contains a complete and accurate list, and Debtor has delivered to Subscriber true and complete copies, of:

                           (a) each Assumed Contract;

                           (b)  each  power  of  attorney   that  is   currently
                  effective and outstanding;

                           (c) each  written  warranty,  guaranty,  and or other
                  similar undertaking with respect to contractual performance of any Assumed Contract extended by the Company other than in the Ordinary Course of Business; and

                           (d) each amendment,  supplement,  and modification in
                  respect of any of the foregoing.

         3.8      MORTGAGE LOAN LITIGATION

                                      -17-
                                                      Exhibit D - Page 70 of 166

                  Schedule 3.8 contains a complete and accurate description of all pending or, to the Debtor's Knowledge, Threatened Proceedings relating to the Securitization Trusts, or related to any mortgage loans contained in the Securitization Trusts, including, without limitation, any matter in which any improper lending practice or violation of the Truth in Lending Act (including the Home Owner's Equity Protection Act) or other federal or state lending or consumer protection law is alleged, provided however, such Schedule does not include mortgage loans in the following categories: (1) noncontested judicial foreclosure actions, (2) nonjudicial foreclosures, (3) bankruptcy cases (including adversary proceedings) involving borrowers, (4) judicial foreclosure actions by prior lienholders, or (5) routine title-related litigation (including mechanics' lien, condemnation, and forfeiture actions) in which a defense is being provided by a title company or in which there is no reasonable likelihood of material impairment of the lender's lien.

4.       REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

                  Subscriber represents and warrants to Debtor as follows:

         4.1      ORGANIZATION AND GOOD STANDING

                  Subscriber is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2      AUTHORITY; NO CONFLICT

                  4.2.1. The Subscriber Definitive Agreements constitute the legal, valid, and binding obligations of Subscriber, enforceable against Subscriber in accordance with their respective terms. Subscriber has the partnership right, power, and authority to execute and deliver the Subscriber Definitive Agreements and to perform its obligations under each Subscriber Definitive Agreement.

                  4.2.2. Except as set forth in Schedule 4.2.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (a) any provision of Subscriber's Organizational Documents;

                           (b) any resolution  adopted by the board of directors
                  or the stockholders of Subscriber;

                           (c)  any   Legal   Requirement   or  Order  to  which
                  Subscriber may be subject; or

                                      -18-
                                                      Exhibit D - Page 71 of 166

                           (d) any Contract to which Subscriber is a party or by
                  which Subscriber may be bound.

                  4.2.3. Except as set forth in Schedule 4.2.3, Subscriber is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      INVESTMENT INTENT; INVESTMENT COMPANY

                  Subscriber is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Subject to the express provisions of this Agreement, the disposition of the Shares will at all times be within the control of Subscriber. Subscriber agrees that it will sell or transfer the Shares only if such sale or transfer is made pursuant to an effective registration under the Securities Act or pursuant to an exemption from the Securities Act. Subscriber is not an Investment Company within the meaning of the Investment Company Act of 1940.

         4.4      CERTAIN PROCEEDINGS

                  Except for matters raised in connection with the Bankruptcy Case, no pending Proceeding has been commenced against Subscriber that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Subscriber's Knowledge, no such Proceeding has been Threatened.

         4.5      ABSENCE OF BROKER'S FEE OR COMMISSION

                  Neither Subscriber nor any of its Representatives has incurred any liability to pay a broker's fee or commission, in connection with the signing, delivery or performance of this Agreement or entering into the Contemplated Transactions.

         4.6      QUALIFIED INSTITUTIONAL BUYER

                  Subscriber is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act and acknowledges that the Shares have not been registered under the Securities Act.

         4.7      DUE DILIGENCE

                  Subscriber or a Related Person has performed its own thorough due diligence investigation of the Company and the Assets offered for sale and is not relying on any representation or warranty, express or implied, of Debtor or any of its Representatives or third-party vendors, other than those expressly contained in this Agreement.

                                      -19-
                                                      Exhibit D - Page 72 of 166

5.       COVENANTS OF DEBTOR

                  In addition to the covenants set forth in Section 2 and elsewhere in this Agreement, Debtor covenants as follows:

         5.1      ACCESS AND INVESTIGATION

                  Between the date of this Agreement and the Closing Date, Debtor will, and will cause its Representatives to:

                           (a) afford Subscriber and its Representatives (collectively, "Subscriber's Advisors") full and free access to the Company's personnel, properties, Contracts, books and records, and other documents and data and to the Company's sub-servicers, if any, to the extent the Company itself has the right to grant such access (provided that under all circumstances, Subscriber's Advisors will coordinate all visits and communications with management of Debtor upon reasonable notice),

                           (b) furnish Subscriber and Subscriber's Advisors with
                  copies of all such Contracts, books and records, and other existing documents and data as Subscriber may reasonably request,

                           (c) furnish Subscriber and Subscriber's Advisors with
                  such additional financial, operating, and other data and information as Subscriber may reasonably request and

                           (d) furnish to  Subscriber  copies of all Pooling and
                  Servicing Agreements, Trust Agreements, Indentures, and other documents relating to the formation and operation of the Securitization Trusts and the offering of the related securities and remittance reports relating to the Securitization Trusts and all data files relating to the administration of the Securitization Trusts or the Servicing of the underlying mortgage loans prior to Closing.

         5.2      OPERATION OF THE COMPANY'S BUSINESS

                  Between the date of this Agreement and the Closing Date, Debtor will:

                           (a) conduct the business of the Company (including the current servicing operations and relationships with sub-servicers) only in the Ordinary Course of Business, subject to the limitations and restrictions imposed by the Bankruptcy Code and Bankruptcy Court;

                           (b) use Best  Efforts to preserve  intact the current
                  business organization of the Company, keep available the services of the current officers, employees, and

                                      -20-
                                                      Exhibit D - Page 73 of 166
                  agents of the Company, and maintain the relations with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                           (c) confer  with  Subscriber  concerning  operational
                  matters of a material nature;

                           (d) otherwise report weekly to Subscriber  concerning
                  the status of the business, operations, and finances of the Company; and

                           (e) not  sell  or  encumber  any  Assets,  amend  any
                  Pooling and Servicing Agreement, or enter into any new subservicer agreements or amend any existing subservicer agreements without Subscriber's Consent;

                           (f)      not make any new loans to any borrower;

                           (g) not purchase mortgage loans from the Securitization Trusts except as expressly required by the Settlement Agreement, change collection or REO procedures, or change or modify procedures with respect to amending the terms of any mortgage loan without giving prior reasonable notice to Subscriber and two business days for Subscriber to respond; provided, however, that Debtor's notice shall not be deemed to waive any rights of Subscriber under this Agreement in respect of any Breach by Debtor; and

                           (h)  within  seven  days  after   execution  of  this
                  Agreement provide a master servicing data tape to Subscriber.

         5.3      REQUIRED APPROVALS

                  As promptly as practicable after the date of this Agreement and prior to the Closing Date, Debtor will make all filings Company is required to make by Legal Requirements (with the understanding that Subscriber will pay all filing fees for any HSR Act filing, as provided by statute). As promptly as practicable after the date of this Agreement and prior to the Closing Date, Debtor will (a) cooperate with Subscriber with respect to all filings that Subscriber elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Subscriber in obtaining all Consents identified in Schedule 4.2.3 (including taking all actions requested by Subscriber to cause early termination of any applicable waiting period under the HSR Act).

         5.4      NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Debtor will promptly notify Subscriber in writing if Debtor becomes aware of any fact or condition that (a) causes or constitutes

                                      -21-
                                                      Exhibit D - Page 74 of 166
a Breach of any of Debtor's representations and warranties in this Agreement as of the date of this Agreement, or (b) would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules in order to make the Disclosure Schedules accurate as of Closing, Debtor will promptly deliver to Subscriber a supplement to the Disclosure Schedules specifying such change.

         5.5      BEST EFFORTS

                  Between the date of this Agreement and the Closing Date, Debtor will use its Best Efforts to cause the conditions in Section 7 to be satisfied and to complete Closing no later than June 30, 1999. Debtor agrees that any willful breach by it of the Asset Purchase Agreement shall constitute a willful breach of this Agreement.

         5.6      NO SOLICITATION

                  Debtor agrees that until Bankruptcy Court approval (or rejection) of the Break-Up Fee Order described in Section 9.2, Debtor will not, and will not authorize or permit any of its Representatives, directly or indirectly, (a) to solicit, initiate, participate in or encourage any inquiries, negotiations, or discussions with, or provide any information to, any person or group (other than the Subscriber and its Representatives and affiliates) concerning, or encourage the making of any proposal with respect to, any acquisition transaction involving, directly or indirectly, the Company or its securities or assets (other than the assets to be transferred to the Liquidating Trust), or (b) to enter into any agreement, arrangement, or understanding requiring it to abandon, terminate, or fail to consummate this Agreement or any other transactions contemplated by this Agreement (each event described in (a) and (b) above, an "Acquisition Proposal"). Debtor will immediately cease any existing activities, discussions, or negotiations with any parties other than the Subscriber and its Representatives and affiliates conducted prior to the date of this Agreement with respect to any of the activities described in (a) and (b) above. Debtor will immediately (and in any event within 24 hours) communicate to Subscriber the terms of any proposal, discussion, negotiation, or inquiry relating to an Acquisition Proposal (and will disclose all written materials received by Debtor in connection with any such Acquisition Proposal) and the identity of the party making such proposal or inquiry which it may receive in respect of any Acquisition Proposal.

6.       COVENANTS OF SUBSCRIBER

                  In addition to the covenants set forth in Section 2 and elsewhere in this Agreement, Subscriber covenants as follows:

         6.1      APPROVALS OF GOVERNMENTAL BODIES

                  As promptly as practicable after the date of this Agreement and prior to the Closing Date, Subscriber will, and will cause each of its Related Persons to, make all filings required by Legal

                                      -22-
                                                      Exhibit D - Page 75 of 166

Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act) and will use its Best Efforts to obtain the Consents identified in Schedule 4.2.3. Between the date of this Agreement and the Closing Date, Subscriber will, and will cause each Related Person to cooperate with Debtor with respect to all filings that Debtor is required by Legal Requirements to make in connection with the Contemplated Transactions (including, without limitation, by paying the filing fee for any filing under the HSR Act as provided by statute).

         6.2      BEST EFFORTS

                  Between the date of this Agreement and the Closing Date, Subscriber will use its Best Efforts to cause the conditions in Section 7 to be satisfied and to complete Closing no later than June 30, 1999.

         6.3      NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Subscriber will promptly notify Debtor in writing if Subscriber becomes aware of any fact or condition that (a) causes or constitutes a Breach of any of Subscriber's representations and warranties in this Agreement as of the date of this Agreement, or (b) would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

         6.4      SUBSCRIBER CONTRIBUTION

                  [SUBJECT TO THE FOLLOWING PROVISO,] Subscriber agrees to make a Subscriber Contribution to the extent necessary to satisfy Reorganized Company's obligations to {purchase each and every mortgage loan out of the Securitization Trusts (including accrued interest and amounts required to be paid under the applicable Pooling and Servicing Agreement) pursuant} [MAKE PAYMENTS REQUIRED PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT WITH RESPECT] to the Florida Case Resolution to the extent the funds contained in the Florida Reserve established pursuant to this Agreement (plus any funds provided by or on behalf of the Liquidating Trust, in each case in its sole and absolute discretion) are insufficient to satisfy such obligations at the time such obligations are due[; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUBSCRIBER BE OBLIGATED TO (ALTHOUGH SUBSCRIBER MAY, IN ITS SOLE DISCRETION) MAKE A SUBSCRIBER CONTRIBUTION WITH RESPECT TO ANY SUCH AMOUNT WHICH IS NOT GUARANTEED PURSUANT TO
SECTION 6(A) OF THE SETTLEMENT AGREEMENT]. Subscriber also agrees that any funds remaining in the Florida Reserve will be released to the Liquidating Trust immediately after all obligations under the Florida Case Resolution are satisfied. Within 30 days of making a Subscriber Contribution, Subscriber must elect by delivering written notice to Holder of its election not to receive a Preferred Return (the "Subscriber Election"). If no election is made, Subscriber will be deemed to have elected to receive a Preferred Return.

7.       CONDITIONS PRECEDENT TO SUBSCRIBER'S OBLIGATION TO CLOSE

                                      -23-
                                                      Exhibit D - Page 76 of 166

                  Subscriber's obligation to purchase the Shares and to take the other actions required to be taken by Subscriber at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Subscriber, in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

                  All of Debtor's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without regard to any supplement to the Disclosure Schedules.

         7.2      DEBTOR'S PERFORMANCE

                  7.2.1. All of the covenants and obligations that Debtor is required to perform or to comply with pursuant to this Agreement and the Asset Purchase Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  7.2.2. Debtor must have signed and delivered the Asset Purchase Agreement and delivered each document and other item required to be delivered by it pursuant to Section {2.7} [2.6], and each such document must be in the form attached to this Agreement or otherwise in form and substance satisfactory to Subscriber.

         7.3      CONSENTS

                  Each of the Consents identified in Schedule 4.2.3 must have been obtained and must be in full force and effect.

         7.4      NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares by Reorganized Company to Subscriber.

         7.5      BANKRUPTCY MATTERS

                  7.5.1. The Plan of Reorganization and Disclosure Statement, as amended and supplemented (in form and substance reasonably satisfactory to Subscriber and containing the provisions described in Section 3.5), must have been filed with the Bankruptcy Court and must not have been withdrawn.

                  7.5.2.   The   Confirmation   Order  (in  form  and  substance
                  reasonably   satisfactory   to

                                      -24-
                                                      Exhibit D - Page 77 of 166

                  Subscriber and containing satisfactory findings with regard to claims of Bankers Trust, Norwest Bank Minnesota, National Association and MBIA Insurance Corporation) must have been entered by the Bankruptcy Court, must be in effect, final and unappealable, and otherwise must not have been stayed or modified in any material respect adverse to Subscriber or Reorganized Company.

                  7.5.3. The Confirmation Order, as entered by the Bankruptcy Court, will contain a provision to the effect that the assets and liabilities of Reorganized Company, upon confirmation and consummation of the Contemplated Transactions, will be as set forth in Schedule 2.1.2.

                  7.5.4. The Confirmation Order will contain a provision stating that Reorganized Company, upon confirmation and consummation of the Contemplated Transactions, will have no liability, contingent or otherwise, for any matter, except for the Liabilities set forth in Schedule 2.1.2.

                  7.5.5. The Confirmation Order will authorize and direct Reorganized Company to perform the obligations of the Debtor under the Debtor Definitive Agreements.

                  7.5.6.  The  Confirmation   Order  will  contain  a  provision
                  substantially similar to the provisions of Sections 3.5.2, 3.5.3, 3.5.4, 3.5.6 and 3.5.7.

         7.6      ASSET PURCHASE

                  The closing of the transactions contemplated by the Asset Purchase Agreement must have occurred.

         7.7      DIP FINANCING

                  All amounts owed by Debtor under the DIP Financing Agreement shall have been paid.

         [7.8     COMPLETION OF SETTLEMENT AGREEMENT

                  MBIA INSURANCE CORPORATION SHALL HAVE DELIVERED EXHIBIT A TO THE SETTLEMENT AGREEMENT TO SUBSCRIBER AND SUCH EXHIBIT SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO SUBSCRIBER; PROVIDED THAT SUCH EXHIBIT SHALL BE DEEMED TO BE SATISFACTORY TO SUBSCRIBER UNLESS SUBSCRIBER OBJECTS THERETO IN WRITING NOT LATER THAN THREE BUSINESS DAYS FOLLOWING DELIVERY THEREOF BY MBIA INSURANCE CORPORATION TO SUBSCRIBER.]

8.       CONDITIONS PRECEDENT TO DEBTOR'S OBLIGATION TO CLOSE

                  Reorganized Company's obligation to sell the Shares and to take the other actions

                                      -25-
                                                      Exhibit D - Page 78 of 166
required to be taken by Debtor at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Debtor or Reorganized Company, in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

                  All of Subscriber's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      SUBSCRIBER'S PERFORMANCE

                  8.2.1. All of the covenants and obligations that Subscriber is required to perform or to comply with pursuant to this Agreement and the Asset Purchase Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  8.2.2. A Related Person with respect to Subscriber must have signed and delivered the Asset Purchase Agreement and delivered each of the documents and other items required to be delivered by Subscriber pursuant to Section 2.6 and must have made the cash payments required to be made by Subscriber pursuant to Sections 2.6.2(a) and 2.6.2(b).

         8.3      NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares by Reorganized Company to Subscriber.

         8.4      BANKRUPTCY MATTERS

                  8.4.1. The Plan of Reorganization and Disclosure Statement, as amended and supplemented, must have been filed with the Bankruptcy Court and must not have been withdrawn.

                  8.4.2. The Confirmation Order must have been entered by the Bankruptcy Court, must be in effect, and must not have been stayed or modified in any material respect adverse to Debtor.

                  8.4.3. The Confirmation Order will approve all Debtor Definitive Agreements and all Subscriber Definitive Agreements (including, without limitation, the Asset Purchase Agreement).

                                      -26-
                                                      Exhibit D - Page 79 of 166

         8.5      ASSET PURCHASE

                  The closing of the transactions contemplated by the Asset Purchase Agreement must have occurred.

9.       TERMINATION

         9.1      TERMINATION EVENTS

                  This Agreement may, by notice given prior to or at Closing, be terminated:

                           (a) by either  Subscriber  or  Debtor  if a  material
                  Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived;

                           (b) by Subscriber if any of the conditions in Section
                  7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Subscriber to comply with its obligations under this Agreement) and Subscriber has not waived such condition on or before the Closing Date;

                           (c) by Debtor,  if any of the conditions in Section 8
                  has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Debtor to comply with their obligations under this Agreement) and Debtor has not waived such condition on or before the Closing Date;

                           (d) by mutual consent of Subscriber and Debtor;

                           (e) by either Subscriber or Debtor if Closing has not
                  occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 1999, or such later date as the parties may agree upon;

                           (f) by Debtor upon the  expiration of three  business
                  days after notice is given by Debtor of its intent to accept another offer to purchase the Company's stock or Assets, subject to payment of the Break-Up Fee in accordance with
                  Section 2.8;

                           (g) by Subscriber  if the Order  described in Section
                  2.8.2 is not granted and Subscriber gives notice of termination to Debtor within three business days after the Bankruptcy Court refuses to enter the order in the form described in Section 2.8.2;

                           (h) by  Subscriber if a letter of intent for the sale
                  of Assets or Debtor's stock is signed with a party unrelated to Subscriber and 20 days have lapsed without definitive agreements being signed, unless Debtor has notified Subscriber within such

                                      -27-
                                                      Exhibit D - Page 80 of 166

                  20 day period that such letter of intent has been terminated;

                           (i) by  Subscriber if Debtor enters into a definitive
                  agreement for the sale of Assets or Debtor's stock to a party unrelated to Subscriber; or

                           (j) this Agreement shall terminate automatically upon
                  any termination of the Asset Purchase Agreement, without notice or further act.
 .

         9.2      EFFECT OF TERMINATION

                  Prior to Closing, Subscriber's exclusive remedy for a Breach by Debtor is the exercise of Subscriber's right of termination under Section 9.1 and, where applicable as set forth in Section 2.8 and the related Bankruptcy Court Order, the collection of the Break-Up Fee; provided however, if Debtor willfully breaches its obligations hereunder Subscriber shall be entitled to the Break-Up Fee as permitted pursuant to the related Bankruptcy Court Order. Debtor's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of its right of termination will not be an election of remedies and will not impair Debtor's right to pursue all legal remedies. Except as set forth in the preceding sentence, if this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate.

         9.3      REVISED DISCLOSURE SCHEDULES

                  If Debtor has provided Subscriber with notice of a Breach pursuant to Section 5.4, any time after the date of this Agreement through the Closing Date, Subscriber's sole options, in its sole discretion, are to complete Closing as scheduled notwithstanding such Breach (in which case the Breach is deemed to have been waived) or to terminate the Agreement pursuant to Section
9.1 by the earlier of five business days from the date Subscriber learned of the Breach or the Closing Date (but under no circumstances will Debtor be liable to Subscriber in connection with any such Breach arising prior to Closing except that, in the case of Debtor's willful breach, Subscriber will be entitled to the Break-Up Fee to the extent provided in the related Order of the Bankruptcy Court).

         9.4      REINSTATEMENT

         In the event Subscriber terminates this Agreement pursuant to Section 9.1(h) or 9.1(i) and the transactions set forth in the definitive agreement described in 9.1(i) or the letter of intent described in Section 9.1(h) are not consummated, Debtor shall immediately give Subscriber notice of such event. Notwithstanding any other provision contained herein, for a period of 15 business days following receipt of such notice, Subscriber shall have the right to reinstate this Agreement without amendment except (i) as may be necessary and appropriate to reflect the passage of time and (ii) except that the date set forth in Section 9.1(e) of July 31, 1999 will be extended 70 days.

                                      -28-
                                                      Exhibit D - Page 81 of 166

10.      GENERAL PROVISIONS

         10.1     EXPENSES

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Debtor and the Liquidating Trust will pay all amounts payable to Pentalpha Capital, LLC in connection with this Agreement and the Contemplated Transactions.

         10.2     NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Debtor or the Liquidating Trust:
--------------------------------

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 551
Lake Oswego, Oregon  97035

Attention: Kevin D. Padrick
Facsimile No.:  (503) 598-0662

with a copy to:

Miller, Nash, Wiener, Hager & Carlsen LLP
111 S.W. Fifth Avenue
Suite 3500
Portland, Oregon  97204

Attention:  David W. Brown
Facsimile No.:  (503) 224-0155

Subscriber:
-----------

The Goldman Sachs Group, {L.P} [INC].
85 Broad Street
New York, New York  10004

                                      -29-
                                                      Exhibit D - Page 82 of 166

Attention:  Marvin Kabatznick
Facsimile No.:  (212) 346-3568

Attention:  Jay Strauss
Facsimile No.:  (212) 902-3876

with a copy to:

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

Attention:  David C.L. Frauman
Facsimile No.:  (212) 504-6666

         10.3     JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, or, if it has or can acquire jurisdiction, in the United States District Court or the United States Bankruptcy Court for the District of Oregon, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party (whether prevailing affirmatively or by means of a successful defense with respect to the issues having the greatest value or importance) will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

         10.4     FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other agreements referred to in this Agreement.

         10.5     WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no party will be deemed to have waived any of its rights or privileges under this Agreement or

                                      -30-
                                                      Exhibit D - Page 83 of 166
the documents referred to in this Agreement unless the waiver is in writing and no waiver given by a party will be applicable except in the specific instance for which it is given.

         10.6     ENTIRE AGREEMENT AND MODIFICATION

                  The parties agree that their respective obligations under this Agreement are deemed to arise as of the date of this Agreement. This Agreement supersedes all prior agreements between the parties and all representations or warranties made by the parties with respect to its subject matter and constitutes (along with the other agreements and documents referred to in this Agreement, including, without limitation, the Plan of Reorganization and Confirmation Order) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. In the event of any inconsistency between the substantive provisions of this Agreement and the substantive provisions of the Plan of Reorganization and Confirmation Order, the substantive provisions of Plan of Reorganization and Confirmation Order will control. This Agreement may not be amended except by a written agreement executed by each of the parties hereto.

         10.7     ASSIGNMENTS, SUCCESSORS, AND THIRD-PARTY RIGHTS

                  Neither party may assign any of its rights under this Agreement without the prior consent of the other party, other than an assignment of the rights of Subscriber to a wholly-owned (direct or indirect) Related Person of Subscriber that affirms in writing that it will be bound to the representations, warranties, and obligations of Subscriber under the Subscriber Definitive Agreements as if it signed the Agreements as the original signatory Subscriber (with such factual changes, such as jurisdiction of organization and type of entity, as reasonably may be required). Subject to the preceding sentence, the Subscriber Definitive Agreements will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. The Liquidating Trust is an express beneficiary of the covenants and obligations of the parties to this Agreement.

         10.8     SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.9     SECTION HEADINGS; CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the

                                      -31-
                                                      Exhibit D - Page 84 of 166
corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.10    TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.11    GOVERNING LAW

                  THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         10.12    COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                      -32-
                                                      Exhibit D - Page 85 of 166

                  The  undersigned   parties,   each  acting  through  its  duly
authorized representative, have signed and delivered this Amended and Restated Stock Subscription and Purchase Agreement as of the date first written above.


Subscriber:                                 Debtor:
                                            SOUTHERN PACIFIC FUNDING CORPORATION
THE GOLDMAN SACHS GROUP, INC.

By:    --------------------------------     By: --------------------------------
Name:  --------------------------------         Kevin D. Padrick
Title: --------------------------------         President


                                                      Exhibit D - Page 86 of 166

                                  APPENDIX I TO
                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT
                                  DEFINED TERMS

                  All references in this Appendix I to Sections are references to Sections of this Stock Subscription and Purchase Agreement unless otherwise specified. Unless the context otherwise requires, capitalized terms used in the Stock Subscription and Purchase Agreement, if not otherwise defined, have the following meanings:

                  "ACQUISITION PROPOSAL" has the meaning given in Section 5.6.

                  "ADDITIONAL  COVENANTS  AGREEMENT"  has the  meaning  given in
Section 2.4.1.

                  "ADVANCES" has the meaning given in Section 2.7.2.

                  "AGREEMENT" means, when referring to "this Agreement," the [SECOND] Amended and Restated Stock Subscription and Purchase Agreement dated as of {May 21} [JUNE 30], 1999, between Debtor and Subscriber.

                  "APPLICABLE PERCENTAGE" means, in the case of Asset Purchase Cash Flows, 100% times the Factor and, in the case of Residual Cash Flows and Out-of-Pocket Expenses, 50% times the Factor.

                  "ASSET CASH FLOW  INSTRUMENT" has the meaning given in Section
4.1 of the Asset Purchase Agreement.

                  "ASSET COMPANY" means the buyer of assets identified in the first paragraph of the Asset Purchase Agreement or any permitted assignee thereof.

                  "ASSET   PROCEEDS"   has  the   meaning   given   in   Section
2.3.1(a)(ii).

                  "ASSET PURCHASE AGREEMENT" or "PURCHASE AGREEMENT" means the [SECOND] Amended and Restated Asset Purchase Agreement dated as of {May 21,} [JUNE 30] 1999, between Debtor and Asset Company.

                  "ASSET PURCHASE CASH FLOWS" has the meaning given in Section 2.3.1(a)(i).

                  "ASSETS" has the meaning given in Schedule 2.1.2.

                  "ASSUMED CONTRACT", when used in this Agreement, means any Contract entered into by the Company that is (a) included among the contracts to be assumed by the Reorganized Company

                                      -34-
                                                      Exhibit D - Page 87 of 166
pursuant to the Plan of Reorganization and (b) identified on Schedule 3.7.

                  "BANKRUPTCY CASE" has the meaning given in the Recitals to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BANKRUPTCY COURT" has the meaning given in the Recitals to this Agreement.

                  "BEST EFFORTS" means the efforts that a prudent Person who desires to achieve a certain result would use in similar circumstances to achieve the result as expediently as possible.

                  "BREAK-UP FEE" has the meaning given in Section 2.8.1.

                  "BREACH" means (a) any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement.

                  "CASH-FLOW INSTRUMENT" has the meaning given in Section 2.3.1.

                  "CASH FLOW PERIOD" has the meaning given in Section 2.3.2.

                  "CASH  PRICE  ADJUSTMENT  AMOUNT"  has the  meaning  given  in
Section 2.2.

                  "CLOSING" has the meaning given in Section 2.5.

                  "CLOSING DATE" means the date and time when Closing actually takes place.

                  "COMPANY" has the meaning given in the Recitals to this Agreement.

                  "COMPANY MASTER SERVICER TRUSTS" means those Securitization Trusts for which the Company acts as master servicer prior to Closing, namely Series 1997-4, 1998-1, 1998-2, and 1998-H1.

                  "COMPANY TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are less than $77,000,000, the Tax Adjustment Amount; otherwise zero.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "CONSENT" means any approval, consent, ratification, waiver, or other authorization

                                      -35-
                                                      Exhibit D - Page 88 of 166

 (including any Governmental Authorization).

                  "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement and the Asset Purchase Agreement, including, but not limited to:

                           (a) the sale of the Shares by Reorganized  Company to
                  Subscriber;

                           (b) the execution,  delivery,  and performance of the
                  Cash Flow Instrument;

                           (c) the execution,  delivery,  and performance of the
                  Settlement Agreement;

                           (d) the execution,  delivery,  and performance of the
                  Liquidating Trust Agreement;

                           (e) the execution,  delivery,  and performance of the
                  Additional Covenants Agreement;

                           (f) the execution,  delivery,  and performance of the
                  Asset Purchase Agreement;

                           (g) the  performance  by  Subscriber,  Debtor and the
                  Reorganized   Company  of  their   respective   covenants  and
                  obligations under this Agreement;

                           (h) Asset Company's acquisition of the Purchased Assets; and

                           (i) Subscriber's acquisition and ownership of the Shares and assumption of control over the Reorganized Company.

                  "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DEBTOR" has the meaning given in the first paragraph of this Agreement.

                  "DEBTOR DEFINITIVE AGREEMENTS" means this Agreement, the Settlement Agreement, the Liquidating Trust Agreement, the Asset Purchase Agreement and the Additional Covenants Agreement.

                  "DEBTOR-IN-POSSESSION" means a debtor in a case filed under Chapter 11 of the Bankruptcy Code that retains possession of the assets constituting the bankruptcy estate and manages the estate for the benefit of the debtor's creditors under the powers and supervision of the Bankruptcy Court.

                  "DEEMED SHORT YEAR" has the meaning given in Section 3.5.2(b).

                                      -36-
                                                      Exhibit D - Page 89 of 166

                  "DIP FINANCING AGREEMENT" means the Master Repurchase Agreement, Annex I to such Master Repurchase Agreement, the Margin Agreement and the related agreements, annexes and exhibits entered into between Debtor and Goldman, Sachs & Co., pursuant to which Goldman, Sachs & Co. extended a credit facility in the approximate initial principal amount of $33,600,000.

                  "DISCLOSURE SCHEDULES" means the schedules attached to this Agreement and delivered by Debtor to Subscriber concurrently with the execution and delivery of this Agreement.

                  "DISCLOSURE STATEMENT" means the disclosure statement filed in Bankruptcy Court with respect to the Plan of Reorganization, as amended.

                  "DISTRIBUTION" shall have the meaning given in Section 2.3.2.

                  "ELIGIBLE INVESTMENTS" means the following:

                  (1) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (2) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by a nationally recognized statistical rating organization;

                  (3) commercial paper (having original maturities of not more than 30 days) rated in its highest rating by a nationally recognized statistical rating organization; and

                  (4) investments in money market funds rated in its highest rating by a nationally recognized statistical rating organization.

                  "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                                      -37-
                                                      Exhibit D - Page 90 of 166

                  "FACTOR" means one, if the Subscriber Election is not made and otherwise means (i) $38,500,000 minus the aggregate amount of any Subscriber Contributions, divided by (ii) $38,500,000.

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to a bankruptcy remote special purpose entity in respect of the Reorganized Company or the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows on, the related Assets or Purchased Assets and entered into primarily for the purpose of distributing Proceeds. Financing Transaction also includes all incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1, and 1996-3.

                  "FLORIDA {CASE} [CASES]" means Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., USA, {a lawsuit} [AND OCEANMARK BANK F.S.B. V. BANKERS TRUST COMPANY OF CALIFORNIA N.A. AND ADVANTA MORTGAGE COMPANY, LAWSUITS] filed in the state of Florida by Oceanmark Bank, F.S.B., and all related litigation in the Bankruptcy Court.

                  "FLORIDA CASE RESOLUTION" has the meaning given in Section 2.3.4.

                  "FLORIDA RESERVE" has the meaning given in Section 2.3.4.

                  "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY" means any:

                           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                           (b) federal,  state,  local,  municipal,  foreign, or
                  other government;

                           (c) governmental or  quasi-governmental  authority of
                  any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d) multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
                  administrative,   executive,  judicial,  legislative,  police,
                  regulatory, or taxing authority or power of any nature.

                  "HEDGING GAINS" means any realized gains of the Reorganized Company on hedging transactions.

                                      -38-
                                                      Exhibit D - Page 91 of 166

                  "HEDGING LOSSES" means any realized losses of the Reorganized Company on hedging transactions.

                  "HOLDER" means the holder of the Cash-Flow Instrument.

                  "HOLDER-ALLOCATED EXPENSES" has the meaning given in Section 2.3.1.

                  "HOLDER EXPENSE LOAN" means a loan by Subscriber or a Related Person of Subscriber to Holder solely for the purpose of funding Holder Allocated Expenses to the extent the Reserve is insufficient; Holder Expense Loan to bear interest at a per annum rate equal to LIBOR plus 350 basis points (calculated on an actual 360-day basis).

                  "HOLDER TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are more than $81,000,000, the lesser of the Tax Adjustment Amount and $1,500,000; otherwise zero.

                  "HSR ACT" means the Hart-Scott Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "IO CERTIFICATE" means each of the certificates included among the Purchased Assets, representing subordinated interest-only REMIC regular interests in the related Securitization Trusts (or, in the case of the Series 1998-H1 Securitization Trust, a subordinated non-REMIC equity interest).

                  "KNOWLEDGE" of a Person (other than an individual) exists with respect to a particular fact or other matter if any individual who is, or was, a director, officer, partner, executor, or trustee (or held a position of similar status) of such Person has Knowledge of such fact or matter, and Knowledge of an individual exists with respect to a particular fact or other matter where:

                  (a) the individual has actual awareness of the fact or matter; or

                  (b) a prudent individual could reasonably be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "LIABILITIES" has the meaning given in Section 2.1.2.

                  "LIBOR" means the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen page 3750 (or such other page as may replace page 3750

                                      -39-
                                                      Exhibit D - Page 92 of 166
on that service for the purpose of displaying London interbank offered rates of major bonds), at 11:00 a.m., London time, on the relevant date.

                  "LIQUIDATING TRUST" means the liquidating trust established for the benefit of the Company's creditors in the Bankruptcy Case.

                  "LIQUIDATING TRUST AGREEMENT" means the trust agreement establishing the Liquidating Trust by and between the Company acting for the benefit of the respective creditors entitled to the trust assets and the trust's initial trustees.

                  "MASTER SERVICING" means master loan servicing rights under the Pooling and Servicing Agreements.

                  "MATERIAL   DOCUMENTS"   has  the  meaning  given  in  Section
2.6.1(c).

                  "MATERIAL INTEREST" means, for purposes of the definition of Related Person, a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

                  "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" means an action taken by a Person if:

                           (a) such action is consistent with the past practices
                  of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b) such action is not required to be  authorized  by
                  the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                           (c) such  action is similar in  nature,  standard  of
                  quality, and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership

                                      -40-
                                                      Exhibit D - Page 93 of 166
of a limited partnership; (d) the operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                  "OUT-OF-POCKET  EXPENSES"  has the  meaning  given in  Section
2.3.3.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN OF REORGANIZATION" is the plan of reorganization filed by the Company in the Bankruptcy Case, as may be amended or supplemented.

                  "POOLING AND SERVICING AGREEMENTS" means the Pooling and Servicing Agreements (or the {Trust Agreement and Indenture and} Servicing Agreement with respect to the Series 1998-H1 Securitization Trust) entered into by the Company (or one of its Subsidiaries) with respect to each of the securitization transactions engaged in by the Company (or one of its Subsidiaries) between 1995 and 1998.

                  "PREFERRED RETURN" means, after a Subscriber Contribution shall have been made and unless the Subscriber elects not to receive a Preferred Return, the return of cash in an amount equal to the Subscriber Contribution plus 15% per annum of the unpaid balance of the Subscriber Contribution until the Subscriber Contribution shall have been returned in full.

                  "PREPETITION TAX LIABILITIES" means the Tax liabilities of Company arising prior to October 1, 1998.

                  "PROCEEDING" means any action, arbitration, audit, case, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction, net of direct Out-of-Pocket Expenses.

                  "PURCHASE AGREEMENT" or "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of May 5, 1999, between Debtor and Asset Company.

                  "PURCHASE PRICE", has the meaning given in Section 2.2.

                  "PURCHASED ASSETS" has the meaning given in Section 2.1 of the Asset Purchase Agreement.

                                      -41-
                                                      Exhibit D - Page 94 of 166

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                           (a) any Person that directly or indirectly  controls,
                  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (b) any Person that holds a Material Interest in such
                  specified Person;

                           (c) each Person  that serves as a director,  officer,
                  partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                           (d) any Person in which such specified Person holds a
                  Material Interest;

                           (e) any Person with  respect to which such  specified
                  Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f) any Related Person of any individual described in
                  clause (b) or (c).

                  "RELATED PERSON EXPENSES" has the meaning given in Section 2.3.3(b)(iv).

                  "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended.

                  "REO" means real estate held for sale by the Company as master servicer for the Company Master Servicer Trusts for the benefit of the related Securitization Trust.

                  "REORGANIZED COMPANY" has the meaning given in the Recitals to this Agreement.

                  "REORGANIZED COMPANY TAX ATTRIBUTES" means the sum of the Reorganized Company's net operating losses plus the excess of the tax basis of its assets over their fair market value in the agreed amount of $79,000,000, to be calculated as of the end of the Short Year or Deemed Short Year as: (a) total capital contributed by the Company's shareholders, (b) minus any distributions to Company shareholders or other payments that were not deductible or for which the Company did not receive full basis for federal income tax purposes, (c) plus retained after-tax income for the period prior to the Company's initial public offering as reported for federal income tax purposes, and (d) plus the Company's excess inclusion income for federal income tax purposes for the taxable periods after the Company's initial public offering through Closing less Taxes paid, as such amount may be adjusted on any Tax Attribute Determination Date.

                  "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                                      -42-
                                                      Exhibit D - Page 95 of 166

                  "REQUIRED  CAPITAL  CONTRIBUTIONS"  has the  meaning  given in
Section 2.3.7.

                  "RESERVE" means a funded account equal to an amount reasonably calculated by Subscriber to be sufficient to cover any Out-of Pocket Expenses estimated to occur during the following twelve months, but in no event more than $100,000.

                  "RESIDUAL CASH FLOWS" has the meaning given in Section 2.3.1(a)(ii).

                  "RESIDUAL CERTIFICATE" means each of the certificates included
among  the  Assets,   representing  the  REMIC  residual  interests  in  certain
Securitization Trusts.

                  "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SECURITIZATION TRUST" means the trusts into which pools of mortgage loans were deposited pursuant to the 13 securitization transactions entered into by the Company (or one of its Subsidiaries) between 1995 and 1998 and which in turn issued various classes of mortgage securities representing interests in, or in the case of the Series 1998-H1 Securitization Trust, secured by, the trust assets.

                  "SERIES 1998-H1" means the Series 1998-H1 Securitization Trust and related Master Servicing, Servicing Agreement, IO Certificates and equity interest certificates, and rights to receive prepayment penalty income with respect to such trust.

                  "SETTLEMENT AGREEMENT" has the meaning given in Section {2.6.1(e)} [2.6.1(F)].

                  "SHARES" has the meaning given in the Recitals to this Agreement.

                  "SHORT YEAR" has the meaning given in Section 3.5.2(a).

                  "SHORT-YEAR INCOME" has the meaning given in Section 3.5.2(a).

                  "SHORT-YEAR   RETURNS"  has  the  meaning   given  in  Section
3.5.3(a).

                  "SHORT-YEAR TAX" has the meaning given in Section 3.5.2(a).

                  "SUBSCRIBER" has the meaning given in the first paragraph of this Agreement.

                  "SUBSCRIBER'S ADVISORS" has the meaning given in Section 5.1.

                  "SUBSCRIBER CONTRIBUTION" means the amount of any funds contributed to the Reorganized Company by Subscriber {in order to purchase mortgage loans out of certain Securitization Trusts (including accrued interest and other amounts required to be paid under the

                                      -43-
                                                      Exhibit D - Page 96 of 166
applicable Pooling and Servicing Agreements) with respect to loans pursuant to the resolution of the Florida Case }[PURSUANT TO SECTION 6.4 IN ORDER TO PERMIT THE REORGANIZED COMPANY TO MAKE PAYMENTS REQUIRED TO BE MADE BY IT PURSUANT TO
SECTION 5(B) OF THE SETTLEMENT AGREEMENT WITH RESPECT TO THE FLORIDA CASE RESOLUTION] if the amount of the Florida Reserve is insufficient {to make all of the required purchases} [THEREFOR].

                  "SUBSCRIBER DEFINITIVE AGREEMENTS" means this Agreement, the Asset Purchase Agreement, Additional Covenants Agreement, the Settlement Agreement, the Cash-Flow Instrument, the [Asset Purchase Agreement Cash-Flow Instrument], the Subservicing Agreement, and the Guarantee.

                  "SUBSCRIBER ELECTION" has the meaning given in Section 6.4.

                  "SUBSERVICING AGREEMENT" has the meaning given in Section 2.7.

                  "SUBSIDIARY" means, with respect to any Person (the "Owner"), any corporation or other Person of which the Owner or one or more of its Subsidiaries holds securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body, or otherwise having the power to direct that Person's business and policies (other than securities or other interests having such power only upon the happening of a contingency that has not occurred).

                  "TAX" and "TAXES" mean all taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto imposed by any Governmental Body.

                  "TAX ADJUSTMENT AMOUNT" means the amount calculated as of a Tax Attribute Determination Date in accordance with the following formula (without duplication of adjustments made on any earlier Tax Attribute Determination Date), plus interest accrued at a per annum rate of 10 percent from the Closing Date paid:

                           If  Reorganized  Company  Tax  Attributes  exceed $81
                  million, the Tax Adjustment Amount shall be 15.19 percent of such excess. If Reorganized Tax Attributes are less than $77 million, the Tax Adjustment Amount shall be 15.19 percent of such shortfall.

                  "TAX ATTRIBUTE DETERMINATION DATE" is a date on which the expected Reorganized Company Tax Attributes are determined to be different than $79,000,000 as a result of (a) a final determination by or settlement with the Internal Revenue Service, (b) a mutual determination of the Liquidating Trust and Subscriber, or (c) the issuance of a written opinion from the Tax Expert with respect to those elements of Reorganized Company Tax Attributes not determined by the procedures set forth in clause (a) or (b).

                  "TAX EXPERT" has the meaning given in Section 3.5.7.

                                      -44-
                                                      Exhibit D - Page 97 of 166

                  "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "THIRD PARTY" means a Person that is neither the Subscriber nor any Related Person of Subscriber.

                  "THREATENED" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or another event has occurred or other circumstances exist, that would lead a prudent Person to conclude that a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                  "TOTAL CASH FLOWS" has the meaning given in Section 2.3.1(a).

                                      -45-
                                                      Exhibit D - Page 98 of 166

                                 SCHEDULE 2.1.2
                             ASSETS AND LIABILITIES

The Assets and Liabilities are all of the assets and liabilities of the Reorganized Company as of the Closing Date, and consist of the following:

ASSETS
------

  Residual Certificates, namely:
          Series 1995-1, Class R (61.27%)
          Series 1995-2, Classes R-I (18.26%) and R-II
          Series 1996-1, Class R
          Series 1996-2, Class R
          Series 1996-3, Class R
          Series 1996-4, Class R
          Series 1997-1, Classes R-I and R-II
          Series 1997-2, Classes R-I, R-II, and R-III
          Series 1997-3, Classes R-I and R-II
          Series 1997-4, Classes R-I and R-II
          Series 1998-1, Classes  R-I and R-II
          Series 1998-2, Classes R-I and R-II

Servicing Rights for the following Securitization Trusts (master servicing rights for Series 1995-1, 1996-1, 1996-2, 1996-3, 1996-4, 1997-1, 1997-2 and
1997-3 are held by Advanta Mortgage Corp., U.S.A.):
          Series 1995-1
          Series 1996-1
          Series 1996-2
          Series 1996-3
          Series 1996-4
          Series 1997-1
          Series 1997-2
          Series 1997-3
          Series 1997-4
          Series 1998-1
          Series 1998-2
          Series 1998-H1

but in each case excluding all rights to servicer advances and all rights with respect to Mortgage Loans not remaining in any Securitization Trust on the Closing Date.


                                                      Exhibit D - Page 99 of 166

ASSETS CON'T.
-------------

All of the rights Company has under the Pooling and Servicing Agreements (in any capacity) with respect to the following Secunitization Trusts, including where applicable, without limitation, (a) the call rights to purchase mortgage loans from certain Securitization Trusts when the principal balance of the related mortgage loans is less than 10% of the aggregate principal balances of the related mortgage loans on the cut-off date established pursuant to the related Pooling and Servicing Agreement, (b) the rights to purchase loans out of the Securitization Trusts in certain circumstances and (c) the mortgage loans and other proceeds of the exercise of the call rights or subsequent sale of mortgage loans:
          Series 1995-1
          Series 1995-2
          Series 1996-1
          Series 1996-2
          Series 1996-3
          Series 1996-4
          Series 1997-1
          Series 1997-2
          Series 1997-3
          Series 1997-4
          Series 1998-1
          Series 1998-2

The rights Company has (in any capacity) under the Servicing Agreement for the Series 1998-H1 Securitization Trust to purchase mortgage loans out of the Securitization Trust in certain circumstances.

All of the rights  Company  has under the Assumed  Contracts  listed in Schedule
3.7.

All of the Company's rights to borrow funds from the reserve accounts associated with the Series 1995-2, 1996-1, and 1996-3 Securitization Trusts in exchange for the issuance of Company notes to Bankers Trust, as trustee of such Securitization Trusts.

{Servicing Platform equipment, furniture, improvements and software located in Santa Rosa, California (leasehold interest) if and only if Subscriber has notified Debtor by May 31, 1999 and the parties have reached an agreement acceptable to them before Closing providing the terms and conditions of such transfer, including price and assumption of liabilities.

Capital stock of Southern Pacific Secured Asset Corp., a special purpose subsidiary of debtor, including its shelf registration statement, if and only if Subscriber has notified Debtor by May 31, 1999, and the parties have reached an agreement acceptable to them by June 8, 1999 providing the terms and conditions of such transfer, including price.}

All of the Company's licenses to service mortgage loans.


                                                     Exhibit D - Page 100 of 166

LIABILITIES
-----------

Cash Flow Instrument, dated as of {June} [July] --, 1999, issued by the Company pursuant to its Plan of Reorganization.

Liabilities of the Reorganized Company under the Settlement Agreement.

Liability to repay the promissory notes issued to the Company to Bankers trust as trustee of the reserve accounts associated with the Series 1995-2, 1996-1, and 1996-3 Securitization Trusts (the funds of which may be invested in the Company's short-term debt obligations.

         Liabilities  of the  Company  under  the  Assumed  Contracts  listed on
         Schedule 3.7.


                                                     Exhibit D - Page 101 of 166

                                 [EXHIBIT 2.3.1]


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE COMPANY)
SATISFACTORY TO THE COMPANY IN ITS SOLE JUDGMENT THAT SUCH TRANSFER IS BEING MADE EITHER PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND EITHER DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR HAS BEEN SO REGISTERED OR QUALIFIED. THE OPINION SHALL ALSO STATE THAT AS A RESULT OF SUCH TRANSFER, THE COMPANY IS UNDER NO OBLIGATION TO REGISTER UNDER THE SECURITIES ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940 OR ANY OTHER FEDERAL OR STATE SECURITIES LAW.

                              CASH FLOW INSTRUMENT

                                                              NEW YORK, NEW YORK
                                                              -------, 1999

         FOR VALUE RECEIVED, the undersigned, SOUTHERN PACIFIC FUNDING CORPORATION ("Company"), a California corporation having its principal place of business at -----------------------------, promises to pay to the order of SPFC LIQUIDATING TRUST ("Holder") at ------------------------------------- the
amounts as provided herein.

         This Cash Flow Instrument (the "Instrument") evidences an obligation incurred pursuant to the Amended Plan of Reorganization (the "Plan") dated May ---, 1999, of Southern Pacific Funding Corporation acting in its capacity as Debtor-in-Possession in its bankruptcy case filed under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Case").

         Capitalized terms used in this Instrument and not otherwise defined have the meanings given in Appendix I hereto, which is incorporated into this Instrument by reference.

         This Instrument represents a general obligation of Company, payable from any available funds.

1.       DISTRIBUTIONS

         1.1 Subject to the payment provisions of Section 2.2, Company shall make periodic payments to the Holder of the following:


                                                     Exhibit D - Page 102 of 166

         (a)      the sum (without duplication) of:

                  (i) the Applicable Percentage (initially 100 percent) of all pre-tax cash flows and other amounts, if any, paid or payable in respect of the Asset Cash Flow Instrument (the "Asset Purchase Cash Flows"); and

                  (ii) the Applicable Percentage (initially 50 percent) of each of the following (referred to collectively before application of the Applicable Percentage as the "Residual Cash Flows") with respect to the
                           Assets:

                           (A) the aggregate of all pre-tax cash flows from each of the Assets until a sale (or transfer) or Financing Transaction with respect to the related Asset, it being agreed that the cash flows will continue to be payable to Holder after any sale or transfer to a Related Person of Subscriber (other than a sale or transfer to a Related Person of Subscriber for the sole purpose of facilitating a Financing Transaction) or pursuant to a transaction that has not been found by the board of directors of the Company to be an arms-length transaction; plus

                           (B) all pre-tax Proceeds from any sales or transfers of any Asset or portion of an Asset; plus

                           (C) all pre-tax Proceeds from any Financing Transaction entered into by the Company with respect to any of the Assets and all Hedging Gains;

         (the Applicable Percentage of Asset Purchase Cash Flows plus the Applicable Percentage of Residual Cash Flows are the "Total Cash Flows");

         (b) minus the Applicable Percentage (initially 50 percent) of otherwise unreimbursed Out-of-Pocket Expenses incurred by the Company (such amounts, the "Holder-Allocated Expenses"); plus

         (c)      any Holder Tax Adjustment Amount.

         1.2 The periodic payment (each a "Distribution") to be made with respect to this Instrument each month for a period commencing on the fifth day of a calendar month and ending on the fourth day of the next calendar month, commencing with ------------- (each such month, a "Cash Flow Period") will equal
(i) the sum of (a) Total Cash Flows received by Company during such Cash Flow Period (or from ---------, 1999, through the last day of the first Cash Flow Period in the case of the first Distribution), plus (b) any previously unpaid Holder Tax Adjustment Amount, minus (ii) Holder-Allocated Expenses not previously applied in reduction of Total Cash Flows.

                                       2
                                                     Exhibit D - Page 103 of 166

2.       OUT-OF-POCKET EXPENSES

                  2.1.1 Out-of-Pocket Expenses means direct, Third Party out-of-pocket expenses reasonably incurred by the Company or by Subscriber or a Related Person of Subscriber directly on behalf of the Company with respect to the Assets not otherwise reimbursable from a third party and directly related to the ownership, servicing (including without limitation, any transfer of servicing, engagement of sub-servicers, or financing of corporate (i.e., non-principal and interest[)] servicer advances), maintenance, collection from, realization of value from, evaluation of, protection, financing and sale of Assets, all in the Ordinary Course of Business or with respect to a sale or Financing Transaction.

                  2.1.2 For purposes of  servicing  fees as described in Section
         2.1.1. (including primary and special servicing), Out-of-Pocket Expenses means 35 basis points (except with respect to Securitization Trust 1998-H1, for which Out-of-Pocket Expenses means 75 basis points), together with ancillary fees and investment income on collection accounts.

                  2.1.3 Notwithstanding Section 2.1.1, Out-of-Pocket Expenses specifically include:

                  (i)      Hedging   Losses  and   carrying   costs  of  hedging
                           transactions;

                  (ii) transfer fees or other costs charged by the existing servicer or sub-servicer in connection with the transfer of servicing operations;

                  (iii)    principal  and  interest   repaid  on  any  Financing
                           Transaction;

                  (iv) fees and expenses incurred with respect to Subscriber or a Related Person of Subscriber in connection with a sale or Financing Transaction, but only to the extent such fees are consistent with market rates and industry standards and are approved by the Holder, which approval shall not be unreasonably withheld ("Related Person Expenses"). Related Person Expenses shall be deemed to be approved if not objected to within 21 days after Holder receives a detailed report from the Company together with a request for approval;

                  (v) expenses incurred with respect to the Liabilities of the Company;

                  (vi) any otherwise reimbursable Third Party expense that the Company has determined to be uncollectible; and

                  (vii) the payments, if any, made by the Company with respect to severance payments to employees of the Liquidating Trust.

                  2.1.4 Notwithstanding Section 2.1.1, Out-of-Pocket Expenses specifically exclude:

                                       3
                                                     Exhibit D - Page 104 of 166

                  (i) amounts payable by Company to the Reserve pursuant to this Instrument;

                  (ii)     any management fees with respect to the Assets; and

                  (iii) overhead, salaries and similar expenses of Subscriber or any Related Person of Subscriber, except as permitted pursuant to clause (iv) above.

         2.2 Amounts payable as Distributions from Asset Purchase Cash Flows and Residual Cash Flows shall be applied in the following order:

                  (i)      first,   to  payment  to  Subscriber  of  any  unpaid
                           Preferred Return;

                  (ii) second, to the payment to Subscriber on behalf of the Company of any unpaid Company Tax Adjustment Amount;

                  (iii) third, to the payment of principal and interest on Holder Expense Loans;

                  (iv) fourth, to the funding of the Florida Reserve, if still applicable;

                  (v) fifth, to the funding of Holder's share (i.e., 50 percent times the Factor) of the Reserve; and

                  (vi) finally, to Holder, in accordance with the payment instructions set forth in Section 8.

         2.3 The Distribution for a particular month will be paid on or before the third business day following the end of the related Cash Flow Period, provided that if the amount to be paid to Holder is less than $100,000, the Company may defer payment (at its option) until the following month (or such later time as the amount to be paid equals or exceeds $100,000).

         2.4 Company agrees to make monthly deposits of its share of the Reserve (i.e., 100 percent minus Holder's share of the Reserve), which amounts shall not constitute an Out-of-Pocket Expense.

         2.5 Company may not sell or transfer any interest in and will not engage in a Financing Transaction with respect to the Asset Cash Flow Instrument.

3.       OBLIGATIONS ABSOLUTE

         The obligations of Company to pay Distributions under this Instrument (in accordance with its terms) shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense (other than the defense that the amount due has been paid), counterclaim or recoupment ("Abatements") for any reason whatsoever, including without limitation, Abatements due

                                       4
                                                     Exhibit D - Page 105 of 166
to any present or future claims of Company against Holder under this Instrument or otherwise, or against any other Person for whatever reason.

         It is the express intention of Company and Holder that all Distributions are, and shall continue to be, payable in all events unless the obligation to pay such Distributions is terminated pursuant to the express provisions of this Instrument.

4.       CERTIFICATES

         This Instrument shall be evidenced by one or more certificates (each a "Certificate") issued in fully-registered definitive form. Each Certificate shall set forth on its face the percentage interest that it evidences (its "Percentage Interest") in the amount of each Distribution to be made to Holders. The aggregate Percentage Interest of the Certificates shall at all times equal 100%. The Company shall distribute to the Holders, in accordance with their respective Percentage Interests as reflected in the Certificates, all Distributions with respect to this Instrument. The Certificates shall be executed by manual or facsimile signature on behalf of Company by the president or any vice president and the secretary or any assistant secretary thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Company shall bind Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Instrument, or be valid for any purpose, unless manually countersigned by the president, any vice president, the secretary or any assistant secretary of Company. All Certificates shall be dated the date of their countersignature.

5.       REGISTRATION; TRANSFER

         Company shall cause to be kept at its principal office a certificate register (the "Certificate Register") in which the Company shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Company shall register Certificates and transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate to Company (and subject to the provisions of this Instrument) Company shall execute, and shall date, countersign and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

         At the option of any Holder, Certificates may be exchanged for other Certificates of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged to the Company. Whenever any Certificates are so surrendered for exchange, the Company shall execute, and shall date, countersign and deliver, the Certificates which the Holder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

                                       5
                                                     Exhibit D - Page 106 of 166

         No service charge shall be made for any transfer or exchange of Certificates, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for transfer and exchange shall be canceled by Company.

         No transfer of a Certificate or any interest therein shall be made unless the prospective transferee provides Company with an opinion of counsel (which shall not be at the expense of Company) satisfactory to Company in its sole judgment that such transfer is being made either pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from registration under the Act, and either does not require registration or qualification under any State securities laws, or has been so registered or qualified. The opinion shall also state that as a result of such transfer, the Company is under no obligation to register under the Securities Act of 1934, as amended, the Investment Company Act of 1940 or any other federal or state securities law. The Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

         Prior to the due presentation of a Certificate for registration of transfer, the Company and any agent of the Company may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving Distributions, and for all other purposes whatsoever, and neither the Company nor any agent of Company shall be affected by notice to the contrary. All Distributions shall be made to Holders of record on the last day of the month preceding the month in which made.

6.       MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

         If (i) any mutilated Certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Company such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Company that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Company) in connection therewith. Any duplicate Certificate issued pursuant to this paragraph shall constitute complete and indefeasible evidence of the corresponding Percentage Interest in Distributions, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                                       6
                                                     Exhibit D - Page 107 of 166

7.       NOTICES TO HOLDERS; ACTION

         Whenever notice or other communication to the Holders is required under this Instrument, the Company shall mail all such notices and communications specified herein to Holders as set forth in the Company's books and records.

         Any action required or permitted to be taken under this Instrument by the Holder of the Cash Flow Instrument may be taken only by the Holders of 51% (fifty-one percent) or more of the aggregate Percentage Interests.

8.       PAYMENT INSTRUCTIONS

         Company will pay the Distribution for each Cash Flow Period by wire transfer to:

         NAME-------------------------------
         BANK-------------------------------
         BRANCH-----------------------------
         ACCT.------------------------------

         Special Instructions:

9.       REMEDIES

         Company and all others who may become liable for the payment of all or any part of the obligations hereunder do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Instrument.

         Upon the occurrence and during the continuance of any breach by Company of any of its obligations hereunder, Holder shall have all remedies available to Holder at law or in equity, including, without limitation of any other remedies, the right to specifically enforce any of the obligations or duties owing by Company or any other person and the right to also bring an action for money damages.

10.      VENUE; ATTORNEY FEES; GOVERNING LAW

         In any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Instrument may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                                       7
                                                     Exhibit D - Page 108 of 166

         THIS INSTRUMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

                                            SOUTHERN PACIFIC FUNDING CORPORATION

                                            By:    -----------------------------

                                            Title: -----------------------------


                                       8
                                                     Exhibit D - Page 109 of 166

                                  APPENDIX I TO
                              CASH FLOW INSTRUMENT
                                  DEFINED TERMS

                  Unless the context otherwise requires, capitalized terms used in the Cash Flow Instrument, if not otherwise defined, have the following meanings:

                  "APPLICABLE PERCENTAGE" means, in the case of Asset Purchase Cash Flows, 100% times the Factor and, in the case of Residual Cash Flows and Out-of-Pocket Expenses, 50% times the Factor.

                  "ASSET CASH FLOW INSTRUMENT" means the Asset Cash Flow Instrument issued by Asset Company to Company and dated June , 1999.

                  "ASSET COMPANY" means Goldman, Sachs & Co., a Delaware limited partnership, or its permitted assignees.

                  "ASSETS" means the assets and interests set forth on the Schedule of Assets.

                  "ASSUMED CONTRACTS" means any contract entered into by the Company that is (a) included among the contracts to be assumed by the Company upon the effective date of the Plan of Reorganization and (b) identified on Schedule of Assumed Contracts.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Oregon or such other court or adjunct thereof that exercises jurisdiction over the Bankruptcy Case.

                  "COMPANY TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are less than $77,000,000, the Tax Adjustment Amount; otherwise zero.

                  "DEBTOR-IN-POSSESSION" means a debtor in a case filed under Chapter 11 of the Bankruptcy Code that retains possession of the assets constituting the bankruptcy estate and manages the estate for the benefit of the debtor's creditors under the powers and supervision of the Bankruptcy Court.

                  "ELIGIBLE INVESTMENTS" means the following:

                  (1) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                                       9
                                                     Exhibit D - Page 110 of 166

                  (2) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by a nationally recognized statistical rating organization;

                  (3) commercial paper (having original maturities of not more than 30 days) rated in its highest rating by a nationally recognized statistical rating organization; and

                  (4) investments in money market funds rated in its highest rating by a nationally recognized statistical rating organization.

                  "FACTOR" means one, if the Subscriber Election is not made and otherwise means (i) $38,500,000 minus the aggregate amount of any Subscriber Contributions, divided by (ii) $38,500,000.

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to a bankruptcy remote special purpose entity in respect of the Company or the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows on, the related Assets and entered into primarily for the purpose of distributing Proceeds. Financing Transaction also includes an incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1 and 1996-3.

                  "FLORIDA  CASE  [RESOLUTION"  HAS THE MEANING GIVEN IN SECTION
2.3.4 OF THE STOCK SUBSCRIPTION AND PURCHASE AGREEMENT.

                  "FLORIDA CASES]" means Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., USA, {a lawsuit} [AND OCEANMARK BANK F.S.B. V. BANKERS TRUST COMPANY OF CALIFORNIA, N.A. AND ADVANTA MORTGAGE CORP. USA, LAWSUITS] filed in the state of Florida by Oceanmark Bank, F.S.B., and all related litigation in the Bankruptcy Court.

                  ["FLORIDA RESERVE HAS THE MEANING GIVEN IN SECTION 2.3.4 OF THE STOCK SUBSCRIPTION AND PURCHASE AGREEMENT.]

                  "GOVERNMENTAL BODY" means any:

                           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                                       10
                                                     Exhibit D - Page 111 of 166

                           (b) federal,  state,  local,  municipal,  foreign, or
                  other government;

                           (c) governmental or  quasi-governmental  authority of
                  any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d) multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
                  administrative,   executive,  judicial,  legislative,  police,
                  regulatory, or taxing authority or power of any nature.

                  "HEDGING GAINS" means any realized gains of the Company on hedging transactions.

                  "HEDGING LOSSES" means any realized losses of the Company on hedging transactions.

                  "HOLDER EXPENSE LOANS" means a loan by Subservicer or a Related Person of Subscriber to Holder solely for the purpose of funding Holder allocated Expenses to the extent the Reserve is insufficient; Holder Expense Loans to bear interest at a per annum rate equal to LIBOR plus 350 basis points (calculated on an actual 360-day basis).

                  "HOLDER TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are more than $81,000,000, the lesser of the Tax Adjustment Amount and $1,500,000; otherwise zero.

                  "KNOWLEDGE" of a Person (other than an individual) exists with respect to a particular fact or other matter if any individual who is, or was, a director, officer, partner, executor, or trustee (or held a position of similar status) of such Person has Knowledge of such fact or matter, and Knowledge of an individual exists with respect to a particular fact or other matter where:

                  (a) the individual has actual awareness of the fact or matter; or

                  (b) a prudent individual could reasonably be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

                  "LIABILITIES" means the liabilities set forth on the Schedule of Liabilities.

                  "LIBOR" means the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen page 3750 (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major bonds), at 11:00 a.m. London time, on the relevant date.

                                       11
                                                     Exhibit D - Page 112 of 166

                  "LIQUIDATING TRUST" means the liquidating trust established for the benefit of the Company's creditors in the Bankruptcy Case.

                  "MATERIAL INTEREST" means, for purposes of the definition of Related Person, a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

                  "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" means an action taken by a Person if:

                           (a) such action is consistent with the past practices
                  of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b) such action is not required to be  authorized  by
                  the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                           (c) such  action is similar in  nature,  standard  of
                  quality, and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN OF REORGANIZATION" is the plan of reorganization filed by the Company in the Bankruptcy Case, as may be amended or supplemented.

                                       12
                                                     Exhibit D - Page 113 of 166

                  "POOLING AND SERVICING AGREEMENTS" means the Pooling and Servicing Agreements (or the {Trust Agreement and Indenture and} Servicing Agreement with respect to the Series 1998-H1 Securitization Trust) entered into by the Company (or one of its Subsidiaries) with respect to each of the securitization transactions engaged in by the Company (or one of its Subsidiaries) between 1995 and 1998.

                  "PREFERRED RETURN" means, after a Subscriber Contribution shall have been made and unless the Subscriber elects not to receive a Preferred Return, the return of cash in an amount equal to the Subscriber Contribution plus 15% per annum of the unpaid balance of the Subscriber Contribution until the Subscriber Contribution shall have been returned in full.

                  "PROCEEDING" means any action, arbitration, audit, case, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction, net of direct Out-of-Pocket Expenses.

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                           (a) any Person that directly or indirectly  controls,
                  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (b) any Person that holds a Material Interest in such
                  specified Person;

                           (c) each Person  that serves as a director,  officer,
                  partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                           (d) any Person in which such specified Person holds a
                  Material Interest;

                           (e) any Person with  respect to which such  specified
                  Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f) any Related Person of any individual described in
                  clause (b) or (c).

                  "REORGANIZED COMPANY" means the Seller after the effective date of the Plan.

                  "REORGANIZED COMPANY TAX ATTRIBUTES" means the sum of the Reorganized Company's net operating losses plus the excess of the tax basis of its assets over their fair market

                                       13
                                                     Exhibit D - Page 114 of 166
value in the agreed amount of $79,000,000, to be calculated as of the end of the Short Year as: (a) total capital contributed by the Company's shareholders, (b) minus any distributions to Company shareholders or other payments that were not deductible or for which the Company did not receive full basis for federal income tax purposes, (c) plus retained after-tax income for the period prior to the Company's initial public offering as reported for federal income tax purposes, and (d) plus the Company's excess inclusion income for federal income tax purposes for the taxable periods after the Company's initial public offering through Closing less Taxes paid, as such amount may be adjusted on any Tax Attribute Determination Date.

                  "RESERVE" means a funded account equal to an amount reasonably calculated by Subscriber to be sufficient to cover any Out-of Pocket Expenses estimated to occur during the following twelve months, but in no event more than $100,000.

                  "SECURITIES ACT" or "ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SECURITIZATION TRUST" means the trusts into which pools of mortgage loans were deposited pursuant to the 13 securitization transactions entered into by the Company (or one of its Subsidiaries) between 1995 and 1998 and which in turn issued various classes of mortgage securities representing interests in, or in the case of the Series 1998-H1 Securitization Trust, secured by, the trust assets.

                  ["SETTLEMENT AGREEMENT" MEANS THE SETTLEMENT AGREEMENT DATED AS OF JUNE 17, 1999, AMONG SOUTHERN PACIFIC FUNDING CORPORATION, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, MBIA INSURANCE CORPORATION, AND THE GOLDMAN SACHS GROUP, INC.]

                  "SHORT YEAR" has the meaning given in Section 3.5.2(a).

                  ["STOCK SUBSCRIPTION AND PURCHASE AGREEMENT" MEANS THE SECOND AMENDED AND RESTATED STOCK SUBSCRIPTION AND PURCHASE AGREEMENT DATED AS OF JUNE 30, 1999, BETWEEN SOUTHERN PACIFIC FUNDING CORPORATION AND SUBSCRIBER.]

                  "SUBSCRIBER" means The Goldman Sachs Group Inc.

                  "SUBSCRIBER CONTRIBUTION" means the amount of any funds contributed to the Reorganized Company by Subscriber in order to {purchase mortgage loans out of certain Securitization Trusts (including accrued interest and other amounts required to be paid under the applicable Pooling and Servicing Agreements)} [PERMIT THE REORGANIZED COMPANY TO MAKE PAYMENTS REQUIRED TO BE MADE BY IT PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT] with respect to the {loans pursuant to the resolution of the Florida Case if the amount of the Florida Reserve is insufficient to make all of the required purchases.} [FLORIDA CASE RESOLUTION.]

                                       14
                                                     Exhibit D - Page 115 of 166

                  "SUBSCRIBER ELECTION" means the election made by Subscriber by written notice to Holder not to receive a Preferred Return in connection with a Subscriber {Constriubtion} [CONTRIBUTION].

                  "SUBSIDIARY" means, with respect to any Person (the "Owner"), any corporation or other Person of which the Owner or one or more of its Subsidiaries holds securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body, or otherwise having the power to direct that Person's business and policies (other than securities or other interests having such power only upon the happening of a contingency that has not occurred).

                  "TAX" and "TAXES" mean all taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto imposed by any Governmental Body.

                  "TAX ADJUSTMENT AMOUNT" means the amount calculated as of a Tax Attribute Determination Date in accordance with the following formula (without duplication of adjustments made on any earlier Tax Attribute Determination Date), plus interest accrued at a per annum rate of 10 percent from the Closing Date paid:

                           If  Reorganized  Company  Tax  Attributes  exceed $81
                  million, the Tax Adjustment Amount shall be 15.19 percent of such excess. If Reorganized Company Tax Attributes are less than $77 million, the Tax Adjustment Amount shall be 15.19 percent of such shortfall.

                  "TAX ATTRIBUTE DETERMINATION DATE" is a date on which the expected Reorganized Company Tax Attributes are determined to be different than $79,000,000 as a result of (a) a final determination by or settlement with the Internal Revenue Service, (b) a mutual determination of the Liquidating Trust and Subscriber, or (c) the issuance of a written opinion from the Tax Expert with respect to those elements of Reorganized Company Tax Attributes not determined by the procedures set forth in clause (a) or (b).

                  "THIRD PARTY" means a Person that is neither the Subscriber nor any Related Person of Subscriber.

                                       15
                                                     Exhibit D - Page 116 of 166

                               SCHEDULE OF ASSETS

Residual Certificates, namely:
         Series 1995-1, Class R (61.27%)
         Series 1995-2, Classes R-I (18.26%) and R-II
         Series 1996-1, Class R
         Series 1996-2, Class R
         Series 1996-3, Class R
         Series 1996-4, Class R
         Series 1997-1, Classes R-I and R-II
         Series 1997-2, Classes R-I, R-II, and R-III
         Series 1997-3, Classes R-I and R-II
         Series 1997-4, Classes R-I and R-II
         Series 1998-1, Classes R-I and R-II
         Series 1998-2, Classes R-I and R-II

Servicing Rights for the following Securitization Trusts (master servicing rights for Series 1995-1, 1996-1, 1996-3, 1996-4, 1997-1, 1997-2 and 1997-3 are
held by Advanta Mortgage Corp., U.S.A.):
         Series 1995-1
         Series 1996-1
         Series 1996-2
         Series 1996-3
         Series 1996-4
         Series 1997-1
         Series 1997-2
         Series 1997-3
         Series 1997-4
         Series 1998-1
         Series 1998-2
         Series 1998-H1

but in each case excluding all rights to servicer advances and all rights with respect to Mortgage Loans not remaining in any Securitization Trust on the Closing Date.

                                       16
                                                     Exhibit D - Page 117 of 166

------------------

All of the rights Company has under the Pooling and Servicing Agreements (in any capacity) with respect to the following Securitization Trusts, including where applicable, without limitation, (a) the call rights to purchase mortgage loans from certain Securitization Trusts when the principal balance of the related mortgage loans is less than 10% of the aggregate principal balances of the related mortgage loans on the cut-off date established pursuant to the related Pooling and Servicing Agreement, (b) the rights to purchase loans out of the Securitization Trusts in certain circumstances and (c) the mortgage loans and other proceeds of the exercise of the call rights or subsequent sale of mortgage loans:

         Series 1995-1
         Series 1995-2
         Series 1996-1
         Series 1996-2
         Series 1996-3
         Series 1996-4
         Series 1997-1
         Series 1997-2
         Series 1997-3
         Series 1997-4
         Series 1998-1
         Series 1998-2

The rights Company has (in any capacity) under the Servicing Agreement for the Series 1998-H1 Securitization Trust to purchase mortgage loans out of the Securitization Trust in certain circumstances.

All of the rights Company has under the Assumed Contracts listed in the attached Schedule of Assumed Contracts..

All of the Company's rights to borrow funds from the reserve accounts associated with the Series 1995-2, 1996-1, and 1996-3 Securitization Trusts in exchange for the issuance of Company notes to Bankers Trust, as trustee of such Securitization Trusts.

{Servicing Platform equipment, furniture, improvements and software located in Santa Rosa, California (leasehold interest) if and only if Subscriber has notified Debtor by May 31, 1999 and the parties have reached an agreement acceptable to them before Closing providing the terms and conditions of such transfer, including price and assumption of liabilities.}

The  Holder's  interest  in  the  Reserve  created  pursuant  to the  Cash  Flow
Instrument.

                                       17
                                                     Exhibit D - Page 118 of 166

{The right to a portion of the servicing fee as provided by letter agreement dated as of August 17, 1996, between Company and Advanta Mortgage Corp, U.S.A. ASSETS (Continued)} [ALL OF THE COMPANY'S LICENSES TO SERVICE MORTGAGE LOANS.]

Any securities and tangible non-cash consideration received in a sale or transfer of any Assets to a non-Related Person of {the} [THE] Goldman Sachs Group, Inc., ("Subscriber"), including any securities retained by the Company in connection with the Securitization of any Assets.

                                       18
                                                     Exhibit D - Page 119 of 166

                             SCHEDULE OF LIABILITIES


Liabilities of the Company under the Settlement Agreement.

Liability to repay the promissory notes issued to the Company to Bankers Trust as trustee of the reserve accounts associated with the Series 1995-2, 1996-1, and 1996-3 Securitization Trusts (the funds of which may be invested in the Company's short-term debt obligations.

Liabilities of the Company under the Assumed Contracts listed on Schedule of Assumed Contracts.

                                       19
                                                     Exhibit D - Page 120 of 166

                          SCHEDULE OF ASSUMED CONTRACTS

The  following   Contracts  are  Assumed  Contracts  and  are  included  in  the
Liabilities:

         The Pooling and Servicing Agreements including all amendments and supplements thereto, with respect to the following Securitization
         Trusts:

                  Series 1995-1
                  Series 1995-2
                  Series 1996-1
                  Series 1996-2
                  Series 1996-3
                  Series 1996-4
                  Series 1997-1
                  Series 1997-2
                  Series 1997-3
                  Series 1997-4
                  Series 1998-1
                  Series 1998-2
                  Series 1998-H1

         Letter agreement with Advanta Mortgage Corp., USA, providing for the Company to receive 15 basis points of Advanta Mortgage Corp., USA's 50 basis-point servicing fee.

         {Life-of-Loan real estate} [LETTER AGREEMENT WITH ADVANTA MORTGAGE CORP., USA, DATED JANUARY 22, 1999 GIVING THE COMPANY THE OPTION TO TERMINATE ADVANTA MORTGAGE CORP., USA AS MASTER SERVICER OF CERTAIN SECURITIZATION TRUSTS.

         LIFE-OF-LOAN REAL ESTATE] Tax Monitoring Agreement with Transamerica Corporation.

                                       20
                                                     Exhibit D - Page 121 of 166

                                  EXHIBIT 2.4.1
                                       and
                                   EXHIBIT 5.1


                         ADDITIONAL COVENANTS AGREEMENT

                  THIS ADDITIONAL COVENANTS AGREEMENT is entered into as of June --, 1999, by and between SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation ("Company") and the SPFC LIQUIDATING TRUST established for the benefit of the creditors of Southern Pacific Funding Corporation in connection with the case filed by the Company under Chapter 11 of the United States Bankruptcy Code (the "Liquidating Trust") GOLDMAN, SACHS & CO., a Delaware limited partnership ("Asset Company"), and THE GOLDMAN SACHS GROUP, INC., a Delaware corporation ("Subscriber").

                                    RECITALS

A. On October 1, 1998, Company filed for bankruptcy under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Case") in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court").

B. On May --, 1999, Company filed its amended "Plan of Reorganization" with the Bankruptcy Court. The Plan of Reorganization was confirmed by the Bankruptcy Court pursuant to the "Confirmation Order" entered on {June} [JULY] --, 1999.

C. As of {May 21} [JUNE 30], 1999, Company entered into {an} [A SECOND] Amended and Restated Asset Purchase Agreement with Goldman, Sachs & Co., ( "Asset Purchase Agreement").

D. As of {May 21} [JUNE 30], 1999, Company entered into {an} [A SECOND] Amended and Restated Stock Subscription and Purchase Agreement with The Goldman Sachs Group, Inc., as Subscriber (the "Stock Subscription and Purchase Agreement").

E. Pursuant to the Confirmation Order and the Asset Purchase Agreement, the Purchased Assets were sold by Company to Asset Company.

F. Also pursuant to the Confirmation Order and the Stock Subscription and Purchase Agreement, Company canceled all of its capital stock outstanding prior to the effective date of the Plan of Reorganization and issued 10,000 shares of common stock, constituting all of the capital stock of Company, to Subscriber (or one of its affiliates).

G. Also pursuant to the Confirmation Order and the Stock Subscription and Purchase Agreement, certain of the assets and liabilities of the Company were transferred to the Liquidating Trust. The Stock Subscription and Purchase Agreement contemplates that

                                                     Exhibit D - Page 122 of 166

         Company, the Liquidating Trust and the other parties hereto enter into this Additional Covenants Agreement.

                                   AGREEMENTS

                  The Liquidating Trust, Company, Subscriber, and Asset Company intending to be bound, hereby agree as follows:

                  1. DEFINITIONS

                  For  purposes  of  this  Agreement,   capitalized   terms  not
otherwise defined have the meanings given in Appendix I, attached hereto and incorporated herein.

                  2. PAYMENTS FROM PROCEEDINGS

                  Company will distribute to the Liquidating Trust any payments it has received or receives as a result of Company prevailing in any Proceeding against third parties for activities occurring prior to the closing of the Stock Subscription and Purchase Agreement, except that Company will retain any payments received with respect to any Proceeding that (a) is related to one or more particular mortgage loans held in the Securitization Trusts on the Closing Date, (b) affects the interests or performance of the master servicer of such loans, such as a claim that Company, as master servicer, may bring on behalf of a Securitization Trust, or (c) is related to failure by the trustee under any Securitization Trust or any Prepayment Penalty Trust Certificates to properly calculate the cash flows to the certificate holders from any such Trust or Certificate.

                  3. BOOKS AND RECORDS

                  The Liquidating Trust will provide Company access to the books and records of Company, and the opportunity to make copies at its expense. Upon dissolution of the Liquidating Trust, all such books and records shall be delivered by the Liquidating Trust to Company.

                  4. THE FLORIDA RESERVE

                  Company will deposit the  Distributions  for each month (after any payments required to be made to Subscriber as a result of an unpaid Preferred Return, or unpaid Company Tax Adjustment Amount, or payments on Holder Expense Loans) into a segregated reserve account (the "Florida Reserve") for a period of time. The funds deposited in the Florida Reserve will be invested at the direction of Company only in Eligible Investments for the benefit of Holder (Holder shall be responsible to report such investment income and pay income taxes thereon) and may be used (together with any income on Eligible Investments) by Company to {purchase each and every mortgage loan out of Securitization Trusts in the amount and as specified in the settlement or finding referred to below (including accrued interest and other} [PAY ANY] amounts required to be paid {under the applicable Pooling and Servicing Agreement) pursuant to the requirements of a binding settlement or a finding that any such mortgage loans are owned by or encumbered in favor of Oceanmark Bank F.S.B. in a final, unappealable judgment entered by a court of competent jurisdiction} [BY THE COMPANY PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT] with

                                       2
                                                     Exhibit D - Page 123 of 166
respect to the Florida {Case (such settlement or judgment,} [CASES (]the "Florida Case Resolution"). When the obligations of the Company under the Florida Case Resolution are fully satisfied, Company will immediately release all remaining funds in the Florida Reserve to Holder.

                  5. SUBSCRIBER CONTRIBUTION

                  [SUBJECT TO THE FOLLOWING PROVISO,] Subscriber agrees to make a Subscriber Contribution to the extent necessary to satisfy {Reorganized} Company's obligations to {purchase each and every mortgage loan out of Securitization Trusts as specified in the settlement or finding referred to below (including accrued interest and other amounts required to be paid under the applicable Pooling and Servicing Agreement) pursuant} [MAKE PAYMENTS REQUIRED PURSUANT TO SECTION 5(B) OF THE SETTLEMENT AGREEMENT WITH RESPECT] to the Florida Case Resolution to the extent the funds contained in the Florida Reserve established pursuant to this Agreement (plus any funds provided by or on behalf of the Liquidating Trust, in each case in its sole and absolute discretion) are insufficient to satisfy such obligations at the time such obligations are due[; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUBSCRIBER BE OBLIGATED TO (ALTHOUGH SUBSCRIBER MAY, IN ITS SOLE DISCRETION) MAKE A SUBSCRIBER CONTRIBUTION WITH RESPECT TO ANY SUCH AMOUNT WHICH IS NOT GUARANTEED PURSUANT TO
SECTION 6(A) OF THE SETTLEMENT AGREEMENT]. Within 30 days of making a Subscriber Contribution, Subscriber must elect by delivering written notice to Holder of its election not to receive a Preferred Return (the "Subscriber Election"). If no election is made, Subscriber will be deemed to have elected to receive a Preferred Return.

                  6. REQUIRED CAPITAL CONTRIBUTIONS

                  Subscriber agrees to make capital contributions to Company each month in cash to the extent the Residual Cash Flows remaining after payment of Distributions together with the proceeds of any Holder Expense Loan made during such month are insufficient to pay all expenses and liabilities of Company together with the requirement to fund the Reserve pursuant to the Cash Flow Instrument (such contributions, the "Required Capital Contributions"), subject to the limitation that Required Capital Contributions to pay an unpaid Holder Tax Adjustment Amount may be limited during any month to an amount equal to all pre-tax cash flows and other amounts, if any, paid or payable in respect of the Asset Cash Flow Instrument minus the Out-of-Pocket Expenses plus the Holder-Allocated Expenses for the month.

                  Required Capital Contributions are not entitled to a preferred return of any kind and no portion of the Required Capital Contributions shall be eligible for treatment as Out-of-Pocket Expenses.

                  7. INFORMATION; REPORTS; COOPERATION

                  Company and Asset Company will provide Holder the following information and reports:

         (a) All reports pertaining to the Assets and the Purchased Assets received by Company from Asset Company or Third Parties,
                  including   without   limitation,   any  master

                                       3
                                                     Exhibit D - Page 124 of 166
                  servicer or subservicer (each, a "Third Party Report"). Company and Asset Company will provide Third Party Reports to Holder monthly.

         (b) Annual investor level reports ("Investor Reports") containing information in reasonable detail on the Assets and the Purchased Assets, a description of the management activities and decisions related to the Assets and the Purchased Assets, financial statements (including balance sheet, income statement, and cash flow statements), and proposed management plans for the next year. Each Investor Report shall contain information that a reasonably prudent investor would be interested in receiving with respect to its investment.

         (c) Meetings, upon reasonable request by Holder, with a person designated by the Holder and a person designated by Company or Asset Company (with knowledge of the management activities respecting the Assets and the Purchased Assets) to discuss the management of the Assets and the Purchased Assets, receive comments from the person designated by the Holder, and prompt responses to such designated person (which may be oral or written) to questions or requests (including loan data tapes) for information that a reasonably prudent investor would be interested in receiving with respect to its investment.

                  In the event Holder desires to sell all or a portion of its interest, Company and Asset Company will cooperate with Holder and will promptly provide all necessary information reasonably requested by Holder to facilitate the sale.

                  8. ASSET MANAGEMENT; STANDARDS

                  Company and Asset Company will manage the Assets and the Purchased Assets in accordance with the following standards:

         (a) All loan servicing activities will be managed in a manner consistent with industry standards, including industry servicing standards related to the subprime credit mortgage market; provided that to the extent that such standards conflict with the applicable Pooling and Servicing Agreements such agreements shall govern.

         (b) The Assets and the Purchased Assets will be managed with the same care and diligence and in a manner consistent with the manner in which other similar assets of the Subscriber and Related Persons of Subscriber are managed;

         (c) The Assets and the Purchased Assets will be managed in a manner consistent with the economic interests of both Holder and Company;

         (d) No repurchase agreement will be entered into with respect to the Assets or the Purchased Assets; and

         (e) The Assets and the Purchased Assets will not be used as collateral or security for any transaction other than a Financing Transaction.

                                       4
                                                     Exhibit D - Page 125 of 166

                  Company shall affix any Certificates created after the date of this agreement with the legend that appears on the top of the Cash Flow Instrument.

                                       5
                                                     Exhibit D - Page 126 of 166

                  9. NO MANAGEMENT FEE

                  Neither Subscriber, Company, Asset Company nor Related Persons of any of the foregoing will be entitled to a management fee in connection with the management of the Assets or the Purchased Assets.

                  10. EQUITY

                  Subscriber or a Related Person of Subscriber shall at all times maintain ownership of at least 80% of the capital stock of Company, after giving effect to any capital stock issued after Closing; provided that the foregoing shall not be deemed to preclude the liquidation or merger of the Company into Subscriber. Company shall not pledge or otherwise encumber the capital stock of Company, except as collateral for a financing that is recourse to Subscriber. Company shall not accept capital contributions except in cash and except as may be required in connection with the Subscriber Contribution or as Required Capital Contributions.

                  11. INDEBTEDNESS

                  (a) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Company to Holder, including without limitation, the performance by Company of its obligation to make Distributions under the Cash Flow Instrument, Company will not incur indebtedness other than:

         (i)      indebtedness necessary to pay Out-of-Pocket Expenses;

         (ii) indebtedness incurred to finance advances under the Pooling and Servicing Agreements; and

         (iii)    Financing Transactions.

                  (b) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Asset Company to Company, including without limitation, the obligation of Asset Company to make distributions under the Asset Cash Flow Instrument, Asset Company will not incur indebtedness other than Financing Transactions.

                  12. SERVICES BY LIQUIDATING  TRUST

                  (a) From the Closing Date to the end of the month in which the Closing Date occurs, the Liquidating Trust will be allowed to retain the servicing income for such period and will, at its expense, hire and utilize former employees of company to provide loan servicing services to company for such period. [ALL OTHER COSTS OF PROVIDING LOAN SERVICING DURING SUCH PERIOD ON BEHALF OF THE COMPANY SHALL BE PAID BY THE LIQUIDATING TRUST.] Liquidating Trust will use its reasonable best efforts to maintain the quality of servicing after the Closing Date to a level comparable to the period prior to the Closing Date.

                                       6
                                                     Exhibit D - Page 127 of 166

                  (b) From July 31, 1999 to August 31, 1999 (or as soon thereafter as practicable), Liquidating Trust will utilize former employees of company and otherwise use its reasonable best efforts to assure a smooth transfer of servicing responsibilities, records and files to the new servicer or servicers as directed by company. Company shall pay liquidating trust $480,000 as compensation for such services. All other usual and customary costs of servicing transfer (such as servicing transfer fees by the new subservicer, and other costs)[, EXCEPT AS OTHERWISE SPECIFIED IN THE STOCK SUBSCRIPTION AND PURCHASE AGREEMENT,] shall either be paid by the new servicer or servicers or by company (it being understood that the liquidating trust is not entitled to charge any additional fee).

                  13. SERVICING TRANSFER

                  Company shall not transfer the Master Servicing Rights unless the prior consent of Holder shall have been obtained; provided that Master Servicing Rights may be transferred without consent in connection with the sale of the related residual certificate.

                  14. ASSET TRANSFERS

                  (a) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Company to Holder, including without limitation, the performance by Company of its obligation to make Distributions under the Cash Flow Instrument, Company will not transfer any Assets to an entity other than a special purpose bankruptcy remote entity with Organizational Documents that prohibit the transferee from incurring indebtedness other than:

                           (i)      indebtedness to pay Out-of-Pocket Expenses;

                           (ii) indebtedness incurred to finance servicer advances under the Pooling and Servicing Agreements; and

                           (iii)    Financing Transactions.

                  (b) Unless Subscriber has delivered to Holder its Guarantee of all obligations of Asset Company to Company, including without limitation, the obligation of Asset Company to make distributions under the Asset Cash Flow Instrument, Asset Company will not transfer any Assets to an entity other than a special purpose bankruptcy remote entity with Organizational Documents that prohibit the transferee from incurring indebtedness other than:

                           (i)      indebtedness to pay Out-of-Pocket Expenses;

                           (ii) indebtedness incurred to finance servicer advances under the Pooling and Servicing Agreements; and

                           (iii)    Financing Transactions.

Company and Asset Company will not acquire any additional assets (other than cash), by purchase, capital contribution (except for a Subscriber Contribution) or otherwise, other than Asset Proceeds and Purchased Asset Proceeds.

                                       7
                                                     Exhibit D - Page 128 of 166

                  15.      GUARANTEE

                  Subscriber agrees that its guaranty, if required to be given, shall be substantially in the form attached as Appendix II hereto.

                  16.      THIRD PARTY BENEFICIARIES

                  This Additional Covenants Agreement is entered into for the benefit of the parties hereto and for the benefit of the Holder or Holders of the Cash Flow Instrument, which Holder or Holders are expressly acknowledged to be a third party beneficiary or third party beneficiaries of this Additional Covenants Agreement.

                  17.      VENUE; ATTORNEY FEES; GOVERNING LAW

                  In any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Additional Covenants Agreement may be brought against any of the parties in the courts of the State of Oregon, county of Multnomah, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                  18.      NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                                       8
                                                     Exhibit D - Page 129 of 166

Liquidating Trust:                                          Asset Company:
------------------                                          --------------

SPFC Liquidating Trust                                      Goldman, Sachs & Co.
One Centerpointe Drive                                      85 Broad Street
Suite 551                                                   New York, New York  10004
Lake Oswego, Oregon  97035
                                                            Attention: Marvin Kabatznick
Attention: Kevin D. Padrick                                 Facsimile No.:  (212) 346-3568
Facsimile No.:  (503) 598-0662                              Attention: Jay Strauss
                                                            Facsimile No.:  (212) 902-0940
with a copy to:
                                                            with a copy to:
Miller, Nash, Wiener, Hager & Carlsen LLP
111 S.W. Fifth Avenue                                       Cadwalader, Wickersham & Taft
Suite 3500                                                  100 Maiden Lane
Portland, Oregon  97204                                     New York, New York  10038

Attention:  David W. Brown                                  Attention: David C.L. Frauman
Facsimile No.:  (503) 224-0155                              Facsimile No.:  (212) 504-6666

Subscriber:                                                 Company:
-----------                                                 --------

The Goldman Sachs Group, Inc.                               Southern Pacific Funding Corporation
85 Broad Street                                             One Centerpointe Drive
New York, New York  10004                                   Suite 551
                                                            Lake Oswego, Oregon  97035
Attention: Marvin Kabatznick
Facsimile No.:  (212) 346-3568                              Attention: Kevin D. Padrick
                                                            Facsimile No.:  (503) 598-0662
Attention: Jay Strauss
Facsimile No.:  (212) 902-0940                              with a copy to:

with a copy to:                                             Miller, Nash, Wiener, Hager & Carlsen LLP
                                                            111 S.W. Fifth Avenue
Cadwalader, Wickersham & Taft                               Suite 3500
100 Maiden Lane                                             Portland, Oregon  97204
New York, New York  10038
                                                            Attention: David W. Brown
Attention:  David C.L. Frauman                              Facsimile No.:  (503) 224-0155
Facsimile No.:  (212) 504-6666

                                       9
                                                     Exhibit D - Page 130 of 166

                  19.      JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oregon, County of Multnomah, or, if it has or can acquire jurisdiction, in the United States District Court or the United States Bankruptcy Court for the District of Oregon, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In connection with any such action or proceeding, the prevailing party (whether prevailing affirmatively or by means of a successful defense with respect to the issues having the greatest value or importance) will be entitled to recover its costs, including reasonable attorney fees at trial and on any appeal.

                  20.      FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other agreements referred to in this Agreement.

                  21.      WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no party will be deemed to have waived any of its rights or privileges under this Agreement or the documents referred to in this Agreement unless the waiver is in writing and no waiver given by a party will be applicable except in the specific instance for which it is given.

                  22.      SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  23.      SECTION HEADINGS; CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                                       10
                                                     Exhibit D - Page 131 of 166

                  24.      TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  {23} [25].        NO PARTNERSHIP

                  None of the parties to the Subscriber Definitive Agreements intend that any provision of any Subscriber Definitive Agreement shall be construed as creating a partnership between or among any of the parties thereto. Each party to any of the Subscriber Definitive Agreements agrees that it shall not treat any agreement, arrangement or right thereunder as a partnership for Tax reporting purposes or for the purpose of determining any Tax liability.

                  {24} [26].        GOVERNING LAW

                           THIS ADDITIONAL COVENANTS  AGREEMENT,  AND THE RIGHTS
AND  OBLIGATIONS OF THE PARTIES  HEREUNDER,  SHALL BE GOVERNED BY, AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

                  {25} [27].        COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Additional Covenants Agreement to be effective as of the date set forth above.

SOUTHERN PACIFIC FUNDING                    THE GOLDMAN SACHS GROUP, INC.
CORPORATION

By:    --------------------------           By:    -----------------------------


Title: --------------------------           Title: -----------------------------


SPFC LIQUIDATING TRUST                      GOLDMAN, SACHS & CO.


By:    --------------------------           By:    -----------------------------
                Trustee

                                            Title: -----------------------------

                                       11
                                                     Exhibit D - Page 132 of 166

                                  APPENDIX I TO
                         ADDITIONAL COVENANTS AGREEMENT
                                  DEFINED TERMS

                  All references in this Appendix I to Sections are references to Sections of this Additional Covenants Agreement unless otherwise specified. Unless the context otherwise requires, capitalized terms used in the Additional Covenants Agreement, if not otherwise defined, have the following meanings:

                  "ADDITIONAL COVENANTS AGREEMENT" and "AGREEMENT" means, when referring to "this Agreement," the Additional Covenants Agreement dated as of June ---, 1999, between Company, Liquidating Trust, Asset Company and Subscriber.

                  "ASSETS" has the meaning given in Schedule 2.1.2 of the Stock Subscription and Purchase Agreement.

                  "ASSET CASH FLOW  INSTRUMENT" has the meaning given in Section
4.1 of the Asset Purchase Agreement.

                  "ASSET COMPANY" means the buyer of assets identified in the first paragraph of the Asset Purchase Agreement or any permitted assignee thereof.

                  "ASSET PURCHASE AGREEMENT" or "PURCHASE AGREEMENT" means the Amended and Restated Asset Purchase Agreement dated as of May 21, 1999, between Debtor and Asset Company.

                  "ASSET PURCHASE CASH FLOWS" has the meaning given in Section 2.3.1(a)(i) of the Stock Subscription and Purchase Agreement.

                  "BANKRUPTCY CASE" has the meaning given in the Recitals to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BANKRUPTCY COURT" has the meaning given in the Recitals to this Agreement.

                  "CASH FLOW INSTRUMENT" has the meaning given in Section 2.3.1 of the Stock Subscription and Purchase Agreement.

                  "CERTIFICATES" means any certificates by Company to represent a beneficial interest in the Cash Flow Instrument.

                  "CLOSING" has the meaning given in Section 2.5 of the Stock Subscription and Purchase Agreement.

                  "CLOSING DATE" means the date and time when Closing actually takes place.

                                       1
                                                     Exhibit D - Page 133 of 166

                  "COMPANY" has the meaning given in the first paragraph of this Agreement.

                  "COMPANY TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are less than $77,000,000, the Tax Adjustment Amount; otherwise zero.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "DIP FINANCING AGREEMENT" means the Master Repurchase Agreement, Annex I to such Master Repurchase Agreement, the Margin Agreement and the related agreements, annexes and exhibits entered into between {Debtor} [THE COMPANY] and Goldman, Sachs & Co., pursuant to which Goldman, Sachs & Co. extended a credit facility in the approximate initial principal amount of $33,600,000.

                  "DISTRIBUTION" shall have the meaning given in Section 2.3.2 of the Stock Subscription and Purchase Agreement.

                  "ELIGIBLE INVESTMENTS" means the following:

                  (1) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (2) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by a nationally recognized statistical rating organization;

                  (3) commercial paper (having original maturities of not more than 30 days) rated in its highest rating by a nationally recognized statistical rating organization; and

                  (4) investments in money market funds rated in its highest rating by a nationally recognized statistical rating organization.

                  "FINANCING TRANSACTION" means any nonrecourse borrowing or any borrowing with recourse solely to a bankruptcy remote special purpose entity in respect of the Reorganized Company or the Asset Company, which borrowing is secured by, and on which principal and/or interest payments are made primarily from cash flows on, the related Assets or Purchased Assets and entered into primarily for the purpose of distributing Proceeds. Financing Transaction also includes all incremental borrowings from the reserve funds created for Trust Series 1995-2, 1996-1, and 1996-3.

                                       2
                                                     Exhibit D - Page 134 of 166

                  "FLORIDA {CASE} [CASES]" means Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., USA, {a lawsuit} [AND OCEANMARK BANK F.S.B. V. BANKERS TRUST COMPANY OF CALIFORNIA, N.A. AND ADVANTA MORTGAGE COMPANY, LAWSUITS] filed in the state of Florida by Oceanmark Bank, F.S.B., and all related litigation in the Bankruptcy Court.

                  "FLORIDA CASE RESOLUTION" has the meaning given in Section 4.

                  "FLORIDA RESERVE" has the meaning given in Section 4.

                  "GOVERNMENTAL BODY" means any:

                           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                           (b) federal,  state,  local,  municipal,  foreign, or
                  other government;

                           (c) governmental or  quasi-governmental  authority of
                  any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d)      multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
                  administrative,   executive,  judicial,  legislative,  police,
                  regulatory, or taxing authority or power of any nature.

                  "GUARANTEE" means a guarantee to be delivered in accordance with Section 13 and the terms of the Cash Flow Instrument.

                  "HOLDER" means the holder of the Cash Flow Instrument.

                  "HOLDER-ALLOCATED  EXPENSES"  has the meaning given in Section
2.3.1 of the Stock Subscription and Purchase Agreement.

                  "HOLDER TAX ADJUSTMENT AMOUNT" means, in the event the Reorganized Company Tax Attributes are more than $81,000,000, the lesser of the Tax Adjustment Amount and $1,500,000; otherwise zero.

                  "INVESTOR REPORTS" has the meaning given in Section 7(b).

                  "LIQUIDATING TRUST" has the meaning given in the first paragraph of this Agreement.

                  "MASTER SERVICING RIGHTS" means master loan servicing rights under the Pooling ans Servicing Agreements relating to Series 1997-4, 1998-1, 1998-2, and 1998-H1 Securitization Trusts.

                                       3
                                                     Exhibit D - Page 135 of 166

                  "MATERIAL INTEREST" means, for purposes of the definition of Related Person, a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

                  "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                  "OUT-OF-POCKET  EXPENSES"  has the  meaning  given in  Section
2.3.3 of the Stock Subscription and Purchase Agreement.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN OF REORGANIZATION" is the plan of reorganization filed by the Company in the Bankruptcy Case, as may be amended or supplemented.

                  "POOLING AND SERVICING AGREEMENTS" means the Pooling and Servicing Agreements (or the {Trust Agreement and Indenture and} Servicing Agreement with respect to the Series 1998-H1 Securitization Trust) entered into by the Company (or one of its Subsidiaries) with respect to each of the securitization transactions engaged in by the Company (or one of its Subsidiaries) between 1995 and 1998.

                  "PREFERRED RETURN" means, after a Subscriber Contribution shall have been made and unless the Subscriber elects not to receive a Preferred Return, the return of cash in an amount equal to the Subscriber Contribution plus 15% per annum of the unpaid balance of the Subscriber Contribution until the Subscriber Contribution shall have been returned in full.

                  "PREPAYMENT PENALTY TRUST CERTIFICATES" means the certificates included among the Purchased Assets representing interests in prepayment penalty income in respect of the mortgage loans in the Securitization Trusts.

                  "PROCEEDING" means any action, arbitration, audit, case, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROCEEDS" means the cash amount realized from an arms-length sale, transfer or Financing Transaction, net of direct Out-of-Pocket Expenses.

                                       4
                                                     Exhibit D - Page 136 of 166

                  "PURCHASED ASSETS" has the meaning given in Section 2.1 of the Asset Purchase Agreement.

                  "RELATED PERSON" means, with respect to a specified Person other than an individual:

                           (a) any Person that directly or indirectly  controls,
                  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (b) any Person that holds a Material Interest in such
                  specified Person;

                           (c) each Person  that serves as a director,  officer,
                  partner, executor, or trustee of such specified Person (or in a similar capacity), and each Person who is married to, resides with, or related within the second degree to any such director, officer, partner, executor, trustee, or Person in a similar capacity;

                           (d) any Person in which such specified Person holds a
                  Material Interest;

                           (e) any Person with  respect to which such  specified
                  Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f) any Related Person of any individual described in
                  clause (b) or (c).

                  "REORGANIZED COMPANY" has the meaning given in the Recitals to the Stock Subscription and Purchase Agreement.

                  "REORGANIZED COMPANY TAX ATTRIBUTES" means the sum of the Reorganized Company's net operating losses plus the excess of the tax basis of its assets over their fair market value in the agreed amount of $79,000,000, to be calculated as of the end of the Short Year as: (a) total capital contributed by the Company's shareholders, (b) minus any distributions to Company shareholders or other payments that were not deductible or for which the Company did not receive full basis for federal income tax purposes, (c) plus retained after-tax income for the period prior to the Company's initial public offering as reported for federal income tax purposes, and (d) plus the Company's excess inclusion income for federal income tax purposes for the taxable periods after the Company's initial public offering through Closing less Taxes paid, as such amount may be adjusted on any Tax Attribute Determination Date.

                  "REQUIRED  CAPITAL  CONTRIBUTIONS"  has the  meaning  given in
Section 6.

                  "RESERVE" means a funded account equal to an amount reasonably calculated by Subscriber to be sufficient to cover any Out-of Pocket Expenses estimated to occur during the following twelve months, but in no event more than $100,000.

                  "RESIDUAL CASH FLOWS" has the meaning given in Section 2.3.1(a)(ii) of the Stock Subscription and Purchase Agreement.

                                       5
                                                     Exhibit D - Page 137 of 166

                  "SECURITIZATION TRUST" means the trusts into which pools of mortgage loans were deposited pursuant to the 13 securitization transactions entered into by the Company (or one of its Subsidiaries) between 1995 and 1998 and which in turn issued various classes of mortgage securities representing interests in, or in the case of the Series 1998-H1 Securitization Trust, secured by, the trust assets.

                  ["SETTLEMENT AGREEMENT" MEANS THE SETTLEMENT AGREEMENT DATED AS OF JUNE 17, 1999, AMONG SOUTHERN PACIFIC FUNDING CORPORATION, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, MBIA INSURANCE CORPORATION AND THE GOLDMAN SACHS GROUP, INC.]

                  "SHORT YEAR" has the meaning given in Section 3.5.2(a) of the Stock Subscription and Purchase Agreement.

                  "STOCK SUBSCRIPTION AND PURCHASE AGREEMENT" has the meaning given in the Recitals to this Agreement.

                  "SUBSCRIBER" has the meaning given in the first paragraph of this Agreement.

                  "SUBSCRIBER CONTRIBUTION" means the amount of any funds contributed to the Reorganized Company by Subscriber in order to purchase mortgage loans out of certain Securitization Trusts (including accrued interest and other amounts required to be paid under the applicable Pooling and Servicing Agreements) with respect to loans pursuant to the resolution of the Florida Case if the amount of the Florida Reserve is insufficient to make all of the required purchases.

                  "SUBSCRIBER DEFINITIVE AGREEMENTS" means this Agreement, the Asset Purchase Agreement, Additional Covenants Agreement, the Settlement Agreement, the Cash-Flow Instrument, the [Asset Purchase Agreement Cash-Flow Instrument], the Subservicing Agreement, and the Guarantee.

                  "SUBSCRIBER ELECTION" has the meaning given in Section 5.

                  "TAX" and "TAXES" mean all taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto imposed by any Governmental Body.

                  "TAX ADJUSTMENT AMOUNT" means the amount calculated as of a Tax Attribute Determination Date in accordance with the following formula (without duplication of adjustments made on any earlier Tax Attribute Determination Date), plus interest accrued at a per annum rate of 10 percent from the Closing Date paid:

                           If  Reorganized  Company  Tax  Attributes  exceed $81
                  million, the Tax Adjustment Amount shall be 15.19 percent of such excess. If Reorganized Tax Attributes are less than $77 million, the Tax Adjustment Amount shall be 15.19 percent of such shortfall.

                  "TAX ATTRIBUTE DETERMINATION DATE" is a date on which the expected Reorganized Company Tax Attributes are determined to be different than $79,000,000 as a result of (a) a final

                                       6
                                                     Exhibit D - Page 138 of 166
determination by or settlement with the Internal Revenue Service, (b) a mutual determination of the Liquidating Trust and Subscriber, or (c) the issuance of a written opinion from the Tax Expert with respect to those elements of Reorganized Company Tax Attributes not determined by the procedures set forth in clause (a) or (b).

                  "TAX EXPERT" has the meaning given in Section 3.5.7 of the Stock Subscription and Purchase Agreement.

                  "THIRD PARTY" means a Person that is neither the Subscriber nor any Related Person of Subscriber.

                  "THIRD PARTY REPORT" has the meaning given in Section 7(a).


                                                     Exhibit D - Page 139 of 166

                                   APPENDIX II



                                                                          , 1999
Southern Pacific Funding Corporation
ADDRESS

Attention:

Ladies and Gentlemen:

For value received, The Goldman Sachs Group, Inc. (the "Guarantor"), a corporation duly organized under the laws of the State of Delaware, hereby unconditionally guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of [Goldman Entity], a subsidiary of the Guarantor and a [describe entity] (the "Company"), to SOUTHERN PACIFIC FUNDING CORPORATION AND HOLDER (the "Counterparty") arising out of the assumptions of the obligations of the Guarantor under the Additional Covenants Agreement among the Guarantor, Goldman, Sachs & Co. and the Counterparty dated as of [ ], 1999 (the "Agreement"). This Guaranty is one of payment and not of collection.

The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Counterparty against, and any other notice to, the Company, the Guarantor or others.

Counterparty may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) make any change in the terms of any obligation or liability of the Company to Counterparty, (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Company to Counterparty, (3) exercise or refrain from exercising any rights against the Company or others, or (4) compromise or subordinate any obligation or liability of the Company to Counterparty including any security therefor. Any other suretyship defenses are hereby waived by the Guarantor.

The Guarantor will not exercise any rights which it may acquire by way of subrogation until all due and unpaid obligations to Counterparty shall have been paid in full. Any amount paid to the Guarantor in violation of the preceding sentence shall be held by Guarantor for the benefit of the Counterparty and shall forthwith be paid to the Counterparty to be credited and applied to the due and unpaid obligations. Subject to the foregoing, upon payment of all such due and unpaid obligations, the Guarantor shall be subrogated to the rights of the Counterparty against the Company with respect to such obligations, and the Counterparty agrees to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

                                       2
                                                     Exhibit D - Page 140 of 166

Southern Pacific Funding Corporation
, 1999
Page 3

The Guarantor agrees to pay all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in the enforcement or protection of the rights of the Counterparty in connection with a breach of the Agreement by the Company or, to the extent incurred after demand under the Guaranty has been made and not timely honored, a breach of this Guaranty by the Guarantor.

The Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Counterparty, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption, in addition, the Counterparty will have the right to assign its rights under the Guaranty in connection with the assignment of the cash flow instrument issued in connection with the Agreement, provided, however, that unless the Guarantor shall have received written notice of any such assignment, it shall be entitled to treat the Counterparty as the beneficiary of this Guaranty for all purposes and shall have no liability to any such assignee.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND COUNTERPARTY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTY.

Very truly yours,

THE GOLDMAN SACHS GROUP, INC.


By:---------------------------
Authorized Officer

                                       3
                                                     Exhibit D - Page 141 of 166

                                Exhibit 2.6.1 (f)

                        NORWEST/MBIA SETTLEMENT AGREEMENT

                            OUTLINE OF MATERIAL TERMS


1. Critical Exceptions. Mortgage Loans identified by the Trustee underlying the Securitizations with critical document deficiencies that cannot be cured will be repurchased by SPFC, including accrued interest and amounts required to be paid under the applicable Pooling and Servicing Agreement.

2. Document Delivery Amendment. The Pooling and Servicing Agreements will be amended, as necessary, (i) to permit delivery of a copy of a Mortgage Note with a lost note affidavit and (ii) to allow, in lieu of requiring recording assignments to the Trust, the delivery of an opinion of counsel that such recordation is not necessary where allowable.

3. Non-Critical Mortgage Loans. Reorganized SPFC will be required to cover losses on certain of the Mortgage Loans that are incurred due to the Master Servicer's inability to foreclose thereon due to document deficiencies to the extent that such losses are not otherwise covered by the related credit support provided by excess cash flow or over-collateralization. Such obligation is limited to an aggregate amount of $5,000,000 with respect to Series 1996-4, Series 1997-1, Series 1997-3, Series 1997-4, Series 1998-1 and Series 1998-2 and an aggregate amount of $1,700,000 with respect to Series 1997-2 and Series 1998-HI.

4. Phantom Loans. Certain of the Mortgage Loans were inadequately transferred to the Trustee. SPFC will "repurchase" such mortgage loans at an amount equal to the related unpaid principal balances and accrued and unpaid interest thereon (together, without duplication, any related unreimbursed advances which will, in turn, be reimbursed to SPFC).

5. Florida Cases. An affiliate of the Subscriber whose long term debt is rated at least "A" by a nationally recognized statistical rating agency will be obligated to repurchase any Mortgage Loan that is determined in a final unappealable order to be owned or otherwise encumbered by Oceanmark Bank, FSB, at the price set forth in such order. A letter of credit from any entity with the foregoing debt rating in the amount of $10,000,000 to over the foregoing obligation would also be acceptable.

6. Events of Default for Successor Master Servicer. MBIA will agree to not enforce the loss and delinquency level Events of Default in the Pooling and Servicing Agreements against SPFC prior to September 30, 1999. Thereafter, MBIA will continue such forbearance should the financial condition of an approved and appointed subservicer meet certain specified standards and such subservicer perform its duties in accordance with its guide as audited by MBIA. In the event Advanta is terminated by MBIA as Master Servicer under any Securitization, the holder of the related Residual Certificates will have the right to appoint a successor thereto subject to the approval of MBIA.


                                                     Exhibit D - Page 142 of 166

7. Releases. SPFC will waive and release all claims against the Trustee that either (i) arise out of or in any way relate to the subject matter of the Settlement Agreement or (ii) are related to the tax administration by Norwest. Any future holder of the residuals will be required to agree to the foregoing release. The Trustee and MBIA will waive and release all claims against SPFC due to the rejection of certain agreements or, with respect to the Trustee, to the extent that claims could have been asserted in its proof of claim. The Trustee and MBIA will be estopped from asserting any Pooling and Servicing Agreement defaults with respect to matters arising as of or prior to the date of assumption thereof.

8. Bankruptcy Considerations. The Settlement Agreement is subject to certain Bankruptcy Court approvals.

         As used herein, "Mortgage Loans" means mortgage loans contained in the Securitization Trust.

                                      -2-
                                                     Exhibit D - Page 143 of 166

                                Exhibit 2.6.1 (h)
                               OPINIONS OF COUNSEL
                            TO BE DELIVERED BY DEBTOR


         The due authorization, execution and delivery by each party thereto of each of (i) the Settlement Agreement, (ii) the Additional Covenants Agreement, and (iii) the Liquidating Trust Agreement, of such agreement and the enforceability of such agreement against such party.



                                                     Exhibit D - Page 144 of 166

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re
                                        Case No. 398-37613-elp11
SOUTHERN PACIFIC FUNDING
     CORPORATION,                       Chapter 11

         Debtor-in-Possession.          ORDER ESTABLISHING PROCEDURES FOR
                                        CONSIDERATION OF COMPETING PROPOSALS FOR
                                        ACQUISITION OF DEBTOR



         This matter having come before the court on the motion of Southern Pacific Funding Corporation, debtor and debtor-in-possession ("SPFC"), for an Order Establishing Procedures for Consideration of Competing Proposals for Acquisition of Debtor (the "Motion"), and finding that such notice and opportunity for hearing as required under the circumstances has been given and that good cause exists therefore, it is hereby

         ORDERED that the following procedures shall govern competing bids to purchase SPFC's stock or a material portion of its assets (the "Alternative Acquisition Transactions"):

Page 1 Order Establishing Procedures for Consideration of Competing Proposals for Acquisition of Debtor
                                                     Exhibit D - Page 145 of 166

         1. Proposed Alternative Acquisition Transactions must be in writing in the form of an executable letter of intent and, together with sufficient financial information to enable SPFC to determine such party's financial capacity, be submitted to SPFC, the Official Creditors' Committee (the "Committee"), and Goldman, Sachs & Co. ("Goldman") by facsimile (with execution copy by overnight delivery) on or before 5:00 p.m. (PDT) on May 17, 1999.

         2. Proposed Alternative Acquisition Transactions must not be subject to the following contingencies: due diligence, financing, or approval by bidder's board of directors (or if the bidder is not a corporation, its managing members or partners, as applicable). Other contingencies will be evaluated as part of the overall economic benefits to SPFC of the Alternative Acquisition Transaction.

         3. Proposed Alternative Acquisition Transactions must include an agreement to deliver to SPFC a deposit of Two Million Dollars ($2,000,000) by wire transfer within one (1) day of such party's letter of intent being signed and accepted by SPFC (the "Deposit"). The Deposit shall be (a) applied against the purchase price upon consummation of the transaction described by the Final Proposal (as defined below), (b) retained by SPFC if the failure to close the transaction described by the Final Proposal is because of a default or failure by the maker of the Final Proposal or an affiliate (other than a failure of an agreed condition precedent; retention of the Deposit shall not limit any of SPFC's other remedies as provided in any letter of intent or other documentation entered into with the maker of the Final Proposal), or (c) returned to the maker of the Final Proposal if the failure to close the transaction described in the Final Proposal is because of a default or failure by SPFC or the failure of an agreed condition precedent that has not been waived.

         4. On or before May 19, 1999, SPFC (after consent of the Committee) shall advise Goldman whether it deems any of the proposed Alternative Acquisition Transactions to provide overall economic benefits to SPFC that are materially greater than the overall economic benefits of the acquisition agreement between SPFC and Goldman regarding the


Page 2    Order Establishing Procedures for Consideration of Competing
          Proposals for Acquisition of Debtor
                                                     Exhibit D - Page 146 of 166
purchase of SPFC and a material portion of its assets (the "Goldman Acquisition Transaction") and, if so, that it intends to accept one of the Alternate Acquisition Transactions.

         5. In determining the value of a proposed Alternative Acquisition Transaction, consideration of the right of Goldman to receive the Break-Up Fee and the total economic value, including the non-cash components of the Goldman Acquisition Transaction, shall be considered.

         6. On or before May 20, 1999, Goldman shall advise SPFC and the Committee whether it desires to make a new proposal for an acquisition transaction (the "New Goldman Acquisition Transaction") and, if so, the terms of such transaction. If Goldman elects not to make a New Goldman Acquisition Transaction and if SPFC (after consent of the Committee) determines that only one proposed Alternative Acquisition Transaction provides overall economic benefits to SPFC that are materially greater than the Goldman Acquisition Transaction, then such Alternative Acquisition Proposal shall become the "Final Proposal" and SPFC shall execute the applicable letter of intent within one business day thereafter.

         7. The New Goldman Acquisition Transaction may be on the same or different terms as the Goldman Acquisition Transaction, but taken as a whole shall provide economic benefits (including the value of noncash components and the right of Goldman to receive the Break-Up Fee) to SPFC at least as favorable to SPFC as those contained in the Alternative Acquisition Transaction.

         8. The New Goldman Acquisition Transaction shall not relieve Goldman of its obligations under the Goldman Acquisition Transaction, except as provided in the Goldman Acquisition Transaction.

         9. If Goldman proposes a New Goldman Acquisition Transaction, or if SPFC receives two or more proposed Alternative Acquisition Transactions that are determined to provide overall economic benefits to SPFC that are materially greater than the overall economic benefits of the Goldman Acquisition Transaction, then an auction (the "Auction") shall take

Page 3    Order Establishing Procedures for Consideration of Competing
          Proposals for Acquisition of Debtor
                                                     Exhibit D - Page 147 of 166
place at the New York offices of Thacher, Proffitt & Wood, on May 21, 1999, at 10:00 a.m. EDT.

         10. Any proposal made at the Auction shall be on substantially the same terms and conditions and use the same acquisition structure as any of (i) the Goldman Acquisition Transaction, (ii) the Alternative Acquisition Transactions and (iii) the New Goldman Acquisition Transaction (except that the economic terms and conditions of any of the foregoing alternatives may be improved).

         11. At the conclusion of the Auction, SPFC (with the consent of the Committee) shall determine which proposal (the "Final Proposal") provides the greatest economic benefits to SPFC and execute the applicable letter of intent (as modified to reflect the terms of the Final Proposal) within one business day after the conclusion of the Auction.

         12. As soon as practicable following SPFC's determination of the Final Proposal, SPFC and the party making the Final Proposal shall proceed to negotiate and execute definitive agreements.



                         -------------------------------------------------
                         Elizabeth L. Perris
                         United States Bankruptcy Judge


Page 4 Order Establishing Procedures for Consideration of Competing Proposals for Acquisition of Debtor
                                                     Exhibit D - Page 148 of 166

Presented by:



John Casey Mills
Oregon State Bar No. 84417
Miller, Nash, Wiener, Hager & Carlsen LLP
3500 U.S. Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon  97204-3699
Telephone:  (503) 224-5858

         Attorneys for Debtor
         Southern Pacific Funding Corporation

cc:      Mr. John H. Durkheimer
         Mr. Thomas B. Walper
         Ms. M. Vivienne Popperl
         Mr. Barry Dichter
         Mr. James Bromley
         Mr. David A. Foraker
         Mr. James Peck
         Mr. Richard C. Josephson
         Mr. Gregg D. Johnson
         Mr. John Casey Mills

Page 5              Order   Establishing   Procedures  for   Consideration  of
                    Competing Proposals for Acquisition of Debtor
                                                     Exhibit D - Page 149 of 166

         I hereby certify that I served the foregoing Order Establishing Procedures for Consideration of Competing Proposals for Acquisition of Debtor on:

     John Durkheimer                       M. Vivienne Popperl
     Lane Powell Spears Lubersky           Office of the United States Trustee
     Suite 800                             851 S.W. Sixth Avenue, Suite 1300
     520 S.W. Yamhill                      Portland, Oregon  97204
     Portland, Oregon  97204               Fax:  503-326-7658
     Fax:  503-224-0388
                                           David A. Foraker
     Thomas B. Walper                      Greene & Markley, P.C.
     Munger, Tolles & Olson                Suite 600
     355 South Grand Avenue                1515 S.W. Fifth Avenue
     35th Floor                            Portland, Oregon  97201
     Los Angeles, California  90071-1560   Fax:  503-224-8434
     Fax:  213-687-3702
                                           Barry Dichter
          Attorneys for The Official       Cadwalader, Wickersham & Taft
          Creditors' Committee             100 Maiden Lane
                                           New York, New York  10038
      James Bromley                        Fax:  212-504-6666
      Cleary, Gottleib, Steen & Hamilton
      One Liberty Plaza                         Attorneys for Bear Stearns
      New York, New York  10006-1470            International
      Fax:  212-225-3999
                                           Gregg D. Johnson
      David C. L. Frauman                  Ater Wynne Hewitt Dodson & Skerritt
      Cadwalader, Wickersham & Taft        Suite 1800
      100 Maiden Lane                      222 S.W. Columbia Street
      New York, New York  10038            Portland, Oregon  97201-6618
      Fax:  212-504-6666                   Fax:  503-226-0079

      Richard C. Josephson                      Attorneys for The Bank of
      Stoel Rives LLP                           New York as Indenture
      2300 Standard Insurance Center            Trustee
      900 S.W. Fifth Avenue
      Portland, Oregon  97204-1268
      Fax:  503-220-2480

          Attorneys for Goldman, Sachs
          & Co.

Page 1 -         Certificate of Service
                                                     Exhibit D - Page 150 of 166

         James Peck
         Schulte, Ross & Zabel
         900 Third Avenue
         New York, New York  10022
         Fax:  212-593-5955

                  Attorneys for Credit-Based
                  Asset Servicing and
                  Securitization LLC

by the following indicated method or methods:

       |X| by FAXING full, true, and correct copies thereof to the attorneys at the fax numbers shown above, which are the last-known fax numbers for the attorneys' offices, on the date set forth below. The receiving fax machines were operating at the time of service and the transmissions were properly completed, according to the attached confirmation reports.


                  DATED this ---- day of May 1999.


                                       -----------------------------------------
                                       John Casey Mills

                                             Of Attorneys for Southern Pacific
                                             Funding Corporation

Page 2 -         Certificate of Service
                                                     Exhibit D - Page 151 of 166

JOHN CASEY MILLS
mills@millernash.com
(503) 205-2636 direct line

                                  May 14, 1999
                      SOUTHERN PACIFIC FUNDING CORPORATION
                               BIDDING PROCEDURES

         Southern Pacific Funding Corporation ("SPFC"), with the consent of the Official Creditors' Committee (the "Committee"), has established the following bidding procedures pursuant to the terms of the Order Approving Motion Establishing Procedures for Consideration of Competing Proposals for Acquisition of Debtor (the "Order"):

         1. All bids timely received on May 17, 1999 and in conformance with the Order will be considered by SPFC. Although the order requires an executable letter of intent, SPFC suggests that bidders attach either proposed definitive documentation or a letter of intent that contains all significant terms. One of the factors used to evaluate bids will be the likelihood of closure and the more complete the proposed documentation, the more likely a bid will be selected as an overbid.

         2. SPFC reserves the right to discuss with any party making an overbid the terms and conditions of such overbid. As a result of such discussions, there may be modifications to the bid (some of which may be substantial).

         3. If SPFC determines that one or more overbids meet the conditions of Paragraphs 4 and 5 of the Order (after consent of the Committee), SPFC shall notify Goldman (all terms not otherwise defined herein have the meanings set forth in the Order) as provided in the Order.

         4. If Goldman submits a New Goldman Acquisition Transaction as provided in the Order, then the Auction shall be held.

         5. The Auction will commence at 10:00 a.m. EDT on May 21, 1999, in the law offices of Thatcher, Proffitt & Wood. During the Auction, all communications between SPFC and the bidders will be in the presence of all other bidders remaining in the Auction. The bidders shall not discuss any substantive matter with any other bidder.

         6. The first matter to be determined is whether the New Goldman Acquisition Transaction is superior to the Alternative Acquisition Transaction. If SPFC determines (with the consent of the Committee) that the New Goldman Acquisition Transaction is not superior to the Alternative Acquisition
Transaction,   then  either  SPFC  shall  select  the

                                                     Exhibit D - Page 152 of 166

Alternative Acquisition Transaction as the Final Proposal (or in the event there is more than one Alternative Acquisition Transaction hold the Auction between or among such Alternative Acquisition Transactions), or in SPFC's discretion provide Goldman one or more opportunities to improve its bid.

         7. For an entity to bid at the Auction, such entity must have qualified and provided an earlier bid qualified under the terms of the Order.

         8. In the event the New Goldman Acquisition Transaction is determined by SPFC (with the consent of the Committee) to be superior, the Auction shall commence.

         9. SPFC shall announce each round of bidding. If in any round of bidding a bidder fails to respond with a bid superior to the opening bid for such round (in the discretion of SPFC, more than one opportunity to better a bid during any round of bidding may be provided to a bidder), then such bidder will be out of the bidding and at SPFC's request shall leave the bidding room. Although there will not be a minimum amount by which an overbid must be superior to the opening bid for any such round, SPFC reserves the right to reject any bids that are not materially superior to the opening bid for such bidding round.

         10. With the assistance of the Committee, SPFC will endeavor to provide bidders with SPFC's concept of how a bid could be improved to make it superior to the opening bid for such round of bidding. However, SPFC shall not be required to provide such bidding advice.

         11. The determination as to whether any new bid has greater value to the estate than any other bid will be made by SPFC (with the consent of the Committee) and any such determination shall be final.

         12. The Auction shall continue until SPFC (with the consent of the Committee) determines that a Final Proposal has been reached. Although SPFC does not believe it will be necessary, SPFC may adjourn the Auction from time to time in its discretion.

         13. SPFC reserves the right to modify the bidding procedures in its discretion, provided that all bidders remaining in such round of bidding are informed of the modifications.

         14. Bidders are reminded that bidder collusion is actionable and will not be tolerated in any form. Section 363(n) of the United States Bankruptcy Code provides as follows:

             "The trustee may avoid a sale under this section if the sale price was controlled by an agreement among potential bidders at such sale, or may recover from a party to such agreement any amount by which the value of the property sold exceeds the price at which the sale was consummated, and may recover any costs, attorneys' fees, or expenses incurred in avoiding such sale or

                                                     Exhibit D - Page 153 of 166
recovering such amount. In addition to any recovery under the preceding sentence, the court may grant judgment for punitive damages in favor of the estate and against any such party that entered into such an agreement and willful disregard of this subsection."

         If anyone has any  questions,  they should  telephone  Kevin Padrick at
(503) 539-1533, Jim Callahan at (203) 629-8900, or the undersigned.

                                                     Exhibit D - Page 154 of 166

                                  EXHIBIT 3.1.1

                  EXCEPTIONS TO LICENSES, PERMITS AND APPROVALS

TYPE OF AUTHORIZATION           JURISDICTION            COMMENT

Qualification to do business    Alabama                 Application Pending
                                Maryland                Application Pending
                                Massachusetts           Application Pending
                                New York
                                North Carolina
                                Ohio
                                Pennsylvania
                                South Carolina
                                Texas
                                Washington

License to service loans        Arkansas
                                District of Columbia
                                Georgia
                                Hawaii
                                Illinois
                                Kentucky
                                Michigan
                                Missouri
                                Nebraska
                                Tennessee
                                Wisconsin
                                Utah
                                Louisiana
                                Maine
                                Michigan
                                Minnesota
                                Mississippi
                                Missouri
                                Montana
                                Nebraska
                                Nevada
                                New Hampshire
                                New Jersey
                                New Mexico
                                North Dakota
                                Oklahoma
                                Oregon
                                Rhode Island
                                Utah
                                Vermont
                                Virginia
                                West Virginia
                                Wisconsin
                                Wyoming

                                                     Exhibit D - Page 155 of 166

                                 SCHEDULE 3.2.2
       CONFLICTS WITH ORGANIZATIONAL DOCUMENTS, LAWS, ASSUMED CONTRACTS -
                                     DEBTOR

                                      None.


                                                     Exhibit D - Page 156 of 166

                           SCHEDULE 3.5.1 TAX RETURNS

  1998 Tax Returns
  ----------------

  1999 Texas  Corporation  Initial  Franchise Tax Return (Home America Financial
       for the period  10/24/97 - 12/31/99)
  1998 U. S. Corporation Income Tax Return
  1998 Forms 5471 (5) Information With Respect to Certain Foreign Corporations

  1997 Tax Returns
  ----------------

  1997 U. S. Corporation Income Tax Return
  1997 Arkansas Corporation and Limited Liability Company Franchise Tax Report 1997 California Franchise Income Tax Return
  1997 Cincinnati Income Tax Return
  1997 Colorado State Corporation Income Tax Return (Southern Pacific Funding) 1997 Colorado State Corporation Income Tax Return (Oceanmark)
  1997 Connecticut Corporation Tax Return (Southern  Pacific Funding)
  1997 Connecticut Corporation Tax Return (Oceanmark)
  1997 Amended Delaware Annual Franchise Tax Report (Home America)
  1997 Florida Corporation Income and Emergency Excise
       Tax Return (Southern Pacific Funding)
  1997 Florida Corporation Income and Emergency Excise Tax Return (Oceanmark) 1997 Georgia Corporation Income Tax Return (Southern Pacific Funding)
  1997 Georgia Corporation Income Tax Return  (Oceanmark)
  1997 Initial Georgia Corporation Net Worth Return (Southern Pacific Funding) 1997 Initial Georgia Corporation Net Worth Return (Oceanmark)
  1997 Hawaii  Corporation  Income Tax Report
  1997 Illinois  Corporation  Income and  Replacement  Tax Return
  1997 Indiana Financial Institution Franchise Tax Return
  1997 Massachusetts Combined Foreign Business Corporation Excise Tax Return 1997 Mississippi Corporate Income Tax Return
  1997 New Jersey Corporation Business Tax Return
  1997 Ohio Franchise Tax Report
  1997 Oklahoma  Annual  Franchise Tax Return
  1997 Oklahoma Corporation Income Tax Return
  1997 Oregon  Corporation Excise Tax Return
  1997 Pennsylvania Corporate Tax Report (Southern Pacific Funding)
  1997 Pennsylvania Corporate Tax Report (Home America Financial Services) 1997 South Carolina Corporation Return
  1997 Tennessee Franchise and Excise Tax Return
  1998 Texas Corporation Franchise Tax Return
  1997 Utah Corporation Income Tax Return
  1997 Virginia  Corporation  Income Tax Return
  1997 Forms 5471 (3) Information With Respect to Certain Foreign Corporations

                                                     Exhibit D - Page 157 of 166

  1996 Tax Returns
  ----------------

  1996 U. S. Corporation Income Tax Return
  1996 Arkansas Corporation and Limited Liability Company Franchise Tax Report 1996 California Franchise/Income Tax Return
  1996 Amended California Franchise/Income Tax Return
  1996 Connecticut Corporation Tax Return
  1996 Colorado State Corporation Income Tax Return
  1996 Florida Corporation and Emergency Excise Tax Return
  1996 Georgia Corporation Income Tax and New Worth Tax Return (National
       Capital Funding)
  1996 Illinois Corporation Income and Replacement Tax Return
  1996 Massachusetts Foreign Business Corporation Excise Tax Return
  1996 Mississippi Corporate Income and Franchise Tax Return
  1996 New Jersey Corporation Business Tax Return
  1997 Ohio Corporation Franchise Tax Report (based on 1996)
  1996 Ohio Corporation Franchise Tax Report (based on 1995)
  1996 Oklahoma Annual Franchise Tax Return
  1996 Oklahoma Corporation Income Tax Return
  1996 Oklahoma Minimum/Maximum Franchise Tax Return
  1996 Oregon Corporation Excise Tax Return
  1996 South Carolina Corporate Tax Return
  1996 Tennessee Franchise and Excise Tax Return
  1996 Initial Texas Franchise Report and Public Information Report (7/25/95 -
       12/31/96)
  1997 Texas Corporation Franchise Tax Report
  1996 Utah Corporation Franchise Tax Report
  1996 Virginia Corporation Income Tax Return

                                                     Exhibit D - Page 158 of 166

                                   SCHEDULE 3.6

                       GOVERNMENTAL AUTHORIZATIONS - ISSUER


  JURISDICTION      GOVERNMENTAL                         ISSUED       EXPIRES
                    AUTHORIZATION

  California        California Finance Lender License    12/12/97     12/31/99

  Florida           Mortgage Lender License              09/01/98     08/31/00

  Iowa              Mortgage Banker License              07/01/98     06/30/99

  Massachusetts     Collection Agency License            09/22/98     09/30/99

  New Hampshire     First Mortgage Banker License        Renewal      12/31/99
                                                         Pending
  City of Lake
  Oswego, Oregon    Business License                     02/03/99     12/31/99

                                                     Exhibit D - Page 159 of 166

                                   SCHEDULE 3.6

                      GOVERNMENTAL AUTHORIZATIONS - ISSUER


  GOVERNMENTAL             JURISDICTION           ISSUED             EXPIRES
  AUTHORIZATION

  California Finance       California             12/12/97           12/31/99
  Leader License

  Mortgage Leader          Florida                09/01/98           08/31/00
  License

  Mortgage Banker          Iowa                   07/01/98           06/30/99
  License

  Collection Agency        Massachusetts          09/22/98           09/30/99
  License

  First Mortgage Banker    New Hampshire          Renewal            12/31/99
  License                                         Pending

  Business License         City of Lake           02/03/99           12/31/99
                           Oswego, Oregon

================================================================================

GOVERNMENTAL               JURISDICTION
AUTHORIZATION

Qualification to do        Alaska
Business                   Arizona
                           Arkansas
                           California
                           Colorado
                           Connecticut
                           Delaware
                           Washington. D.C.
                           Florida
                           Georgia
                           Idaho
                           Illinois
                           Indiana
                           Iowa
                           Kansas
                           Kentucky

                                                     Exhibit D - Page 160 of 166

                                  SCHEDULE 3.7
                                ASSUMED CONTRACTS

The following Contracts are Assumed Contracts and are included in the Assets:

o The Pooling and Servicing Agreements, including all amendments and supplements thereto, with respect to the following Securitization
     Trusts:

          Series  1995-1
          Series  1995-2
          Series  1996-1
          Series  1996-2
          Series  1996-3
          Series  1996-4
          Series  1997-1
          Series  1997-2
          Series  1997-3
          Series  1997-4
          Series  1998-1
          Series  1998-2
          Series  1998-H1

o Letter agreement with Advanta Mortgage Corp., USA, providing for the Company to receive 15 basis points of Advanta Mortgage Corp., USA's 50 basis-point servicing fee, unless Subscriber gives notice to Debtor prior to May 31, 1999 to reject this agreement, in which case such letter agreement will not be an Asset.

o Letter agreement with Advanta Mortgage Corp., USA, dated January 22, 1999 giving the Company the option to terminate Advanta Mortgage Corp., USA, as master servicer of certain Securitization Trusts.

o               Life-of-Loan   Real  Estate  Tax   Monitoring   Agreement   with
     Transamerica Corporation.

                                                     Exhibit D - Page 161 of 166

                                                            SCHEDULE 3.8

                                                 PENDING AND THREATENED PROCEEDINGS

CASE NAME AND NUMBER              COURT AND CASE NUMBER                 LOAN NUMBER(S)   NATURE
--------------------              ---------------------                 --------------   ------
Bomac Capital Mortgage v. SPFC    U.S. Bank. Ct., D. Ore., Adv.         Various          Action seeking declaration that Bomac owns
                                  No. 99-03140-elp                                       interests in certain residuals and
                                                                                         prepayment penalties

Bush v. Tri-Star                  Los Angeles (California) Superior,    0500601808       Rescission based upon allegation that
                                  TC010353                                               borrower did not receive "cash out"
                                                                                         as promised

Loehr                             No Action Pending                     1600000828 and   Rescission/damage claim based upon alleged
                                                                        1600000829       fraud of seller of property

McLaren v. SPFC                   U.S. Dist. Ct., D. Hawaii, 98 00072   0500601704       Rescission based upon allegation that
                                  ACK                                                    borrower did not receive "cash out"
                                                                                         as promised

Norwest Bank v. Isaac             Circuit Court, Hillsborough County    6210821541       Rescission based upon alleged TILA
                                  (Florida), 98-00356                                    violations

Norwest Bank v. Ford              Court of Common Pleas                 1800000275       Contested foreclosure
                                  (Pennsylvania), 99 CN 312

Norwest Bank v. Guthridge         Court of Common Pleas                 1800000158       Contested foreclosure
                                  (Pennsylvania), 1794-98

Norwest Bank v. Remaley           Court of Common Pleas                 7001000651       Contested foreclosure
                                  (Pennsylvania), 199800963-Civil

Norwest Bank v. Rose              Circuit Court, Collier County         Various          RESPA and TILA counterclaims in contested
                                  (Florida), various                                     foreclosure action

Ralph Jones                       No action pending                     3003301085       Rescission claim under TILA

Oceanmark Bank v. SPFC            U.S. Dist. Ct., S.D. Fla.,            Various          OMB alleging ownership of certain loans
                                  98-6217-CIV-ZLOCH                                      under theory of offset

                                                                  1
                                                                                                       Exhibit D - Page 162 of 166



Oceanmark Bank v. Cuomo           U.S. Dist. Ct, S.D. Fla., 98-1941     Various          OMB alleging ownership of certain loans
                                                                                         under theory of offset

Oceanmark Bank v. Bankers Trust   Circuit Court, Broward County         Various          OMB alleging ownership of certain loans
                                  (Florida), 98 20427                                    under theory of offset

Oceanmark Bank v. Norwest         Circuit Court, Broward County         Various          OMB alleging ownership of certain loans
                                  (Florida), 98 20426                                    under theory of offset

SPFC v. Oceanmark Bank            U.S. Bank. Ct., D. Ore., Adv. No.     Various          OMB alleging ownership of certain loans
                                  99-3046                                                under theory of offset

Peaks v. A Home of Your Own       Circuit Court, Baltimore City         Various          Rescission and damages claim based upon
                                  (Maryland), 98022011                                   alleged fraud on the part of property
                                                                                         sellers

Parker v. A House is a Home       Circuit Court, Baltimore City         Various          Rescission and damages claim based upon
                                  (Maryland), 98124107                                   alleged fraud on the part of property
                                                                                         sellers

Patrick                           No Action Pending                     6611000666       Rescission and damages claim based upon
                                                                                         alleged misrepresentations by mortgage
                                                                                         broker

Rosen                             Supreme Court, Kings County (New      0000009062       Guardianship action for borrower; guardian
                                  York), Index No. 106093/98                             alleges a third party defrauded borrower in
                                                                                         connection with the origination of the SPFC
                                                                                         loan

Sokolowski                        No Action Pending                     0100607073       Rescission claim

Stanford v. SPFC                  U.S. Dist. Ct., E.D. Penn., 98 233    40006000103 and  Rescission based upon alleged RESPA and
                                                                        4103200195       TILA violations; summary judgment granted
                                                                                         in favor of SPFC

                                                                   2
                                                                                                       Exhibit D - Page 163 of 166

Beeman Bros. Drilling v. Dream    District Court, Archuleta County      02006070028      Mechanics' lien action, no title insurance
Catcher Homes, et al              (Colorado), 98CV38                                     coverage

Walker v. SPFC                    U.S. Bank. Ct., D. Md., Adv. No.      6611000420       Suit for trespass based upon property
                                  99-1059                                                winterization; borrower also claims
                                                                                         rescission right under TILA

Walsh v. SPFC                     U.S. Dist., Ct., D. Conn              1100601420       Rescission for alleged TILA/HOEPA
                                                                                         violations

State of Washington Audit         No Action Pending                     Various          State audit alleged that SPFC charged
                                                                                         origination fees not permitted under state
                                                                                         law
                                                                   3
                                                                                                       Exhibit D - Page 164 of 166

                                 SCHEDULE 4.2.2
           CONFLICTS WITH ORGANIZATIONAL DOCUMENTS, LAWS, CONTRACTS--
                                   SUBSCRIBER


                                      NONE.


                                                     Exhibit D - Page 165 of 166

                                 SCHEDULE 4.2.3
                             CONSENTS -- SUBSCRIBERS

                                      NONE.


                                                     Exhibit D - Page 166 of 166

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of June 17, 1999, by and among Southern Pacific Funding Corporation ("SPFC"), Norwest Bank Minnesota, National Association, solely in its capacity as trustee for the Transactions, as defined below (the "Trustee"), MBIA Insurance Corporation ("MBIA"), and THE Goldman Sachs GROUP, INC. (the "Purchaser"), recites and provides as follows:

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trustee serves as trustee and MBIA acts as certificate insurer, with respect to each of the following series of Southern Pacific Secured Assets Corp., Mortgage Asset-Backed Pass-Through Certificates securitization transactions (the "Insured Transactions"): Series 1996-4, Series 1997-1, Series 1997-3, Series 1997-4, Series 1998-1 and Series 1998-2;

         WHEREAS, the Trustee serves as trustee with respect to each of the following securitization transactions (the "Non-Insured Transactions", and together with the Insured Transactions, the "Transactions"): Southern Pacific Secured Assets Corp. Mortgage Asset-Backed Pass-Through Certificates, Series 1997-2 and Southern Pacific Home Loan Trust Collateralized Asset-Backed Notes, Series 1998-H1;

         WHEREAS, MBIA acts as certificate insurer with respect to the following series of Southern Pacific Secured Assets Corp. Mortgage Asset-Backed Pass-Through Certificates securitization transactions for which the Trustee does not serve as trustee (the "Additional Insured Transactions"): Series 1995-1, Series 1995-2, Series 1996-1, Series 1996-2, and Series 1996-3;

         WHEREAS, the trust related to each of the Transactions and each of the Additional Insured Transactions (each, a "Trust") has been established pursuant to the terms of a Pooling and Servicing Agreement or an Indenture and is serviced pursuant to an agreement identified on Schedule 1 hereto (collectively, the "Pooling and Servicing Agreements");

         WHEREAS, SPFC commenced a case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on October 1, 1998 (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court");

         WHEREAS, on June 3, 1999, SPFC proposed its second amended Chapter 11 plan (the "Plan") that provides for the assumption of the Pooling and Servicing Agreements under Section 365(b) of the Bankruptcy Code and the sale of newly issued common stock of SPFC to the Purchaser (such sale of stock to the Purchaser pursuant to the Plan, the "Acquisition");

         WHEREAS, the Trustee and MBIA assert that SPFC has failed to repurchase certain Mortgage Loans owned by the Trusts as to which various alleged breaches of representations or warranties materially and adversely affecting the value of such mortgage loans have occurred and have not been cured (collectively, the "Breaches"), and the Trustee and MBIA further assert that SPFC has the obligation under Section 365(b) of the Bankruptcy Code to cure such defaults by

                                                        Exhibit E - Page 1 of 35
repurchasing the related Mortgage Loans in accordance with certain of the Pooling and Servicing Agreements contemporaneously with the assumption of those the Pooling and Servicing Agreements;

         WHEREAS, SPFC has not repurchased the Mortgage Loans affected by the Breaches, but asserts that its failures to repurchase such Mortgage Loans do not constitute defaults under the Pooling and Servicing Agreements, but, at most, constitute defaults under the related mortgage loan purchase agreements identified on Schedule 2 hereto (the "Mortgage Loan Purchase Agreements");

         WHEREAS, SPFC intends to reject the Mortgage Loan Purchase Agreements, Insurance Agreements and the indemnification agreements associated with the Insurance Agreements (the "Indemnification Agreements"), and SPFC contends that the Trustee's claims for the repurchase price of the Mortgage Loans affected by the Breaches, as set forth in the proofs of claim filed by the Trustee (collectively, the "Trustee's Proofs of Claim"), constitute no more than general unsecured claims, to the extent such claims are allowed, and should be treated as such under the Plan;

         WHEREAS, MBIA and the Trustee assert certain rights and remedies against SPFC in respect of various defaults under the terms of certain of the Insurance Agreements, Mortgage Loan Purchase Agreements and Pooling and Servicing Agreements and various rights of consent to the appointment of any subservicer or successor master servicer; and

         WHEREAS, the Parties hereto have agreed to resolve certain issues arising from the proposed assumption of the Pooling and Servicing Agreements under the Plan upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreements. In addition, the following terms shall have the following definitions:

              (a) "Closing Date" shall mean the date on which the Acquisition is consummated.

             (b)   "Confirmation   Order"  shall  mean  the  order  of  the
         bankruptcy court confirming the Plan and approving the settlement contained in this Agreement.

            (c) "Final Order" shall mean an order or judgment entered by a court of competent jurisdiction, including without limitation the Bankruptcy Court, that (i) has not been reversed, stayed, modified or amended, (ii) is not the subject of a pending appeal or motion for review or reconsideration, (iii) has not been and may no longer be appealed from or otherwise reviewed or reconsidered, and (iv) is final and non-appealable in accordance


                                                        Exhibit E - Page 2 of 35
         with applicable law, including without limitation Rule 8002 of the Federal Rules of Bankruptcy Procedure.

             (d) "Excess Loss" shall mean, with respect to a Trust, any loss, whenever incurred, that would be allocated, in accordance with the applicable Pooling and Servicing Agreement, to any of the Class A Certificates or Notes related to such Trust absent any payment under any Certificate Insurance Policy, which is to say the amount of any loss incurred by a Trust in excess of the amount of available credit support for the related Class A Certificates or Notes (including credit support represented by any related Residual Interests excess cashflow or overcollateralization, but excluding payments and rights to payment under any Certificate Insurance Policy).

              (e) "Liquidating Trust" shall mean the liquidating trust created by the Plan for the benefit of SPFC's creditors.

             (f)   "Reorganized   SPFC"  shall  mean  Southern  Pacific  Funding
         Corporation on and following the effective date of the Plan, and shall exclude the Liquidating Trust.

              (g) "Residual Interests" shall mean, with respect to a Trust, any Class R Certificates, uninsured interest-only securities or any and all other economic interests in the Trust that are uninsured and are subordinated in right of payment to the related Class A Certificates or Notes.

              (h) "Series 1998-H1 Servicing Agreement" shall mean the Servicing Agreement dated as of June 1, 1998 between SPFC and Southern Pacific CMN Trust Series 1998-H1.

              (i) "SPFC" shall mean Southern Pacific Funding Corporation prior to the effective date of the Plan and shall exclude Reorganized SPFC.

         2.       Critical Exceptions.

                  (a) Critical Exception Mortgage Loans. Certain of the Breaches arise from deficiencies in the contents of the related Mortgage Files that the parties agree are critical to the effective realization of value in the related Mortgage Loans by the Trust (the "Critical Exceptions"). The following constitute Critical Exceptions: (i) missing or incomplete original Mortgage Notes and (ii) missing or incomplete recorded assignments of Mortgages or other security instruments related to the Mortgage Loans to the Trustee. The Mortgage Loans as to which a Critical Exception exists as of the date hereof (collectively, the "Critical Exception Mortgage Loans") are identified on Schedule 3 hereto.

                  (b) Amendment of Pooling and Servicing Agreements.  To address such of the Critical Exceptions as may be cured by such actions, SPFC shall prepare such amendments to the Pooling and Servicing Agreements as may be necessary and appropriate to provide for the following changes to the terms of certain of the Pooling and Servicing
         Agreements:  (i) to permit  delivery of a copy of an executed  Mortgage
         Note

                                                        Exhibit E - Page 3 of 35
         together with a lost note affidavit in form and substance acceptable to the Trustee in lieu of delivery of the original Mortgage Note and (ii) to allow for delivery of an Opinion of Counsel that recordation of an Assignment Of Mortgage to a Trust is not required under applicable law to protect the Trust's interest in the related Mortgage Loan. Prior to the entry of the Confirmation Order, SPFC shall cause such amendments to be prepared and delivered to the Trustee and MBIA for signature along with all legal opinions, consents, confirmations of ratings and any and all other documents necessary to amend each applicable Pooling and Servicing Agreement. The Trustee and MBIA, as applicable, will enter into such amendments, provided the terms of such amendments are satisfactory to the Trustee and MBIA, as applicable, and all conditions to the effectiveness of such amendments have been satisfied. As to each Critical Exception which is to be cured by recordation of an assignment of mortgages to the Trustee, SPFC shall submit the assignment to the applicable recording office prior to the Closing Date.

              (c) Repurchase Obligations. On or before the Closing Date, SPFC or the Liquidating Trust, as successor to SPFC, agrees to repurchase each Critical Exception Mortgage Loan for which the related Critical
         Exception in the reasonable judgment of the Trustee and MBIA, if applicable, has not either been (i) cured as of such date (or, in the judgment of the Trustee, MBIA, and the Purchaser) adequate steps to cure the Critical Exceptions are being taken and, in any event, such cure is completed within six months of the Closing Date); or (ii) effectively avoided by the amendments to the applicable Pooling and Servicing Agreement. If, at any time after the Closing Date, the
         Trustee and MBIA, on the one hand or Purchaser, on the other hand, conclude, in their reasonable judgment, that a Critical Exception identified for cure on the Closing Date is not likely to be cured within the six-month period after the Closing Date, SPFC (or the Liquidating Trust as successor) will repurchase the related Critical Exception Mortgage Loan within 10 business days after notice and demand for repurchase. Such repurchase will be effected in accordance with the terms of the applicable Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement by payment to each related Trust of the full amount of the purchase price (as defined by the applicable Mortgage Loan Purchase Agreement or other document related to the Trust) in immediately available funds for each related Critical Exception Mortgage Loan.

         3.  Non-Critical Exceptions.

             (a) Non-Critical Exception Loans. Certain of the Breaches arise from deficiencies in the contents of the related Mortgage Files that do not constitute Critical Exceptions (the "Non-Critical Exceptions"). Reorganized SPFC shall cause the Master Servicer or any Subservicer of the related Trust, in accordance with Accepted Servicing Practices, to cure any and all Non-Critical Exceptions in the ordinary course of the Master Servicer's or the Subservicer's servicing of the related Mortgage Loans.

              (b) Exception Losses. If the Master Servicer or any Subservicer fails to cure a Non-Critical Exception and the Master Servicer, the Subservicer, the Trustee or any successor servicer is unable to complete foreclosure proceedings in respect of any Mortgage Loan after the Closing Date as to which a Non-Critical Exception exists, a loss (an "Exception Loss") in the amount of the then outstanding principal balance of the

                                                        Exhibit E - Page 4 of 35
         related Mortgage Loan plus accrued interest thereon and any unreimbursed servicing advances will be allocated pursuant to the terms of the related Pooling and Servicing Agreement. If the allocation of any loss pursuant to the terms of any Pooling and Servicing Agreement would result in an Excess Loss, Reorganized SPFC shall deposit to the related Trust, in immediately available funds, the full amount of any such Excess Loss; provided, however, that Reorganized SPFC's obligation (the "Exception Loss Coverage Obligation") to cover Excess Losses under this Section with respect to a particular Trust shall not exceed the aggregate amount of Exception Losses actually incurred in respect of such Trust following the Closing Date and provided, further, that the aggregate amount of Reorganized SPFC's Exception Loss Coverage Obligation will not exceed the following: (i) $5 million with respect to the Insured Transactions or (ii) $1.7 million with respect to the Non-Insured Transactions.

              (c) Exception Loss Reporting. Reorganized SPFC shall assure that the Master Servicer or Subservicer with respect to each Trust shall provide the Trustee and MBIA with a monthly mortgage loan liquidation report, on a loan-by-loan basis, detailing the amount of any loss incurred in respect of each liquidated Mortgage Loan. Any liquidated Mortgage Loan with a Non-Critical Exception for which no net proceeds are realized as a result of such liquidation will be presumed to have incurred an Exception Loss unless the Master Servicer provides or causes the related Subservicer to provide to the Trustee and MBIA an Officers' Certificate certifying that, in the good faith business judgment of the Master Servicer or (to the extent provided by the Subservicer) the related Subservicer, the loss incurred with respect to such liquidated Mortgage Loan did not result from an inability to complete foreclosure proceedings with respect to such Mortgage Loan and detailing the basis for that determination.

         4.  Phantom Loans.

              (a) Phantom Loan Breaches. Certain of the Breaches (the "Phantom Loan Breaches") arise from Mortgage Loans that SPFC contends were de-funded prior to sale to the Trust, were sold to another person or entity, or otherwise were not effectively transferred to the related Trusts (the "Phantom Loans"). The Phantom Loans are identified on
         Schedule 4 hereto.

              (b) Repurchase of Phantom Loans. On the Closing Date, SPFC (or the Liquidating Trust, as successor) shall deposit to each applicable Trust, in immediately available funds, an amount (the "Phantom Loan Repurchase Amount") with respect to each Phantom Loan equal to the sum of the purchase price and the amount of unreimbursed advances related to such Phantom Loan, each as specified in Schedule 4 hereto. Upon deposit of the Phantom Loan Repurchase Amount for a Phantom Loan to the related Trust, SPFC, as Master Servicer (or the Liquidating Trust as successor), shall be entitled to reimbursement from the Trust of the amount of unreimbursed advances related to such Phantom Loan, as specified on Schedule 4 hereto. The parties agree that, notwithstanding the terms of the Pooling and Servicing Agreement or Mortgage Loan Sale Agreement related to the Trust, the obligation of SPFC (or the Liquidating Trust as successor) to deposit the Phantom Loan Repurchase Amount for each Phantom Loan to the related Trust satisfies SPFC's (or the Liquidating Trust's as successor) repurchase

                                                        Exhibit E - Page 5 of 35
         obligation with respect to the Phantom Loans, and SPFC (or the Liquidating Trust as successor) shall have no rights of reimbursement for any advances in respect of any Phantom Loan other than the rights under this Section; and Reorganized SPFC shall have no rights of reimbursement for any advances in respect of any Phantom Loan.

         5.  Oceanmark Loans.

              (a) Oceanmark Claims. Certain of the Breaches arise as a result of claims made and issues related to litigation commenced by Oceanmark Bank, F.S.B. ("Oceanmark") in Florida state court styled Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., U.S.A., Case No. 98-20426, and Oceanmark Bank F.S.B. v. Bankers Trust Company of California N.A. and Advanta Mortgage Company, Case No. 98-20427 (together with all pending litigation in the Bankruptcy Court related to the same subject matter, the "Oceanmark Cases"), in which Oceanmark asserts ownership of and/or entitlement to or encumbrances on certain Mortgage Loans identified on Schedule 5 hereto (collectively, the "Oceanmark Loans").

                  (b) Oceanmark Loans Obligation. In the event that any of the Oceanmark Loans is determined in a Final Order issued by a court of competent jurisdiction to be owned or otherwise encumbered by Oceanmark and (i) such Final Order requires reconveyance to Oceanmark of any such loan, or (ii) such Final Order awards Oceanmark money damages against the Trustee or a Trust in respect of any such loans, Reorganized SPFC shall promptly pay to the Trustee an amount equal to the amount necessary to permit the Trustee to honor such reconveyance obligation and/or the amount of damages set forth in the Final Order, provided that, such amount shall not exceed, with respect to the Oceanmark Loans for which reconveyance and/or damages were awarded, (A) the aggregate principal balances as of the Cut-off Date for the Oceanmark Loans to which the Final Order relates plus any premium as determined from the Final Order, plus (B) interest calculated for each such loan at the related note rate thereon from the Cut-off Date to the date of payment pursuant to the Final Order. In addition, Reorganized SPFC agrees to reimburse directly all out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) reimbursable to the Trustee or the Trust pursuant to the terms of the related Pooling and Servicing Agreement with respect to the Oceanmark Cases. Upon demand of Trustee, Reorganized SPFC shall remit to the Trustee or deposit to the related Trust any amount payable hereunder in immediately available funds. The Trustee agrees to provide written notice to MBIA and Purchaser of any claim for payment hereunder, which notice shall include the identification of the Oceanmark Loans related to such claim and the amount of the claim. The parties agree, notwithstanding the terms of the Pooling and Servicing Agreement or Mortgage Loan Sale Agreement related to the applicable Trust, the obligation of Reorganized SPFC under this Section 5(b) satisfies Reorganized SPFC's obligations with respect to such Oceanmark Loan and neither the Trustee nor MBIA shall have any further rights against SPFC, Reorganized SPFC, or the Purchaser in respect thereof, except as contemplated by Section 6.

             (c) SPFC hereby instructs Purchaser and Reorganized SPFC, that in the event that SPFC (or the Liquidating Trust as successor) shall fail to pay any amount owing to the Trustee pursuant to this Section (after application of amounts paid pursuant to Section

                                                        Exhibit E - Page 6 of 35

         6), Reorganized SPFC shall pay to the Trustee all amounts due to be paid to Liquidating Trust by Reorganized SPFC pursuant to the Cash Flow Instrument to be issued by Reorganized SPFC to Liquidating Trust as Holder on the Closing Date until all amounts due to the Trustee under this Section have been paid.

         6.  Guaranty of Performance; Appointment of Subservicer; Forbearance.

                  (a) Purchaser Guaranty. Subject to and conditioned upon the closing of the Acquisition, Purchaser hereby guarantees the full and prompt payment of all amounts required to be paid by Reorganized SPFC pursuant to Section 5(b) of this Agreement, excluding any amounts payable with respect to premium, if any. The Purchaser's guaranty hereunder is a guaranty of payment, not of collection, and Purchaser hereby expressly waives any right to require that demand be made (other than the demand for payment contemplated by Section 5(b)) or any action be brought against Reorganized SPFC as a condition to Purchaser's obligation under this guaranty.

                  (b) Appointment of Subservicer. Reorganized SPFC agrees to use its reasonable best efforts promptly to appoint a Subservicer acceptable to the Trustee and MBIA, in their sole and absolute discretion, as subservicer (the "Subservicer") with respect to each Trust for which Reorganized SPFC acts as Master Servicer. Reorganized SPFC shall enter into a Subservicing Agreement with such Subservicer (the "Subservicing Agreement"), which Subservicing Agreement shall comply with the requirements of the related Pooling and Servicing Agreements and shall provide for the transfer of servicing in respect of all related Mortgage Loans for which Reorganized SPFC acts as Master Servicer. The Subservicing Agreement shall be executed and effective no later than September 30, 1999. In addition, "good-bye letters" notifying borrowers of the transfer of servicing to the Subservicer shall be mailed no later than September 30, 1999, and the transfer of servicing of all related Mortgage Loans to the Subservicer shall be completed no later than October 31, 1999. The Trustee and MBIA agree that Ocwen Financial Corporation ("Ocwen Financial") and Ocwen Federal Bank FSB ("Ocwen Bank") each shall constitute an acceptable Subservicer, and consent to the appointment of either as Subservicer pursuant to the terms of the Pooling and Servicing Agreements. The Trustee and MBIA further consent to the retention by the Master Servicer or any Subservicer of Fannie Mae to provide management and liquidation services with respect to any mortgaged property, ownership of which is acquired by a Trust.

                  (c) Forbearance. Each of the Parties acknowledges and agrees that one or more Events of Default have occurred and are continuing under Section 7.01(vii), (viii) or (ix) of the Pooling and Servicing Agreements (or Section 6.01(v), in the case of the Series 1998-H1 Servicing Agreement). The Trustee and MBIA hereby agree, upon the satisfaction of all Conditions Precedent under Section 10 of this Settlement Agreement, to forbear from enforcing their respective rights and remedies against each of SPFC and Reorganized SPFC or any successor, as Master Servicer, with respect to (A) any Events of Default which may have previously occurred or which may occur in the future under Section 7.01(iii) of the Pooling and Servicing Agreements with respect to any breach of a representation or warranty of the
         Master  Servicer   contained  in  Section  3.01(c)  or  of  the

                                                        Exhibit E - Page 7 of 35

         Master Servicer's covenants in Sections 5.08, 5.17 and 5.22 of the Pooling and Servicing Agreements, Section 7.01 (vi) (with respect to the Chapter 11 Case), (vii), (viii) or (ix) of the Pooling and Servicing Agreements, or (B) any Servicing Defaults which may have previously occurred or which may occur in the future under Section 6.01(ii) of the Series 1998-H1 Servicing Agreement with respect to any breach of a representation or warranty of the Master Servicer or of the Master Servicer's covenants in Sections 2.03, 3.09, 3.15, and 3.16 of the Series 1998-H1 Servicing Agreement or Section 6.01(v) of the Series 1998-H1 Servicing Agreement, for so long as the following conditions are met:

                        (i) Subservicer is appointed and performing as provided in this Section;

                        (ii) Reorganized SPFC, as Master Servicer, is in compliance with all other terms and conditions of the Pooling and Servicing Agreements and SPFC and Reorganized SPFC are in
              compliance with all terms and conditions of this Settlement Agreement;

                        (iii) the Subservicer meets certain financial  covenants
              specified by MBIA, in its sole and absolute discretion, for such Subservicer; provided that, if the Subservicer is either Ocwen Financial or Ocwen Bank, the Subservicer meets the following financial covenants: (A) Ocwen Bank maintains at least "adequately capitalized" status at all times, as defined by its banking regulators, for so long as the Purchaser (or an affiliate) continues to have a substantial economic interest in the Residual Interests for the related Transaction, and, otherwise maintains "well capitalized" status at all times as defined by its banking regulators; (B) if the Subservicer is Ocwen Financial, Ocwen Financial provides MBIA with audited financial statements within ninety days after the end of each fiscal year; (C) Ocwen Bank agrees to notify MBIA of the entry of any consent or cease and desist order or similar order or directive issued against Ocwen Bank by any regulator of Ocwen Bank; (D) Ocwen Bank agrees to notify MBIA of any material adverse change in the operations or finances of Ocwen Bank; and (E) if the Subservicer is Ocwen Financial, the performance of all of its obligations as Subservicer are guaranteed by Ocwen Bank;

                        (iv) on and  after  the  six  month  anniversary  of the
              Closing Date, the Subservicer meets certain resource and procedural criteria derived from Subservicer's published policy and procedures, which criteria shall be specified by MBIA, in its sole and absolute discretion; provided, however, that if the Subservicer is Ocwen Financial or Ocwen Bank, such criteria shall be those selected by MBIA in its sole and absolute discretion, up to eight such criteria, from the resource and procedural standards contained in Ocwen Financial's or Ocwen Bank's (as applicable) current servicing manual and attached to this Agreement on or prior to the Closing Date, as Exhibit A;

                        (v) the  agreement  to forbear with respect to a failure
              to maintain a fidelity bond under Section 5.08 of the Pooling and Servicing Agreements and Section 3.09 of the Series 1998-H1 Servicing Agreement shall only be effective at

                                                        Exhibit E - Page 8 of 35
              such times as the Master Servicer does not collect, process or otherwise handle any monies and the Subservicer does maintain fidelity bonds and errors and omissions policies as required therein; and

                        (vi) the agreement to forbear with respect to failure to
              provide annual reports as required by Section 5.17 of the Pooling and Servicing Agreements and Section 3.15 of the Series 1998-H1 Servicing Agreement shall only be effective so long as the Subservicer provides the reports required therein with respect to the Subservicer;

         provided, however, that the Trustee and MBIA agree that Reorganized SPFC, as Master Servicer, shall be entitled to a period of 30 days following any failure by the Subservicer to meet the conditions contained in subsections (iii) or (iv) above to cure such breach or cause Subservicer to cure such breach. Without limiting the following sentence, the parties agree that time is of the essence in any transition to a successor subservicer, and shall cooperate with each other if the breach is to be cured through the replacement of the Subservicer. In the case of replacement, MBIA and the Trustee agree to forbear from removing Reorganized SPFC as Master Servicer for so long as MBIA is satisfied, in its reasonable business judgment, that Reorganized SPFC is using its reasonable efforts to cause a successor subservicer to be identified and performing in a timely manner and MBIA agrees, in the event it is not so satisfied, to give Reorganized SPFC 30 days' written notice and opportunity to cure in advance of removing Reorganized SPFC as Master Servicer.

              (d) Enforcement of Remedies. Upon expiration of the term of any forbearance and any applicable cure period under this Section, (i) each of the parties hereby agrees that MBIA has the right to terminate all the rights of Reorganized SPFC as Master Servicer under the Pooling and Servicing Agreement for each of the related Transactions and, subject to any rights of certificate holders, to cause all authority and power of Reorganized SPFC as Master Servicer under each such Pooling and Servicing Agreement to pass to and be vested in the Trustee, or its designee approved by MBIA, and (ii) each of the parties (other than the Trustee) agrees not to contest, challenge or object in any way to MBIA's exercise at any time of any such right or remedy.

                  (e) Acquisition of Additional Master Servicing. The Trustee and MBIA agree to consent to Reorganized SPFC (or any successor) as a successor master servicer under the terms of any Pooling and Servicing Agreement for Transactions for which SPFC is not currently acting as Master Servicer provided (i) Reorganized SPFC (or any successor) is in compliance with the terms of this Agreement and each Pooling and Servicing Agreement under which Reorganized SPFC acts as Master Servicer (otherwise than as contemplated by subsection (c)), (ii) the Subservicer is in compliance with the conditions for forbearance under this Section, (iii) the Subservicer is obligated to subservice the related Mortgage Loans pursuant to the terms of the Subservicing Agreement, and (iv) the Purchaser owns a substantial economic interest (as determined by MBIA) in the Residual Interests for the related Transaction.

                                                        Exhibit E - Page 9 of 35

         7. REMIC Reporting Matters. The Trustee, in its capacity as administrator of each of the REMICs related to the Trusts, has consented to use certain methodologies, described in Schedule 7 relating to the calculation of the taxable income of the REMICs (the "Methodologies"), and has agreed to sign amended federal income tax returns in respect of certain of the REMICs and future returns for the REMICs (collectively, the "Returns") that reflect the use of the Methodologies. The Trustee, in its capacity as administrator of the REMICs, agrees to sign the Returns upon satisfaction of the following conditions: (a) receipt of an opinion of counsel satisfactory to the Trustee that the Methodologies are permissible under the REMIC Provisions and that the preparation and filing of Returns reflecting the use of the Methodologies will have no adverse effect on the status of any REMIC as a REMIC and (b) receipt of a written opinion of a nationally-recognized tax and financial accounting firm acceptable to the Trustee that the use of the Methodologies in preparation of the Returns does not constitute a change in accounting method requiring notice to or consent of the Internal Revenue Service. The parties further agree that (unless the Trustee agrees otherwise) all Returns and other required schedules will be prepared for the Trustee's signature by a nationally-recognized tax and financial accounting firm acceptable to the Trustee as a paid preparer of such Returns and other required schedules. Reorganized SPFC agrees to bear all costs and expenses associated with the preparation of such Returns and other required schedules by the paid preparer.

        8.   Releases  of  the  Trustee  and  MBIA;   Waiver  by  Trustee.

             (a) Release. SPFC (and the Liquidating Trust as successor), Reorganized SPFC, and the Purchaser hereby jointly and severally irrevocably and absolutely release, remise, acquit, and discharge each of the Trustee and MBIA, their respective affiliates, and each of their respective current and former officers, directors, employees, attorneys, agents, consultants, shareholders, successors and assigns from and of any and all claims, demands, causes of action, actions, liabilities, damages, losses, expenses and costs, of any kind or nature whatsoever, absolute or contingent, matured or unmatured, liquidated or unliquidated, now known or subsequently discovered, that (a) arise out of or in any way relate to the settlement set forth herein and/or the transactions contemplated hereby (other than the performance by the Trustee and MBIA of their obligations under this Agreement), (b) relate to the Trustee's or MBIA's performance (or failure to perform) pursuant to the terms of the Pooling and Servicing Agreements prior to the Closing Date, to the extent resulting from any failure to perform by SPFC as Master Servicer, and/or (c) are identified on Schedule 6 hereto. The parties hereto hereby agree to amend each of the Pooling and Servicing Agreements for the Transactions to require the following:
         (a) that any subsequent purchaser of any Residual Interests in any Trust provide the foregoing release, mutatis mutandis, and (b) that a restrictive legend regarding the foregoing be placed on any and all certificated Residual Interests. Each of SPFC and the Purchaser hereby represents and warrants that it is not currently aware of any other claims against the Trustee or MBIA.

             (b) Waiver. The Trustee hereby waives its rights and any claims it may have under the indemnity covenants in Sections 9.05(d) and 10.03(b) of the Pooling and Servicing Agreements and Section 5.06(b) of the Series 1998-H1 Servicing Agreement with respect to any event occurring prior to the Closing Date.

                                                       Exhibit E - Page 10 of 35

         9. Consent to Assumption and Partial Withdrawal of the Trustee's Proofs of Claim. Subject to and conditioned upon the full and complete satisfaction of the Conditions Precedent specified in Section 10, the Trustee shall consent to the assumption of the Pooling and Servicing Agreements for the Transactions and withdraw the Trustee's Proofs of Claim related to the Breaches, and MBIA shall withdraw its proofs of claim. Further, all obligations of SPFC, Reorganized SPFC, and Purchaser arising out of the rejection of the Mortgage Loan Purchase Agreements and the Insurance Agreements and Indemnification Agreements, shall be only as expressly set forth in this Settlement Agreement. The Trustee and MBIA, and their successors in interest, waive and shall be forever estopped from asserting any claim or demand arising out of such rejections or in any way related to the Breaches, subject to Section 14 and otherwise except as expressly set forth in this Settlement Agreement.

         10. Conditions Precedent to the Obligations of the Trustee and MBIA Hereunder. The obligations of the Trustee and MBIA under this Agreement shall not arise until each of the following conditions (the "Conditions Precedent") is satisfied (or waived) to the reasonable satisfaction of the Trustee and MBIA, as evidenced by an officer's certificate from each of the Trustee and MBIA to such effect:

             (a) The Plan and the related disclosure provide an accurate and adequate summary of the terms of this Settlement Agreement and otherwise are reasonably satisfactory to the Trustee and MBIA;

             (b) Notice is provided to each holder of any Class A Certificate or Note and any other holders of interests in the related Trusts of the terms of this Settlement Agreement, and the Bankruptcy Court issues an order approving the terms of this Settlement Agreement, each of which notice and order is in form and substance acceptable to the Trustee and MBIA, in their sole and absolute discretion;

              (c) The Confirmation Order is in form and substance acceptable to the Trustee and MBIA in their sole and absolute discretion, and either
         (i) becomes a Final Order, or (ii) an opinion (satisfactory to the Trustee, MBIA and the Purchaser in form and substance) of counsel for SPFC concluding that consummation of the Plan will effectively moot any appeal from the Confirmation Order has been delivered to the Trustee, MBIA and the Purchaser;

              (d) An assumption agreement executed and delivered by the Liquidating Trust in form and substance acceptable to MBIA and the Trustee, pursuant to which the Liquidating Trust assumes its obligations hereunder;

              (e) SPFC and/or the Liquidating Trust have repurchased the Critical Exception Mortgage Loans as to which the corresponding
         Breaches have not been cured in accordance with Section 2 of this Agreement;

              (f) The Trustee and MBIA have reviewed and approved, in their sole and absolute discretion, the Subservicer (if other than Ocwen Financial or Ocwen Bank) and the terms of the Subservicing Agreement;

                                                       Exhibit E - Page 11 of 35

              (g) Delivery of Exhibit A described in sub-paragraph 6(c)(iv);

              (h) The procedures for transfer of servicing of the Mortgage Loans to the Subservicer have been presented to MBIA and MBIA has consented to such procedures, which consent shall not unreasonably be withheld; and

              (i) SPFC and/or the Purchaser have delivered opinions of counsel regarding the due authorization, execution, delivery and enforceability of this Agreement with respect to each of SPFC, Reorganized SPFC and the Purchaser and an opinion of counsel for the Liquidating Trust regarding the due authorization, execution, delivery and enforceability of the assumption agreement referred to in subparagraph (d).

         11. Opinions of Counsel to Trustee and MBIA. The obligations of SPFC, Reorganized SPFC and Purchaser hereunder shall not arise until each of the Trustee and MBIA delivers an opinion of counsel regarding the due authorization, execution, delivery and enforceability of this Agreement with respect to such party.

         12.  Continuing Representations, Warranties and Covenants.

              (a) Notwithstanding the rejection of any Insurance Agreement, Reorganized SPFC hereby represents, warrants and covenants as follows:

              (i) Upon the request of MBIA, Reorganized SPFC shall furnish, with reasonable promptness, any financial data, financial reports and other data relating to Reorganized SPFC or the Subservicer as MBIA may reasonably request.

              (ii)  Reorganized  SPFC shall,  upon the  request of MBIA,  permit
         MBIA, or its authorized agent, at reasonable times and upon reasonable notice, to inspect the books and records of Reorganized SPFC and the Subservicer as they may relate to the Class A Certificates, the Mortgage Loans and Reorganized SPFC's obligations under the Transaction Documents and to discuss matters relating to the Class A Certificates, the Mortgage Loans or Reorganized SPFC's obligations under the Transaction Documents with an appropriate authorized officer of Reorganized SPFC.

              (iii) Reorganized SPFC shall promptly deliver to MBIA any Notice of Material Event (as defined in the Insurance Agreement).

              (iv) Except as permitted in this Agreement or the Pooling and Servicing Agreement, Reorganized SPFC, in its capacity as Master Servicer, shall not take any action, or fail to take any action, if such action or failure to take action will have a material adverse effect on MBIA's ability to enforce its rights under any of the Transaction Documents.

              (b) Reorganized SPFC shall either enter into new custodial arrangements for the Mortgage Loans with the same fee schedule as the existing schedule or assume all obligations of SPFC to pay fees and costs related to existing custodial arrangements for the Mortgage Loans. In either event, SPFC will pay all fees due and payable before the Closing Date.

                                                       Exhibit E - Page 12 of 35

              (c) SPFC (or the Liquidating Trust as successor) shall continue to provide to the Trustee all release requests as required under any Pooling and Servicing Agreement for any Mortgage Loans paid off or otherwise subject to release through the Closing Date (and shall pay all fees associated with such releases), assisted as required and as customary by the Trustee.

         13.  Representations  and  Warranties.   Each  of  the  Parties  hereby
represents and warrants that each of the following statements is true and accurate as of the date hereof:

              (a) This Agreement has been duly authorized and validly executed and delivered by such party and constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms;

              (b) Subject, in the case of SPFC, to the authority of the Bankruptcy Court, such party is not subject to any restriction, agreement or law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority that, with or without the giving of notice, the passage of time or both, would prohibit, contravene, be violated by, or be inconsistent with the execution, delivery and performance by such party of this Agreement or the consummation of the transaction effected hereby or contemplated herein; and

              (c) There is no action, suit or proceeding pending or, to the best of such party's knowledge and belief, threatened against such party that questions the validity of, in any way legally impairs, or seeks to enjoin or otherwise prevent the execution, delivery and/or performance by such party of this Agreement or, if adversely determined, would have a material adverse effect on such party's ability to perform his or its, as the case may be, obligations hereunder.

         14. No Exception Loss; No Other Breaches. SPFC hereby represents and warrants that to its best knowledge there has not been any loss prior to the date hereof and there will be no loss as of the Closing Date which would be defined as an "Exception Loss" within the meaning of paragraph 3(b) if it occurred after the Closing Date. SPFC hereby represents and warrants to each of the Trustee and MBIA that SPFC is not aware of any breach of any representation or warranty of SPFC or any affiliate of SPFC under any Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement other than the Breaches resulting directly from SPFC's bankruptcy, or dealt with in this Agreement. MBIA and the Trustee represent that they are not aware of any such additional breaches. The Trustee and MBIA hereby acknowledge and agree that the representations and warranties contained in this Section are made by SPFC and not by Reorganized SPFC, and that the recourse of the Trustee and MBIA hereunder is limited to a claim against the Liquidating Trust.

         15. Transfer of Servicing; No Acquisition. In the event SPFC and Purchaser fail to consummate the Acquisition, SPFC agrees as follows:

              (a) SPFC shall enter into a Subservicing Agreement to be executed and effective no later than September 30, 1999, which Subservicing Agreement shall comply with the requirements of the related Pooling and Servicing Agreements and provide for

                                                       Exhibit E - Page 13 of 35
         the transfer of servicing with respect to all related Mortgage Loans for which SPFC acts as Master Servicer.

              (b) "Good-bye letters" notifying borrowers of the transfer of servicing to the Subservicer shall be mailed no later than September 30, 1999.

              (c) Transfer of servicing of all related Mortgage Loans to the Subservicer shall be completed no later than October 31, 1999.

              (d) If SPFC fails to fulfill any of the obligations set forth in subscections (a) through (c) above, (i) each of the parties hereby agrees that MBIA has the right to terminate all the rights of SPFC, or any successor, as Master Servicer under the Pooling and Servicing Agreement for each of the related Transactions or Additional Insured Transactions, as applicable, and, subject to the rights of the certificate holders, to cause all authority and power of SPFC, or any successor, as Master Servicer under each such Pooling and Servicing Agreement to pass to and be vested in the Trustee, or its designee approved by MBIA, and (ii) each of the parties (other than the Trustee) agrees (A) not to contest, challenge or object in any way to MBIA's exercise at any time of any such right or remedy, (B) irrevocably and absolutely to waive and cooperate to obtain, at MBIA's expense, any necessary relief from the automatic stay under the Bankruptcy Code or other impediment to exercise of any remedy against SPFC and (C) to join with MBIA and the Trustee, at MBIA's request and expense, in asking any court of competent jurisdiction (including, without limitation, the Bankruptcy Court) to approve any such action at any and all times.

              (e) It shall secure an order approving the waiver of the automatic stay of Section 362(a) of the Bankruptcy Code, as set forth in Section 15 hereof, to be entered by the Bankruptcy Court on or before July 7, 1999 and to become a Final Order.

If SPFC and Purchaser fail to consummate the Acquisition, Reorganized SPFC under this Agreement shall mean SPFC and Purchaser shall have no obligation of any nature whatsoever under this Agreement or otherwise with respect to the subject matter of this Agreement.

         16. Attorneys' Fees. In the event any litigation, arbitration or other proceeding is commenced by a party hereto against one or more of the other parties hereto for purposes of enforcing the terms of this Agreement, the prevailing party in such litigation, arbitration or other proceeding shall be entitled to recover its attorneys' fees and expenses from the non-prevailing party or parties in such litigation, arbitration or other proceeding.

         17. Consent to Jurisdiction. Each of the parties hereby agrees that all actions, suits or other proceedings arising out of or relating in any way to this Agreement may, but need not, be brought in the Bankruptcy Court. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert any objection it may now or hereafter have to the laying of venue of all actions, suits or proceedings arising out of or relating in any way to this Agreement in the Bankruptcy Court and irrevocably submits to the jurisdiction of the Bankruptcy Court for such purposes. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert in any such

                                                       Exhibit E - Page 14 of 35
action, suit or proceeding that it is not subject to the personal jurisdiction of the Bankruptcy Court or that the action, suit or proceeding should be transferred to a different venue under forum non conveniens principles or statutes embodying such principles.

         18. Amendment. This Agreement may be amended from time to time by the parties hereto pursuant to a written agreement signed by the parties hereto.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         20. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows, or such other address as may be furnished by proper notice as described herein (facsimile numbers are provided below for convenience of communication and not as an alternative means of delivery of notice):

         SPFC:              Southern Pacific Funding Corporation
         ----               One Centerpointe Drive, Suite 551
                            Lake Oswego, Oregon 97035
                            Attention: Mr. Kevin D. Padrick
                            Facsimile No.: (503) 598-0662

         Trustee:           Norwest Bank Minnesota, National Association
         -------            11000 Broken Land Parkway
                            Columbia, Maryland 21044-3562
                            Attention:  Mr. Brian W. Bartlett
                            Facsimile No.: (410) 884-2363

         MBIA:              MBIA Insurance Corporation
         ----               113 King Street
                            Armonk, NY 10504
                            Attention:  Mr. Stephen G. Holliday
                            Facsimile No.: (914) 765-3810

         Purchaser and      The Goldman Sachs Group, Inc.
         Reorganized SPFC:  85 Broad Street
         ----------------   New York, NY 10004
                            Attention:  Mr. Marvin Kabatznick
                            Facsimile No.: (212) 346-3568
                            Attention:  Jay Strauss, Esq.
                            Facsimile No.:  (212) 902-3876

         21. Relationship of Parties. Nothing herein contained shall be deemed or construe to create a partnership or joint venture between the parties hereto.

                                                       Exhibit E - Page 15 of 35

         22. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         23. Term. The term of this Agreement shall extend until satisfaction of all obligations of the parties hereunder and until payment in full of any and all amounts required to be paid hereunder or under the terms of any Pooling and Servicing Agreement.

         24. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes and terminates all prior written and oral agreements, proposals, promises and representations of the parties respecting the subject matter hereof. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding upon either party, unless made in writing and signed by the parties hereto.

         25. Assignment; Binding Effect. None of the parties hereto may assign its rights hereunder or delegate its duties and obligations hereunder without the express prior written consent of each of the Trustee and MBIA. Subject to all terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                            [Signature Page Follows]

                                                       Exhibit E - Page 16 of 35

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer thereunto as of the day and year first above written.

                           SOUTHERN PACIFIC FUNDING CORPORATION


                           By:----------------------------------------
                           Name:
                           Title:


                           NORWEST BANK MINNESOTA, NATIONAL ASSOCATION


                           By:----------------------------------------
                           Name:
                           Title:


                           MBIA INSURANCE CORPORATION


                           By:----------------------------------------
                           Name:
                           Title:


                           THE GOLDMAN SACHS GROUP, INC.


                           By:----------------------------------------
                           Name:
                           Title:


                                                       Exhibit E - Page 17 of 35

                                    EXHIBIT A
         EXCERPTS FROM OCWEN FINANCIAL'S OR OCWEN BANK'S (AS APPLICABLE)
                            CURRENT SERVICING MANUAL



                        (TO BE SUPPLIED BEFORE CLOSING.)

                                                       Exhibit E - Page 18 of 35

                                                                      Schedule 1
                                                                      ----------

                        POOLING AND SERVICING AGREEMENTS

1. Pooling and Servicing Agreement dated as of June 1, 1995 by and among Southern Pacific Secured Assets Corp., Imperial Credit Industries, Inc. and Bankers Trust Company of California, N.A. with respect to Mortgage Pass-Through Certificates, Series 1995-1.

2. Pooling and Servicing Agreement dated as of September 1, 1995 by and among Southern Pacific Secured Assets Corp., Imperial Credit Industries, Inc. and Bankers Trust Company of California, N.A. with respect to Mortgage Pass-Through Certificates, Series 1995-2.

3. Pooling and Servicing Agreement dated as of February 1, 1996 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Bankers Trust Company of California, N.A. with respect to Mortgage Pass-Through Certificates, Series 1996-1.

4. Pooling and Servicing Agreement dated as of May 8, 1996 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Bankers Trust Company of California, N.A. with respect to Mortgage Pass-Through Certificates, Series 1996-2.

5. Pooling and Servicing Agreement dated as of August 1, 1996 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Bankers Trust Company of California, N.A. with respect to Mortgage Pass-Through Certificates, Series 1996-3.

6. Pooling and Servicing Agreement dated as of December 1, 1996 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1996-4.

7. Pooling and Servicing Agreement dated as of February 1, 1997 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1997-1.

8. Pooling and Servicing Agreement dated as of June 1, 1997 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1997-2.

9. Pooling and Servicing Agreement dated as of September 1, 1997 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1997-3.

10. Pooling and Servicing Agreement dated as of December 1, 1997 by and among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1997-4.

                                                       Exhibit E - Page 19 of 35

11. Pooling and Servicing Agreement dated as of March 1, 1998 by and among Southern Pacific Secured Assets Corp., Southern Pacific Funding Corporation and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1998-1.

12. Pooling and Servicing Agreement dated as of June 1, 1998 by and among Southern Pacific Secured Assets Corp., Southern Pacific Funding Corporation and Norwest Bank Minnesota, N.A. with respect to Mortgage Pass-Through Certificates, Series 1998-2.

13. Servicing Agreement dated as of June 1, 1998 between Southern Pacific Funding Corporation and Southern Pacific CMN Trust Series 1998-H1.


                                                       Exhibit E - Page 20 of 35

                                                                      Schedule 2
                                                                      ----------

                        MORTGAGE LOAN PURCHASE AGREEMENTS


1.       Mortgage  Loan  Purchase  Agreement  dated as of June 28, 1995  between
         Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Pass-Through Certificates, Series 1995-1.

2. Mortgage Loan Purchase Agreement dated as of September 1, 1995 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Pass-Through Certificates, Series 1995-2.

3. Mortgage Loan Purchase Agreement dated as of February 1, 1996 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Pass-Through Certificates, Series 1996-1.

4.       Mortgage  Loan  Purchase  Agreement  dated  as of May 8,  1996  between
         Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Pass-Through Certificates, Series 1996-2.

5. Mortgage Loan Purchase Agreement dated as of August 1, 1996 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1996-3.

6. Mortgage Loan Purchase Agreement dated as of December 1, 1996 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1996-4.

7. Mortgage Loan Purchase Agreement dated as of February 1, 1997 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1997-1.

8.       Mortgage  Loan  Purchase  Agreement  dated as of June 1,  1997  between
         Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1997-2.

9. Mortgage Loan Purchase Agreement dated as of September 1, 1997 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1997-3.

10. Mortgage Loan Purchase Agreement dated as of December 1, 1997 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1997-4.

                                                       Exhibit E - Page 21 of 35

11.      Mortgage  Loan  Purchase  Agreement  dated as of March 1, 1998  between
         Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Asset-Backed Floating Rate Certificates, Series 1998-1.

12.      Mortgage  Loan  Purchase  Agreement  dated as of June 1,  1998  between
         Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2.

13. Home Loan Purchase Agreement dated as of June 25, 1998 between Southern Pacific Secured Assets Corp. and Southern Pacific Funding Corporation with respect to Fixed Rate Home Loans, Series 1998-H1.

                                                       Exhibit E - Page 22 of 35

                                                                      Schedule 3
                                                                      ----------
                            Critical Exception Loans

     The following Mortgage Loans are required to have the assignment to the Trustee recorded.

Trust     Loan                         Trust         Loan                       Trust      Loan
Series    Number                       Series        Number                     Series     Number

1997-2    0100604032                   1997-3        0700603159                 1997-2     3100602611
1997-3    0100604655                   1997-3        0700603521                 1997-2     3100602871
1997-3    0100604660                   1997-4        0700604140                 1997-1     3103303902
1997-3    0100604695                   1998-H1        703201511                 1997-1     3103303968
1997-3    0100604767                   1996-4        0703301999                 1997-1     3103304102
1997-3    0100604777                   1996-4        0703302325                 1997-2     3103304420
1997-3    0100604799                   1996-4        0703302330                 1997-3     5000000462
1997-3    0100604822                   1996-4        0703302335                 1997-4     5000000617
1997-4    0100604899                   1996-4        0703302413                 1997-4     5000000648
1997-4    0100604921                   1997-1        0703302654                 1997-4     5000000669
1997-3    0103201136                   1997-1        0703302757                 1997-4     5000000678
1997-2    0103306839                   1997-1        0703302764                 1997-4     5000000690
1997-3    0103306842                   1997-1        0703302769                 1997-4     5000000789
1997-3    0103306846                   1997-2        0703302834                 1997-4     5000001066
1997-3    0103306879                   1997-2        0703302837                 1997-4     5000001429
1998-1    0700000015                   1997-3        0703302945                 1997-4     5000001454
1997-4    0700000045                   1997-2        0703303236                 1997-4     5000001578
1997-4    0700000050                   1997-4        0703303806                 1997-4     5400000019
1997-4    0700000079                   1998-1        0703303860                 1997-4     5400000027
1998-1    0700000089                   1997-4        0703303886                 1997-4     5400000286
1998-1    0700000141                   1997-4        0703303955                 1997-4     5400000378
1998-1    0700000142                   1997-4        0703303975                 1997-4     5400000461
1998-1    0700000166                   1996-4        0800603442                 1997-4     5400000557
1998-1    0700000184                   1996-4        0800603446                 1997-4     5400000612
1998-1    0700000191                   1998-1        1300007347                 1997-4     6201001482
1998-1    0700000198                   1996-4        2000600109                 1997-1     6201001974
1998-1    0700000209                   1997-3        2003301403                 1997-1     6201002927
1998-1    0700000240                   1996-4        3000601657                 1997-1     6201003493
1998-1    0700000242                   1996-4        3000601671                 1997-1     6201003925
1998-1    0700000257                   1997-1        3000602508                 1997-1     6201003989
1998-1    0700000258                   1997-1        3000602537                 1997-1     6201004599
1998-1    0700000259                   1997-1        3000603302                 1998-1     6201800250
1998-1    0700000305                   1997-2        3000604489                 1998-1     6201800888
1998-1    0700000306                   1997-3        3000604943                 1997-1     6210011212
1998-1    0700000340                   1997-4        3000606041                 1997-4     6210019939
1996-4    0700601891                   1997-4        3000606043                 1997-2     6211512950
1996-4    0700601899                   1997-4        3003200434                 1997-2     6211515832
1996-4    0700602013                   1997-1        3003302990                 1997-3     6212820053
1996-4    0700602069                   1997-1        3003303034                 1997-3     6212820824
1997-1    0700602316                   1997-1        3003303155                 1998-1     6216810473
1996-4    0700602389                   1997-2        3003303272                 1998-1     6217610328
1997-1    0700602461                   1997-2        3003303524                 1997-4     6220030314
1996-4    0700602464                   1997-3        3003304372                 1998-1     6222810135
1997-1    0700602607                   1997-4        3003304651                 1998-1     6222810777
1997-1    0700602645                   1997-4        3003304653                 1997-4     6222850531
1997-1    0700602728                   1998-1        3003305762                 1997-4     6222850792
1997-1    0700602832                   1998-1        3003305767                 1997-4     6250001297
1997-2    0700602870                   1996-4        3100601336                 1997-4     6250001908
1997-2    0700602943                   1997-1        3100601790                 1997-4     6250001909
1997-2    0700603010                   1997-1        3100601952                 1998-1     6250010096
1997-2    0700603089                   1997-2        3100602103                 1998-1     6250010967
1997-2    0700603098                   1997-2        3100602141                 1998-1     6250011019
1997-2    0700603154                   1997-2        3100602420                 1998-1     6250011187
                                       1997-2        3100602547                 1997-4     6250060353

                                      -1-
                                                       Exhibit E - Page 23 of 35

                                                                      Schedule 3
                                                                      ----------
                            Critical Exception Loans

     The following Mortgage Loans are required to have the assignment to the Trustee recorded.

Trust     Loan                         Trust         Loan                       Trust      Loan
Series    Number                       Series        Number                     Series     Number

1997-4    6250060426                   1997-4        6601097026                 1998-1     6603000095
1997-4    6250060529                   1997-4        6601097027                 1998-1     6603000101
1997-4    6250060535                   1997-4        6601097030                 1998-1     6603000103
1997-4    6250070604                   1997-4        6601097032                 1998-1     6603000113
1997-4    6250070605                   1997-4        6601097035                 1998-1     6603000114
1997-4    6250080047                   1997-4        6601097036                 1998-1     6603000125
1997-4    6250080814                   1997-4        6601097037                 1998-1     6603000127
1997-4    6250080831                   1997-4        6601097040                 1998-1     6603000133
1997-4    6270030947                   1997-4        6601097047                 1998-1     6603000137
1997-4    6280010399                   1997-4        6601197004                 1998-1     6603000142
1998-1    6600000009                   1997-4        6601197007                 1998-1     6603000143
1998-1    6600000106                   1997-4        6601197008                 1998-1     6603000144
1997-4    6600107028                   1997-4        6601197031                 1998~1     6603000145
1998-1    6600198048                   1997-4        6601197054                 1998-1     6603000148
1997-3    6600797006                   1997-4        6601297002                 1998-1     6603000153
1997-3    6600797009                   1997-4        6601297032                 1998-1     6603000156
1997-3    6600797011                   1998-1        6601297053                 1998-1     6603000157
1997-3    6600797013                   1998-1        6601297054                 1998-1     6603000159
1997-3    6600797026                   1998-1        6601297055                 1998-1     6603000165
1997-3    6600797027                   1998-1        6601297056                 1998-1     6603000175
1997-3    6600797030                   1998-1        6601297074                 1998-1     6603000177
1997-3    6600797043                   1998-1        6602000004                 1998-1     6603000178
1997-4    6600897012                   1998-1        6602000027                 1998-1     6603000181
1998-1    6601000016                   1998-1        6602000030                 1998-1     6603000184
1998-1    6601000019                   1998-1        6602000047                 1998-1     6603000188
1998-1    6601000022                   1998-1        6602000050                 1998-1     6603000192
1998-1    6601000027                   1997-4        6602897005                 1998-1     6603000194
1998-1    6601000028                   1997-4        6602997002                 1998-1     6603000205
1998-1    6601000029                   1997-4        6602997018                 1998-1     6603000206
1998-1    6601000030                   1997-4        6602997019                 1998-1     6603000208
1998-1    6601000043                   1997-4        6602997023                 1998-1     6603000209
1998-1    6601000045                   1998-1        6603000006                 1998-1     6603000210
1998-1    6601000061                   1998-1        6603000008                 1998-1     6603000234
1998-1    6601000088                   1998-1        6603000010                 1997-4     6606970017
1998-1    6601000116                   1998-1        6603000013                 1998-1     6606970025
1998-1    6601000136                   1998-1        6603000014                 1998-1     6606970048
1998-1    6601000144                   1998-1        6603000015                 1998-1     6606970051
1998-1    6601000159                   1998-1        6603000016                 1998-1     6606970056
1998-1    6601000173                   1998-1        6603000028                 1998-1     6606970066
1998-1    6601000179                   1998-1        6603000038                 1998-1     6606970067
1998-1    6601000213                   1998-1        6603000040                 1998-1     6609079175
1998-1    6601000226                   1998-1        6603000049                 1997-3     6609706007
1998-1    6601000230                   1998-1        6603000051                 1997-3     6609706015
1998-1    6601000231                   1998-1        6603000052                 1997-3     6609706016
1998-1    6601000232                   1998-1        6603000053                 1997-3     6609706018
1998-l    6601000251                   1998-1        6603000054                 1997-3     6609706021
1998-1    6601000258                   1998-1        6603000058                 1997-3     6609706022
1998-1    6601000275                   1998-1        6603000059                 1997-3     6609706023
1998-1    6601000288                   1998-1        6603000062                 1997-3     6609706025
1998-1    6601000376                   1998-1        6603000064                 1997-3     6609706026
1997-4    6601097008                   1998-1        6603000066                 1997-3     6609706039
1997-4    6601097014                   1998-1        6603000068                 1997-3     6609706040
1997-4    6601097022                   1998-1        6603000071                 1997-3     6609706062
1997-4    6601097024                   1998-1        6603000074                 1997-3     6609706064
                                       1998-1        6603000084                 1997-3     6609706067

                                       -2-
                                                       Exhibit E - Page 24 of 35

                                                                      Schedule 3
                                                                      ----------
                            Critical Exception Loans

                 The  following   Mortgage   Loans  are  required  to  have  the
assignment to the Trustee recorded.

Trust     Loan                         Trust         Loan                       Trust      Loan
Series    Number                       Series        Number                     Series     Number

1997-3    6609706070                   1997-4        6609708121                 1997-4     6609711052
1997-4    6609706089                   1997-3        6609708126                 1997-4     6609711061
1997-4    6609706090                   1997-4        6609708137                 1997-4     6609711069
1997-4    6609706117                   1997-4        6609708156                 1997-4     6609711071
1997-3    6609706144                   1997-4        6609708161                 1997-4     6609711084
1997-3    6609706162                   1997-4        6609708162                 1997-4     6609711105
1997-3    6609707169                   1997-4        6609708171                 1997-4     6609711125
1997-3    6609707173                   1997-4        6609709091                 1997-4     6609711132
1997-3    6609707180                   1997-4        6609709121                 1997-4     6609711134
1997-3    6609707184                   1997-4        6609709132                 1997-4     6609711167
1997-3    6609707189                   1997-4        6609709138                 1997-4     6609711178
1997-3    6609707205                   1997-4        6609709139                 1997-4     6609711184
1997-3    6609707206                   1997-4        6609709142                 1997-4     6609711191
1997-3    6609707211                   1997-4        6609709152                 1997-4     6609711214
1997-3    6609707212                   1997-4        6609709153                 1997-4     6609711220
1997-3    6609707218                   1997-4        6609709157                 1997-4     6609711221
1997-3    6609707222                   1997-4        6609709180                 1997-4     6609711222
1997-3    6609707240                   1997-4        6609709183                 1997-4     6609711233
1997-3    6609707246                   1997-4        6609709186                 1997-4     6609711238
1997-3    6609707251                   1997-4        6609709208                 1997-4     6609711249
1997-3    6609707253                   1997-4        6609709212                 1997-4     6609712033
1997-3    6609707262                   1997-4        6609709214                 1997-4     6609712034
1997-3    6609707267                   1997-4        6609709219                 1997-4     6609712042
1997-3    6609707275                   1997-4        6609709246                 1997-4     6609712077
1997-3    6609707281                   1997-4        6609709248                 1997-4     6609712096
1997-4    6609707285                   1997-4        6609709249                 1998-1     6609712105
1997-3    6609707287                   I997-4        6609709252                 1998-1     6609712134
1997-4    6609707294                   1997-4        66097O9266                 1998-1     6609712156
1997-4    6609707295                   1997-4        6609709269                 1998-1     6609712164
1997-4    6609707296                   1997-4        6609709278                 1998-1     6609712213
1997-3    6609707300                   1997-4        6609709281                 1998-1     6609712234
1997-3    66097O7302                   1997-4        6609709282                 1998-1     6609800131
1997-3    6609707320                   1997-4        6609710022                 1998-1     6609801013
1997-3    6609707322                   1997-4        6609710031                 1998-1     6609801020
1997-3    6609707323                   1997-4        6609710034                 1998-1     6609801023
1997-3    6609707324                   1997-4        6609710040                 1998-1     6609801024
1997-3    6609707329                   1997-4        6609710049                 1998-1     6609801030
1997-3    6609707334                   1997-4        6609710050                 1998-1     6609801032
1997-3    6609707362                   1997-4        6609710051                 1998-1     6609801037
1997-3    6609708009                   1997-4        6609710060                 1998-1     6609801038
1997-3    6609708017                   1997-4        6609710062                 1998-1     6609801039
1997-3    6609708030                   1997-4        6609710071                 1998-1     6609801040
1997-4    6609708031                   1997-4        6609710072                 1998-1     6609801063
1997-3    6609708034                   1997-4        6609710087                 1998-1     6609801080
1997-3    6609708036                   1997-4        6609710093                 1998-1     6609801083
1997-3    6609708058                   1997-4        6609711002                 1998-1     6609801085
1997-3    6609708061                   1997-4        6609711003                 1998-1     6609801086
1997-3    6609708076                   1997-4        6609711006                 1998-1     6609801090
1997-3    6609708082                   1997-4        6609711008                 1998-1     6609801091
1997-3    6609708084                   1997-4        6609711017                 1998-1     6609801097
1997-3    6609708099                   1997-4        6609711024                 1998-1     6609801113
1997-4    6609708108                   1997-4        6609711028                 1997-4     6609970030
1997-4    6609708120                   1997-4        6609711029

                                      -2-
                                                       Exhibit E - Page 25 of 35

                                                                      Schedule 3
                                                                      ----------
                            Critical Exception Loans

   The following Mortgage Loans are required to have the assignment to the Trustee recorded:

Trust     Loan                         Trust         Loan
Series    Number                       Series        Number

1997-4    6609970078                   1997-4        6619712014           Note: This list is intended to
1997-4    6609970115                   1998-1        6619801014           to include all Mortgage Loans
1997-4    6609970198                   1998-1        6619801042           secured by real property in
1997-4    6609970204                   1998-1        6619801045           Maryland unless the final
1997-4    6609970240                   1998-1        6619801063           assignment to the Trustee has
1997-4    6609970253                   1998-1        6619801083           been recorded. This Schedule
1997-4    6609970300                   1998-1        6619801084           3 will be supplemented before
1997-4    6609970342                   1998-1        6619801092           Closing as appropriate by
1997-4    6609970401                   1998-1        6619801096           agreement of SPFC and the Trustee
1997-4    6609970403                   1997-4        6619970291           if other Mortgage Loans are
1997-4    6609970484                   1997-4        6629708132           determined to satisfy the
1997-4    6609970532                   1997-3        6797007320           definition of Critical
1997-4    6609970546                   1997-4        6797008245           Exception Loans.
1997-4    6609970558                   1997-3        6797008537
1997-4    6609970570                   1997-3        6797008949
1997-4    6609970616                   1997-3        6797009201
1997-4    6609970650                   1997-3        6797012266
1997-4    6609970786                   1997-4        6797012458
1998-1    6611000100                   1997-3        6797012641
1998-2    6611000311                   1997-4        6797016520
1998-1    6611000329                   1997-4        6797016697
1998-1    6611000490                   1997-4        6797017236
1997-4    6611197021                   1997-4        6797017492
1997-4    6611197022                   1997-4        6797017872
1998-1    6612000027                   1997-4        6797018694
1998-1    6612000094                   1997-4        6797019545
1998-1    6612000117                   1997-4        6797020395
1998-1    6612000119                   1997-4        6797020402
1998-1    6613000156                   1997-4        6797020410
1998-1    6613000157                   1997-4        6797020413
1998-1    6613000185                   1997-4        6797020422
1998-1    6613000228                   1997-4        6797020441
1998-1    6613000232                   1997-4        6797020518
1998-1    6613000236                   1998-1        6797022731
1998-1    6613000243                   1998-1        6798000230
1998-1    6613000248                   1998-1        6798000953
1998-1    6613000274                   1998-1        6798001351
1998-2    6613000507                   1998-1        6798002619
1998-2    6613000508                   1998-1        6798002733
1998-2    6613000664
1998-2    6613000905
1998-2    6613000907
1997-3    6619707198
1997-3    6619708016
1997-4    6619708023
1997-4    6619709144
1997-4    6619710048
1998-1    6619711145
1997-4    6619711194
1997-4    6619711195

                                      -4-
                                                       Exhibit E - Page 26 of 35

                                                                      Schedule 4
                                                                      ----------

                                  Phantom Loans

             Loan                   Purchase            Unreimbursed                 Phantom Loan
Security     Number                 Price               Interest Advances            Repurchase Amount
--------     ------                 -----               -----------------            -----------------

1997-4       0600000556             203,237.86          20,482.76                    223,720.62
1997-4       5400000013              24,169.85           2,971.28                     27,141.13
1997-4       5400000424              90,134.09          13,352.81                    103,486.90
1997-4       5400000492              30,817.35           4,139.85                     34,957.20
1997-4       6109951642             129,691.21          13,219.82                    142,911.03
1997-4       6301704022              96,989.99           7,659.38                    104,649.37
1997-4       6609706470             517,250.32          26,449.37                    543,699.69
1997-4       6619712084             131,720.61           6,317.67                    138,038.28
1997-4       6797018593              61,912.31           5,557.99                     67,470.30
1997-4       6797019161             574,079.67          22,996.01                    597,075.68
1997-4       6797020337             265,998.77           9,409.95                    275,408.72
TOTAL                             2,126,002.03         132,556.89                  2,258,558.92

1998-1       0100000683              21,417.82           2,014.91                     23,432.73
1998-1       0100000944              37,659.05           1,720.00                     39,379.05
1998-1       1300006242             209,400.28          12,235.18                    221,635.46
1998-1       1400000978              69,805.83           3,333.42                     73,139.25
1998-1       1500000748              40,575.68           2,237.30                     42,812.98
1998-1       1600001770             174,390.86           6,594.68                    180,985.54
1998-1       1900000342              71,349.92           4,500.60                     75,850.52
1998-1       6277000465              16,815.45           1,142.12                     17,957.57
1998-1       6798004242              71,372.88           3,623.51                     74,996.39
TOTAL                               712,787.77          37,401.72                    750,189.49

1998-2       1600001057              53,304.00           1,689.96                     54,993.96
1998-2       1800000645              20,963.79           1,507.12                     22,470.91
1998-2       6613000280              26,583.05           1,440.88                     28,023.93
1998-2       6621000516              82,405.63           5,894.53                     88,300.16
1998-2       6621000601              71,951.50           4,279.16                     76,230.66
TOTAL                               255,207.97          14,811.65                    270,019.62
GRAND TOTAL (97-4,98-1,           3,093,997.77         184,770.26                  3,278,768.03
98-2)

                                      -24-
                                                       Exhibit E - Page 27 of 35

                                                                      Schedule 5
                                                                      ----------

                                 OCEANMARK LOANS




  See attachment.


                                      -25-
                                                       Exhibit E - Page 28 of 35

                                   SCHEDULE 5
                                 OCEANMARK LOANS
                                                                          1 of 5

LOAN #                   NAME                                  PROPERTY ADDRESS                                STATE
97002616               Ajaj                      1965 S. Ocean Drive, Hallandale, FL  33009                      FL
96010300               Al-Saadhi                 5119 Marion St., Philadelphia, PA 19144                         PA
6798003286             Ardite                    1 Madison Court, Marlton, NJ 08053                              NJ
6798002484             Arenas/Yumang             1165 Broad Street, Bloomfield, NJ  07003                        NJ
96013110               Autino                    1506 Elm Avenue, Brooklyn, NY (zip not available)               NY
6798003495             Basnight                  31 Atherstone Road, Scarsdale, NY  10583                        NY
6798004554             Arruda                    1567 East Avenue, R-4, Palmdale, CA  93550                      CA
6798004550             Arruda                    44273 Glenraven Road, Lancaster, CA  93535                      CA
6798004556             Arruda                    37554 Glavon Street, Palmdale, CA  93552                        CA
97000265               Ashby                     9807 Nordic Drive, Louisville, KY  40272                        KY
96001932               Betts                     7185 Northgreen Drive, Atlanta, GA  30328                       GA
96004335               Bonilla                   385 Lennox Avenue, Uniondale, NY  11553                          NY
953110-1               Boone                     2989/2975 Cartersville Hwy., Cartersville, GA  30120            GA
                       Bowens                    5971 Northland Road, Indiana                                    IN
96006627               Branch                    3522 No. Guilford Avenue, Indianapolis, IN  46205               IN
6797017964             Breault                   46 Myrtle Street, New Bedford, MA  02740                        MA
96012186               Broughton                 7219 Monterey Avenue, Lithonia, GA  30058                       GA
6798004296             Brunner                   1031 Saratoga Road, Pottstown, PA  14465                        PA
6798003245             Carter                    38887 Kearsarge Mill Road, Emigrant Cap, CA  95104              CA
6798004232             Castellon                 10715 Mona Blvd., Los Angeles, CA  90059                        CA
6798003764             Coman                     3385 Santa Fe Avenue, #74, Long Beach, CA  90810                CA
6798003410             Compton                   14426 Janet Way, Redding, CA  96003                             CA
97001857               Cooke                     2679 Cimarron Street, Los Angeles, CA  90018                    CA
6797013295             Cross                     8268 Brentwood, Detroit, MI  48234                              MI
6797012849             D'Incecco                 43 Rockgate Farm Road, Bedford, NY  10549                       NY


                                                       Exhibit E - Page 29 of 35


                                   SCHEDULE 5
                                 OCEANMARK LOANS
                                                                          2 of 5

LOAN #                   NAME                                  PROPERTY ADDRESS                                STATE
96005463               Dittner                   40 Walden Avenue, New London, CT  06320                         CT
6798000489             Edmond                    147-40 228th Street, Laurelton, NY  11422                       NY
Not available          Edozle                    3351 Reservoir Oval West, Bronx, NY                             NY
97003257               Ellis                     3217 N.E. 21st Avenue, Lighthouse Point, FL  33064              FL
6798004027             Fleary                    666 Linwood Street, Brooklyn, NY  11208                         NY
6798000067             Francis                   5666 Glauchester, Forst Park, GA  30050                         GA
6797001624             Frazer                    1243 West Florence, Los Angeles, CA  90044                      CA
6798004011             Freeman                   11 Weber Road, West Orange, NJ  07052                           NJ
6798004588             Fus                       1324 W. Greenleaf, #3A, Chicago, IL  60626                      IL
6798002235             Glave, Tanya              205 29th Street, Brooklyn, NY  11232                            NY
6798001099             Glave, Donovan            976 Dumont Avenue, Brooklyn, NY  11208                          NY
96007725               Gong                      1701 S. Walnut Street, Bloomington, IN  47401                   IN
6798002778             Gonzalez                  220 5th Avenue, Brooklyn, NY  11215                             NY
6798003984             Graber                    80-86 Summer Street, Uit #13, Passaic, NJ  07055                NJ
96014707               Green                     705 Oak Street, Atlantic, IA  50022                             IA
6798001798             Hare                      115 Hutchins Street, Batavia, NY  14020                         NY
6798002809             Helmich                   9 Morris Avenue, Patchoque, NY                                  NY
97001310               Hitt                      7 Somerton Lane, Bella Vista, AR  72717                         AR
6798000723             Hodgson                   30 North 8th Street, Paterson, NJ  07522                        NJ
6798001529             Inyang                    132 Berry Street, Park Forest, IL  60466                         IL
                       Jamison                   108-52 217th Place, Queensvillage, NY  11429                    NY
6798003252             Johansen                  148 Norfolk Street, Brooklyn, NY  11235                         NY
96007028               Jones                     Rt. 4, Box 655, Bristow, OK  74010                              OK
6798004361             Joseph                    176 Hancock Street, Brentwood, NY  11717                        NY
6798003661             King                      5210 S. Dorchesterm Unit #3N, Chicago, IL  60619                IL


                                                       Exhibit E - Page 30 of 35

                                   SCHEDULE 5
                                 OCEANMARK LOANS
                                                                          3 of 5

LOAN #                   NAME                                  PROPERTY ADDRESS                                STATE
96010327               Lagrow                    608 Pepperdine Avenue, Edmond, OK  73013                        OK
                       Liggieri                  Not available
6798003134             Lindsay                   1212 Frank Street, Roselle, NJ  07203                           NJ
6798004218             Lindsay                   544 Squaw Brook Rd., North Haledon, NJ  07508                   NJ
97003240               Lopez                     1418 E. Silva Street, Long Beach, CA  90807                     CA
96004618               Mara                      9 Turner Drie, Grenwich, CT  06831                              CT
6798002396             Martinez                  159 North Main Street, Freeport, NY  11520                      NY
96013660               McCreavy, Sr.             2 Comly Court, Flourtown, PA  19031                             PA
96013470               McHenry                   1612 Lisbon Street, East Liverpool, OH  43920                   OH
97005762               Miller                    225 Morgan Court, Inwood, WV  25428                             WV
97005859               Miller                    5355 Fox Run Lane, Hume, VA  22639                              VA
6798003921             Mungal                    336 Wyona Street, Brooklyn, NY  11207                           NY
6798004005             Musnl                     500 Cherry Hill Ct., Schaumburg, IL  60193                      IL
6798004393             Nath                      421 Green Cove Avenue, Uniondale, NY  11553                     NY
97000999               Nelms/Pierce              3040 Worthington Avenue, Cincinnati, OH  45211                  OH
6797016112             Okeefe                    21877 Nall Road, Bucyrus, KS  66013                             KS
6798003468             Paciulli                  284 Pennington Avenue, Passaic, NJ  07055                       NJ
6798003416             Pak                       55 Ridge Road, Lyndhurst, NJ  07071                             NJ
6798002821             Perez                     48 Franklin Street, Dumont, NJ  97628                           NJ
97003112               Perlandri                 18302 Flamingo Avenue, Cleveland, OH  44135                     OH
6798001448             Pitts                     624-18th Street, Bessemer, AL  35021                            AL
6798004416             Quach                     4262 Suter Street, Oakland, CA  94619                           CA
6798004420             Quach                     4262 Suter Street, Oakland, CA  94619                           CA
6798003967             Richards                  374 E. Nula Street, Covina, CA  91722                           CA
97001965               Rodriguez-Bobes           8430 S.W. 88th Street                                           FL

                                                       Exhibit E - Page 31 of 35

                                   SCHEDULE 5
                                 OCEANMARK LOANS
                                                                          4 of 5

LOAN #                   NAME                                  PROPERTY ADDRESS                                STATE
96013361               Scott, Janice             15708 E. 11th Avenue, Veradale, WA  99037                       WA
6798004301             Sessions                  166-A Hull St., Brooklyn, NY  11233                             NY
96013938               Shelburne                 1317 Omsby Lane, Louisville, KY  40222                          KY
96012144               Simpson                   1511 A/B-1513 Whitaker St., Savannah, GA  31401                 GA
96012140               Simpson                   638 E. 27th St., Savannah, GA  31405                            GA
96012150               Simpson                   1306 E. 40th Street, Savannah, GA  31404                        GA
6797009637             Simpson                   57291 Rossell, Lenox, MI  48048                                 MI
6797019739             Smith                     392 East 38th Street, Paterson, NJ  07514                       NJ
97002124               Sternal                   49 Little Hungary Creek Lane, Hendersonville, NC  28792         NC
6798002987             Stroman                   128 Manhattan Avenue, Brooklyn, NY  11206                       NY
6797005041             Stryker                   461 Maple Avenue, Phillipsburg, NJ  08865                       NJ
96005327               Stubbs, Sr.               913 & 921 School Road, McKinleyville, CA  95519                 CA
6798002767             Swift                     128-130 Hudson Street, Syracuse, NY  13204                      NY
6798004175             Taraneh                   20308 Chaster Drive, Woodland Hills, CA  91364                  CA
97001139               Tursi                     5061 Main St., Terrace Grand Voorhees, NJ  08043                NJ
96014455               Vanderpool                406 S. East Avenue, Baxter, IA  50028                           IA
6798002491             Walker III                6165 Carrier Drive, #3805, Orlando, FL  32819                   FL
6798004257             Wasser                    58 Quartz Lane, #58, Paterson, NJ  07501                        NJ
6797011044             Wooten                    6925 South May, Chicago, IL  60636                              IL
97009280               Yancey                    11358 Abington, Detroit, MI  48227                              MI
6798002055             Yengo                     927 Pavonia Avenue, Jersey City, NJ  07305                      NJ

                                                       Exhibit E - Page 32 of 35

                                   SCHEDULE 5
                                 OCEANMARK LOANS
                                                                          5 of 5

LOAN #                   NAME                                  PROPERTY ADDRESS                                STATE
                         GRAND TOTAL                                    $10,271,775.00

                                                       Exhibit E - Page 33 of 35

                                                                      Schedule 6
                                                                      ----------
                             CLAIMS AGAINST TRUSTEE


         1. Any and all claims relating to or arising from any actions of the Trustee in its capacity as administrator of any REMIC with respect to the preparation of (or failure to prepare) tax returns or schedules (including the methods employed and calculations therein) for any of the REMICs prior to the date hereof under the terms of any Pooling and Servicing Agreement.

                                                       Exhibit E - Page 34 of 35

                                                                      Schedule 7
                                                                      ----------
                                  Methodologies
                                  -------------

1. Collateral value at the date of funding of Securitization Trusts 1996-4 through 1998-2 is 107 percent of mortgage principal face value.

2.       Amortization   of  premium   determined   according  to  the  customary
         procedures and programs employed by KPMG.

3. REMIC interest non-accrual on Mortgage Loans that have been in a 90 day plus (or more serious) delinquency status for two consecutive quarters or more, applied from the first day of the second quarter.

4. REMIC expense accrual for non-principal and interest (i.e. "corporate") advances with respect to Mortgage Loans more than 60 days past due.

                                                       Exhibit E - Page 35 of 35

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re
                                   Case No. 398-37613-elp11
SOUTHERN PACIFIC FUNDING
CORPORATION,
                                   Chapter 11
     Debtor-in-Possession.
                                   STIPULATED NONMATERIAL MODIFICATION TO SECOND MENDED PLAN OF REORGANIZATION (United Pacific Insurance Company)

                                   Hearing Date:   July 7, 1999
                                   Hearing Time:   9:00 a.m.
                                   Courtroom No.:  1

         Southern Pacific Funding Corporation ("SPFC") and United Pacific Insurance Company/Reliance Insurance Company ("United Pacific") hereby stipulate to the following facts:

    A. Before October 1, 1998, the date SPFC filed its petition commencing this case, United Pacific or Reliance Insurance Company, as surety, posted a number of miscellaneous bonds to various state agencies which enabled SPFC to carry on its business. The past due premiums on these bonds are in the amount of $17,940.20 (the "Past-Due Amount").

Page 1 - Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company)

                                                        Exhibit F - Page 1 of 17

    B. Several of these bonds have been canceled. However, the bonds described in the attached Exhibit A (the "Bonds") are required to be continued pending the completion of operation by SPFC as a servicer of residential loans.

    C.  SPFC  and  United  Pacific  entered  into  a  Continuing   Agreement  of
Indemnity-Miscellaneous Surety Bonds, dated November 26, 1997, a copy of which is attached hereto as Exhibit B (the "Indemnity Agreement").

    D. SPFC wishes to allow the continuation of the bonds for the benefit of the reorganized SPFC. United Pacific is willing to allow this continuation provided that there is a nonmaterial modification to second amended plan of reorganization (the "Plan") as provided for below.

         THEREFORE, SPFC, United Pacific, and the Official Creditors' Committee request that the Plan be modified as follows:

    1. United Pacific will continue to provide the Bonds to SPFC and the reorganized SPFC until the earlier of (a) 60 days after entry of an order confirming the Plan except, however, that under this subparagraph United Pacific will provide Bond No. B2693801 until December 31, 1999, (b) 20 days after the reorganized SPFC or the Liquidating Trustee provides written notice to United Pacific of cancellation of a Bond, in which case only such Bond will be cancelled, or (c) if terminated pursuant to a default as set forth below.

    2. Reorganized SPFC and the Liquidating Trustee will comply with applicable state laws and regulations under which the Bonds are posted in all respects.

    3. Reorganized SPFC or the Liquidating Trustee shall deliver to United Pacific such financial information and monitoring reports as United Pacific may reasonably request.

    4. To secure (a) repayment of any loss, cost or expense in connection with the Bonds, and (b) repayment of any other loss, cost, or expenses in connection with all extensions of surety credit made hereunder, SPFC shall deposit with United Pacific cash collateral in the

Page 2 - Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company)

                                                        Exhibit F - Page 2 of 17
sum of $185,000 (the "Collateral"). The Collateral shall be held in accordance with the terms of the Collateral Pledge Agreement and Receipt attached hereto as Exhibit C (the "Collateral Pledge Agreement").

    5. Nothing contained herein shall constitute a waiver of United Pacific's rights of equitable subrogation.

    6. The Past-Due Amount will be paid within 10 days after the Effective Date (as defined in the Plan).

    7. United Pacific acknowledges that its claim is a contingent claim and is a Class 8 claim. Upon approval of this modification, United Pacific shall be deemed to have voted in favor of the Plan.

    8. Reorganized SPFC and the Liquidating Trustee are authorized to execute and deliver to United Pacific any agreements, security agreements, mortgages, financing statements, certificates of title, or other insurance or documents considered by United Pacific to be necessary or desirable to perfect the security interest and liens given to United Pacific in the Collateral.

    9. Reorganized SPFC or the Liquidating Trustee shall be in default under this Stipulation if (a) there is a failure by SPFC or the Liquidating Trustee to make any payments required, or otherwise defaults under any of the Bonds; (b) there occurs a material breach of the terms of this Stipulation, the terms of any indemnity agreement, or the terms of the Collateral Pledge Agreement; or (c) the authorization of reorganized SPFC or the Liquidating Trustee (through any subservicing agent) to operate in any state for which the Bonds are posted (Illinois, Massachusetts, Iowa, Nebraska, Wisconsin, Florida, or California) is revoked or otherwise prohibited, but not because reorganized SPFC has voluntarily ceased business in such state.

    10. Upon release and exoneration of all the Bonds, United Pacific shall return the Collateral to the Liquidating Trustee, less any amounts United Pacific is entitled to deduct under the terms of this Stipulation or the Collateral Pledge Agreement, including any and all unpaid

Page 3 - Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company)

                                                        Exhibit F - Page 3 of 17
premiums, costs and expenses, including reasonable attorney fees, incurred in connection with any of the Bonds, including United Pacific's attorney fees negotiating and documenting this Stipulation, subject to any necessary court approval.

IT IS SO STIPULATED:

Page 4 - Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company)

                                                        Exhibit F - Page 4 of 17

MILLER, NASH, WIENER, HAGER & CARLSEN



/s/ John Casey Mills
--------------------------
John Casey Mills
Oregon State Bar No. 84417

         Attorneys for Debtor-in-Possession
         Southern Pacific Funding Corporation



STEWART, SOKOL & GRAY, LLC



/s/ Jan Sokol
--------------------------
Jan Sokol
Oregon State Bar No. 78087

         Attorneys for United Pacific Insurance Company



LANE POWELL SPEARS LUBERSKY LLP



/s/ John H. Durkheimer
--------------------------
John H. Durkheimer
Oregon State Bar No. 79034

         Attorneys for Official Unsecured Creditors Committee



Presented by:


/s/ John Casey Mills
--------------------------
John Casey Mills
Oregon State Bar No. 84417
MILLER, NASH, WIENER, HAGER & CARLSEN LLP
3500 U.S. Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon  97204
Telephone:  (503) 224-5858

         Attorneys for Debtor-in-Possession
         Southern Pacific Funding Corporation

Page 5 - Stipulated Nonmaterial Modification to Second Amended Plan of Reorganization (United Pacific Insurance Company)

                                                        Exhibit F - Page 5 of 17

                                   EXHIBIT "A"

Bond                 Obligee                                                        Amount
----                 -------                                                        ------
U2596369             Illinois                                                       $20,000
U2698629             Massachusetts                                                  $25,000
U2596364             Iowa                                                           $30,000
U2596367             Nebraska                                                       $50,000
U2596374             Florida                                                        $10,000
U2693811             California                                                     $25,000
B2446274             Financial Institution Bond Form No. 15                         $1,000,000
B2693801             Pension & Benefit Plan Fiduciary Liability Policy              $1,000,000

                                                        Exhibit F - Page 6 of 17

[LOGO] RELIANCE     RELIANCE SURETY COMPANY       UNITED PACIFIC INSURANCE COMPANY
                    Philadelphia, Pennsylvania    Philadelphia, Pennsylvania

                    RELIANCE INSURANCE COMPANY    RELIANCE NATIONAL INDEMNITY COMPANY
                    Philadelphia, Pennsylvania    Philadelphia Pennsylvania

--------------------------------------------------------------------------------

                        CONTINUING AGREEMENT OF INDEMNITY
                           MISCELLANEOUS SURETY BONDS

THIS AGREEMENT is made by the undersigned for the continuing benefit of RELIANCE INSURANCE COMPANY, UNITED PACIFIC INSURANCE COMPANY, RELIANCE NATIONAL INDEMNITY COMPANY and/or RELIANCE SURETY COMPANY (hereinafter referred to collectively as the "SURETY") for the purpose of saving each and all of them harmless and indemnifying each and all of them from all loss and expense in connection with any Bonds executed on behalf of any one or more of the following persons, firms or corporations:

--------------------------------------------------------------------------------
                      SOUTHERN PACIFIC FUNDING CORPORATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(hereinafter referred to as "Applicant").


                                   WITNESSETH.

WHEREAS, the Applicant, individually, jointly with others or on behalf of any of its subsidiaries, affiliates or divisions or their subsidiaries, affiliates or divisions now in existence or hereafter formed or acquired, or on behalf of individuals, partnerships or corporations, may desire or be required from time to time to give certain bonds, undertakings, or instruments of guarantee (all of which will hereinafter be included within the term "BOND" or "BONDS"), and

WHEREAS, upon the express condition that this instrument be executed, the Surety has executed or procured the execution of, or may from time to time hereafter execute or procure the execution of such Bonds, and the Surety may continue the Bond or Bonds heretofore executed and may forebear cancellation of such Bonds;

NOW, THEREFORE, in consideration of the execution of any such Bond or Bonds or the forbearance of cancellation of existing Bonds and as an inducement to such execution or forbearance, we, the Undersigned, agree and bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, as follows:

FIRST: To pay the Surety in advance upon the execution of each Bond the initial premium computed in accordance with the rates currently charged by the Surety at the time such Bond is executed and the Undersigned will also pay all renewal or additional premiums computed at such rates until proof is furnished satisfactory to the Surety of its discharge from and liability under such Bond.

SECOND: To indemnify, and keep indemnified, and hold and save harmless the Surety against all demands, claims, loss, costs, damages, expenses, and attorneys' fees whatever, and any and all liability therefor, sustained or incurred by the Surety by reason of executing or procuring the execution of any said Bond or Bonds, or any other Bonds, which may be already or hereafter executed for or at the request of the Undersigned, or renewal or continuation thereof; or sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action brought in connection therewith, obtaining a release therefrom, recovering or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the agreements herein contained. Payment of amounts due Surety hereunder together with legal interest shall be payable upon demand.

THIRD: That if Surety shall be required or shall deem it necessary to set up a reserve in any amount to cover any claim, demand, liability, expense, suit, order, judgment or adjudication under or on any Bond or Bonds or for any other reason whatsoever, to immediately upon demand deposit with Surety an amount of money sufficient to cover such reserve and any increase thereof, at any time, in payment or compromise of any liability, claims, demands, judgment, damages, fees and disbursements or other expenses; and the Undersigned, in the event of their failure to comply with such demand, hereby authorize and empower any attorney of any court of record in the United States or any of its territories or possessions, to appear for them or any of them in any suit by Surety and to confess judgment against them or any of them for any sum or sums of money up to the amount of any or all Bond or Bonds, with costs, interest and reasonable attorneys' fees, such judgment, however, to be satisfied upon the payment of any and all such sums as may be found due by the Undersigned to Surety under the terms of this agreement. The authority to confess judgment as set forth herein shall not be exhausted by any one exercise thereof, but may be exercised from time to time and more than one time until all liability of the Undersigned to Surety shall have been paid in full. Demand shall be sufficient if sent by registered or certified mail to the Undersigned at the address or addresses given herein or last known to Surety, whether or not actually received.

FOURTH: All collateral security held by or assigned to the Surety may be used by the Surety at any time in payment of any claim, loss or expense which the Undersigned have agreed to pay hereby, whether or not such claim, loss or expense arises out of or in connection with such Bond under which such collateral is held. The Surety may sell or realize upon any or all such collateral security, at public or private sale, with or without notice to the Undersigned or any of them, and with the right to be purchaser itself at any public sale, and shall be accountable to the Undersigned only for such surplus or remainder of such collateral security or the proceeds thereof as may be in the Surety's possession after it has been fully indemnified as in this agreement provided. The Surety shall not be liable for decrease in value or loss or destruction of or damage to such security, however caused.

FIFTH: The Surety shall have the right, at its option and in its sole discretion:

         (a) To deem this Agreement breached should the Applicant become involved in any agreement or proceeding of liquidation, receivership, or bankruptcy, voluntarily or involuntarily, or should the Applicant, if an individual, die, be convicted of a felony, become a fugitive from justice, or for any reason disappear and cannot immediately be found by the Surety by use of usual methods.

         (b) To adjust, settle or compromise any claim, demand, suit or judgment upon said Bond or Bonds, or any of them, unless the Undersigned shall request in writing the Surety to litigate such claim or demand, or defend such suit, or appeal from such judgment, and shall deposit with the Surety, at the time of such request, cash or collateral satisfactory to the Surety in kind and amount to be used in paying any judgment or judgments rendered with interest, costs and attorneys' fees.

                  All damage, loss or expense of any nature which the Surety may incur under Section FIFTH shall be borne by the Undersigned.

PAGE 9 - STIPULATION AND ORDER AUTHORIZING
         POST-PETITION FINANCING
                                                        EXHIBIT F - Page 7 of 17

SIXTH: Each of the Undersigned expressly consent that in the event of any action against the Surety arising out of its execution of such Bond or Bonds which is not handled pursuant to the provisions of Section FIFTH subparagraph (b), the Surety shall have the right to apply to the Court in which such action is brought for an order making them or any one or more of them defendants and hereby further consent to the granting of such application for making such order and agree to become parties defendant.

SEVENTH: The Surety shall have the exclusive right for itself and for the Undersigned to decide and determine whether any claim, demand, suit or judgment upon said Bond or Bonds shall, on the basis of liability, expediency or otherwise, be paid, settled, defended or appealed, and its determination shall be final, conclusive and binding upon the Undersigned (except as provided in Section FIFTH (b) hereof: and any loss, costs, charges, expense or liability thereby sustained or incurred, as well as any and all disbursements on account of costs, expenses, and attorneys' fees, deemed necessary or advisable by the Surety, shall be borne and paid immediately by the Undersigned, together with legal interest in the event of any voucher or vouchers or other evidence of such payment, settlement or compromise shall be prima facie evidence of the fact and extent of the liability of the Undersigned to the Surety in any claim or suit hereunder and in any and all matters arising between the Undersigned and the Surety.

EIGHTH: Until the Surety shall have been furnished with competent legal evidence of its discharge without loss from any and all Bonds, the Surety shall have the right at all times to free access to the books, records and accounts of each of the Undersigned for the purpose of examining the same. Each of the Undersigned hereby authorizes and requests any and all depositories in which funds of any of the Undersigned may be deposited to furnish to the Surety the amount of such deposits as of any date requested and any person, firm or corporation doing business with the Undersigned is hereby authorized to furnish any information requested by the Surety concerning any transaction. The Surety may furnish copies or any and all statements, agreements and financial statements and any information which it now has or may hereafter obtain concerning each of the Undersigned, to other persons or companies for the purpose of procuring co-suretyship or reinsurance or of advising interested persons or companies.

NINTH: Each of the Undersigned does hereby waive all right to claim any property, including homestead as exempt from levy, execution, sale or other legal process under the law of any state, province or other government as against the rights of the Surety to proceed against the same for indemnity hereunder. The Undersigned hereby waive all notice of any default or any other act or acts giving rise to any claim under any said Bond or Bonds, and waive notice of any and all liability of the Surety under any said Bond or Bonds or any and all liability on the part of the Undersigned to the effect and end that each of the Undersigned shall be and continue liable to the Surety hereunder notwithstanding any notice of any kind to which the Undersigned might have been or be entitled and notwithstanding any defenses which the Undersigned might have been or be entitled to make.

TENTH: The Surety shall have every right and remedy which a personal surety without compensation would have, including the right to secure its discharge from the suretyship, and nothing herein contained shall be considered or construed to waive, abridge or diminish any right or remedy which the Surety might have if this instrument were not executed. The Undersigned will, on request of the Surety procure the discharge of the Surety from any Bonds, and all liability by reason thereof. Separate suits may be brought hereunder as causes of action may accrue, and the pendency or termination of any such suit shall not bar any subsequent action. The Surety shall be notified immediately by the Undersigned of any claim or action which may result in a claim against the Surety, such notice to be given by registered mail to the Surety at its Home Office. In the event of legal proceedings against the Surety, upon or on account of any said Bond or Bonds, the Surety may apply for a court order making any or all of the undersigned parties defendants, and such Undersigned hereby consents to the granting of such application and agrees to become such a party defendant and to allow judgment, in the event of judgment against the Surety, to be rendered also against such Undersigned in like amount and in favor of the Surety, if the Surety so desires.

ELEVENTH: The Surety may decline to execute any Bond herein applied for and it shall not be liable to the Undersigned and the Undersigned shall make no claim for any damages alleged to arise from such declination nor shall it be liable to the Undersigned should its Bond or Bonds be not accepted. Furthermore, the Surety shall have the absolute right to cancel any Bond in accord with any cancellation provision contained therein, to procure its release from any Bond under any law for the release of sureties, and the Surety is hereby released from any liability for expense, cost or damage alleged to be sustained by the Undersigned by reason of such cancellation or release of Bond obligation.

TWELFTH: This Agreement shall, in all its terms and agreements, be for the benefit of and protect any person or company joining with the Surety in executing said Bond or Bonds, or any of them, or executing at the request of the Surety said Bond or Bonds, or any of them as well as any company or companies assuming co-suretyship or reinsurance thereon.

THIRTEENTH: The Undersigned warrant that each of them is specifically and beneficially interested in the obtaining of each Bond. Failure to execute, or defective execution, by any party, shall not affect the validity of this obligation as to any other party executing the same and each such other party shall remain fully bound and liable hereunder. Invalidity of any portion or provision of this Agreement by reason of the laws of any state or for any other reason shall not render the other provisions or portions hereof invalid. Execution of any application for any Bond by the Applicant, or of any other indemnity agreement by any Undersigned for the Applicant shall in no way subrogate, waive or diminish any rights of Surety under this Agreement. The undersigned acknowledge that the execution of this Agreement and the undertaking of indemnity was not made in reliance upon any representation concerning the financial responsibility of any Undersigned, or concerning the competence of the Applicant to perform.

FOURTEENTH: Each of the Undersigned expressly recognizes and covenants that this Agreement is a continuing obligation applying to and indemnifying the Surety as to any and all Bonds (whether or not covered by an application signed by Applicant--such application to be considered between the parties hereto as merely supplemental to this continuing Agreement of indemnity) heretofore or hereafter executed by Surety on behalf of Applicant (whether acting along or as a Co-adventurer) until this Agreement shall be canceled in the manner hereinafter provided. Any of the Undersigned may notify the Surety at its Home Office, of such Undersigned's withdrawal from this Agreement; such notice shall be sent by certified or registered mail and shall state when, not less than thirty days after receipt of such notice by the Surety, such withdrawal shall be effective. Such Undersigned will not be liable under this Agreement as to any Bonds executed by the Surety after the effective date of such notice; provided, that as to any and all such Bonds executed or authorized by the Surety prior to effective date of such notice and as to all and all renewals, continuations and extensions thereof or substitutions therefor regardless of when the same are executed, such Undersigned shall be and remain fully liable hereunder, as if said notice had not been served. Such withdrawal by any Undersigned shall in no way affect the obligation of any other Undersigned who has given no such notice of termination.

FIFTEENTH: The Surety shall have the right, and is hereby authorized and empowered but not required (a) to increase or decrease the penalty or penalties of any such Bond or Bonds, to change the obligee or obligees therein, to execute any continuations, enlargements, modifications and renewals thereof or substitute therefore with the same or different conditions, provisions and obligees, and with the same or larger or smaller penalties, it being agreed that this instrument shall apply to and cover such new or changed bonds or renewals even though the consent of the Surety may or does substantially increase the liability of the Applicant and the Undersigned; (b) to take such steps as it may deem necessary or proper to obtain release from liability under any such Bond or Bonds.

SIXTEENTH: The foregoing indemnity shall apply as to all Bonds as aforesaid unless the Undersigned herein shall specifically designate in this paragraph the Bond to which his indemnity shall be limited and affix his signature following that description.

         BOND DESCRIPTION:------------------------------------------------------

         SIGNATURE:-------------------------------------------------------------

SEVENTEENTH: The Surety shall be entitled to enforce the obligations hereof directly against any and all Undersigned without the necessity of first proceeding against the Applicant.

EIGHTEENTH: This Agreement or a carbon, photographic, xerographic or other reproduction or copy of this Agreement shall constitute a Security Agreement to Surety and also a Financing Statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect, but the filing or recording of this Agreement shall be solely at the option of Surety and the failure to do so shall not release or impair any of the obligations of the Applicant or the Undersigned under this Agreement or otherwise.

PAGE 10 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING
                                                         EXHIBIT F- Page 8 of 17

NINETEENTH: The rights of indemnification of each signatory to this Agreement shall be individual and not joint [illegible] of the other signatory Sureties as respects any Bond issued by it to any Applicant and shall be enforceable against the Undersigned as to any and all bonds issued to any Applicant hereunder.

Signed, sealed and dated this ---------------------    day of ------------------------------------- 19--
                                                       SOUTHERN PACIFIC FUNDING CORPORATION

ATTEST:
BY:         /s/  [illegible]                 (Seal)    BY: /s/ [illegible]                         (Seal)
                                                       PRESIDENT

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)

---------------------------------------------(Seal)    --------------------------------------------(Seal)


PAGE 11 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING
                                                        EXhibit F - Page 9 of 17

State of ----------- ss
County of ----------
On this ---- day of ---------19-- before me personally appeared ----------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
to me known and known to me to be the individual(s) described in and who executed the foregoing agreement and acknowledged that ------ he ------ executed the same for the purposes, considerations and uses therein set forth as ------------n ------------------ free and voluntary act and deed

                      ----------------------------------------------------------
                      Notary Public, residing ----------------------------------
                      (Commission expires -------------------------------------)



State of ----------- ss
County of ----------
On this ---- day of ---------19-- before me personally came---------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
to me known, who being by me duly sworn did repose and say: that he resides in -------------------------------------------------------------------------------,
that he is the -------------------- of the  -----------------------------------,
the corporation described in and which executed the foregoing instrument, that he knows the seal of the said corporation, that the seal affixed to the said instrument is the corporate seal; that it was so affixed by order of the Board of Directors of the said corporation, and that he signed his name to the said instrument by like order.

                      ----------------------------------------------------------
                      Notary Public, residing ----------------------------------
                      (Commission expires -------------------------------------)


State of ----------- ss
County of ----------
On this ---- day of ---------19-- before me personally came
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
to me known, who being by me duly sworn did repose and say: that he resides in -------------------------------------------------------------------------------,
that he is the -------------------- of the  -----------------------------------,
the corporation described in and which executed the foregoing instrument, that he knows the seal of the said corporation, that the seal affixed to the said instrument is the corporate seal; that it was so affixed by order of the Board of Directors of the said corporation, and that he signed his name to the said instrument by like order.

                      ----------------------------------------------------------
                      Notary Public, residing ----------------------------------
                      (Commission expires -------------------------------------)




State of Oregon      ss
County of Clackamas

On this 26th day of November 1997 before me personally came
                           Robert Howard and Ann Muir
--------------------------------------------------------------------------------
to me known, who being by me duly sworn did repose and say: that he resides in Clackamas County, Oregon, that he is the President of the corporation, the corporation described in and which executed the foregoing instrument, that he knows the seal of the said corporation that the seal affixed to the said instrument is the corporate seal; that it was so affixed by order of the Board of Directors of the said corporation, and that he signed his name to the said instrument by like order.

                   /s/ Annette R. Eyraud
                   Notary Public, residing at Clackamas County, Oregon (commission expires 5-1-01)
[OFFICIAL SEAL OF ANNETTE R EYRAUD]


PAGE 12 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING
                                                       Exhibit F - Page 10 of 17

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of Oregon
County of Clackamas

On 11/26/97 before me, Annette R. Eraud, Notary Public
     DATE              NAME AND TITLE OF OFFICER--E.G. "JANE DOE, NOTARY PUBLIC"

personally appeared Robert Howard and Ann Muir
                     NAME(S) OF SIGNER(S)

[X] personally known to me - OR - [ ] proved to me on the basis of satisfactory

                                        evidence  to  be  the  person(s)   whose
                                        name(s) is/are  subscribed to the within
                                        instrument and  acknowledged  to me that
                                        he/she/they   executed   the   same   in
                                        his/her/their authorized  capacity(ies),
                                        and that by  his/her/their  signature(s)
                                        on the instrument the person(s),  or the
                                        entity   upon   behalf   of  which   the
                                        person(s)     acted,     executed    the
                                        instrument.

[OFFICIAL SEAL OF                       WITNESS my hand and official seal.
ANNETTE R EYRAUD]
                                        /s/ Annette R. Eyraud

                                        SIGNATURE OF NOTARY

---------------------------------OPTIONAL---------------------------------------

Though the data below is not required by law, it may prove valuable to person relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER                    DESCRIPTION OF ATTACHED DOCUMENT
[ ] INDIVIDUAL
[ ] CORPORATE OFFICER
                                              ----------------------------------
    ------------------------------------          TITLE OR TYPE OF DOCUMENT
                   TITLE(S)

[ ] PARTNER(S)     [ ] LIMITED
                   [ ] GENERAL                ----------------------------------
[ ] ATTORNEY-IN-FACT                                   NUMBER OF PAGES
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER: -----------------------------      ----------------------------------
    ------------------------------------               DATE OF DOCUMENT
    ------------------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
                                              ----------------------------------
----------------------------------------      SIGNER(S) OTHER THAN NAMED ABOVE
----------------------------------------

PAGE 12 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING
                                                       Exhibit F - Page 11 of 17

                     Collateral Pledge Agreement and Receipt

         This COLLATERAL PLEDGE AGREEMENT (this "Agreement"), made as of this ---- day of May 1999 is made from Southern Pacific Funding Corp. ("Pledgor") in favor of Reliance Insurance Company, a Pennsylvania corporation and United Pacific Insurance Company, a Pennsylvania corporation (individually and collectively "Reliance").

         WHEREAS, Reliance acknowledges receipt of certain assets identified as cash ("Pledged Collateral") from the Pledgor, deposited with Reliance for good consideration and under the terms and conditions herein stated, for the benefit of Reliance and its co-sureties, reinsurers, successors and assigns, and such other surety as Reliance may procure to execute said Bond(s).

         WHEREAS, Pledgor, individually, jointly with others or on behalf of any Subsidiaries, Affiliates, or divisions or their Subsidiaries, Affiliates, or divisions now in existence or hereafter formed or acquired, or on behalf of individuals, partnerships, or corporations, may desire or be required from time-to-time in connection with their business to give certain Bond(s); and

         WHEREAS, upon the express condition that this Agreement be executed by, and all conditions herein performed by Pledgor, Reliance has executed or procured or will execute or procure the execution of such Bond(s), and Reliance may continue previously executed Bond(s) and may forbear cancellation of such Bond(s); and

         WHEREAS, Pledgor has determined that the execution, delivery, and performance of this Agreement by Pledgor will inure directly to the benefit of Pledgor and is in the best interest of Pledgor.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Reliance, as follow:

         1. Pledge. Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, and delivers unto Reliance, and hereby grants Reliance a lien upon and continuing security interest in the Pledged Collateral in the amount of $185,000 and all interest, earnings and other returns thereon (the "Pledged Collateral") to secure the payment of any and all Loss, and the payment and performance of all other obligations and undertakings now or hereafter owing to Reliance under the terms and conditions of the Bond(s), that certain Continuing Agreement of Indemnity (the "Indemnity Agreement") to which Pledgor is a party, this Agreement and any other agreement as same may now or hereafter be amended, modified, replaced, extended or renewed.

Collateral Pledge Agreement and Receipt - 1

PAGE 14 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING

                                                       Exhibit F - Page 12 of 17

         2. Loss. Loss shall include all damages, costs, reasonable attorney fees, and liabilities which Reliance may sustain or incur by reason of executing or procuring the execution of any Bond(s) which Bond(s) Pledgor has agreed to reimburse or indemnify Reliance under the Bond(s) and this Agreement, or which may be sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release, recovering, or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement, including but not limited to:

         (a) Money judgments, amounts paid in settlement or compromise, the full amount of reasonable attorney and other professional fees incurred or paid by Reliance, including without limitation allocated costs of in-house counsel, accountants and engineers, court costs and fees, and interest at the maximum legal rate allowable on all sums due it from the date of Reliance's demand for said sums, whether or nor interest has been awarded by a court;

         (b) Any Loss which Reliance may sustain or incur in connection with Bond(s), whether that Loss results from any activity of Principal, individually or as part of a joint venture, partnership, or other entity which has been or may be formed;

         (c) Any Loss which Reliance may sustain or incur as a result of any actions taken by Reliance upon information provided by any Indemnitor; and

         (d) Any Reserve set aside by Reliance to pay present and future liabilities under Bond(s).

         3. Event of Default. An Event of Default means any one or more of the following:

         (a) Principal, Indemnitors, or any of them have failed or refused to perform any obligation under the Indemnity Agreement, Bond(s), or this Agreement including, without limitation, the failure to pay any sum due an Obligee under a Bond; or

         (b) Reliance has received notice or knowledge of facts, giving rise to a reasonable belief that it has sustained or may sustain or incur a Loss.

         4. Representations and Warranties. Notwithstanding any agreement or representation to the contrary, Pledgor hereby represents, warrants, covenants to Reliance:

         (a) Pledgor is the sole, legal and equitable owner of the Pledged Collateral, and Pledgor's absolute title thereto is not the subject of any claim or challenge threatened or asserted by any third party;


Collateral Pledge Agreement and Receipt - 2

PAGE 15 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING

                                                       Exhibit F - Page 13 of 17

         (b) Pledgor's acknowledges and agrees that Reliance would not issue Bond(s) but for Pledgor's execution of this Agreement and the delivery of the Pledged Collateral;

         (c) This Agreement and the delivery of the Pledged Collateral provide Reliance with a valid pledge of, and a valid first priority security interest in the Pledged Collateral;

         (d) Pledgor will not, after the date hereof, create any Lien on the Pledged Collateral;

         (e) Pledgor will pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the Pledged Collateral, as well as all judgment liens, which, if unpaid might constitute a Lien or charge upon the Pledged Collateral; and

         (f) Pledgor will give Reliance full and prompt written notice of any condemnation or forfeiture proceeding given by any Person, and of any judgment, order or decree entered against the Pledged Collateral, in or by any court or governmental body.

         5. Minimum Collateral. The fair market value of the Pledged Collateral upon receipt was $185,000. Pledgor covenants that if the Pledged Collateral shall by reason of depreciation, or otherwise, fall below its market value as of the time of deposit, or become insufficient for the protection of Reliance against Loss, Pledgor shall, upon demand, deposit additional collateral security, satisfactory to Reliance, of a value at least equal to the amount of such depreciation and, in the event of Pledgor's failure to deposit such additional collateral within ten (10) days of said demand, Reliance shall thereupon have the right to dispose of the Pledged Collateral as hereinbefore provided.

         6. Custody of Pledge Collateral and Payment of Interest.

         (a) Reliance will hold custody of the Pledged Collateral until such time as all of the obligations under the Bond(s), Indemnity Agreement, and this Agreement have been paid and performed in full, at which time the Pledged Collateral will be transferred to Pledgor. Reliance will be under no obligation to segregate or maintain the Pledged Collateral in a separate account.

         (b) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right to possession of the Pledged Collateral, Reliance is authorized and directed to retain the Pledged Collateral in its possession without liability to anyone until such dispute will have been settled either by mutual agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction in the United States of America, and time for appeal has expired and no appeal has been perfected, Reliance will be under no duty whatsoever to institute or defend any such proceedings.


Collateral Pledge Agreement and Receipt - 3

PAGE 16 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING
                                                       Exhibit F - Page 14 of 17

         (c) If agreed in advance of receipt and until such time as an Event of Default has occurred, Reliance will pay interest on pledged cash collateral. Said interest will be computed at a varied rate of interest that is equal to the 13-Week Treasury Bill Rate. The interest rate will be adjusted on the first day of each quarter (i.e., April 1, July 1, October 1, January 1) as quoted by The Wall Street Journal. Interest-earning collateral will accrue interest with payments made annually, or upon return of collateral, but no more frequently than once per quarter.

         (d) In connection with any certificate of deposit or any other instrument evidencing the deposit of money with any person, firm or corporation included in the Pledged Collateral, it is agreed and understood that Pledgor has selected the depository, and assumes full responsibility for the safety of the deposited funds.

         7. Termination. This Agreement will terminate on the date upon which all obligations of Principal for Bond(s) covered by this Agreement have been paid and performance fulfilled on the Indemnity Agreement and this Agreement, and Reliance will thereupon reassign and deliver to Pledgor, or to such Person or Persons as Pledgor will designate, against receipt, such of the Pledged Collateral, if any, as will not have been sold or otherwise applied by Reliance pursuant to the terms hereof or will still be held by Reliance hereunder, together with appropriate instruments of reassignment and releases. Any such reassignment will be without recourse upon or warranties by Reliance and will be at the expense of the Pledgor.

         8. Additional Security. This Agreement will not impair or prejudice the right of Reliance to enforce collection of any indebtedness or any amount due under the Indemnity Agreement or any other agreement when due and payable. This Agreement is additional, cumulative, and concurrent security for the payment and performance of the obligations of the Principal and Indemnitors. Reliance, its respective successor, and assigns, will have the right to proceed against the Pledged Collateral and to proceed against all security at the same time or against individually pledged or liened assets from time-to-time at the sole election of Reliance. No action against any specific security will be a bar to any subsequent action or actions against the same or any other security.

         9. Attorney Fees and Costs. If this Agreement is referred to collection, or placed in the hands of an attorney for collection, or referred to arbitration, or to an attorney for resolution of any dispute arising directly or indirectly out of this Agreement, Pledgor agrees to pay Reliance's collection expense, reasonable attorney fees, and other expenses incident to collection or the dispute. If an action or a suit is instituted to enforce any of the terms of this Agreement, or if any dispute is referred to arbitration hereunder, the party not prevailing agrees to pay all of the prevailing party's actual court or arbitration expenses, costs, and disbursements, expert witness fees in addition to such sum as the court or arbitrator(s) may adjudge reasonable as attorney's fees at arbitration, trial or on appeal of such arbitration, suit, or action, in addition to all other sums provided by law. The fees, costs and expenses shall bear interest at the maximum legal rate.


Collateral  Pledge  Agreement  and  Receipt - 4

PAGE 17 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING

                                                       Exhibit F - Page 15 of 17

Payment of costs and expenses, including attorney fees, shall be secured by the Pledged Collateral.

         10. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute one agreement

         11. Governing Law. This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Oregon exclusive of the rules with respect to conflicts of law.

         12. Notices. Any notice, request, demand, or other communications required, permitted or otherwise contemplated by this Agreement will be in writing and delivered personally, sent by regularly scheduled overnight air courier service, or postage prepaid certified United States mail, return receipt requested, or by confirmed facsimile to the following: addresses:


     RELIANCE:                                   PLEDGOR:
     ---------                                   --------

     Ms. Cindy Sanders                           -----------------------------
     Bond Claim Department
     Reliance Insurance Company                  -----------------------------
     P.O. Box 9719                               Southern Pacific Funding Corp.
     Federal Way, WA 98063-9719
     Fax: (253) 941-7156                         -----------------------------

     RELIANCE:                                   -----------------------------
     Reliance Insurance Company
     United Pacific Insurance Company.           -----------------------------

     By:-----------------------------
     Title:--------------------------

     PLEDGOR:
     Southern Pacific Funding Corp

     By:-----------------------------
     Title:--------------------------


Collateral Pledge Agreement and Receipt - 5

PAGE 18 - STIPULATION AND ORDER AUTHORIZING
          POST-PETITION FINANCING

                                                       Exhibit F - Page 16 of 17

         I hereby certify that on July 6, 1999, I caused to be served copies of the foregoing Stipulated Nonmaterial Modification to Plan of Second Amended Plan of Reorganization (United Pacific Insurance Company), a copy of which is attached hereto, by the following indicated method or methods:

            |X| by FAXING  full,  true,  and  correct  copies  thereof  to the attorneys at the fax numbers shown above, which are the last-known fax numbers for the attorneys' offices, on the date set forth below. The receiving fax machines were operating at the time of service and the transmissions were properly completed, according to the attached confirmation reports.

                M. Vivienne Popperl
                Office of the United States Trustee
                851 S.W. Sixth Avenue, Suite 1300
                Portland, Oregon  97204
                Fax:  (503) 326-7658

                Office of the United States
                         Trustee
                Jay  Strauss, Esq.           James  E. Millstein
                Goldman, Sachs & Co.         James Bromley
                85 Broad Street              Cleary, Gottlieb, Steen & Hamilton
                New York, New York  10004    One Liberty Plaza
                Fax:  (212) 902-3876         New York,  New York  10006-1470
                                             Fax:  (212)-225-3999

                                                 Attorneys for Goldman, Sachs
                                                 & Co.


                  DATED this 6 day of July, 1999.


                                      /s/ John Casey Mills
                                      --------------------
                                      John Casey Mills

                                           Of Attorneys for Southern Pacific
                                           Funding Corporation

Page 1 - Certificate of Service                       Exhibit F - Page 17 of 17